Exhibit 10.1

Execution Version

EQUITY CONTRIBUTION AGREEMENT

with respect to

ORTP, LLC

by and among

ORMAT NEVADA INC.

and

JPM CAPITAL CORPORATION

TABLE OF CONTENTS

Page

ARTICLE I	DEFINITIONS	1

Section 1.1	Defined Terms	1
Section 1.2	Other Definitional Provisions.	10

ARTICLE II	CAPITAL CONTRIBUTIONS; MEMBERSHIP INTERESTS	11

Section 2.1	Issuance of Class B Membership Interests	11
Section 2.2	JPM Capital Contribution.	11
Section 2.3	Closing	11
Section 2.4	Conditions Precedent to the Obligations of JPM in Connection with the Closing	11
Section 2.5	Conditions Precedent to the Obligations of ONI in Connection with the Closing	11

ARTICLE III	REPRESENTATIONS AND WARRANTIES OF ORMAT	15

Section 3.1	Organization, Good Standing, Etc. of ONI	15
Section 3.2	Organization, Good Standing, Etc. of the Company and Project Companies and Reorganization.	15
Section 3.3	Authority	15
Section 3.4	No Conflicts	16
Section 3.5	Absence of Litigation	16
Section 3.6	Ownership.	16
Section 3.7	Sufficiency of Assets	17
Section 3.8	Valid Interests	17
Section 3.9	Tax Matters.	17
Section 3.10	Financial Statements and Operating Reports	20
Section 3.11	Absence of Material Change	21
Section 3.12	Compliance with Applicable Law	21
Section 3.13	Environmental Matters	21
Section 3.14	Permits	21
Section 3.15	Insurance	22
Section 3.16	Real Property	22
Section 3.17	Personal Property	22
Section 3.18	Liens	23
Section 3.19	Material Contracts	23
Section 3.20	Employee Matters	23
Section 3.21	Affiliate Transactions	23
Section 3.22	Reserved.	23
Section 3.23	Reserved.	23
Section 3.24	QF Status	23
Section 3.25	Intellectual Property	24

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Section 3.26	Public Utility Holding Company	24
Section 3.27	Investment Company Act	24
Section 3.28	No Condemnation	24
Section 3.29	No Casualty	24
Section 3.30	Background Materials	24
Section 3.31	Other Matters.	25

ARTICLE IV	REPRESENTATIONS AND WARRANTIES OF JPM	25

Section 4.1	Organization, Good Standing, Etc	25
Section 4.2	Authority	25
Section 4.3	No Conflicts	25
Section 4.4	Absence of Litigation	26
Section 4.5	Information and Due Diligence	26
Section 4.6	Information and Investment Intent	26
Section 4.7	Security Interest	26
Section 4.8	Public Utility Holding Company	26
Section 4.9	No Other ONI Representations	26
Section 4.10	Tax Matters	27

ARTICLE V	CERTAIN OTHER COVENANTS	27

Section 5.1	Confidentiality	27
Section 5.2	Intellectual Property	27
Section 5.3	Fire Marshal Report	27

ARTICLE VI	INDEMNIFICATION	28

Section 6.1	Indemnification	28

ARTICLE VII	GENERAL PROVISIONS	28

Section 7.1	Exhibits and Schedules	28
Section 7.2	Disclosure Schedules	28
Section 7.3	Amendment, Modification and Waiver	28
Section 7.4	Severability	28
Section 7.5	Expenses	28
Section 7.6	Parties in Interest	28
Section 7.7	Notices	28
Section 7.8	Counterparts	29
Section 7.9	Entire Agreement	30
Section 7.10	Governing Law; Choice of Forum; Waiver of Jury Trial	30
Section 7.11	Public Announcements	30
Section 7.12	Assignment	30
Section 7.13	Relationship of Parties	30

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EXHIBITS

Exhibit A	Form of Company LLC Agreement
Exhibit B	Form of Guaranty

SCHEDULES

Schedule 1.B	Project Companies and Projects
Schedule 2.4(b)	Post-Closing Consents of ONI
Schedule 2.4(m)	Third Party Reports
Schedule 2.4(t)	Post-Closing Consents of JPM
Schedule 2.4(v)	Mammoth Capital Expenditures
Schedule 3.2	Organizational Documents
Schedule 3.4	Governmental Consents and Approvals
Schedule 3.5	Absence of Litigation
Schedule 3.7	Sufficiency of Assets
Schedule 3.9(c)	Rights to Acquire Ownership
Schedule 3.9(f)	PTC Start and Placed in Service Dates
Schedule 3.10	Interim Financials
Schedule 3.11	Absence of Material Change
Schedule 3.12	Compliance with Applicable Law
Schedule 3.13	Environmental Matters
Schedule 3.14	Permits
Schedule 3.15	Insurance
Schedule 3.16	Real Property
Schedule 3.17	Personal Property
Schedule 3.18	Liens
Schedule 3.19	Material Contracts
Schedule 3.21	Affiliate Transactions
Schedule 3.30	Background Materials
Schedule 3.31(b)	Real Estate Documents (Not Provided, Incomplete, or Other Issue)
Schedule 3.31(c)	Real Estate Documents (Not Fully Executed)
Schedule 4.3	Governmental Consents and Approvals
Schedule 5.3	Fire Marshal Report

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EQUITY CONTRIBUTION AGREEMENT

This Equity Contribution Agreement (this “Agreement”) is made and entered into as of January 24, 2013 (the “Effective Date”) by and between JPM Capital Corporation, a Delaware corporation (“JPM”) and Ormat Nevada Inc., a Delaware corporation (“ONI”).  ONI and JPM each a “Party,” and collectively, the “Parties.”

RECITALS

WHEREAS, ORTP, LLC, a Delaware limited liability company (the “Company”), was formed by the filing of its Certificate of Formation with the Secretary of State of the State of Delaware on January 18, 2013;

WHEREAS, ONI currently owns all of the membership interests in the Company;

WHEREAS, pursuant to the terms and provisions of this Agreement, JPM will make an initial capital contribution to the Company in the amount set forth herein and ONI will cause the Company to issue membership interests in the Company to JPM which interests, upon execution of the Company LLC Agreement, shall be designated as Class B Membership Interests having the rights and preferences set forth in the Company LLC Agreement;

WHEREAS, upon the execution of the Company LLC Agreement the Class B Membership Interests issued to JPM will constitute 100 percent of all of the outstanding Class B Membership Interests in the Company;

WHEREAS, ONI will retain 100 percent of all of the outstanding Class A Membership Interests in the Company.

NOW, THEREFORE, in consideration of the respective representations, warranties, covenants, agreements, and conditions hereinafter set forth, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1                      Defined Terms.  Capitalized terms used but not otherwise defined herein shall have the meanings given as follows:

“2012 GeothermEx Report” means the Geothermal Resource Review for ORTP Projects: Mammoth, Ormesa, and Heber in California, Steamboat and Brady in Nevada, dated October 24, 2012, prepared by GeothermEx, Inc. and addressed to ONI.

“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such first Person.  For purpose of this definition and this Agreement, (a) the term “control” (and correlative terms) means (1) the ownership of 50% or more of the equity interest in a Person, or (2) the power, whether by contract, equity ownership or otherwise, to direct or cause the direction of the policies or management of a Person, and (b) the Company shall be deemed to be an Affiliate of ONI prior to the Closing (for purposes of representations and warranties), but shall not be deemed to be an Affiliate of ONI or JPM from and after the Closing.

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Applicable Law” means any applicable constitution, statute, law, rule, regulation, ordinance, judgment, order, decree or approval of any Governmental Authority, or any published directive or requirement of any Governmental Authority, or other governmental restriction which has the force of law, or any determination by or judgment of  any judicial authority applicable to and binding on ONI, the Company, the Project Companies, or JPM, as the context may require, in effect as of the Closing Date and in each case as amended, modified and/or supplemented, to the extent that any of the foregoing has the force of law.

“Background Materials” means, collectively, all written materials to which JPM and its advisors and consultants were given electronic access in the Dataroom, and any and all additional written materials provided to JPM and its advisors and consultants in response to diligence inquiries made in connection with the transactions contemplated hereby, a listing of which is set forth in Schedule 3.30.

“Base Case Model” has the meaning set forth in the Company LLC Agreement.

“Brady Power” means Brady Power Partners, a Nevada general partnership.

“Brady Project” means the approximately 8.1 MW geothermal power project owned by Brady Power as described on Schedule 1.B.

 “Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which commercial banks in New York, New York are authorized or required to be closed.

“Class A Membership Interests” has the meaning set forth in the Company LLC Agreement.

“Class B Member Indemnified Costs” has the meaning set forth in the Company LLC Agreement.

“Class B Member Indemnified Parties” has the meaning set forth in the Company LLC Agreement.

“Class B Membership Interests” has the meaning set forth in the Company LLC Agreement.

“Closing” has the meaning set forth in Section 2.3.

“Closing Date” means the date of the Closing.

“Closing Date Appraisal” means the “desktop” appraisal by DAI Management Consultants, Inc.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Recitals.

“Company LLC Agreement” means the Limited Liability Company Agreement of the Company, dated as of the Closing Date, substantially in the form attached hereto as Exhibit A.

“Confidentiality Agreement” has the meaning set forth in Section 5.1.

“Conversion Letter” means the letter confirming the conversion of ONI debt to equity, dated January 24, 2013, executed by ONI and Ormat Guarantor.

“Dataroom” means the virtual dataroom to which ONI has given JPM and its advisors and consultants electronic access in connection with the transactions contemplated by this Agreement.

“Effective Date” has the meaning set forth in the introductory paragraph hereof.

“Effective Time” has the meaning set forth in Section 2.3.

“Environmental Law” means any and all Applicable Laws issued or promulgated by any Governmental Authority, and any permits required thereunder, relating to the protection or preservation of the environment, including the preservation or reclamation of natural resources, human health and safety in respect of exposure to Hazardous Substances or the management, release or threatened release of Hazardous Substances.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“Exhibits” means the Exhibits attached to this Agreement.

“Existing Indebtedness” means the aggregate existing indebtedness outstanding under the Senior Notes.

“FERC” means the Federal Energy Regulatory Commission.

“Financial Statements” has the meaning set forth in Section 3.10(a).

 “FPA” means the Federal Power Act, as amended.

“GAAP” means United States generally accepted accounting principles as recognized by the American Institute of Certified Public Accountants, as in effect from time to time, consistently applied and maintained on a consistent basis for a Person throughout the period indicated and consistent with such Person’s prior financial practice.

“Galena 1 Project” means the approximately 18.9 MW geothermal power project owned by ORNI 7 as described on Schedule 1.B.

“Governmental Authority” means any governmental department, commission, board, bureau, agency, court or other instrumentality of any country, state, province, county, parish or municipality, jurisdiction, or other political subdivision thereof.

“Guaranty” means the Guaranty Agreement made by the Ormat Guarantor for the benefit of JPM, substantially in the form annexed as Exhibit B, dated the Closing Date.

“Hazardous Substances” means (A) any hazardous materials, hazardous wastes, hazardous substances, toxic wastes, solid wastes, and toxic substances as those or similar terms are defined under any Environmental Laws; (B) any friable asbestos or friable asbestos-containing material; (C) polychlorinated biphenyls (“PCBs”), or PCB-containing materials or fluids; (D) radon; (E) any petroleum, petroleum hydrocarbons, petroleum products, crude oil and any fractions or derivatives thereof; and (F) any other hazardous, radioactive, toxic or noxious substance, material, pollutant, or contaminant that, whether by its nature or its use, is subject to regulation or giving rise to liability under any Environmental Laws.

“Heber 1 Project” means the approximately 38.0 MW geothermal power project owned by Heber Geothermal as described on Schedule 1.B.

“Heber 2 Project” means the approximately 34.2 MW geothermal power project owned by SIGC as described on Schedule 1.B.

“Heber Field” means Heber Field Company, a California general partnership.

“Heber Geothermal” means Heber Geothermal Company, a California general partnership.

“Heber South Project” means the approximately 10.0 MW geothermal power project owned by OrHeber 2 as described on Schedule 1.B.

“Indemnified Party” means any Person seeking indemnification from another Person pursuant to Article VI.

“Indemnifying Party” means any Person against whom a claim for indemnification is asserted by another Person pursuant to Article VI.

“Initial Class B Capital Contribution” has the meaning set forth in Section 2.2(a).

“Insurance Consultant” means Moore & McNeil.

“Interim Financials” has the meaning set forth in Section 3.10(a).

“IRS” means the Internal Revenue Service of the United States of America.

“Knowledge” with respect to ONI, means the actual knowledge, after due inquiry, of the Persons listed below with respect to the subject matter(s) set forth below and the knowledge each such Person would have as a result of reasonable inquiries of employees of ONI with supervisory or managerial responsibilities related to such matters.

Name	Subject Matter
Yoram Bronicki, President & Chief Operating Officer	Sections 3.1 through 3.31
Randy Peterson, Environmental/Regulatory Affairs Administrator	Sections 3.13, 3.14, 3.24 and 3.26
Steven Henricksen, Asset Manager	Sections 3.7, 3.15, 3.16, 3.17, 3.18, 3.19, 3.20, 3.21, 3.24 and 3.26

“Liens” means any liens, pledges, claims, security interests, encumbrances, easements, rights-of-way, mortgages, deeds of trust, covenants, restrictions, rights of first refusal or defects in title.

“Mammoth 1” means Mammoth One LLC, a Delaware limited liability company.

“Mammoth 2” means Mammoth Two LLC, a Delaware limited liability company.

“Mammoth 3” means Mammoth Three LLC, a Delaware limited liability company.

“Mammoth Pacific” means Mammoth Pacific, L.P., a California limited partnership.

“Mammoth Project” means the approximately 26.3 MW geothermal power project owned by Mammoth Pacific as described on Schedule 1.B.

“Manager” has the meaning set forth in the Company LLC Agreement.

“Management Services Agreement” means the Management Services Agreement, dated January 24, 2013, between the Manager and the Company.

“Material Adverse Effect” means a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Project Companies, taken as a whole, excluding any effect resulting from (a) any change in political, social, economic, industry, market or financial conditions (including changes in the electric generating, transmission or distribution industry, the wholesale or retail markets for electrical power, the general state of the energy industry, including natural gas and natural gas liquid prices, the transmission system, interest rates, consumer confidence, outbreak of hostilities, terrorist activities or war), whether general or regional in nature or limited to any area in which the Projects are located or any of the Project Companies operate, (b) any change in Applicable Law or regulatory policy, (c) effects of weather or meteorological events, or (d) the execution or delivery of this Agreement, the consummation of the transactions contemplated hereby or the announcement thereof, other than such changes or events that affect ONI, the Company and the Project Companies materially disproportionally.

“Material Contract” means, (1) a contract for the sale of electric energy or transmission services of a Project; (2) a contract, lease, indenture or security under which the Company or any Project Company (a) has created, incurred, assumed or guaranteed any indebtedness for borrowed money or obligations under any lease that, in accordance with GAAP, should be capitalized, (b) has created a mortgage, security interest or other consensual encumbrance on any property with a fair market value in excess of $5,000,000, or (c) has a reimbursement obligation in respect of any letter of credit, guaranty, bond, or other credit or collateral support arrangement required to be maintained by any Project Company under the terms of any contract referred to in clause (1) above; (3) a contract for management, operation or maintenance of a Project; (4) a product warranty or repair contract by or with a manufacturer or vendor of equipment owned or leased by a Project Company with a fair market value in excess of $5,000,000; and (5) any other contract that could require payments of more than $5,000,000, in the aggregate for any Project Company during any fiscal year.

“Membership Interest” has the meaning set forth in the Company LLC Agreement.

“OFC” means OFC, LLC, a Delaware limited liability company.

“Operating Reports” has the meaning set forth in Section 3.10(b).

“Operation and Maintenance Agreements” means (i) Amended and Restated Operation and Maintenance Agreement, dated as of December 8, 2005, among Heber Field, Heber Geothermal, SIGC, OrHeber2 and ONI, (ii) Plant Operating Services Agreement, dated as of January 1, 1995, by and between Mammoth Pacific and Pacific Power Plant Operations, (iii) Operation and Maintenance Agreement, dated as of January 1, 2002, by and between Brady Power and ONI; as amended by that certain First Amendment to Operation and Maintenance Agreement, dated as of February 13, 2004, among Brady Power, ONI and Western States Geothermal Company, (iv) Operation and Maintenance Agreement, dated as of April 15, 2002, by and between Ormesa and ONI, and (v) Amended and Restated Operation and Maintenance Agreement, dated as of December 8, 2003, among ORNI 7, Steamboat Geothermal and ONI, all as may be amended from time to time.

“Operator” has the meaning provided in the Operation and Maintenance Agreements.

“OrCal” means OrCal Geothermal, LLC, a Delaware limited liability company.

“Ordinary Course of Business” means the ordinary conduct of business consistent with past custom and practice (including with respect to quantity and frequency).

“Organizational Documents” means articles of incorporation, certificate of incorporation, charter, bylaws, articles of organization, formation or association, regulations, operating agreement, certificate of limited partnership, partnership agreement, and all other similar documents, instruments or certificates executed, adopted, or filed in connection with the creation, formation or organization of a Person, including any amendments thereto.

“OrHeber 1” means OrHeber 1, LLC, a Delaware limited liability company.

“OrHeber 2” means OrHeber 2, LLC, a Delaware limited liability company.

“OrMammoth” means OrMammoth, LLC, a Delaware limited liability company.

“Ormat Guarantor” means Ormat Technologies, Inc., a Delaware corporation.

“Ormesa” means Ormesa, LLC, a Delaware limited liability company.

“Ormesa Project” means the approximately 50.7 MW geothermal power project owned by Ormesa as described on Schedule 1.B.

“ORNI 1” means ORNI 1 LLC, a Delaware limited liability company.

“ORNI 2” means ORNI 2 LLC, a Delaware limited liability company.

“ORNI 7” means ORNI 7 LLC, a Delaware limited liability company.

“ORNI 10” means ORNI 10, LLC, a Delaware limited liability company.

“ORNI 44” means ORNI 44 LLC, a Delaware limited liability company.

“Party” and “Parties” has the meaning set forth in the introductory paragraph hereof.

“Permitted Liens” means (a) liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, employees’, contractors’, operators’ or other similar liens or charges securing the payment of expenses not yet due and payable that were incurred in the Ordinary Course of Business of the applicable Project Company, (c) Liens created under the terms of trade or supply contracts incurred in the Ordinary Course of Business of the applicable Project Company that do not have a Material Adverse Effect on either the use of any assets or properties of the applicable Project Company as currently used or the value of such assets or properties, (d) obligations or duties to any Governmental Authority that constitute Liens, arising in the Ordinary Course of Business of the applicable Project Company, under licenses and permits issued by the Governmental Authority and under zoning, building, land use, mineral and resource extraction laws and Environmental Laws applicable to a Project Company or its assets and properties, that do not have a Material Adverse Effect on either the use of any assets or properties of the applicable Project Company as currently used or the value of such assets or properties, (e) obligations or duties constituting Liens under easements, leases or other property rights of record, so long as such obligations or duties do not have a Material Adverse Effect on either the use of any assets or properties of the applicable Project Company as currently used or the value of such assets or properties, (f) the Existing Indebtedness and (g) other encumbrances and exceptions that are incurred in the Ordinary Course of Business of the applicable Project Company, are not incurred for borrowed money and do not have a Material Adverse Effect on either the use of any assets or properties of the applicable Project Company as currently used or the value of such assets or properties or other liens otherwise addressed in clause (b) of this definition listed in the Title Policy for each Project.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, or other entity.

“Placed in Service” means, with respect to each Project, that (a) the Project has obtained the necessary permits and licenses for operation; (b) critical preoperational testing has been completed for the generation of electric energy for sale to customers; (c) the respective Project Company has custody and control of the Project; (d) the Project is synchronized into a transmission power grid; and (e) the Project routinely supplies power to the transmission power grid for sale to customers.

“Project Companies” means, each of Brady Power, Heber Field, Heber Geothermal, Mammoth 1, Mammoth 2, Mammoth 3, Mammoth Pacific, OFC, OrCal, OrHeber 1, OrHeber 2, OrMammoth, Ormesa, ORNI 1, ORNI 2, ORNI 7, ORNI 44, SIGC, Steamboat Development and Steamboat Geothermal.

“Projects” means the geothermal power projects described on Schedule 1.B.

“PTCs” means the tax credits pursuant to Section 45 of the Code (or any successor to such section of the Code) for the sale of electricity produced from certain renewable resources.

“PTC Eligible Projects” means the equipment necessary for electricity generation from geothermal resources with respect to the portions of the Galena 1 Project, the Heber 1 Project, the Heber South Project and the Ormesa Project that are projected in the Base Case Model to produce PTCs. For the avoidance of doubt, this definition does not include the geothermal reservoir, monitoring equipment, or transmission equipment.

“PUHCA” has the meaning set forth in Section 3.26.

“PURPA” has the meaning set forth in Section 3.24.

“QF” has the meaning set forth in Section 3.24.

“Release” or “Released” means any release, spill, leak, emission, deposit, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposing, dumping, or dispersion of Hazardous Substances into, under, above, onto or from air (including ambient, workplace or indoor air), soil, sediments, land surface (whether above or below water), subsurface strata, or water (including, without limitation, territorial, coastal and inland surface waters, groundwater and streams).

“Reorganization” means the successful conversion of certain Project Companies from a corporation to a wholly-owned limited liability company, such that each Project Company is treated as either a disregarded entity or partnership for federal income tax purposes.

“Schedules” means the Schedules Attached to this Agreement.

“Senior Notes” has the meaning set forth in Company LLC Agreement.

“Side Letter” means that certain Side Letter between the Company, the Ormat Guarantor and ONI dated January 24, 2013 in connection with operations and maintenance fees.

“SIGC” means Second Imperial Geothermal Company, L.P., a California limited partnership.

“Steam Resource” has the meaning set forth in Section 3.9(g).

“Steamboat 1A Project” means the approximately 2.4 MW geothermal plant that is owned by Steamboat Geothermal and forms part of the Steamboat Project.

“Steamboat Development” means Steamboat Development, LLC, a Delaware limited liability company.

“Steamboat Geothermal” means Steamboat Geothermal LLC, a Delaware limited liability company.

“Steamboat Project” means the approximately 22.2 MW geothermal power project owned by Steamboat Development as described on Schedule 1.B.

“Tax” or “Taxes” means any taxes, assessments, fees and other governmental charges imposed by any Governmental Authority, including income, profits, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), environmental, stamp, leasing, lease, user, excise, duty, franchise, capital stock, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, fuel, excess profits, occupational, premium, windfall profit, severance, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Returns” means any return, report, statement, information return or other document (including any amendments thereto and any related or supporting information) filed or required to be filed with any Governmental Authority in connection with the determination, assessment, collection or administration of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes.

“Title Company” means any of Chicago Title Insurance Company, Fidelity National Title Insurance Company, or First American Title Insurance Company.

“Title Policy” means a fully paid 2006 form ALTA owner’s policy of title insurance to be dated as of the Closing Date and in such form as has been approved by JPM.

“Transaction Documents” means this Agreement, the Company LLC Agreement, the Management Services Agreement, the Operation and Maintenance Agreements, the ONI Guaranty, the Side Letter, and each of the other documents required to be delivered under this Agreement on the Closing Date.

“Treasury Regulations” means the regulations promulgated under the Code, by the Treasury, as such regulations may be amended from time to time.  All references herein to specific sections of the regulations shall be deemed also to refer to any corresponding provisions of succeeding regulations, and any reference to temporary regulations shall be deemed also to refer to any corresponding provisions of final regulations.

“Unrelated Person” means a Person that is not “related”, within the meaning of Section 45(e)(4) of Code, to any Person to whom any of the Project Companies sells electricity during the period the Company is entitled to PTCs on such electricity.

“Year End Financials” has the meaning set forth in Section 3.10(a).

Section 1.2             Other Definitional Provisions.

(a)           All terms in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)           As used in this Agreement and in any certificate or other documents made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP.  To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such certificate or other document shall control.

(c)           The words “hereof,” “herein,” “hereunder,” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Section references contained in this Agreement are references to Sections in this Agreement unless otherwise specified.  The term “including” shall mean “including without limitation.”

(d)           The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e)           Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein.

(f)           Any references to a Person are also to its permitted successors and assigns.

(g)           All Article and Section titles or captions contained in this Agreement or in any Exhibit or Schedule referred to herein and the table of contents of this Agreement are for convenience only and shall not be deemed a part of this Agreement or affect the meaning or interpretation of this Agreement.  Unless otherwise specified, all references herein to numbered Articles and Sections are to Articles and Sections of this Agreement, as applicable, and all references herein to Schedules or Exhibits are to Schedules and Exhibits to this Agreement.

(h)           Unless otherwise specified, all references contained in this Agreement, in any Exhibit or Schedule referred to herein or in any instrument or document delivered pursuant hereto to dollars or “$” shall mean United States dollars.

(i)           The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

ARTICLE II
CAPITAL CONTRIBUTIONS; MEMBERSHIP INTERESTS

Section 2.1             Issuance of Class B Membership Interests.  Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date JPM shall make a capital contribution to the Company and ONI will cause the Company to issue to JPM the Class B Membership Interests in the Company.

Section 2.2             JPM Capital Contribution.

                           (a)         The aggregate capital contribution by JPM in exchange for the Class B Membership Interests will be a payment on the Closing Date of $35,723,000 (the “Initial Class B Capital Contribution”), made by wire transfer of immediately available United States dollars to such account or accounts as ONI may designate in a written notice given to JPM not later than two Business Days before the Closing Date.

Section 2.3             Closing.  The consummation of the transactions contemplated in Section 2.1 (the “Closing”) will take place (i) at the offices of Chadbourne & Parke LLP in New York, New York at 10:00 a.m. (Eastern time) (the “Effective Time”) on the date (the “Closing Date”) upon which all of the conditions in Section 2.4 and Section 2.5 have either been satisfied or, in the case of conditions not satisfied, waived in writing by the Party entitled to the benefit of such conditions or (ii) at such other place and time as JPM and ONI may agree in writing.  The rights and obligations of the Parties hereunder and under the documents delivered pursuant to Section 2.4 and Section 2.5 shall not take effect until the Effective Time and such documents shall be of no force and effect until the Closing is consummated.

Section 2.4             Conditions Precedent to the Obligations of JPM in Connection with the Closing.  The obligations of JPM to consummate the Closing will be subject to the satisfaction or waiver by JPM of each of the conditions set forth below:

(a)           Each of the representations and warranties of ONI in Article III of this Agreement shall be true and correct in all material respects as of the Closing Date (other than those qualified by a reference to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects, or those that relate to an earlier date, which shall be true and correct in all material respects as of such earlier date).

(b)           All consents, approvals and filings required to be obtained or made by ONI (including any third party consents, but excluding any consents, approvals and filings to be obtained or made after the Closing Date as set forth on Schedule 2.4(b)) to execute, deliver and perform the Transaction Documents to which it is a party shall have been obtained or made, shall have been delivered to JPM and shall be in full force and effect as of the Effective Time.

(c)           There shall not be any injunction, judgment, order, decree or ruling in effect or pending that would prevent or inhibit consummation of the transactions contemplated by the Transaction Documents, and no action, complaint, investigation, suit or other proceeding shall be threatened in writing or instituted by any private party or Governmental Authority, and remain pending on the Closing Date, which (a) restrains or prohibits or otherwise challenges the performance of the obligations of the Parties, or (b) seeks material damages or penalties in relation to such obligations.

(d)           JPM shall have received copies of all Material Contracts.

(e)           ONI shall have delivered to JPM an officer’s certificate of an authorized officer of ONI (i) certifying that each of the conditions set forth in Section 2.5 have been fulfilled to the satisfaction of ONI or have been waived by ONI; (ii) certifying that each of the representations and warranties set forth in Article III are true and correct in all material respects as of the Closing Date (other than those qualified by a reference to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects, or those that relate to an earlier date, which shall be true and correct in all material respects as of such earlier date); and (iii) attaching true, accurate and complete copies of the Organizational Documents of each of ONI, the Company and the Project Companies and resolutions of each of ONI and the Company authorizing the execution of the Transaction Documents that are being executed in connection with the Closing and to which it is a party.

(f)           ONI shall have delivered to JPM a certificate of incumbency from the secretary or assistant secretary of ONI as to the officers of ONI who sign the Transaction Documents that are being executed in connection with the Closing on behalf of ONI.

(g)           The Company LLC Agreement shall have been duly executed by ONI and delivered to JPM.

(h)           The ONI Guaranty shall have been duly executed by the ONI Guarantor and delivered to JPM.

(i)           ONI shall have delivered an affidavit of non-foreign status that complies with Section 1445 of the Code, duly executed by ONI.

(j)           ONI shall have delivered to JPM good standing certificates and certificates of good standing as to foreign corporations/limited liability companies for each of ONI, the Company and the Project Companies.

(k)           ONI shall have delivered to JPM the certificate of Class B Membership Interests.

(l)            ONI shall have delivered to JPM an executed Fluid Supply Agreement between ORNI 10 and Mammoth Pacific.

(m)           JPM shall have received all those third-party technical expert letters, assessments and reports pertaining to the Projects set forth on Schedule 2.4(m), each in form and substance satisfactory to JPM.

(n)           JPM shall have received a tax opinion of Sidley Austin LLP in form and substance reasonably satisfactory to JPM.

(o)           JPM shall have received the Closing Date Appraisal with respect to the Company and each of the Projects, such report to be reasonably satisfactory in form and substance to JPM.

(p)           JPM shall have received the Base Case Model, reasonably satisfactory in form and substance to JPM.

(q)           ONI shall have delivered to JPM the Financial Statements.

(r)            ONI shall have delivered to JPM the Operating Reports.

(s)           The Reorganization shall have been completed, in each case, in a manner consistent with Sections 332 and 337 of the Code and ONI shall have (i) received all consents, approvals and filings required to be obtained or made by ONI in connection with the Reorganization and (ii) shall have delivered to JPM all revised Organizational Documents of the applicable Project Companies, any consents, approvals and filings obtained in connection with clause (i) above and any accompanying documents executed by ONI or its Affiliates (including, if any, the taxable elections made by such Project Companies) in connection with such Reorganization.

(t)            JPM shall have received all consents, approvals and filings required to be obtained or made by JPM to execute, deliver and perform the Transaction Documents to which JPM is a party (including the approval of JPM’s investment committee and Board of Directors) that are required to be executed and delivered on the Closing Date (but excluding any consents, approvals, and filings to be obtained or made after the Closing Date as set forth on Schedule 2.4(t))  and such consents, approvals and filings shall be in full force and effect as of the Effective Time.

(u)           JPM shall have received a report from the Insurance Consultant, such report reasonably satisfactory in form and substance to JPM.

(v)           JPM shall have received Schedule 2.4(v) setting forth the amounts and times and purposes of those certain capital expenditures associated with the Mammoth Project, such schedule reasonably satisfactory in form and substance to JPM.

(w)           copies of a Title Policy for each Project issued by the Title Company satisfactory in form and substance to JPM.

(x)           An updated ALTA/ACSM land title survey for each Project depicting the real property and its boundaries (the “ALTA Survey”), prepared by a professional land surveyor (“Surveyor”), and including the Surveyor’s certification made to the Company (other than for the Heber 1 Project, the Heber 2 Project, the Heber South Project and the Ormesa Project), JPM and the Title Company certifying that each ALTA Survey is made in accordance with the 2011 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, jointly established and adopted by ALTA and NSPS and includes Items  3, 4, 6(b), 7(b)(1), 8, 11(a) 13, 15, 16, 18, 19, 20(a), and 21 of Table A thereof, all subject to the reasonable satisfaction of JPM and the Title Company so as to enable the issuance of the Title Policy for each Project.

(y)           An updated site facility survey depicting the real property in connection with the Heber 1 Project, the Heber 2 Project, the Heber South Project and the Ormesa Project and its boundaries, prepared by a Surveyor, and including the Surveyor’s certification made to the Company, JPM and the Title Company, all subject to the reasonable satisfaction of JPM and the Title Company so as to enable the issuance of the Title Policy for each of the Projects referenced herein.

(z)            From August 31, 2012 through the Effective Date, no material adverse change in Tax Law affecting the Projects has occurred that would have a material adverse impact on the PTCs expected to be available to JPM as set forth in the Base Case Model.

(aa)          JPM has received documentation reasonably satisfactory to it that supports the fact that each PTC Eligible Project, or portion thereof, was Placed in Service on the date set forth on Schedule 3.9(f).

(bb)         JPM has received the Side Letter, duly executed by each of ONI, the Ormat Guarantor and the Company.

(cc)          JPM has received the Conversion Letter, duly executed by each of ONI and the Ormat Guarantor.

(dd)         JPM has received a certificate from the Fire Marshal certifying the compliance with the applicable fire and safety code of the Ormesa Project, such certificate satisfactory in form and substance to JPM.

Section 2.5              Conditions Precedent to the Obligations of ONI in Connection with the Closing.  The obligations of ONI to consummate the Closing will be subject to the satisfaction or waiver by ONI of each of the conditions set forth below:

(a)            Each of the representations and warranties of JPM in Article IV of this Agreement shall be true and correct in all material respects as of the Closing Date (other than those qualified by a reference to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects, or those that relate to an earlier date, which shall be true and correct in all material respects as of such earlier date).

(b)           JPM shall have made the Initial Class B Capital Contribution in the manner set forth in Section 2.2.

(c)           JPM shall have delivered to ONI an officer’s certificate of an authorized officer of JPM (i) certifying that each of the conditions set forth in Section 2.4 have been fulfilled to the satisfaction of JPM or have been waived by JPM; (ii) certifying that each of the representations and warranties set forth in Article IV are true and correct in all material respects as of the Closing Date (other than those qualified by a reference to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects, or those that relate to an earlier date, which shall be true and correct in all material respects as of such earlier date); and (iii) attaching true, accurate and complete copies of the Organizational Documents of JPM and resolutions, if any, of JPM authorizing the execution of the Transaction Documents that are being executed in connection with the Closing and to which it is a party.

(d)           JPM shall have delivered to ONI certificates of incumbency from the secretary or assistant secretary of JPM as to the officers of JPM who sign the Transaction Documents that are being executed in connection with the Closing on behalf of JPM.

(e)           The Company LLC Agreement shall have been duly executed by JPM and delivered to ONI.

(f)           JPM shall have delivered to ONI a good standing certificate.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF ORMAT

ONI represents and warrants to JPM as of the Closing Date, as follows:

Section 3.1            Organization, Good Standing, Etc. of ONI.  ONI is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.  ONI has the corporate power and authority to own, lease and operate its properties and to carry on its business as being conducted on the date hereof.  ONI is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the absence of qualification could not reasonably be expected to have a Material Adverse Effect.

Section 3.2             Organization, Good Standing, Etc. of the Company and Project Companies and Reorganization.

(a)           The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and each of the Project Companies is a limited liability company or partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, California or Nevada, as more specifically described on Schedule 1.B.  Each of the Company and the Project Companies has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.  Each of the Company and the Project Companies is duly qualified to do business as a foreign limited liability company and is in good standing under the laws of each state in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.  Each of the Organizational Documents described on Schedule 3.2 has not been further amended and is currently in full force and effect.

(b)           The Reorganization has been completed.

(c)           The Conversion Letter is true and correct in all material respects.

Section 3.3             Authority.  Each of ONI, the Company, and the Project Companies has the necessary power and authority to enter into the Transaction Documents that are being executed in connection with the Closing and to which it is party, to perform its obligations thereunder and to consummate the transactions contemplated therein.  All corporate or limited liability company actions or proceedings to be taken by or on the part of ONI, the Company, and the Project Companies to authorize and permit the due execution and valid delivery by ONI, the Company, and the Project Companies of the Transaction Documents that are being executed in connection with the Closing and to which it is a party and required to be duly executed and validly delivered by it pursuant thereto, the performance by ONI, the Company, and the Project Companies of its obligations thereunder, and the consummation by ONI, the Company, and the Project Companies of the transactions contemplated therein, have been duly and properly taken.  The Transaction Documents have been duly executed and delivered by ONI, the Company, and the Project Companies, as applicable, and constitute the legal, valid, and binding obligation of ONI, the Company, and the Project Companies, as applicable, enforceable in accordance with their terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights and remedies generally and (ii) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Section 3.4            No Conflicts.  The execution and delivery of the Transaction Documents that are being executed in connection with the Closing and to which each of ONI, the Company or any Project Company is a party and the performance by each of ONI, the Company and any Project Company of its respective obligations under the Transaction Documents will not, (i) violate any Applicable Law to which ONI, the Company or any of the Project Companies or any of their respective properties are subject, (ii) conflict with or cause a breach of any provision in the Organizational Documents of ONI, the Company or any Project Company, (iii) cause a breach of, constitute a default under, cause the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any authorization, consent, waiver or approval under any contract, license, instrument, decree, judgment or other arrangement to which ONI, the Company or any Project Company is a party or under which any of them is bound or to which any of their assets are subject (or result in the imposition of a Lien upon any such assets), except (in the case of this clause (iii)) for any that would not reasonably be expected to have a Material Adverse Effect or (iv) except as otherwise described in Schedule 3.4, require any notice to, filing with, or authorization, consent or approval of, any Governmental Authority, other than any such filing, authorization, consent or approval that, if not made or obtained, would not reasonably be expected to have a Material Adverse Effect.

Section 3.5             Absence of Litigation.  Except as set forth on Schedule 3.5, no action, suit, claim, demand or other proceeding is pending against any of ONI, the Company or any Project Company and, to the Knowledge of ONI, none of ONI, the Company or any Project Company is threatened with being made a party to any action, suit, proceeding, hearing or investigation of, in, or before any Governmental Authority or before any arbitrator, other than any such instance with respect to ONI that would not reasonably be expected to have a Material Adverse Effect.

Section 3.6             Ownership.

(a)           Immediately prior to the Closing, ONI owns of record and beneficially 100% of the Membership Interests.  The Company owns of record and beneficially 100% of the membership interests in each of OFC, ORNI 44, and OrCal.  OFC owns 100% of the membership interests in each of ORNI 1, ORNI 2, ORNI 7, Ormesa and OrMammoth.  ORNI 1 owns 50% and ORNI 2 owns 50% of the partnership interest in Brady Power.  ORNI 7 owns 100% of the membership interests in each of Steamboat Development and Steamboat Geothermal.  ORNI 44 owns 50% and OrMammoth owns 50% of the partnership interests in Mammoth Pacific. Mammoth Pacific owns 100% of the membership interests in each of Mammoth 1, Mammoth 2 and Mammoth 3. OrCal owns 100% of the membership interests in each of OrHeber 1 and OrHeber 2.  OrCal owns 50% and OrHeber 1 owns 50% of the partnership interests in each of Heber Geothermal, SIGC and Heber Field.

(b)           OFC has no subsidiaries other than ORNI 1, ORNI 2, ORNI 7, Ormesa and OrMammoth and their respective subsidiaries.  ORNI 1 and ORNI 2 have no subsidiaries other than Brady Power.  ORNI 7 has no subsidiaries other than Steamboat Development and Steamboat Geothermal   OrMammoth and ORNI 44 have no subsidiaries other than Mammoth Pacific. OrCal has no subsidiaries other than OrHeber 1, OrHeber 2, SIGC, Heber Field, Heber Geothermal and their respective subsidiaries.  OrHeber 1 has no subsidiaries other than Heber Geothermal, SIGC and Heber Field. Mammoth Pacific has no subsidiaries other than Mammoth 1, Mammoth 2 and Mammoth 3. Each of Brady Power, Mammoth 1, Mammoth 2, Mammoth 3, Steamboat Development, Steamboat Geothermal, Ormesa, OrHeber 2, SIGC, Heber Geothermal and Heber Field has no subsidiaries.

(c)           There are no outstanding options, warrants, calls, puts, rights of first refusal, convertible securities or other contracts of any nature obligating ONI to issue, deliver or sell membership interests, or other securities in the Company, except as provided herein, or obligating the Company to issue, deliver or sell membership interests, or other securities in any of the Project Companies.  None of the Project Companies has engaged in any business other than the ownership, development, construction, financing or operation of the respective Projects.

Section 3.7             Sufficiency of Assets.  Except as set forth on Schedule 3.7, as of Closing, the assets of the Company, whether real, personal, tangible or intangible and whether leased, owned or licensed, comprising the Projects constitute all of the assets required for or used in the operation of the Projects as presently operated or proposed to be operated and no other assets are required or necessary in the operation of the Projects in the Ordinary Course of Business; provided, however, that nothing contained herein shall constitute any representation or warranty regarding the sufficiency or adequacy of the geothermal resources available to the Projects.

Section 3.8             Valid Interests.  The Class B Membership Interest will constitute a membership interest in the Company, and are being issued free and clear of any Liens except for obligations that will apply to JPM upon its admission as a member of the Company under the Company LLC Agreement.

Section 3.9             Tax Matters.

(a)           Each Project is located in its entirety in the United States.

(b)           No portion of any PTC Eligible Project (i) consists of property, materials or parts used by any person other than the relevant Project Company, excluding any electricity generated by a PTC Eligible Project and used by another Project Company, and (ii) was used by the relevant Project Company prior to the applicable Placed in Service date for such PTC Eligible Project as set forth on Schedule 3.9(f) other than in connection with the construction, start-up, testing and commissioning of such PTC Eligible Project.

(c)           No person has an ownership interest, or a right to acquire an ownership interest, in the Project Companies or the Projects, other than as set forth on Schedule 3.9(c).

(d)           No PTC Eligible Project has, since the date set forth on Schedule 3.9(f) with respect to such PTC Eligible Project, received or benefited from, for purposes of Section 45(b)(3) of the Code, (i) any grant provided by the United States, any state or any political subdivision of a state for use in connection with the PTC Eligible Project, (ii) any issue of state or local government obligations used to provide financing for the PTC Eligible Project the interest on which is exempt from federal income tax under Section 103 of the Code, (iii) any subsidized energy financing provided (directly or indirectly) under a federal, state, or local program provided in connection with the PTC Eligible Project or (iv) any other credit allowable with respect to any property that is part of the PTC Eligible Project.

(e)           ONI is an Unrelated Person.

(f)            Each PTC Eligible Project first claimed PTCs on the date set forth on Schedule 3.9(f) with respect to such PTC Eligible Project and the Company or applicable Project Company has treated such date as the date the PTC Eligible Project was Placed in Service and has not received any notification from the IRS to the contrary.

(g)           Each PTC Eligible Project has, at all times following the date set forth on Schedule 3.9(f) with respect to such PTC Eligible Project, been (i) located in its entirety in the United States, (ii) continuously generating electricity from a geothermal reservoir consisting of natural heat which is stored in rocks or in an aqueous liquid or vapor (whether or not under pressure) (other than for maintenance and curtailment events) (such reservoirs for all Projects, collectively, the “Steam Resource”) and (iii) making all sales of generated electricity to an Unrelated Person.

(h)           ONI is a “United States person” not subject to withholding under Section 1445 of the Code.

(i)            No action has been taken that would cause any of the assets of the Company or any Project Company to constitute tax exempt use property within the meaning of Section 168(h) of the Code.

(j)            On the date set forth on Schedule 3.9(f) with respect to each PTC Eligible Project, as applicable, the value of equipment used prior to being included in the PTC Eligible Project did not exceed twenty percent (20%) of the sum of (A) the value of such used equipment and (B) the cost of new equipment Placed in Service on the relevant date listed on Schedule 3.9(f). From the date set forth on Schedule 3.9(f) with respect to each PTC Eligible Project, as applicable, until the Effective Time, the cost of capital improvements to the PTC Eligible Project did not exceed four times the value of the equipment that was part of the PTC Eligible Project on the relevant date set forth on Schedule 3.9(f).

(k)           Neither ONI nor any Project Company has received any notification from the IRS that the PTCs are not available or may not be available for any PTC Eligible Project.

(l)            No private letter ruling has been requested or will be obtained from the IRS in connection with the transactions contemplated under the Transaction Documents.

(m)           None of ONI, the Company or any Project Company has applied, or will apply, for a grant with respect to the Projects from the U.S. Treasury Department under Section 1603 of the American Recovery and Reinvestment Tax Act of 2009.  No investment tax credit pursuant to Section 48 of the Code has been claimed or will be claimed with respect to the PTC Eligible Projects or any portion thereof.

(n)           Each of the Company, OFC, ORNI 44, OrCal, ORNI 1, ORNI 2, ORNI 7, Ormesa, OrMammoth, Brady Power, Steamboat Development, Steamboat Geothermal, Mammoth 1, Mammoth 2, Mammoth 3, Mammoth Pacific, OrHeber 1, OrHeber 2, Heber Geothermal, Heber Field, and SIGC is treated by its respective owner(s) as a “disregarded entity” for federal income tax purposes.

(o)           There will be no adverse tax consequences to JPM as a result of the Reorganization and the ONI shall treat the Reorganization, in each case, as a valid nonrecognition transaction under Sections 332 and 337 of the Code and will not take a position on any Tax Returns that is inconsistent with such treatment.

(p)           Each Project Company has respectively treated the Existing Indebtedness as debt for United States federal income tax purposes and shall not have taken an inconsistent position in any filing with the IRS.

(q)           (i) Each of the Company and each Project Company has timely filed, or has caused to be filed on its behalf, all federal Tax Returns and all other material Tax Returns required to be filed (after giving effect to any extensions that have been requested by, and granted to such party by the applicable Governmental Authority) and has paid, or has caused to be paid or withheld on its behalf, all Taxes shown as due on such returns, and (ii) to ONI’s Knowledge, all such Tax Returns are complete and accurate in all material respects; provided, however, other than as expressly stated in Sections 3.9(a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m), (p), (s), (t), (u), (v) and (w), no representation is being made about the income tax characteristics of the Projects (including the depreciation allowances for the Projects and whether the output qualifies for Tax Credits).

(r)           There are no claims pending for any additional Tax assessed by any Governmental Authority against the Company or the Project Companies and no deficiency for any Taxes of the Company or any Project Company has been assessed and remains outstanding nor, to the Knowledge of ONI, are proposed.  There are no Tax Returns filed by or with respect to the Company or any Project Company that are currently being audited by any Governmental Authority or have been so audited, nor, to the Knowledge of ONI, is any such audit pending or threatened (formally or informally, orally or in writing).  Neither the Company nor any Project Company has waived any statute of limitations or agreed to any extension of time with respect to (i) the filing of any Tax Return or (ii) any Tax assessment or deficiency which has not been resolved.  There are no proceedings now pending or to the Knowledge of ONI threatened against the Company or any Project Company with respect to any Tax or any matters under discussion with any Governmental Authority relating to any Tax.  No claim has been made or threatened by a Governmental Authority in a jurisdiction where the Company or any Project Company does not file Tax Returns that the Company or any Project Company is subject to taxation by that jurisdiction.  No power of attorney currently in force has been granted by ONI, the Company or any Project Company with respect to the Taxes of the Company or any Project Company. Neither ONI with respect to the Company or any Project Company, or the Company or any Project Company has received any material written ruling of a taxing authority relating to Taxes.  Neither the Company nor any Project Company has (i) entered into any material agreement as to the indemnification for, contribution to or payment of Taxes of any other Person or (ii) liability for Taxes of any Person as a transferee or successor, by contract or otherwise, other than customary tax indemnity provisions in any Material Contract and other than any agreement entered into in the ordinary course of business.

(s)           All electricity generated by any PTC Eligible Project that is capable of being sold is being sold to an Unrelated Person and no more of such electricity than is necessary is being used to satisfy the load requirements of any Project.

(t)           The fair market value of the Steam Resource is equal to ONI’s tax basis in the Steam Resource as of the Closing Date, which is equal to $118,479,779.

(u)           ONI or the applicable Project Company, as the case may be, has been claiming cost recovery deductions in accordance with Section 611 of the Code and the applicable Treasury Regulations for depletion of the Steam Resource since ONI or the applicable Project Company, as the case may be, acquired an economic interest in such Steam Resource.

(v)           Neither ONI nor any Project Company has received any notification from the IRS that cost recovery deductions pursuant to Section 611 of the Code for depletion of the Steam Resource are not available or may not be available.

(w)           No portion of the tax basis of any assets owned by the Company or any Project Company is attributable to intangible drilling and development costs capitalized pursuant to Section 59(e) of the Code.

(x)            Except with respect to Sections 3.9(n) and(o), all Tax Returns filed by ONI, the Company and each Project Company, as applicable, are consistent with the representations in this Section 3.9.

Section 3.10           Financial Statements and Operating Reports.ONI has previously delivered to JPM:

(a)           (i) the consolidated audited financial statements of each of OFC and OrCal for the years ended December 31, 2009, December 31, 2010 and December 31, 2011 (the “Year End Financials”); (ii) the consolidated unaudited financial statements of each of OFC and OrCal as of September 30, 2012 (the “Interim Financials” and together with the Year End Financials, the “Financial Statements”); and (iii) such Financial Statements that present fairly in all material respects the financial conditions and results of operations of Ormat Funding Corporation and OrCal Geothermal Inc. in accordance with GAAP consistently applied.

(b)           (i) operating reports for each Project covering the years ended December 31, 2005, December 31, 2006, December 31, 2007, December 31, 2008, December 31, 2009, December 31, 2010 and December 31, 2011, to the extent applicable, and (ii) operating reports for each Project as of June 30, 2012 (the reports in clauses (i) and (ii) collectively the “Operating Reports”), each Operating Report in form and substance satisfactory to JPM.

Section 3.11           Absence of Material Change.  Except as set forth on Schedule 3.11, since the date of the Project Company Interim Financials, no Project Company has incurred any liabilities that could reasonably be expected to have a Material Adverse Effect.  Except as set forth on Schedule 3.11, since the date of the Project Company Interim Financials, the ONI has (i) managed and operated (or caused to be operated) the Project Companies and the Projects in the Ordinary Course of Business, (ii) not suffered any damage, destruction or loss in excess of $1 million to any of the Project Companies or Projects whether or not covered by insurance, (iii) not made any material changes in its accounting systems, policies, principles or practices, or (iv) not waived, released or cancelled any material claims against any third parties or debts owing to it.

Section 3.12           Compliance with Applicable Law.  Except as set forth on Schedule 3.12 and other than (i) non-compliance that would reasonably be expected not to have a Material Adverse Effect, and (ii) Environmental Laws (which are addressed in Section 3.13) and (iii) Taxes (which are addressed in Section 3.9), the Company and the Project Companies are in compliance with Applicable Law, and neither the Company nor any of the Project Companies has received written notice from a Governmental Authority of an actual or potential violation of any Applicable Law.

Section 3.13           Environmental Matters.  Except as listed on Schedule 3.13, (i) each Project Company is,  and during the past five (5) years has been, in material compliance with all Environmental Laws and permits issued thereunder, (ii) there are no locations or premises owned, leased or used by a Project Company where, during the period that it or an Affiliate of ONI has owned or operated the relevant Project, Hazardous Substances have been (1) shipped off-site by or for the Project Company in material violation of Environmental Laws or that require remediation or clean up pursuant to Environmental Laws, or (2) Released in material violation of Environmental Laws, (iii) (1) there has been no material Release of Hazardous Substances at any property currently owned, leased or used by a Project Company, or (2) to ONI’s Knowledge, there is no property previously owned, leased or used by a Project Company, that in the case of both clauses (1) and (2), is required or would reasonably be expected to be required to be remediated, abated or otherwise cleaned up pursuant to Environmental Laws, and (iv) none of ONI, the Company or the Project Companies has received written notice from any Governmental Authority or any other Person of an actual or potential material violation of any Environmental Laws or remediation or clean up of Hazardous Substances required thereunder.

Section 3.14           Permits.  All permits, approvals and certificates held by each Project Company (other than with respect to the Steamboat 1A Project, to the extent such permits, approvals and certificates are not necessary for the planned shut down of the same) are shown in Schedule 3.14.  Each Project Company has, or will have when required, in full force and effect all permits, registrations, approvals, waivers and certificates necessary to operate its Project(s) in compliance with Applicable Law, other than permits, registrations, approvals, waivers and certificates whose absence would not have a Material Adverse Effect.  To ONI's Knowledge, each counterparty to an interconnection agreement constituting a Material Contract has, or will have when required, in full force and effect all FERC approvals required with respect to each such interconnection agreement, other than approvals whose absence would not have a Material Adverse Effect.  The Projects have been constructed in material compliance with all permits, registrations, approvals, waivers and certificates and are operating in material compliance with all permits, registrations, approvals, waivers and certificates.  None of the Project Companies has received written notice from any Governmental Authority of an actual or potential violation of any permit, registration, approval, waiver or certificate that has not been resolved.

Section 3.15           Insurance.  Schedule 3.15 lists all insurance maintained for each Project by or on behalf of the Company or the respective Project Company, indicating the types of coverage, name of insurance carrier or underwriter, policy limits and expiration date of each policy.  The insurance policies collectively provide full and adequate coverage for all normal risks incident to the properties, assets, management and operations of each Project and the Project Companies.  Neither the Company nor any of the Project Companies has had any insurance cancelled or refused by any carrier during the time such Project Companies have been owned by ONI or its Affiliates.  All of the insurance policies are in full force and effect, and neither the Company nor any of the Project Companies is in default with respect to any obligations it may have under any of the insurance policies in any material respects and premiums with respect to such insurance policies have been paid.  None of ONI, ONI Guarantor, or the Company has taken any action that has rendered such insurance unenforceable. There are no unpaid claims on any insurance maintained for each Project.

Section 3.16           Real Property.  The Company does not own or lease any real property.  All real property owned or leased by each Project Company or to which such Project Company has rights under easements, rights of way, or in which rights are held and the title insurance maintained by such Project Company with respect to all such property, is described on Schedule 3.16.  The real property owned or leased, or in which rights are held, by each Project Company, described on Schedule 3.16, have been sufficient to enable each Project Company to conduct its operations as a geothermal power project prior to the Closing Date, including providing adequate ingress and egress and transmission capabilities from each Project and adequate sewer, water, gas and electricity for each Project and these property interests, to the extent applicable, are part of the insured estate in the Title Policies.  None of ONI, the Company or the Project Companies has been informed in writing by the owner of any such real property that a Project Company is in breach of its obligations with respect to such property.  All premiums with respect to the title insurance shown on Schedule 3.16 shall be paid on the Closing Date and, to the Knowledge of ONI, there are no circumstances that have rendered such title insurance unenforceable. For purposes of this Section 3.16, “Project Company” shall include ORNI 10 with respect to its real property interests in the Mammoth Project.

Section 3.17           Personal Property.  The Company owns no personal property other than the membership interests in the Project Companies.  Schedule 3.17 lists all items of personal property having a replacement cost of at least $500,000 owned by each of the Project Companies.  Except as shown on Schedule 3.18, each Project Company has good and marketable title to its personal property as listed thereon.  Each Project Company owns, leases or has contractual rights to use all the equipment and facilities necessary for the operations of its respective Projects as of the date hereof.  To ONI’s Knowledge, the tangible assets included in the Projects are in good condition, free and clear from all defects (patent or latent), taking into account their use and age, subject to normal wear and tear, and subject to continued maintenance, repair and replacement in the ordinary course of business.

Section 3.18           Liens.  Except as listed on Schedule 3.18, all assets owned by the Company and by each of the Project Companies are free and clear of all Liens, other than Permitted Liens or those Liens that would not reasonably be expected to have a Material Adverse Effect.

Section 3.19           Material Contracts.  Schedule 3.19 lists all Material Contracts (except for those Material Contracts relating to the Steamboat 1A Project) to which the Company and each Project Company is a party.  Each Material Contract is binding on the Company or the relevant Project Company, as applicable, and to ONI’s Knowledge, on the other parties thereto, except as enforceability may be limited by applicable bankruptcy and similar laws affecting the enforcement of creditors’ rights and general equitable principles.  Neither the Company nor any Project Company (except Steamboat Geothermal, with respect to its power purchase agreement relating to the Steamboat 1A Project) or, to the Knowledge of ONI, any other party to a Material Contract is in default under any Material Contract and no event has occurred which, with lapse of time or action by a third party, would result in such a default under any Material Contract.  No party to any of the Material Contracts has exercised any right of termination with respect thereto.  The versions of the Material Contracts provided by ONI to JPM are true, correct and complete and have not been amended or modified except as disclosed in writing to JPM.

Section 3.20           Employee Matters.  Neither the Company nor any Project Company has any employees.  Neither the Company nor any Project Company has maintained, sponsored, administered or participated in any employee benefit plan or arrangement, including any employee benefit plan subject to ERISA.

Section 3.21           Affiliate Transactions.  Except as listed on Schedule 3.21 and except for the Transaction Documents, there are no existing contracts between the Company or any Project Company, on the one hand, and ONI or any other Affiliate of ONI, on the other hand.  Neither the Company nor any of the Project Companies has any outstanding debt to an Affiliate thereof.

Section 3.22           Reserved.

Section 3.23           Reserved.

Section 3.24           QF Status.  Each of the Projects has status as a qualifying small power production facility (a “QF”) within the meaning of the Public Utility Regulatory Policies Act of 1978, as amended (“PURPA”), and FERC’s rules and regulations promulgated thereunder, and each of the Projects has obtained and currently possesses qualifying facility status per the FERC’s regulations in 18 C.F.R. § 292.207.  Each of the Projects is not currently subject to any pending inquiry, investigation, or challenge relating to its status as a QF.  Each of the Projects uses geothermal resources as its primary energy source and each Project Company is exempt under 18 C.F.R. § 292.601 of the FERC’s regulations from the requirements of Section 203(a)(1)(A) of the FPA.

Section 3.25           Intellectual Property.  The Company and each of the Project Companies, through rights granted by ONI and its Affiliates or otherwise, possess all rights necessary to lawfully use all patents, trademarks, licenses, service marks, trade names, trade secrets, and other proprietary, contract or intellectual property rights that are necessary for the operation of the respective Projects and their respective businesses in the Ordinary Course of Business.  To the Knowledge of ONI, the operation of the Projects and the businesses as conducted by the Company and each Project Company does not infringe on any patent, trademark, license, service mark, trade name, trade secret, obligation of confidence or other proprietary, contract, intellectual property or other legally protectable right of any Person.

Section 3.26           Public Utility Holding Company.  Neither ONI, the Company nor any Project Company is subject to or not exempt from regulation as a “holding company” or a “public utility company” within the meaning of the Public Utility Holding Company Act of 2005 as amended (“PUHCA”).

Section 3.27           Investment Company Act.  The Company is not an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

Section 3.28           No Condemnation.  No condemnation is pending or threatened in writing, that is material to the ownership or operation of the Projects.

Section 3.29           No Casualty.  No unrepaired casualty exists with respect to any Project or any portion thereof.

Section 3.30           Background Materials.  ONI collected, and with respect to documents prepared by ONI, prepared the Background Materials in good faith.  Without limiting the effectiveness of any qualification contained in any other representation or warranty in this Article III, the Background Materials constitute all documents and written materials in ONI’s possession (and in the possession of the Company and the Project Companies) containing material information (exclusive of documents that contain information duplicative of information contained or incorporated in any other Background Materials) relating to the Company, the Projects and the Project Companies, and the Background Materials, when taken as a whole, do not contain any untrue statement of a material fact concerning the Company or the Projects or the Project Companies and the transactions contemplated by this Agreement.  ONI has not Knowingly omitted any material fact from the Background Materials, which would be necessary to make the statements and information contained in the Background Materials, when taken in their entirety, not misleading.  Notwithstanding anything in this Section 3.30, no representation or warranty is made with respect to any Background Materials that are in the nature of projections other than that (i) they were prepared in good faith and on the basis of assumptions that were considered reasonable by ONI at the time made, and (ii) to the extent prepared on or after January 24, 2012 (which ONI acknowledges includes the Base Case Model), ONI continues to consider to be reasonable in all material respects.  The copies of the documents listed on Schedule 3.30 that are contained in the Dataroom are true, correct and complete copies thereof.

Section 3.31           Other Matters.

(a)           Trigor Geothermal Corporation has assigned to Ormesa its interests in that certain Amended and Restated Water Supply Agreement, dated March 6, 1990, with the Imperial Irrigation District.

(b)           Except as otherwise disclosed in the Schedules hereto, there are no liabilities associated with the contracts or other items listed on Schedule 3.31(b) that would reasonably be expected to have a Material Adverse Effect.

(c)           The versions of the documents provided by ONI to JPM and listed on Schedule 3.31(c) are true and correct copies of the fully-executed versions of the same.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF JPM

JPM represents and warrants to ONI as of the Effective Date and as of the Closing Date, as follows:

Section 4.1             Organization, Good Standing, Etc.  JPM is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, lease and operate its properties and to carry on its business as being conducted on the date hereof.

Section 4.2             Authority.  JPM has the necessary power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby or thereby.  All corporate actions or proceedings required to be taken by or on the part of JPM to authorize and permit the due execution and valid delivery by JPM of this Agreement and the instruments required to be duly executed and validly delivered by JPM pursuant hereto and thereto, the performance by JPM of its obligations hereunder and thereunder, and the consummation by JPM of the transactions contemplated herein and therein, have been duly and properly taken.  This Agreement has been duly executed and validly delivered by JPM and constitutes the legal, valid and binding obligation of JPM, enforceable in all material respects against JPM in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights and remedies generally and (ii) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Section 4.3             No Conflicts.  The execution and delivery by JPM of this Agreement and the other Transaction Documents to which JPM is a party do not, and the performance by JPM of JPM obligations hereunder and thereunder will not, (i) violate any Applicable Law, (ii) conflict with or cause a breach of any provision of its Organizational Documents, (iii) cause a breach of, constitute a default under, cause the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any authorization, consent, waiver or approval under any contract, license, instrument, decree, judgment or other arrangement to which JPM is a party or under which it is bound or to which any of its assets are subject (or result in the imposition of a Lien upon any such assets), except (in the case of this clause (iii)) for any that would not reasonably be expected to have a Material Adverse Effect, or (iv) except as otherwise described in Schedule 4.3, require any notice to, filing with, or authorization, consent or approval of, any Governmental Authority, other than any such filing, authorization, consent or approval that, if not made or obtained, would not reasonably be expected to have a Material Adverse Effect.

Section 4.4            Absence of Litigation.  JPM is not subject to any pending or outstanding injunction, judgment, order, decree, ruling or charge, nor is JPM threatened with being made a party to any action, suit, proceeding, hearing or investigation of, in, or before any Governmental Authority or before any arbitrator that could affect its ability to complete the transactions contemplated in the Transaction Documents to which it is a party or that could have a Material Adverse Effect on the operation of the Company or any of the Project Companies.

Section 4.5            Information and Due Diligence.  JPM has had a reasonable opportunity to ask questions of and receive answers from ONI concerning ONI, the Class B Membership Interest, the Company and the Project Companies, and has received or been given access to documents and information requested from ONI and all such questions have been answered to the full satisfaction of JPM.  JPM recognizes that investment in the Class B Membership Interest involves substantial risks.  JPM acknowledges that any financial projections that may have been provided to it are based on assumptions of future operating results developed by ONI and ONI’s advisers and, therefore, represent an estimate of future results based on assumptions about certain events (many of which are beyond the control of ONI, the Company and the Project Companies).  JPM understands that no assurances or representations can be given that the actual results of the operations of the Company and the Project Companies will conform to the projected results for any period.  JPM has relied solely on its own legal, tax and financial advisers for its evaluation of an investment in the Class B Membership Interest and not on the advice of ONI or the Company or any of their respective legal, tax or financial advisers.  Notwithstanding the foregoing, nothing contained in this Section 4.5 shall modify or negate any representations or warranties made by ONI herein or preclude reliance thereon by JPM.

Section 4.6             Information and Investment Intent.  JPM is an “Accredited Investor” as such term is defined in Regulation D under the Securities Act of 1933.  JPM understands that the Class B Membership Interests have not been registered under the Securities Act in reliance on an exemption therefrom, and that the Class B Membership Interest must be held indefinitely unless the sale thereof is registered under the Securities Act or an exemption from registration is available thereunder, and that ONI is under no obligation to register the Class B Membership Interest.  JPM is acquiring the Class B Membership Interest for its own account and not for the account of any other Person and not with a view to distribution to others.

Section 4.7             Security Interest.  JPM has not pledged or otherwise encumbered any right, title or interest in or to the Class B Membership Interest.

Section 4.8             Public Utility Holding Company.  JPM is not subject to regulation as a “holding company” or a “public utility company” within the meaning of PUHCA.

Section 4.9             No Other ONI Representations.  Except with respect to the representations and warranties of ONI in Article III, the Company LLC Agreement and the Management Services Agreement, none of ONI, the Company or any of the Project Companies has made any representation or warranty, either express or implied, hereunder or in any of the other Transaction Documents, nor has JPM relied on any representation or warranty not expressly made herein or therein.  Without limiting the foregoing, JPM acknowledges that none of ONI, the Company or any of the Project Companies has made any representation or warranty, nor has JPM relied on any representation or warranty, with respect to JPM’s, the Company’s or any of the Project Companies’ eligibility to claim PTCs except with respect to the representations and warranties of ONI in Section 3.6 and Sections 3.9(a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m), (p), (s), (t), (u), (v) and (w).  JPM represents, warrants and agrees that it will not bring any claim against ONI, the Company or any of the Project Companies relating to JPM’s, the Company’s or any of the Project Companies’ eligibility to claim PTCs, except pursuant to the Company LLC Agreement with respect to Class B Member Indemnified Costs described in clause (ii) of the definition “Class B Member Indemnified Costs”.  JPM specifically acknowledges that, except as stated in Section 3.30, no representation or warranty has been made and that JPM has not relied on any representation or warranty about the accuracy of any projections, estimates or budgets, future revenues, future results from operations, future cash flows, the future condition of the Projects or any assets of the Project Companies, the future financial condition of the Project Companies, or any other information or documents made available to JPM or its counsel, accountants or other advisors.

Section 4.10           Tax Matters.  JPM is (i) a “United States person” within the meaning of Section 7701(a)(30) of the Code; (ii) not a “tax-exempt entity” within the meaning of Section 168(h) of the Code; and (iii) an Unrelated Person.

ARTICLE V
CERTAIN OTHER COVENANTS

Section 5.1              Confidentiality.  The Confidentiality Agreement, dated April 17, 2012, between ONI and JPM (the “Confidentiality Agreement”) shall terminate at the Effective Time and, thereafter, the provisions of Section 13.12 of the Company LLC Agreement shall apply with respect to the confidentiality obligations of the Parties.

Section 5.2             Intellectual Property.  Following the Effective Time and during the term of the Company LLC Agreement, ONI shall make available, or cause its Affiliates to make available, to the Company and each of the Project Companies all rights necessary to lawfully use all patents, trademarks, licenses, service marks, trade names, trade secrets, and other proprietary, contract or intellectual property rights that are necessary for the operation of the respective Projects and their respective businesses in the Ordinary Course of Business, on terms and conditions no less favorable to the Company and the Project Companies than those applicable prior to the Effective Time.

Section 5.3             Fire Marshal Report.  ONI shall cause the Company or applicable Project Company, as the case may be, to use all reasonable efforts to perform the recommended actions listed on Schedule 5.3 no later than within the time frames listed on such Schedule 5.3; provided, further, that in addition to the normal staffing at the Ormesa facility, and until the actions listed on Schedule 5.3 have been completed, ONI shall cause the Company or applicable Project Company, as applicable, to ensure that there is a person dedicated to fire watch 24 hours 7 days a week (for the avoidance of doubt this shall include all nights, weekends and holidays).

ARTICLE VI
INDEMNIFICATION

Section 6.1             Indemnification.  ONI agrees to indemnify, defend and hold harmless Class B Member Indemnified Parties from and against any and all Class B Member Indemnified Costs, pursuant to Article XI of the Company LLC Agreement.

ARTICLE VII
GENERAL PROVISIONS

Section 7.1             Exhibits and Schedules.  All Exhibits and Schedules attached hereto are incorporated herein by reference.

Section 7.2             Disclosure Schedules.  Any matter disclosed in any section of the Schedules shall be deemed disclosed for all purposes and all sections of the Schedules, to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections.

Section 7.3             Amendment, Modification and Waiver.  This Agreement may not be amended or modified except by an instrument in writing signed by the Party against which enforcement of such amendment or modification is sought.  Any failure of JPM or ONI to comply with any obligation, covenant, agreement, or condition contained herein may be waived only if set forth in an instrument in writing signed by the Party to be bound thereby, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure.

Section 7.4             Severability.  If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of Applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any Party.

Section 7.5            Expenses.  ONI will be responsible for all the costs, fees and expenses in connection with the preparation, negotiation and consummation of the transactions contemplated by this Agreement and the other Transaction Documents, whether or not the Closing occurs.  No Party shall be responsible for any commission, broker’s fee, finder’s fee or similar fee or expense of any other Party.

Section 7.6             Parties in Interest.  This Agreement shall be binding upon and, except as provided below, inure solely to the benefit of each Party and their successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 7.7             Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by a nationally recognized overnight courier, by facsimile, or mailed by registered or certified mail (return receipt requested) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)           If to ONI, to:
Ormat Nevada Inc.
6225 Neil Road
Reno, Nevada 89511
Attention:         President
Telephone:        (775) 356-9029
Facsimile:           (775) 356-9039

With a copy to:

Chadbourne & Parke LLP
1200 New Hampshire Avenue, NW
Washington, DC 20036
Attention:          Noam Ayali
Telephone:          (202) 974-5600
Facsimile:            (202) 974-5602

(b)           If to JPM, to:

JPM Capital Corporation
Mail Code ILl-0502
10 South Dearborn, 12th Floor
Chicago, Illinois 60603-2003
Attention:          President
Telephone:         (312) 732-8100
Facsimile:            (312) 732-2231

All notices and other communications given in accordance herewith shall be deemed given (i) on the date of delivery, if hand delivered, (ii) on the date of receipt, if faxed (provided a hard copy of such transmission is dispatched by first class mail within 48 hours), (iii) 3 Business Days after the date of mailing, if mailed by registered or certified mail, return receipt requested, and (iv) 1 Business Day after the date of sending, if sent by a nationally recognized overnight courier; provided, that a notice given in accordance with this Section 7.7 but received on any day other than a Business Day or after business hours in the place of receipt, will be deemed given on the next Business Day in that place.

Section 7.8             Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that all Parties need not sign the same counterpart.

Section 7.9              Entire Agreement.  This Agreement (together with the other Transaction Documents) constitutes the entire agreement of the Parties and supersedes all prior agreements, letters of intent and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

Section 7.10           Governing Law; Choice of Forum; Waiver of Jury Trial.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL APPLY TO THIS AGREEMENT).  THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN NEW YORK WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO A DISPUTE AND FOR ANY COUNTERCLAIM WITH RESPECT THERETO.

Section 7.11           Public Announcements.  Except for statements made or press releases issued (i) pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, (ii) pursuant to any listing agreement with any national securities exchange or the National Association of Securities Dealers, Inc., or (iii) as otherwise required by law, neither ONI nor JPM shall issue, or permit any of their respective Affiliates to issue, any press release or otherwise make any public statements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other Party.  ONI and JPM will have the right to review in advance all information relating to the transactions contemplated by the Transaction Documents that appear in any filing made in connection with the transactions contemplated hereby or thereby.

Section 7.12           Assignment.   This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  This Agreement may only be assigned to the same extent (and only by and to the same Persons) that membership interests in the Company are assignable pursuant to the terms of the Company LLC Agreement.  Any attempted assignment of this Agreement other than in strict accordance with this Section and the terms of the Company LLC Agreement shall be null and void and of no force or effect.

Section 7.13           Relationship of Parties.  This Agreement does not constitute a joint venture, association or partnership between the Parties.  No express or implied term, provision or condition of this Agreement shall create, or shall be deemed to create, an agency, joint venture, partnership or any fiduciary relationship between the Parties.

[Remainder of page intentionally left blank.  Signature pages to follow.]

IN WITNESS WHEREOF, each Party hereto has caused this Equity Contribution Agreement to be signed on its behalf as of the date first written above.

ORMAT NEVADA INC.

By:	/s/ Connie Stechman
	Name:	Connie Stechman
	Title:	Assistant Secretary

JPM CAPITAL CORPORATION

By:	/s/ Timothy P. O’Keefe
	Name:	Timothy P. O’Keefe
	Title:	Vice President

Exhibit A

Form of LLC Agreement
See attached.

LIMITED LIABILITY COMPANY AGREEMENT

OF

ORTP, LLC

Dated as of January [  ], 2013

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS	1

Section 1.1	Definitions	1
Section 1.2	Other Definitional Provisions	2

ARTICLE II CONTINUATION; OFFICES; TERM	2

Section 2.1	Formation of the Company	2
Section 2.2	Name, Office and Registered Agent	2
Section 2.3	Purpose	3
Section 2.4	Term	3
Section 2.5	Organizational and Fictitious Name Filings; Preservation of Limited Liability	3
Section 2.6	No Partnership Intended	3

ARTICLE III RIGHTS AND OBLIGATIONS OF THE MEMBERS	4

Section 3.1	Membership Interests	4
Section 3.2	Actions by the Members	4
Section 3.3	Management Rights	6
Section 3.4	Other Activities	6
Section 3.5	No Right to Withdraw	6
Section 3.6	Limitation of Liability of Members	6
Section 3.7	No Liability for Deficits	7
Section 3.8	Company Property	8
Section 3.9	Retirement, Resignation, Expulsion, Incompetency, Bankruptcy or Dissolution of a Member	8
Section 3.10	Withdrawal of Capital	8
Section 3.11	Representations and Warranties	8

ARTICLE IV CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS	9

Section 4.1	Capital Contributions	9
Section 4.2	Capital Accounts	10
Section 4.3	Capital Contributions of the Class B Member	11
Section 4.4	Capex Contribution	12
Section 4.5	Working Capital Loans	12
Section 4.6	OFC and OrCal Senior Notes	12

ARTICLE V ALLOCATIONS	14

Section 5.1	Allocations	14
Section 5.2	Adjustments	15
Section 5.3	Tax Allocations	17
Section 5.4	Other Allocation Rules	18

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ARTICLE VI DISTRIBUTIONS	19

Section 6.1	Distributions	19
Section 6.2	Withholding Taxes	20
Section 6.3	Limitation upon Distributions	20
Section 6.4	No Return of Distributions	21
Section 6.5	Substitute Payments	21

ARTICLE VII ACCOUNTING AND RECORDS	21

Section 7.1	Reports	21
Section 7.2	Books and Records and Inspection	24
Section 7.3	Bank Accounts, Notes and Drafts	25
Section 7.4	Financial Statements	25
Section 7.5	Partnership Status and Tax Elections	26
Section 7.6	Company Tax Returns	27
Section 7.7	Tax Audits	27
Section 7.8	Cooperation	29
Section 7.9	Fiscal Year	29
Section 7.10	Tax Year	29
Section 7.11	Target Internal Rate of Return Determination	29

ARTICLE VIII MANAGEMENT	32

Section 8.1	Management	32
Section 8.2	Managing Member	33
Section 8.3	Major Decisions	33
Section 8.4	Fundamental Decisions	34
Section 8.5	Insurance	34
Section 8.6	Notice of Material Breach	34

ARTICLE IX TRANSFERS	35

Section 9.1	Prohibited Transfers	35
Section 9.2	Conditions Applicable to All Transfers	35
Section 9.3	Conditions Applicable to All Transfers of Class B Membership Interests	36
Section 9.4	Certain Permitted Transfers	36
Section 9.5	Right of First Offer	37
Section 9.6	Flip Purchase Option	38
Section 9.7	Regulatory and Other Authorizations and Consents	39
Section 9.8	Admission	40
Section 9.9	Security Interest Consent	40

ARTICLE X DISSOLUTION AND WINDING-UP	40

Section 10.1	Events of Dissolution	40
Section 10.2	Distribution of Assets	40
Section 10.3	In-Kind Distributions	42
Section 10.4	Certificate of Cancellation	42

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ARTICLE XI INDEMNIFICATION	42

Section 11.1	Indemnifications	42
Section 11.2	Direct Claims	42
Section 11.3	Third Party Claims	43
Section 11.4	Certain Obligation of the Class A Members	44
Section 11.5	After-Tax Basis	44
Section 11.6	No Duplication	45
Section 11.7	Survival	45
Section 11.8	Final Date for Assertion of Indemnity Claims	45
Section 11.9	Mitigation and Limitations on Losses	45
Section 11.10	Sole Remedy	46
Section 11.11	Payment of Indemnification Claims	46

ARTICLE XII COVENANTS	46

Section 12.1	Geothermal Matters	46
Section 12.2	Compliance with Senior Notes	47
Section 12.3	Mammoth G1 Expansion	47
Section 12.4	Certain Tax Matters	47
Section 12.5	Fluid Supply Agreements	49

ARTICLE XIII MISCELLANEOUS	49

Section 13.1	Notices	49
Section 13.2	Amendment	49
Section 13.3	Partition	49
Section 13.4	Waivers and Modifications	49
Section 13.5	Severability	50
Section 13.6	Successors; No Third-Party Beneficiaries	50
Section 13.7	Entire Agreement	50
Section 13.8	Governing Law	50
Section 13.9	Further Assurances	50
Section 13.10	Counterparts	50
Section 13.11	Dispute Resolution	51
Section 13.12	Confidentiality	52
Section 13.13	Joint Efforts	53
Section 13.14	Specific Performance	53
Section 13.15	Survival	54
Section 13.16	Letter of Credit Reimbursement Obligations	54
Section 13.17	Recourse Only to Member	55

- iii -

ANNEX I                               Definitions

SCHEDULES

Schedule 1.A	Portfolio Companies
Schedule 1.B	Project Companies and Projects
Schedule 4.2(d)	Capital Accounts
Schedule 4.3(b)	PTC Schedule
Schedule 8.5	Insurance
Schedule 9	Transfer Representations and Warranties

EXHIBITS

Exhibit A	Base Case Model
Exhibit B	Form of Certificate for Class A Membership Interest
Exhibit C	Form of Certificate for Class B Membership Interest
Exhibit D	Form of Operations Report
Exhibit E	Form of Distribution Report
Exhibit F	Form of Working Capital Loan Note
Exhibit G	Form of Cure Loan Note
Exhibit H	Form of PTC Report

- iv -

LIMITED LIABILITY COMPANY AGREEMENT

OF

ORTP, LLC

This Limited Liability Company Agreement (this “Agreement”) of ORTP, LLC, a Delaware limited liability company (the “Company”), dated as of January [  ], 2013 (the “Effective Date”), between Ormat Nevada, Inc., a Delaware corporation (“Ormat”) and JPM Capital Corporation, a Delaware corporation (“JPM”) is adopted, executed and agreed to, for good and valuable consideration, by the Members (as defined below).

Preliminary Statements

1.           The Company was formed by the filing of its Certificate of Formation with the Secretary of State of the State of Delaware on January [  ], 2013 (the “Certificate of Formation”).

2.           The Company owns 100 percent of the limited liability company interests or shares, as applicable, of each of the companies listed on Schedule 1.A hereto.  The companies listed on Schedule 1.A are collectively referred to as the “Portfolio Companies.”

3.           The Portfolio Companies own the relevant percentage listed opposite such Portfolio Company of the limited liability company interests or shares, as applicable, of each of the companies listed on Schedule 1.B hereto.  The companies listed on Schedule 1.B are collectively referred to as the “Portfolio Subsidiaries” and with the Portfolio Companies are collectively referred to as the “Project Companies.”  Each of the Portfolio Subsidiaries owns and operates one or more geothermal power projects (collectively, the “Projects”), as further described on Schedule 1.B.

4.           Pursuant to the Equity Contribution Agreement between Ormat and JPM, dated as of January [  ], 2013 (the “Contribution Agreement”), JPM agreed to make a capital contribution to the Company in exchange for 100 percent of the Class B Membership Interests (as defined below) in the Company in accordance with the Contribution Agreement and JPM will be admitted as a Member of the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree to adopt this Agreement with respect to various matters relating to the Company and the Members to read as follows:

ARTICLE I
DEFINITIONS

Section 1.1                      Definitions.  Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in Annex I hereto.

Section 1.2             Other Definitional Provisions.

(a)           All terms in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)           As used in this Agreement and in any certificate or other documents made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP.  To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such certificate or other document shall control.

(c)           The words “hereof,” “herein,” “hereunder,” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Section references contained in this Agreement are references to Sections in this Agreement unless otherwise specified.  The term “including” shall mean “including without limitation.”

(d)           The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e)           Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein.

(f)           Any references to a Person are also to its permitted successors and assigns.

ARTICLE II
CONTINUATION; OFFICES; TERM

Section 2.1            Formation of the Company.  The Company was formed as a Delaware limited liability company by the filing of the Certificate of Formation, dated as of January [  ], 2013 (the “Formation Date”), with the Secretary of State of the State of Delaware pursuant to the Act.

Section 2.2            Name, Office and Registered Agent.

(a)           The name of the Company shall be “ORTP, LLC “ or such other name or names as may be agreed to by the Members from time to time.  The principal office of the Company shall be 6225 Neil Road, Suite 300, Reno, NV 89511-1136.  The Managing Member may at any time change the location of such office to another location, provided that the Managing Member gives prompt written notice of any such change to the Members and the registered agent of the Company.

(b)           The registered office of the Company in the State of Delaware is located at c/o HIQ Corporate Services, Inc., 3500 South Dupont Highway, Dover, Delaware 19901.  The registered agent of the Company for service of process at such address is HIQ Corporate Services, Inc.  The registered office and registered agent may be changed by the Managing Member at any time in accordance with the Act provided that the Managing Member gives prompt written notice of any such change to all Members.  The registered agent’s primary duty as such is to forward to the Company at its principal office and place of business any notice that is served on it as registered agent.

Section 2.3            Purpose.  The nature of the business or purpose to be conducted or promoted by the Company is:  (i) to acquire, own, hold or dispose of the limited liability company interests or shares, as applicable, in the Project Companies and/or the Projects; (ii) to enter into the Transactions Documents to which it is a party, and to engage in the transactions contemplated by the Transaction Documents; and (iii) to engage in any lawful act or activity, enter into any agreement and to exercise any powers permitted to limited liability companies formed under the Act that are incidental to or necessary, suitable or convenient for the accomplishment of the purposes specified above.

Section 2.4            Term.  The term of the Company commenced on January [  ], 2013, and shall continue indefinitely or until the Company is dissolved in accordance with the terms hereof or as otherwise provided by law (the “Termination Date”).

Section 2.5            Organizational and Fictitious Name Filings; Preservation of Limited Liability.  Prior to the Company’s conducting business in any jurisdiction other than Delaware, the Managing Member shall cause the Company to register as a foreign limited liability company and file such fictitious or trade names, statements or certificates in such jurisdictions and offices as necessary or appropriate for the conduct of the Company’s operation of its business.  The Managing Member may take any and all other actions as may be reasonably necessary or appropriate to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of Delaware and any other state or jurisdiction other than Delaware in which the Company engages in business and continue the Company as a limited liability company and to protect the limited liability of the Members as contemplated by the Act.

Section 2.6            No Partnership Intended.  Other than for purposes of determining the status of the Company under the Code and the applicable Treasury Regulations and under any applicable state, municipal or other income tax law or regulation, the Members intend that the Company not be a partnership, limited partnership, joint venture or other arrangement and this Agreement shall not be construed to suggest otherwise.

ARTICLE III
RIGHTS AND OBLIGATIONS OF THE MEMBERS

Section 3.1            Membership Interests.

(a)           The Membership Interests comprise 1,000 Class A Membership Interests (the “Class A Membership Interests”) and 1,000 Class B Membership Interests (the “Class B Membership Interests”).

(b)           The Class A Membership Interests and the Class B Membership Interests shall (i) have the rights and obligations ascribed to such Membership Interests in this Agreement and the Act; (ii) be evidenced solely by certificates in the forms annexed hereto as Exhibit B and Exhibit C, respectively, or such other form as may be prescribed from time to time by any Legal Requirements; (iii) be recorded in a register of Membership Interests; (iv) be transferable only on recordation of such Transfer in the register of Membership Interests, upon compliance with the provisions of Article IX hereof and upon presentation of the certificates duly endorsed for Transfer, or accompanied by assignment documentation in accordance with Article IX hereof; (v) be “securities” governed by Article 8 of the UCC in any jurisdiction (x) that has adopted revisions to Article 8 of the UCC substantially consistent with the 1994 revisions to Article 8 adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and (y) whose laws may be applicable, from time to time, to the issues of perfection, the effect of perfection or non-perfection, and the priority of a security interest in Membership Interests in the Company; and (vi) be personal property.

(c)           The Company shall be entitled to treat the registered holder of a Membership Interest, as shown in the register of Membership Interests referred to in Section 3.1(b) of this Agreement as the Member for all purposes of this Agreement, except that the Manager may record in the register of Membership Interests any security interest of a secured party pursuant to any security interest permitted by this Agreement.

(d)           If a Member transfers all of its Membership Interest to another Person pursuant to and in accordance with the terms set forth in Article IX, the transferor shall automatically cease to be a Member.

Section 3.2            Actions by the Members.

(a)           Except as otherwise permitted by this Agreement (including Section 3.2(e) below), all actions of the Members shall be taken at meetings of the Members which may be called by any Member for any reason and shall be called by the Managing Member within ten days following the written request of a Member.  The Members may conduct any Company business at any such meeting that is permitted under the Act or this Agreement.  Meetings shall be at a reasonable time and place.  Accurate minutes of any meeting shall be taken and filed with the minute books of the Company.  Following each meeting, the minutes of the meeting shall be sent to each Member.

(b)           Members may participate in any meeting of the Members by means of conference telephone or other communications equipment so that all persons participating in the meeting can hear each other or by any other means permitted by law.  Such participation shall constitute presence in person at such meeting.

(c)           The presence in person or by proxy of Members owning more than 50 percent of the aggregate Class A Membership Interests and more than 50 percent of the aggregate Class B Membership Interests shall constitute a quorum for purposes of transacting business at any meeting of the Members.

(d)           Written notice stating the place, day and hour of the meeting of the Members, and the purpose or purposes for which the meeting is called, shall be delivered by or at the direction of the Managing Member, to each Member of record entitled to vote at such meeting not less than five Business Days nor more than 30 days prior to the meeting.  Notwithstanding the foregoing, meetings of the Members may be held without notice so long as all the Members are present in person or by proxy.

(e)           Any action of the Members that may be taken at a meeting of the Members may be taken by the Members without a meeting if such action is proposed by written notice to the Members as provided in this Section 3.2(e) and is authorized or approved by the written consent of Members representing sufficient Membership Interests (based on voting power of such Membership Interests) to authorize or approve such action pursuant to this Agreement.  Written notice stating the proposed Member action, authorization or approval to be considered, together with relevant materials and information reasonably necessary for the Members to consider such action, authorization or approval, shall be delivered by or at the direction of the Managing Member to each Member of record entitled to vote on such matter not less than five Business Days nor more than 30 days prior to the time that such action, authorization or approval is proposed to take effect.  Where such action by written consent is authorized by unanimous written consent, no such prior notice is required.  A copy of any action taken by written consent must be sent promptly to all Members and all actions by written consent shall be filed with the minute books of the Company.

(f)           With respect to those matters required or permitted to be voted upon by the Members, or for which a consent or approval of Members is required or permitted, the affirmative vote, consent or approval of Members owning more than 50 percent of the outstanding Membership Interests (based on voting power of such Membership Interests) (the “Majority Vote”) shall be required to authorize or approve any such matter; provided that, for (i) Major Decisions prior to the Flip Date and (ii) Fundamental Decisions at any time during the term hereof, the affirmative vote, consent (including, without limitation in the form provided in Section 8.3(b) or 8.4(b) of this Agreement, as applicable) or approval of Class A Members owning more than 50 percent of the outstanding Class A Membership Interests and Class B Members owning more than 50 percent of the outstanding Class B Membership Interests shall be required to authorize or approve such Major Decision or Fundamental Decision, as applicable, in addition to any other approval required by this Agreement or the Act (each a “Super-Majority Vote”).  Except as otherwise expressly provided in this Agreement, no separate vote, consent or approval of either the Class A Members, acting as a class, or the Class B Members, acting as a class, shall be required to authorize or approve any matter for which a vote, consent or approval of Members is required under this Agreement.

(g)           The voting power of each Membership Interest for purposes of any vote, consent or approval of Members required under this Agreement or the Act shall be as follows:

(i)           each Class A Membership Interest shall be entitled to three votes; and

(ii)           each Class B Membership Interest shall be entitled to one vote.

Section 3.3            Management Rights.  No Member other than the Managing Member shall have any right, power or authority to take part in the management or control of the business of, or transact any business for, the Company, to sign for or on behalf of the Company or to bind the Company in any manner whatsoever.  Except as otherwise provided herein, neither the Managing Member nor the Manager shall hold out or represent to any third party that any other Member has any such power or right or that any Member is anything other than a member in the Company.  A Member shall not be deemed to be participating in the control of the business of the Company by virtue of its possessing or exercising any rights set forth in this Agreement or the Act or any other agreement relating to the Company.

Section 3.4            Other Activities.  Notwithstanding any duty otherwise existing at law or in equity, any Member or the Manager may engage in or possess an interest in other business ventures of every nature and description, independently or with others, even if such activities compete directly with the business of the Company, and neither the Company nor any of the Members shall have any rights by virtue of this Agreement in and to such independent ventures or any income, profits or property derived from them.

Section 3.5             No Right to Withdraw.  Except as otherwise expressly provided in this Agreement, no Member shall have any right to voluntarily resign or otherwise withdraw from the Company without the prior written consent of remaining Members of the Company representing 95 percent of the remaining Membership Interests (based on voting power of such Membership Interests), in their sole and absolute discretion.

Section 3.6            Limitation of Liability of Members.

(a)           Each Member’s liability shall be limited as set forth in the Act and other applicable Legal Requirements.  Except as otherwise required by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and the Members of the Company shall not be obligated personally for any of such debts, obligations or liabilities solely by reason of being a Member of the Company.  In no event shall any Member or the Manager be liable under this Agreement to another Member for any lost profits of, or any consequential, punitive, special or incidental damages incurred by, such Member arising from a breach of this Agreement, provided that this shall in no way limit any such liability of a Member or the Manager to another Member under any other Transaction Document; provided, further, that to the extent PTCs are lost as a result of representations made by the Class A Member in the Transaction Documents not being true and correct in any respect when made or deemed made, or the breach of any covenant, obligation or agreement by Class A Member or an Affiliate of the Class A Member, the value of such lost PTCs shall be recoverable as damages and will not constitute consequential, punitive, special, incidental or exemplary damages, whether or not the underlying loss of production constitutes consequential damages for which no recovery hereunder is permitted.

(b)           Each of the Members shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any other Person who is a Member, the Manager or any officer or employee of the Company, or by any other individual as to matters the Members reasonably believe are within such other individual’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distribution to the Members might properly be paid.

(c)           To the extent that, at law or in equity, a Member, in its capacity as a member or manager of the Company or otherwise, has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any Member or other Person bound by this Agreement, such Member, acting under this Agreement shall not be liable to the Company or to any Member or other Person bound by this Agreement for its good faith reliance on the provisions of this Agreement; provided, that this Section 3.6(c) shall not be construed to limit obligations or liabilities therefor, in each case as expressly stated in this Agreement or any other Transaction Document.  The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Member, in its capacity as a member or manager of the Company or otherwise, otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Member.

(d)           Ormat, in its capacity as a Member, Managing Member or Manager, shall not have any liability for breach of contract (except as provided in (i) and (ii) below) or breach of duties (including fiduciary duties) of a member or manager to the Company or to any other Person that is a party to or is otherwise bound by this Agreement, in each case, to the fullest extent permitted by the Act; provided, that (i) this Agreement shall not limit or eliminate liability for any (x) obligations expressly imposed on Ormat, as Member, Managing Member or Manager, pursuant to this Agreement or any other Transaction Document or (y) act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing or (z) fraud, willful misconduct or gross negligence and (ii) this Section 3.6(d) shall not limit or eliminate liabilities expressly stated in this Agreement or any other Transaction Document.

(e)           Liability to the Company, any Class B Member or any other Person bound by this Agreement for damages resulting from a breach or breaches by (i) the Manager of any of its obligations, covenants or agreements under the Management Services Agreement or (ii) by the Operator of any of its obligations, covenants or agreements under any O&M Agreement shall be separate and distinct from liabilities of Ormat in its capacity as a Class A Member; and damages resulting from such breach or breaches shall not be subject to the same aggregate indemnification limitations contained in Article XI regarding Class B Member Indemnified Costs.

Section 3.7           No Liability for Deficits.  Except to the extent otherwise provided by law with respect to third-party creditors of the Company and in Section 10.2(g), none of the Members shall be liable to the Company for any deficit in its Capital Account, nor shall such deficits be deemed assets of the Company.

Section 3.8            Company Property.  All property owned by the Company, whether real or personal, tangible or intangible and wherever located, shall be deemed to be owned by the Company, and no Member, individually, shall have any ownership of such property.

Section 3.9            Retirement, Resignation, Expulsion, Incompetency, Bankruptcy or Dissolution of a Member.  The retirement, resignation, expulsion, Bankruptcy or dissolution of a Member shall not, in and of itself, dissolve the Company.  The successors in interest to the bankrupt Member shall, for the purpose of settling the estate, have all of the rights of such Member, including the same rights and subject to the same limitations that such Member would have had under the provisions of this Agreement to Transfer its Membership Interest.  A successor in interest to a Member shall not become a substituted Member except as provided in this Agreement.

Section 3.10          Withdrawal of Capital.  No Member shall have the right to withdraw capital from the Company or to receive or demand distributions (except as to distributions of Distributable Cash as set forth in Article VI) or return of its Capital Contributions until the Company is dissolved in accordance with this Agreement and applicable provisions of the Act.  No Member shall be entitled to demand or receive any interest on its Capital Contributions.

Section 3.11         Representations and Warranties.  Each Member hereby represents and warrants to the Company and each other Member that the following statements are true and correct as of the date it becomes a Member (both immediately before and after the time it becomes a Member):

(a)          That Member is duly incorporated, organized or formed (as applicable), validly existing, and (if applicable) in good standing under the law of the jurisdiction of its incorporation, organization or formation; if required by applicable law, that Member is duly qualified and in good standing in the jurisdiction of its principal place of business, if different from its jurisdiction of incorporation, organization or formation; and that Member has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries, or other applicable Persons necessary for the due authorization, execution, delivery, and performance of this Agreement by that Member have been duly taken.

(b)          That Member has duly executed and delivered this Agreement and the other documents contemplated herein, and they constitute the legal, valid and binding obligation of that Member enforceable against it in accordance with their terms (except as may be limited by Bankruptcy, insolvency or similar laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity).

(c)          That Member’s authorization, execution, delivery, and performance of this Agreement does not and will not (i) conflict with, or result in a breach, default or violation of, (A) the Organizational Documents of such Member, (B) any material contract or agreement to which that Member is a party or is otherwise subject, or (C) any law, rule, regulation, order, judgment, decree, writ, injunction or arbitral award to which that Member is subject; or (ii) require any consent, approval or authorization from, filing or registration with, or notice to, any Governmental Body or other Person, unless such requirement has already been satisfied.

(d)          That Member is a “United States person” within the meaning of Section 7701(a)(30) of the Code.

(e)          That Member is an Unrelated Person.

(f)           That either (i) no part of the aggregate Capital Contribution made by that Member, constitutes assets of any “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or other “benefit plan investor” (as defined in U.S. Department of Labor Reg. §§2510.3-101 et seq.)  or assets allocated to any insurance company separate account or general account in which any such employee benefit plan or benefit plan investor (or related trust) has any interest or (ii) the source of the funding used to pay the Capital Contribution made by that Member is an “insurance company general account” within the meaning of Department of Labor Prohibited Transaction Exemption 95-60, issued July 12, 1995, and there is no employee benefit plan, treating as a single plan all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan exceeds ten percent of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the National Association of Insurance Commissioners “Annual Statement” filed with such Member’s state of domicile.

(g)           That Member is an “Accredited Investor” as such term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).  That Member has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Membership Interests and the Company, and all such questions have been answered to the full satisfaction of that Member.  That Member understands that the Membership Interests have not been registered under the Securities Act in reliance on an exemption therefrom, and that the Company is under no obligation to register the Membership Interests.  That Member will not transfer the Membership Interests in violation of the Securities Act or any other applicable securities laws.  That Member is purchasing the Membership Interests for its own account and not for the account of any other Person and not with a view to distribution or resale to others.

ARTICLE IV
CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

Section 4.1            Capital Contributions.  Except as provided in this Article IV and Section 10.2(g) of this Agreement, no Member will be required to make any Capital Contributions to the Company after the Effective Date.

Section 4.2            Capital Accounts.

(a)           A capital account (a “Capital Account”) will be established and maintained for each Member.  If there is more than one Member in a class, then each of the Members in that class will have a separate Capital Account.

(b)           A Member’s Capital Account will be increased by (i) the amount of money the Member contributes to the Company (including the value of services deemed contributed to the Company by such Member which shall include operations and maintenance services provided for a reduced fee), (ii) the net value of any property the Member contributes or is deemed to contribute to the Company (i.e., the fair market value of the property net of liabilities secured by the property that the Company is considered to assume or take subject to under Section 752 of the Code), and (iii) the income and gain the Member is allocated by the Company, including any income and gain that are exempted from tax.  A Member’s Capital Account will be decreased by (i) the amount of Distributable Cash distributed or deemed distributed to the Member by the Company, (ii) the net value of any property distributed to the Member by the Company (i.e., the fair market value of the property net of liabilities secured by the property that the Member is considered to assume or take subject to under Section 752 of the Code), (iii) any expenditures of the Company described in Section 705(a)(2)(B) of the Code (i.e., that cannot be capitalized or deducted in computing taxable income) that are allocated to the Member; and (iv) losses and deductions that are allocated to the Member.

(c)           The Company’s property will be revalued, and the Capital Accounts of the Members will be reset to reflect that revaluation as directed by Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to the following events:  (i) if any new or existing Member makes more than a de minimis Capital Contribution in exchange for a new or additional Membership Interest, (ii) if Distributable Cash or other property is distributed by the Company to a Member to redeem its Membership Interest, or (iii) if the Company is liquidated.

(d)           The Capital Account balances and Capital Interest of each Member on the Closing Date are shown in Schedule 4.2(d).

(e)           The Managing Member will update Schedule 4.2(d) from time to time as necessary to reflect accurately the information therein.  Any such updating will be consistent with how this Article IV requires that the Capital Accounts be maintained.  Any reference in this Agreement to Schedule 4.2(d) will be treated as a reference to Schedule 4.2(d) as amended and in effect from time to time.

(f)           If all or a portion of a Membership Interest in the Company is Transferred in accordance with the terms of this Agreement, then the transferee will succeed to the Capital Account of the transferor to the extent it relates to the Membership Interest so Transferred.

(g)          The provisions of this Agreement relating to maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and will be interpreted and applied in a manner consistent with such Treasury Regulation or any successor provision.

Section 4.3            Capital Contributions of the Class B Member.

(a)           Subject to Section 4.3(b) below, on each Contribution Date, the Class B Member shall contribute an amount equal to the applicable PTC Payment Rate as set forth in Schedule 4.3(b) multiplied by the dollar amount of PTCs actually allocated to the Class B Member (as set forth in the applicable PTC Report) in excess of the PTC Threshold Amount as set forth in Schedule 4.3(b) applicable for such period; provided, that, notwithstanding anything to the contrary herein, the aggregate obligation of the Class B Member to make contributions to the Company under this Section 4.3 shall not exceed $11 million.

(b)           Without limiting its obligation under Section 4.3(a), if (i) the Class B Member cannot determine the amount of the Capital Contribution it is required to make on any Contribution Date under Section 4.3(a) because the applicable PTC Report has not been delivered to such Class B Member as required pursuant to Section 7.1(f), (ii) a good faith dispute pursuant to Section 7.1(g) is ongoing with the Class B Member with respect to the calculation of items in a PTC Report or (iii) a good faith dispute pursuant to Section 13.11(b) is ongoing with such Class B Member as to whether the Flip Date has occurred, the Class B Member’s obligation to make such Capital Contribution shall automatically be extended, without any interest accruing thereon as a result of such delay, until, with respect to clause (i) above within 15 days following the delivery of such PTC Report or, with respect to clauses (ii) or (iii) above, resolution of such dispute pursuant to Section 7.1(g) or Section 13.11(b), as applicable.  If the Class B Member makes a Capital Contribution on a Contribution Date based upon an estimate of PTCs generated and allocated to the Class B Member that is later determined to be greater or lesser than the actual PTCs generated and allocated to the Class B Member, then the PTC Amount shall be reduced or increased as set forth in Schedule 4.3(b).  In addition, notwithstanding anything herein to the contrary, if (i) the Class A Member, in its capacity as the Managing Member, shall have breached Section 8.3, any covenant contained in Article XII in any material respect and such breach shall not have been cured, otherwise remedied, or waived or (ii) the Class A Member shall have breached any of its representations and warranties under Article III of the Contribution Agreement, under Section 3.11 hereof or breached its covenant under Article V of the Contribution Agreement or Article XII hereof and such breach has or is reasonably likely to have a Material Adverse Effect or has or is reasonably likely to have a materially adverse effect with respect to the Class B Member, then upon the occurrence of any of the preceding in clause (i) or (ii), the Class B Member shall have no obligation to make any Capital Contributions under Section 4.3(a) until such breach or default shall have been cured, remedied or waived, in which case, the Class B Member shall be obligated to make all Capital Contributions which it would have been required to make under Section 4.3(a) no later than 30 days following the cure, remedy or waiver of such breach or default and no interest shall accrue on any such obligations during such period.

(c)           In the event that the Class B Members fail to make any Capital Contribution under Section 4.3(a) within 20 Business Days from the date such Capital Contribution is required to be made in accordance with Section 4.3(a) (subject to any extension or suspension of such obligation under Section 4.3(b) and any ongoing dispute pursuant to Section 7.1(g) or Section 13.11(b), a “Class B Contribution Default”) (such undisputed amount being a “Class B Defaulted Contribution”), the Company shall distribute to the Class A Member the distributions of Distributable Cash otherwise distributable (assuming no Class B Defaulted Contribution had occurred) to the defaulting Class B Members under Section 6.1 in an amount up to the Class B Defaulted Contribution.  Effective immediately upon the occurrence of a Class B Contribution Default, and for as long thereafter as such Class B Contribution Default shall be continuing, the Class B Defaulted Contribution then due and payable shall bear interest at a rate that is equal to 8%, calculated on a per annum basis, and such amounts shall be immediately due and payable by the Class B Members upon the Class A Member’s demand.

(d)           All payments required to be made under this Section 4.3 shall be made by wire transfer in immediately available funds.

Section 4.4            Capex Contribution

.  Ormat, or any Affiliate of Ormat, may make (but will have no obligation to make) Capital Contributions to the Company or any Project Company for any capital expenditures that the Managing Member determines (in its sole discretion and without any requirement for consent or other action by any Class B Member) is reasonable or advisable (any such contribution, a “Capex Contribution”).

Section 4.5           Working Capital Loans

.  Ormat, or any Affiliate of Ormat, may make (but will have no obligation to make) loans to the Company or any Project Company, when and as needed (as determined by the Managing Member and without any requirement for consent or other action by any Class B Member), sufficient to cover working capital, maintenance and other similar expenditure needs of the Company or any of the Project Companies in an aggregate principal amount outstanding at any time not to exceed $5 million for the Company and all Project Companies, combined (any such loan, a “Working Capital Loan”).  All Working Capital Loans shall be unsecured and repaid out of available cash flow of the Company (if the Company is the borrower) or the relevant Project Company (if such Project Company is the borrower) before any distributions of Distributable Cash to members of such entity.  Any Working Capital Loans made by Ormat or an Affiliate of Ormat shall (a) be evidenced by a note substantially in form of Exhibit F hereto and (b) otherwise be on terms equivalent in all material respects to loans that would be available from a third party lender that is not an Affiliate of Ormat.

Section 4.6           OFC and OrCal Senior Notes.

(a)           Subject to Section 4.6(c), upon the occurrence of an OFC Senior Notes Trigger Event prior to the Flip Date, the Class A Member shall have the option, but not the obligation, to (x) pay all or any portion of the outstanding indebtedness under the OFC Senior Notes which payment may include a Cure Loan, or provide a guaranty to guarantee the indebtedness under the OFC Senior Notes so long as such payment or guaranty results in the cure or waiver of the applicable default under the OFC Senior Notes, or (y) purchase all the outstanding Class B Membership Interests for a purchase price in cash in an amount equal the higher of (I) the fair market value of such Class B Membership Interests, as determined by the Appraiser, and (II) an amount that preserves the Target Internal Rate of Return.

(b)           Subject to Section 4.6(c), upon the occurrence of an OrCal Senior Notes Trigger Event prior to the Flip Date, the Class A Member shall have the option, but not the obligation, to (x) pay all or any portion of the outstanding indebtedness under the OrCal Senior Notes which payment may include a Cure Loan, or provide a guaranty to guarantee the indebtedness under the OrCal Senior Notes so long as such payment or guaranty results in the cure or waiver of the applicable default under the OrCal Senior Notes, or (y) to purchase all the outstanding Class B Membership Interests for a purchase price in cash in an amount equal the higher of (I) the fair market value of such Class B Membership Interests, as determined by the Appraiser, and (II) an amount that preserves the Target Internal Rate of Return.

(c)           Prior to the Flip Date, if the Class A Member does not exercise its option set forth in Section 4.6(a) or 4.6(b) (as applicable) with respect to the OFC Senior Notes or OrCal Senior Notes, within three Business Days after the occurrence of such OFC Senior Notes Trigger Event or OrCal Senior Notes Trigger Event, as the case may be (a “Senior Note Default”), then forthwith, so long as such OFC Senior Notes Trigger Event or OrCal Senior Notes Trigger Event, as the case may be, shall be continuing, the Class B Member (or any of their Affiliates), upon at least two Business Days advance notice to the Class A Member, shall have the right, but not the obligation, to:

(i)           pay or discharge all or any portion of the outstanding indebtedness under (A) the OFC Senior Notes in the case of a continuing OFC Senior Notes Trigger Event or (B) the OrCal Senior Notes in the case of a continuing OrCal Senior Notes Trigger Event, as applicable, by making a Cure Loan (in the case of a partial payment or discharge, a “Class B Partial Payment Option” and, in the case of a full payment or  discharge, a “Class B Full Payment Option”); provided, that any such Class B Partial Payment Option may only be made in the case of a Trigger Event and only if it cures such Trigger Event; or

(ii)           pay or discharge all (but not a portion) of the outstanding indebtedness under (A) the OFC Senior Notes in the case of a continuing OFC Senior Notes Trigger Event or (B) the OrCal Senior Notes in the case of a continuing OrCal Senior Notes Trigger Event, as applicable, or in either case (A) or (B) above, or provide a guaranty or guarantees to guarantee such indebtedness and in consideration of paying, discharging or guaranteeing the obligation to repay such indebtedness (each of the options set forth above in this Section 4.6(c)(ii), a “Punch-out Option”).

(d)           In the event that the Class B Member exercises its rights under Section 4.6(c)(ii) above, Class A Member shall cooperate with the Company to cause the transfer to the Class B Member (or its designees), all of the Company’s ownership interests in either OrCal (following a Senior Note Default under the OrCal Senior Notes) or OFC (following a Senior Note Default under the OFC Senior Notes), as the case may be (the “Class A Membership Interests Transfer”); provided that prior to or simultaneously with the Class A Membership Interests Transfer and as a condition thereto, the Class A Member, and all of their Affiliates (which shall in all cases include any party to any guaranty executed in connection therewith) shall be released from all obligations (other than indemnities and any other obligations that by their terms do not expire upon the payment in full of the obligations of Ormat Funding Corporation under the OFC Senior Notes and/or OrCal Geothermal, LLC under the OrCal Senior Notes or the termination or expiration of the applicable agreement) under the applicable Senior Notes.  The Class A Member agrees that, in connection with Class A Membership Interests Transfer, all transfers of the applicable membership interests shall be made free and clear of all liens and encumbrances except for obligations or restrictions imposed under this Agreement, the Senior Notes and the Transaction Documents, and the Class A Member agrees to take, and to cause the Company to take, all other actions (including obtaining any necessary consents) and do, or cause to be done, all other actions necessary and reasonably requested by the Class B Member (or its applicable Affiliates) to effectuate the transactions contemplated hereunder.

(e)           Notwithstanding anything to the contrary in this Agreement, the Members agree, that upon (a) a Class B Partial Payment Option or Class B Full Payment Option, (b) a Punch-out Option or (c) the occurrence and continuation of a Senior Notes Event of Default with respect to which OFC or OrCal, as applicable, has received or given notice under the applicable Senior Note Indenture, (x) no Distributable Cash will be distributed to the Class A Member and (y) Distributable Cash will be distributed to the Class B Member to the greatest extent possible and the Transaction Documents will be modified accordingly so that the Class B Member achieves its Target Internal Rate of Return as close to December 31, 2016 as possible, and for purposes of clause (b) taking into account any fees, expenses and costs incurred in connection with the Class A Membership Interests Transfer (including legal fees, and any income tax liability resulting from such transfer).

(f)           Notwithstanding anything to the contrary in this Agreement and without duplicating any amounts owed under Section 4.6(e), the Class A Member shall indemnify on an after tax basis the Class B Member from and against any income tax liability resulting from the exercise by the Class B Member of the Class B Partial Payment Option, the Class B Full Payment Option, the Punch-out Option or the Class A Membership Interests Transfer.

(g)           In connection with any Senior Note Default and until the Flip Date, the Members shall not, and shall not permit any of their Affiliates to, acquire any interest in the Project Companies, Projects or assets of the Project Company, in each case, except in connection with a public sale or auction, or any other sale process that has been opened to both the Class A Member and the Class B Member or any of their respective Affiliates.

ARTICLE V
ALLOCATIONS

Section 5.1           Allocations.  For purposes of maintaining Capital Accounts, except as otherwise provided in Section 10.2 and after giving effect to Section 5.2, all items of Company income and loss, gain, deduction and credit will be allocated among the Members as follows:

(a)           for the period from the Closing Date through the later of (i) the Flip Date or (ii) December 31, 2016, 99 percent to the Class B Member and 1 percent to Class A Member; and

(b)           thereafter, 5 percent to the Class B Member and 95 percent to Class A Member.

(c)           Notwithstanding the foregoing and subject to the next paragraph, (i) all items of loss or deduction with respect to depletion of the Steam Resource (other than excess percentage depletion within the meaning of Treasury Regulations Section 1.704-1(b)(4)(iii), which for the avoidance of doubt shall be allocated in accordance with clause (ii), below), will be allocated 74 percent to the Class B Member and 26 percent to the Class A Member through the later of the Flip Date or December 31, 2016, and thereafter 5 percent to the Class B Member and 95 percent to the Class A Member, and (ii) any excess percentage depletion of the Steam Resource within the meaning of Treasury Regulations Section 1.704-1(b)(4)(iii) will be allocated in accordance with Sections 5.1(a) and 5.1(b) hereof, such that this Section 5.1(c)(ii) is intended to comply with, and will be applied and interpreted consistent with Treasury Regulations Section 1.704-1(b)(4)(iii).

(d)           Notwithstanding the foregoing, no allocations of items of loss or deductions shall be made to a Member if such allocation would cause such Member to have or increase the deficit in such Member’s Adjusted Capital Account; provided, however, that once the deficit in the Class B Member’s Adjusted Capital Account has been eliminated, no allocation will be made to the Class B Member that would result in the recurrence of a deficit in the Class B Member’s Adjusted Capital Account; provided, further, that if there is deficit balance in the Capital Account of the Class B Member after the later of (i) the Flip Date or (ii) December 31, 2016, items of income will be allocated to the Class B Member in the largest amount possible and items of loss will be allocated to the Class A Member to the extent necessary (in each case subject to the limitation that any such allocation shall not result in less than 5% of any item of income for any taxable year being allocated to the Class B Member or less than 1% of any item of income or loss for any taxable year being allocated to the Class A Member (the “Safe Harbor Limitation”) in order to eliminate such deficit balance as quickly as possible; and provided, further, that after the later of (i) the Flip Date or (ii) December 31, 2016, if the Class A Member has a deficit in its Adjusted Capital Account, then items of income and gain will be allocated to the Class A Member in the largest amount possible and subject to the first proviso of this Section, items of loss and deduction will be allocated to the Class B Member, to the extent necessary, in each case subject to the Safe Harbor Limitation, in order to eliminate such deficit balance as quickly as possible.  Any items of loss or deduction that if allocated to a Member would cause or increase a deficit in that Member’s Capital Account in excess of the amount such Member is required to restore pursuant to Section 10.2(g) shall instead be allocated to the other Member subject to the limitations set forth in the preceding sentence; provided, that with the consent of the Class B Member and to the extent consistent with the Safe Harbor Limitation and Section 704(b) of the Code, to the extent losses are reallocated to the Class A Member such losses will be reallocated in the following priority: (w) interest expense, (x) depletion of the Steam Resource (other than excess percentage depletion of the Steam Resource within the meaning of Treasury Regulations Section 1.704-1(b)(4)(iii), which for the avoidance of doubt shall be allocated in accordance with Section 5.1(c)(ii)), (y) any other items of loss or deduction other than depreciation (including, for the avoidance of doubt, any intangible drilling and development costs deductible pursuant to Section 263(c) of the Code) and (z) depreciation deductions.

Section 5.2            Adjustments.  The following adjustments will be made in the allocations in Section 5.1 in the following order of priority to comply with Treasury Regulation Section 1.704-1(b):

(a)           If there is a net decrease in Company Minimum Gain during any Tax Year, each Member will be specially allocated items of Company income and gain for such Tax Year (and, if necessary, for subsequent Tax Years), to the extent if such income and gain, in an amount equal to the portion of such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulation Section 1.704-2(g)(2) and as set forth in the Base Case Model, except to the extent any exception contained in Treasury Regulation Section 1.704-2(f) applies.  The items of Company income or gain to be allocated will be determined in accordance with Treasury Regulation Sections 1.704-2(f)(6) and 1.704-2(j)(2).  This subsection (a) is intended to comply with, and will be applied and interpreted consistent with, such sections of the Treasury Regulations.

(b)           If there is a net decrease in Minimum Gain Attributable to Member Nonrecourse Debt during any Tax Year, determined in accordance with Treasury Regulation Section 1.704-2(i)(3), then, except as provided in Treasury Regulation Section 1.704-2(i)(4), each Member who has a share of Minimum Gain Attributable to Member Nonrecourse Debt, determined in accordance with Treasury Regulation Section 1.704-2(i)(5), will be allocated items of income and gain for such Tax Year (and, if necessary, subsequent Tax Years) in an amount equal to such Member’s share of the net decrease in Minimum Gain Attributable to Member Nonrecourse Debt.  The items of Company income or gain to be allocated will be determined in accordance with Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2).  This subsection (b) is intended to comply with Treasury Regulation Section 1.704-2(i)(4) and will be applied and interpreted in accordance with such Treasury Regulation.

(c)           Nonrecourse Deductions will be allocated among the members in the same proportions as the allocations of income and loss were made for the Tax Year pursuant to Section 5.1.  The Members intend that these allocations will follow the allocations of significant items of partnership income and loss allocable to property securing the indebtedness and will be reasonably consistent with allocations that have substantial economic effect and in compliance with Treasury Regulation Section 1.752-3(a)(3).

(d)           Any Member Nonrecourse Deductions will be allocated in accordance with Treasury Regulation Section 1.704-2(i) to the Member who bears the economic risk of loss for the Member Nonrecourse Debt to which such Member Nonrecourse Deductions relate.

(e)           In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) resulting in any deficit in such Member’s Adjusted Capital Account, items of income and gain will be specially allocated to such Member in any amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the deficit in such Member’s Adjusted Capital Account as quickly as possible.  The items of income or gain to be allocated will be determined in accordance with Treasury Regulation Section 1.704-1(b)(2)(ii)(d).  This subsection (e) is intended to comply with Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and will be applied and interpreted in accordance with such Treasury Regulation; provided, that the special allocation pursuant to this subsection (e) will be made only if and to the extent that such Member would have a deficit in its Adjusted Capital Account balance after all of the other special allocations provided for in this Section 5.2 have been tentatively made as if this subsection (e) were not in this Agreement.

(f)           No items of loss or deduction will be allocated to any Member to the extent that any such allocation would cause the Member to have, or increase the amount of, an existing deficit in such Member’s Adjusted Capital Account at the end of any Tax Year.  All items of loss or deduction in excess of the limitation set forth in this subsection (f) will be allocated among such other Members that have positive Adjusted Capital Accounts, pro rata, in proportion to such Adjusted Capital Accounts, until each such Member’s positive Adjusted Capital Account is reduced to zero; provided, that this subsection (f) will apply only to the extent that such Member would have a deficit in its Adjusted Capital Account after all of the other allocations provided for in this Section 5.2 have been tentatively made as if this subsection (f) and subsection (e) above were not in this Agreement.

(g)           In the event any Member has a deficit in such Member’s Adjusted Capital Account at the end of any Tax Year, each such Member will be specially allocated items of income and gain as quickly as possible to eliminate such deficit in its Adjusted Capital Account; provided, that an allocation pursuant to this subsection (g) will be made if and only to the extent that such Member would have a deficit in its Adjusted Capital Account in excess of such sum after all of the other allocations provided for in Section 5.1 and this Section 5.2 have been tentatively made as if this subsection (g) and subsection (e) above were not in this Agreement.

(h)           To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 734(b) or 743(b) of the Code is required to be taken into account in determining the Capital Accounts of the Members under Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the amount of such adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss will be specially allocated among the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m) as contemplated by Section 5.2(j).

(i)           The allocations required by Section 5.2(a) through (h) are intended to comply with the requirements of Treasury Regulation Sections 1.704-1(b), 1.704-1(d)(4) and 1.704-2.  It is the intent of the Members that, to the extent the Company can do so consistently with the Treasury Regulations, the net amount of the allocations under this Article V to each Member will be the net amount that would have been allocated to each Member if this Agreement did not contain Section 5.2(a) through (h).

(j)           Upon a transfer of a Company asset that constitutes “capital gain property” within the meaning of Treasury Regulation Section 1.755-1(a)(1), then notwithstanding any other provision of this Section 5.2 or Section 10.2, any item of gain resulting from such transfer shall be allocated first to any Member that has a deficit in its Capital Account and thereafter as set forth in Sections 5.1(a) and (b).  For the avoidance of doubt, gain for purposes of this Section 5.2(j) shall not include any gain for which Sections 1245(a)(1) or 1250(a) of the Code would apply.

Section 5.3            Tax Allocations.

(a)           Except as otherwise provided in this Section 5.3, for federal, state and local income tax purposes each item of income, gain, deduction and loss of the Company will be allocated to the Members in the same manner as the correlative item computed for purposes of the Capital Accounts is allocated and credited or debited pursuant to Sections 5.1 and 5.2.  Allocations pursuant to this Section 5.3 are solely for purposes of federal, state and local taxes and will not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of income, gain, deduction or loss or items thereof or distributions pursuant to any provision of this Agreement.

(b)           In order to remove book/tax discrepancies attributable to an asset contributed to the Company by a Member or with respect to which an adjustment to the Gross Asset Value was made pursuant to subsection (b) of the definition of “Gross Asset Value,” items of taxable income, gain, loss and deduction will be allocated solely for federal, state and local income tax purposes as follows:

(i)           Items of Company income, gain, loss and deduction with respect to any property contributed to the Company (including income, gain, loss and deduction determined with respect to the alternative minimum tax) will be allocated among the Members in accordance with Section 704(c) of the Code and the Treasury Regulations thereunder so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value.  The Company will use the “remedial method” described in Treasury Regulation Section 1.704-3(d).

(ii)           In the event the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) of the definition of “Gross Asset Value,” subsequent allocations of Company taxable income, gain, loss and deduction with respect to such asset will take account of any variation between the adjusted basis of such asset (including such adjusted basis for alternative minimum tax purposes) and its Gross Asset Value in the same manner as under Section 704(c) of the Code and the Treasury Regulations thereunder, and, if such property was originally contributed to the Company by a Member, will be allocated in accordance with subsection (i) above.

(c)           If any portion of gain recognized from the disposition of an asset by the Company represents the “recapture” of previously allocated deductions by virtue of the application of Section 1245 or 1250 of the Code (“Recapture Gain”), such Recapture Gain will be allocated, solely for income tax purposes in accordance with Treasury Regulation Sections 1.1245-1(e)(2) and (3) and 1.1250-1(f).

(d)           To the extent that an adjustment to the adjusted tax basis of any asset of the Company is made pursuant to Section 743(b) of the Code as a result of a Transfer of a Membership Interest in the Company, any adjustment will affect the transferee only and will not affect the Capital Account of the transferring Member or the transferee.  In such case, the transferee will be required to agree to provide to the Company (i) information about the allocation of any step-up or step-down in basis to the assets of the Company and (ii) the depreciation or amortization method for any step-up in basis to the assets of the Company.

Section 5.4            Other Allocation Rules.

(a)           In the event a Member Transfers its Membership Interest during a Tax Year, the allocation of Company items of income and loss allocated to such Member and its transferee for such Tax Year will be made between such Member and its transferee in accordance with Section 706 of the Code using any convention permitted by such Section 706 of the Code and selected by the Managing Member.

(b)           The Members agree that excess Nonrecourse Liabilities of the Company allocated to the Members under Treasury Regulation Section 1.752-3(a)(3) will be allocated in accordance with their respective shares of income and loss under Section 5.1(a).  The allocations required by this subsection (b) are intended to comply with the requirements of Treasury Regulation Section 1.752-3(a)(3) and Revenue Ruling 95-41.

(c)           To the extent permitted by Treasury Regulation Section 1.704-2(h)(3) and 1.704-2(i)(6), the Members will endeavor to treat distributions of Distributable Cash as having been made from the proceeds of a Nonrecourse Liability or a Member Nonrecourse Debt only to the extent such distribution would cause or increase a deficit in the Adjusted Capital Account for any member.

(d)           Unless otherwise required by applicable law, the Company shall not treat any portion of the Existing Indebtedness as “recourse” debt for purposes of Section 752 of the Code or Treasury Regulation Section 1.704-2 as a result of the obligation of any Member to make contributions of cash to the Company under Article IV of this Agreement.

(e)           For the avoidance of doubt, income and interest accrued on the Existing Indebtedness prior to the Closing Date and cash from the operation of the Projects prior to the Closing Date (including cash trapped in any reserve account) shall be for the sole account of the Class A Member and shall not be subject to the allocation provisions set forth in this Article V or the distribution provisions set forth in Article VI.

ARTICLE VI
DISTRIBUTIONS

Section 6.1            Distributions.

(a)           Except as provided otherwise in this Section 6.1, Section 4.5 or Section 10.2, Distributable Cash will be distributed to the Members as follows:

(i)           for periods prior to December 31, 2016 (unless the Flip Date has occurred earlier, and clause (iii) of this Section 6.1(a) controls), 100 percent to the Class A Member;

(ii)          from January 1, 2017 (unless the Flip Date has occurred earlier, and clause (iii) of this Section 6.1(a) controls) until the Flip Date, 100 percent to the Class B Member; and

(iii)         from and after the Flip Date, 2.5 percent to the Class B Member and the remainder to the Class A Member;

provided, however, that in the case of clause (i) or (iii) to the extent the Class B Member has any tax liabilities associated with minimum gain chargebacks, the percentage of distributions of Distributable Cash shall be adjusted so that the amount of Distributable Cash needed to offset the Class B Member’s federal income tax liabilities associated with minimum gain chargebacks shall always be distributed to the Class B Member, assuming a tax rate equal to the then highest federal income tax rate applicable to corporations; provided, further, that Capital Contributions made by the Class B Member are not available to be distributed to the Class B Member.

(b)           Intentionally omitted.

(c)           Distributions of Distributable Cash pursuant to this Section 6.1 will be made by the Managing Member on each Distribution Date.

(d)           Notwithstanding anything herein to the contrary, without the consent of all the Members, no distributions shall be made to any Member hereunder so long as (i) a payment default under any Senior Note shall have occurred and be continuing, (ii) the Managing Member reasonably expects that a payment default will or is reasonably likely to occur on or prior to the next applicable Distribution Date, or (iii) the Company has not complied with its obligations (and such obligations have not been voluntarily satisfied by Ormat or its Affiliates) under Section 13.16(d); provided, however, that to the extent there is Distributable Cash in excess of such payment default under the Senior Note and the amount of any Debt Service Reserve Requirement (as defined in each Senior Note Indenture) deficiency, the Managing Member shall make a distribution of such Distributable Cash.

(e)           To the extent the Class B Member fails to make any Capital Contribution under Section 4.3(a) as described in Section 4.3(c), any Distributable Cash required to be distributed to the Class B Member under this Agreement will be distributed to the Class A Member.

Section 6.2           Withholding Taxes.  If the Company is required to withhold taxes with respect to any allocation or distribution of Distributable Cash to any Member pursuant to any applicable federal, state or local tax laws, the Company may, after first notifying the Member and permitting the Member, if legally permitted, to contest the applicability of such taxes, withhold such amounts and make such payments to taxing authorities as are necessary to ensure compliance with such tax laws.  Any funds withheld by reason of this Section 6.2 shall nonetheless be deemed distributed to the Member in question for all purposes under this Agreement.  If the Company did not withhold from actual distributions of Distributable Cash any amounts it was required to withhold, the Company may, at its option, (i) require the Member to which the withholding was credited to reimburse the Company for such withholding, or (ii) reduce any subsequent distributions of Distributable Cash by the amount of such withholding.  This obligation of a Member to reimburse the Company for taxes that were required to be withheld shall continue after such Member Transfers its Membership Interests in the Company.  Each Member agrees to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist it in determining the extent of, and in fulfilling, any withholding obligations it may have.

Section 6.3            Limitation upon Distributions.  No distribution or deemed distribution of Distributable Cash shall be made:  (a) if such distribution of Distributable Cash would violate any contract or agreement to which the Company is then a party or any Legal Requirement then applicable to the Company, (b) to the extent that the Managing Member determines, in accordance with the Prudent Operator Standard, that any amount otherwise distributable should be retained by the Company to pay, or to establish a reserve for the payment of, any liability or obligation of the Company or any Project Company, whether liquidated, fixed, contingent or otherwise, or to hedge an existing investment, including funding reserve accounts for spare parts and operational and maintenance costs for the Projects, or (c) to the extent that the Managing Member, in accordance with the Prudent Operator Standard, determines that the Distributable Cash is insufficient to permit such distribution or deemed distribution.

Section 6.4            No Return of Distributions.  Any distribution of Distributable Cash or deemed distribution or property pursuant to this Agreement shall be treated as a compromise within the meaning of Section 18-502(b) of the Act and, to the fullest extent permitted by law, any Member receiving or deemed to receive the payment of any such money or distribution of any such property shall not be required to return any such money or property to any Person, the Company or any creditor of the Company.  However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to return such money or property, such obligation shall be the obligation of such Member and not of the other Members.  Without limiting the generality of the foregoing, a deficit Capital Account of a Member shall not be deemed to be a liability of such Member nor an asset or property of the Company.

Section 6.5            Substitute Payments.  If the Company or any Project Company receives any payments designated as compensation for any lost electrical production (including, without limitation, PTCs associated with such lost electrical production and any gross up amounts related thereto) relating to the construction, development, maintenance, testing and/or operation of any of the Projects (including any payment or indemnity received pursuant to Section 12.1 or any power purchase agreement with respect to any curtailment thereunder but excluding any payment of liquidated damages), the Managing Member shall determine the characterization of such payment (i.e., as a payment for lost PTCs or a payment for lost revenues under a power purchase agreement) and shall distribute such payment to the Members as appropriate, it being understood and agreed by the Members that a payment characterized as a payment for lost PTCs shall be distributed to the Members in accordance with the ratios set forth in Section 5.1 and all items of income associated therewith shall be allocated to the Members in accordance with Section 5.1, and a payment characterized as a payment for lost revenues under a power purchase agreement shall be distributed to the Members in accordance with the ratios set forth in Section 6.1; provided that any such determination, and any amendments to this Agreement required to implement such determination, shall be subject to obtaining the consent of the Members.

ARTICLE VII
ACCOUNTING AND RECORDS

Section 7.1             Reports.

(a)           The Managing Member shall cause the Manager to prepare and deliver (or caused to be prepared and delivered) to each Member on or before the 20th day after the end of each month, a written report (each, an “Operations Report”), in the form attached hereto as Exhibit D and such other relevant operational information as may from time to time be reasonably requested by a majority (by voting power) of the Class B Members.

(b)           The Managing Member shall cause the Manager to prepare or cause to be prepared, and shall submit to each Member, an annual capital and operating budget for each Project Company no later than 30 calendar days prior to the start of each Fiscal Year (the “Annual Budget”).  The Annual Budget for each Fiscal Year will become effective automatically for any Fiscal Year, (A) if the aggregate expense amount reflected in the Annual Budget for any Fiscal Year does not exceed by more than ten percent the budgeted expense amount reflected in the immediately preceding Annual Budget, or (B) 15 calendar days after the Annual Budget is sent to each Member as provided in this Section, unless within such period a Class B Member holding 50 percent or more of the outstanding Class B Membership Interests gives the Managing Member written notice stating in reasonable detail which items of the Annual Budget they question or object to and the reasons for such question or objection, in which case the Annual Budget shall become effective with respect to (x) those items that are not subject to question or objection as set forth in the Annual Budget as submitted to Members and (y) pending resolution of any question or objection, the amount of any item subject to a question or objection shall be deemed to be ten percent greater than the amount in the immediately preceding Annual Budget, or (C) upon approval by Super-Majority Vote with respect to any item subject to question or objection that is not otherwise resolved by the Members, or (D) otherwise, as provided in Section 13.11.  Upon approval of a Super-Majority vote, the Managing Member may request that any budgeted amount reflected in the Base Case Model for any Fiscal Year be prospectively adjusted to give effect to any increases in costs or expenses that the Managing Member believes will affect budgeted amounts for more than one Fiscal Year.

(c)           The Managing Member shall cause the Manager to prepare and deliver to each Member on or before the 30th day after the end of each month a report setting forth the calculation of distributions of Distributable Cash for such month determined in accordance with Article VI hereof (the “Distribution Report”) in the form attached hereto as Exhibit E and such other relevant operational information as may from time to time be reasonably requested by a Class B Member holding 25 percent or more of the outstanding Class B Membership Interests.

(d)           The Managing Member shall cause the Manager to (i) calculate at least annually whether the Class B Members have reached the Target Internal Rate of Return; and (ii) send the Class B Members, within 120 days after the end of each Fiscal Year in which the Target Internal Rate of Return was not achieved, a report showing where it believes the Class B Members are in relation to the Target Internal Rate of Return (the “Annual IRR Report”).

(e)           The Managing Member shall cause the Manager to notify the Class B Members in writing at least ten days before the Distribution Date following the month in which it believes the Class B Members achieved the Target Internal Rate of Return or at least 30 days before making any liquidating distributions, in connection with a liquidation of the Company pursuant to Section 10.1, if it believes the Class B Members will achieve the Internal Rate of Return as a consequence of the liquidating distributions (the “Target IRR Notice”).  The Target IRR Notice will include the Managing Member’s Internal Rate of Return calculations and, in the case of a notice delivered in connection with a liquidation, the allocations and distributions that the Managing Member proposes to make to the Class B Members under Section 10.2 in light of the calculations.

(f)           On or before the 15th day following each Fiscal Year, the Managing Member shall cause the Manager to deliver to the Members a written report (each a “PTC Report”), in the form attached hereto as Exhibit H, setting forth a calculation of the PTCs generated by the Projects and allocated to the Class B Members for such preceding Fiscal Year.  For the Fiscal Year in which the Flip Date occurs (subject to the resolution of any good faith dispute with respect to the determination of the Flip Date pursuant to Section 13.11(b)), the PTC Report shall also set forth (i) the allocation of such estimated PTCs to the Class B Members for such Fiscal Year, (ii) the amounts owing by the Class B Members pursuant to Section 4.3(a) in respect of such PTCs generated by the Projects and allocated to the Class B Members and (iii) the aggregate total of PTCs calculated for the Projects since the Flip Date.

(g)           If a Class B Member holding 25 percent or more of the outstanding Class B Membership Interests disputes (in good faith) the calculation of any items in a PTC Report, then such Class B Member shall notify the Managing Member not more than 20 Business Days after such Class B Member has received the applicable PTC Report from the Managing Member.

(i)           In such event, such Class B Member and the Managing Member shall consider the issues raised or in dispute and discuss such issues with each other and attempt to reach a mutually satisfactory agreement.  If notice of dispute is not given by such Class B Member within such period, each PTC Report will be final and binding on the Members.

(ii)           If the dispute as to the calculations is not promptly resolved within ten Business Days of such notification of the dispute, such Class B Member and the Managing Member shall each promptly present their interpretations to the Independent Accounting Firm, and shall instruct the Independent Accounting Firm to determine the correct amount of the calculations in dispute and to resolve the dispute promptly.  The Independent Accounting Firm will make a determination as to each of the items in dispute, which must be (i) in writing, (ii) furnished to each Member and made in accordance with this Agreement, and which determination, absent manifest error, will be conclusive and binding on all Members.  Each Member shall use reasonable efforts to cause the Independent Accounting Firm to render its decision as soon as reasonably practicable, including by promptly complying with all reasonable requests by the Independent Accounting Firm for information, books, records and similar items.

(iii)           In the event the Independent Accounting Firm determines that any of the calculations in dispute were incorrect in any material respect, the fees and expenses of the Independent Accounting Firm shall be borne by the Class A Member.  In all other cases the fees and expenses of the Independent Accounting Firm shall be borne by such Class B Member.

(iv)           The Class B Members will contribute to the Company the full amount then due and owing, if any, within five Business Days following (x) the receipt of the written determination of the Independent Accounting Firm or (y) reaching a mutually satisfactory agreement under clause (i), above.

(h)           Except as otherwise required under Section 8.4, the Managing Member shall, or shall cause the Manager to, provide (i) all reports, notices, or other written communication relating to any dispute, potential default or event of default in connection with the Senior Notes, and (ii) any other required report or formal, written notice received or delivered by Ormat, or any of its subsidiaries, from or, as applicable, to the trustee under any Senior Note Indenture, in each case, to the Class B Member within five Business Days of receipt or delivery of such reports, notices, or other written communication.

Section 7.2             Books and Records and Inspection.

(a)           The Managing Member shall cause the Company to keep and shall cause, on behalf of the Company, the Manager to maintain, full and accurate books of account, financial records and supporting documents, which shall reflect, completely, accurately and in reasonable detail in all material respects each transaction of the Company and such other matters as are usually entered into the records or maintained by Persons engaged in a business of like character or as are required by law, and all other documents and writings of the Company.  The books of account, financial records, and supporting documents and the other documents and writings of the Company shall be kept and maintained by the Manager at the principal office of the Company.  The financial records and reports of the Company shall be kept in accordance with GAAP and kept on an accrual basis.

(b)           In addition to and without limiting the generality of Section 7.2(a), the Managing Member shall cause the Company to keep and shall cause, on behalf of the Company, the Manager to maintain at the Company’s principal office:

(i)           true and full information regarding the status of the financial condition of the Company, including any financial statements for the three most recent years;

(ii)           promptly after becoming available, a copy of the Company’s federal, state, and local income Tax Returns for each year;

(iii)          minutes of the proceedings of the Members and the Managing Member;

(iv)          a current list of the name and last known business, residence or mailing address of each Member and the Manager;

(v)           a copy of this Agreement and the Certificate of Formation, and all amendments thereto, together with executed copies of any written powers of attorney pursuant to which this Agreement and such Certificate of Formation and all amendments thereto and copies of written consents of Members;

(vi)           true and full information regarding the amount of cash and a description and statement of the agreed value of any other property and services contributed by each Member, and the date upon which each became a Member;

(vii)           copies of records that would enable a Member to determine the Member’s relative shares of the Company’s distributions and the Member’s relative voting rights; and

(viii)          all records related to the production and sale of electricity by the Project Companies bearing on the qualification of such sales for PTCs.

(c)           Upon at least five Business Days prior notice to the Managing Member, all books and records of the Company shall be open to inspection and copying by any of the Members or their Representatives during business hours and at such Member’s expense, for any purpose reasonably related to such Member’s interest in the Company, provided that any such inspection or copying is conducted in a manner which does not unreasonably interfere with the Company’s business.

Section 7.3             Bank Accounts, Notes and Drafts.

(a)           All funds not required for the immediate needs of the Company may be placed in Permitted Investments, which investments shall have a maturity appropriate for the anticipated cash flows needs of the Company.  All Company funds shall be deposited and held in accounts which are separate from all other accounts maintained by the Members and the Manager, and the Company’s funds shall not be commingled with any other funds of any other Person, including any Manager, any Member or any Affiliate (other than the Company itself) of a Manager or a Member.

(b)           The Members acknowledge that the Managing Member or the Manager may maintain Company funds in accounts, money market funds, certificates of deposit, other liquid assets in excess of the insurance provided by the Federal Deposit Insurance Corporation, or other depository insurance institutions and that neither the Managing Member nor the Manager shall be accountable or liable for any loss of such funds resulting from failure or insolvency of the depository institution, so long as any such maintenance of funds is in compliance with the first sentence of Section 7.3(a).

(c)           Checks, notes, drafts and other orders for the payment of money shall be signed by such Persons as the Managing Member from time to time may authorize, including the Manager.  When the Managing Member so authorizes, the signature of any such Person may be a facsimile.

Section 7.4             Financial Statements.

(a)           As soon as practical after the end of each Quarter, but in any event within 60 calendar days after the end of each Quarter (excluding the Quarter ending December 31 of each year), the Managing Member shall cause the Manager to furnish to each Member unaudited consolidated financial statements with respect to such Quarter for the Company consisting of (i) a balance sheet showing the Company’s financial position as of the end of such Quarter, (ii) profit and loss statements for the Company for such Quarter, and (iii) a statement of cash flows for the Company for such Quarter.

(b)           As soon as practical after the end of each Fiscal Year, but in any event within 120 calendar days after the end of the Fiscal Year, the Managing Member shall cause the Manager to furnish to each Member consolidated financial statements with respect to such Fiscal Year for the Company that are audited and certified by the Accounting Firm as presenting fairly in all material respects the financial conditions and results of operations of Ormat Funding Corporation and OrCal Geothermal Inc. in accordance with GAAP consistently applied, subject only to normal year-end audit adjustments, consisting of (i) a balance sheet showing the Company’s financial position as of the end of such Fiscal Year, (ii) profit and loss statements for the Company for such Fiscal Year, (iii) a statement of cash flows for the Company for such Fiscal Year and (iv) related footnotes.

Section 7.5             Partnership Status and Tax Elections.

(a)           The Members intend that the Company will be taxed as a partnership for United States federal, state and local income tax purposes.  The Members agree not to elect to be excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Code or any similar state statute and agree not to elect for the Company to be treated as a corporation, or an association taxable as a corporation, under the Code or any similar state statute.

(b)           The Company shall make the following elections on the appropriate Tax Returns:

(i)           to the extent permitted under Section 706 of the Code, to adopt as the Company’s Tax Year the 12 month period ending on December 31 effective as of December 31, 2013;

(ii)           to adopt the accrual method of accounting;

(iii)           an election under Section 754 of the Code to adjust the bases of the Company’s properties;

(iv)           to elect to amortize the organizational expenses of the Company ratably over a period of 180 months as permitted by Section 709(b) of the Code;

(v)           if approved in writing by Members representing a Super-Majority Vote, any other election the Managing Member may deem appropriate;

(vi)           to the extent permitted, to elect the alternative depreciation system pursuant to Section 168(g)(7) of the Code with respect to all 5-year MACRS property placed in service by the Company in each taxable year prior to the Flip Date, including under Treasury Regulation Section 1.704-3(d)(2); and

(vii)           to elect under Section 263(c) of the Code to deduct intangible drilling and development costs immediately.

(c)           The Company shall file an election under Section 6231(a)(1)(B)(ii) of the Code and the Treasury Regulation thereunder to treat the Company as a partnership to which the provisions of Sections 6221 through 6234 of the Code, inclusive, apply.

Section 7.6            Company Tax Returns.  The United States federal income Tax Returns for the Company and all other Tax Returns of the Company shall be prepared as directed by the Managing Member in Consultation with the other Members.  The Managing Member, in Consultation with the other Members, may extend the time for filing any such Tax Returns as provided for under applicable statutes.  At the Company’s expense, the Managing Member shall cause the Company to retain the Accounting Firm to prepare all such Tax Returns in a manner consistent with this Agreement, including the Fixed Tax Assumptions and the Base Case Model.  Each Member shall provide such information, if any, as may be reasonably needed by the Company for purposes of preparing such Tax Returns, provided that such information is readily available from regularly maintained accounting records.  The Managing Member shall cause the Manager to deliver to the other Members for their review a copy of the Company’s federal and state income Tax Returns and information returns in the form proposed to be filed for each Tax Year by no later than March 15 of the following year, and shall cause the Manager to incorporate all reasonable changes or comments to such proposed Tax Returns and information returns requested by the other Members at least ten days prior to the filing date for such returns.  After taking into account any such requested changes, the Managing Member shall cause the Company to timely file, taking into account any applicable extensions, such Tax Returns.  Within 20 days after filing such federal and state income Tax Returns and information returns, the Managing Member shall cause the Company to deliver to each Member a copy of the Company’s federal and state income Tax Returns and information returns as filed for each Tax Year, together with any additional tax-related information in the possession of the Company that such Member may reasonably and timely request in order to properly prepare its own income Tax Returns.

Section 7.7           Tax Audits.

(a)           Ormat is hereby designated as the “tax matters partner,” as that term is defined in Section 6231(a)(7) of the Code (the “Tax Matters Partner”), of the Company, with all of the rights, duties and powers provided for in Sections 6221 through 6234 of the Code, inclusive.  The Tax Matters Partner is hereby directed and authorized to take whatever steps the Tax Matters Partner, in its reasonable discretion, deems necessary or desirable to perfect such designation, including filing any forms or documents with the IRS, taking such other action as may from time to time be required under the Treasury Regulations and directing the Manager to take any of the foregoing actions.  The Tax Matters Partner shall remain as the Tax Matters Partner so long as it retains any ownership interests in the Company unless the Tax Matters Partner requests that it not serve as Tax Matters Partner and such request is approved by (i) a Super-Majority Vote of the Members, if such request is made prior to the Flip Date or (ii) the Majority Vote of Members, if such request is made after the Flip Date.

(b)           The Tax Matters Partner, in Consultation with the other Members, shall direct, or cause the Manager to direct, the defense of any claims made by the IRS to the extent that such claims relate to the adjustment of Company items at the Company level and, in connection therewith, shall cause the Company to retain and to pay the fees and expenses of counsel and other advisors chosen by the Tax Matters Partner in Consultation with the other Members.  The Tax Matters Partner shall promptly deliver, or shall cause the Manager to promptly deliver, to each Member a copy of all notices, communications, reports and writings received from the IRS relating to or potentially resulting in an adjustment of Company items, shall promptly advise, or cause the Manager to promptly advise, each Member of the substance of any conversations with the IRS in connection therewith and shall keep, or cause the Manager to keep, the Members advised of all developments with respect to any proposed adjustments which come to its or the Manager’s, as the case may be, attention.  In addition, the Tax Matters Partner shall or shall cause the Manager to (i) provide each Member with a draft copy of any correspondence or filing to be submitted by the Company in connection with any administrative or judicial proceedings relating to the determination of Company items at the Company level reasonably in advance of such submission, (ii) incorporate all reasonable changes or comments to such correspondence or filing requested by any Member and (iii) provide each Member with a final copy of correspondence or filing.  The Tax Matters Partner will provide, or cause the Manager to provide, each Member with notice reasonably in advance of any meetings or conferences with respect to any administrative or judicial proceedings relating to the determination of Company items at the Company level (including any meetings or conferences with counsel or advisors to the Company with respect to such proceedings) and each Member shall have the right to participate, at its sole cost and expense, in any such meetings or conferences.

(c)           For any issue or matter relating to the period prior to the Flip Date without the approval of Members collectively holding at least 80 percent of the Class B Membership Interests, the Tax Matters Partner shall not (i) commence a judicial action (including filing a petition as contemplated in Section 6226(a) or Section 6228 of the Code) with respect to a federal income tax matter or appeal any adverse determination of a judicial tribunal; (ii) enter into a settlement agreement with the IRS which purports to bind the Members; (iii) intervene in any action as contemplated by Section 6226(b) of the Code; (iv) file any request contemplated in Section 6227(b) of the Code; or (v) enter into an agreement extending the period of limitations as contemplated in Section 6229(b)(1)(B) of Code.  Any cost or expense incurred by the Tax Matters Partner in connection with its duties as Tax Matters Partner shall be paid by the Company.

(d)           If for any reason the IRS disregards the election made by the Company pursuant to Section 7.5(c) and commences any audit or proceeding in which it makes a claim, or proposes to make a claim, against any Member that could reasonably be expected to result in the disallowance or adjustment of any items of income, gain, loss, deduction or credit (including PTCs) allocated to such Member by the Company, then such Member shall promptly advise the other Members of the same, and such Member, in Consultation with the other Members, shall use commercially reasonable efforts to convert the portion of such audit or proceeding that relates to such items into a Company level proceeding consistent with the Company’s election pursuant to Section 7.5(c).

(e)           If any Member intends to file, pursuant to Section 6227 of the Code, a request for an administrative adjustment of any such partnership item of the Company, or to file a petition under Sections 6226, 6228 or other Sections of the Code with respect to any such partnership item or any other tax matter involving the Company, such Member shall, at least 30 days prior to any such filing, notify the other Members of such intent, which notification must include a reasonable description of the contemplated action and the reasons for such action; provided, however, that this Section 7.7(e) shall not relieve such Member’s obligation to use all commercially reasonable efforts to convert a Member level proceeding into a Company level proceeding as provided in Section 7.7(d).

Section 7.8           Cooperation.  Subject to the provisions of this Article VII, each Member shall provide the other Members with such assistance as may reasonably be requested by such other Members in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to the liability for any Taxes with respect to the operations of the Company and the Project Companies or the allowance or disallowance of any PTCs arising from the sale by the Project Companies of electricity produced in their respective Projects.

Section 7.9           Fiscal Year.  The Fiscal Year of the Company for financial reporting purposes will be a 12-month year ending December 31.

Section 7.10         Tax Year.  The Tax Year of the Company will be a 12-month year ending December 31 unless the Company is required by Section 706 of the Code to use a different Tax Year.

Section 7.11          Target Internal Rate of Return Determination.

(a)           Quarterly Determinations.  Prior to the Flip Date, the Managing Member will cause the Manager to (i) calculate using the Tracking Model at least quarterly whether the Class B Member has reached the Target Internal Rate of Return and (ii) send the Class B Member, within 45 days after the end of each Quarter in which the Target Internal Rate of Return was not achieved, a report in the form of the Target IRR Report showing where it believes the Class B Member is in relation to the Target Internal Rate of Return.  The Managing Member will make its advisers available to answer any questions regarding the calculations contained in any such Target IRR Report.

(b)           Occurrence of Flip Date.  If the Manager determines, in the manner provided in this Section 7.11, that the Flip Date has occurred, the Managing Member will notify the Class B Member in writing at least ten days before the Distribution Date following the month in which it believes the Class B Member achieved the Target Internal Rate of Return or at least 30 days  before making any liquidating distributions, in connection with a liquidation of the Company pursuant to Section 10.2, if it believes the Class B Member will achieve the Target Internal Rate of Return as a consequence of the liquidating distributions.  The notice will include the Target IRR Report showing the Managing Member’s calculations and, in the case of a notice delivered in connection with a liquidation, the allocations and distributions that the Managing Member proposes to make to the Class B Member under Section 10.2 in light of the calculations.  The Managing Member will make its advisers available to answer any questions about the calculations contained in any such Target IRR Report.

(c)           Calculation Rules and Conventions.  The Managing Member will employ the following calculation rules and conventions in determining whether the Class B Member has reached the Target Internal Rate of Return:

(i)           Continuity of Ownership.  The Managing Member will treat ownership of the Class B Membership  Interests as being continuous from the Closing Date to the relevant testing date as of which the calculation is being made without regard to any change in ownership of the Class B Membership Interests during such period.

(ii)           Cash Flows.  The “Cash Flows” taken into account in determining the Internal Rate of Return will consist solely of (A) the Capital Contributions made by the Class B Member for the Class B Membership Interests on the Closing Date and the Capital Contributions required to be made pursuant to Section 4.3, which for purposes of determining Cash Flows to calculate Internal Rate of Return will be deemed to have been made in all circumstances in accordance with Section 4.3, (B) out-of-pocket costs and expenses paid or incurred by the Class B Member in connection with any event that is the subject of a Direct Claim that the Class A Member is required to pay, including amounts relating to the enforcement of such Direct Claim or the defense of any third party claim against the Class B Member, (C) distributions to the Class B Member made on any (1) Distribution Date pursuant to Section 6.1 or (2) date of distribution of liquidation proceeds pursuant to Section 10.2(e) (or to be made on the Distribution Date or date of distribution of liquidation proceeds as of which the Internal Rate of Return is being determined), (D) subject to the proviso contained in the last sentence hereof, indemnity payments and cost and expense reimbursements received by a Class B Member from the Company or the Class A Member and (E) the Grossed-Up PTC Amount based on the PTCs received by the Class B Member determined in accordance with subsection (iii) of this Section 7.11(c) to be received on any Estimated Tax Payment Date.  Any amount received by the Class B Member which is in the nature of a recovery or replacement of,  or indemnity or compensation for, and is the substantial economic equivalent of an item which would otherwise be taken into account in the foregoing clauses (A) through (E) will be deemed received for purposes of the calculation of the Internal Rate of Return on the date so received by such Class B Member; provided, however that, any payments received pursuant to Article XI for lost depreciation deductions, other deductions and losses and credits other than PTCs shall not be taken into account for purposes of calculating the Internal Rate of Return in accordance with this Section 7.11(c)(ii).

(iii)           PTCs

1.           PTC Amounts will be calculated on the basis of the Fixed Tax Assumptions, unless any Fixed Tax Assumption is incorrect as the result of the breach of a representation or covenant by the Class A Member in this Agreement or the Contribution Agreement.  The Fixed Tax Assumptions will apply without regard to any changes in law and irrespective of any determination as to whether such assumptions were correct when made or whether any assumed or resulting tax treatment is allowable on or at any time after the Closing Date.  In all other respects PTC Amounts for any taxable period will be calculated based on the amounts actually realized or deemed to be realized under subsection (B) below in accordance with the federal income tax accounting methods and tax elections actually used with respect to such period by the Company in the preparation of its federal income tax reports and returns, or as adjusted as a result of any amended  return or federal income tax audit of the Company (other than any adjustments in an amended return or as a result of a federal income tax audit resulting in any change in the Fixed Tax Assumptions except to the extent the Fixed Tax Assumption is incorrect as the result of the breach of a representation or covenant by the Class A Member in this Agreement or the Contribution Agreement) and taking into account any change in the PTC reference price.  Notwithstanding anything herein to the contrary, the calculation of PTC Amounts shall not take into account Section 199 of the Code.

2.           Any PTCs and any adjustments to such items from a period after the Closing Date (without regard to adjustments to PTCs that result from the inaccuracy of a Fixed Tax Assumption, except to the extent such inaccuracy results from the breach of a representation or covenant by the Class A Member in this Agreement or the Contribution Agreement) allocable to the Class B Membership Interests will be deemed to produce Grossed-Up PTC Amounts on the Estimated Tax Payment Dates  (to be spread in four equal installments across the applicable Estimated Tax Payment Periods) for the Taxable Year in which such PTCs arise without regard to any provision of law limiting, restricting, deferring or disallowing such PTCs that are applicable to the Class B Member as opposed to the Company and without regard to the existence of tax liability against which the Class B Member is permitted to offset such PTC.

3.           With respect to any calendar year which has not ended prior to the date as of which the calculation is being made, the Grossed-Up PTC Amounts allocable to the Class B Member for the portion of such year as has been completed (as of the end of the month immediately preceding such date) shall be allocated ratably and treated as having been allocated on the Estimated Tax Payment Dates for such Taxable Year, including Estimated Tax Payment Dates which fall subsequent to the date.  In any case in which Grossed-Up PTC Amounts are deemed to be received after such date of distribution of liquidation proceeds, such Grossed-Up PTC Amounts shall be included in the calculation of the Target Internal Rate of Return on such future Estimated Tax Payment Date(s).

(d)           End-of-Year True Up.  If, for reasons other than inaccuracy of the Fixed Tax Assumptions (unless they are incorrect as a result of breach of a representation or covenant by the Class A Member) or the calculation assumptions and conventions in Section 7.11(c), the federal income tax return that the Company files for the Fiscal Year in which the Target Internal Rate of Return is achieved suggests that the Target Internal Rate of Return was not achieved in the month that the Company assumed, then the Managing Member will recalculate when the Target Internal Rate of Return was achieved and send a new notice that includes the Target IRR Report showing the Managing Member’s calculations to the Class B Member.  The Managing Member will also calculate the shortfall in or excess Distributable Cash, in present value terms using the Target Internal Rate of Return as the discount rate, that the Members received as a consequence of the earlier miscalculation (the “Cash Difference”).  Any Member that received actual distributions in excess of the recomputed distributions will reimburse the Company by the next Distribution Date following receipt of notification of such excess distributions.  The Company will redistribute the reimbursed excess distribution in accordance with the recomputed distributions.  If such Member does not reimburse the Company by the next Distribution  Date following receipt of notification of excess distributions, the Company may elect to either (i) sue the defaulting Member for any amounts due or (ii) withhold any cash distributions to be made to such Member until the Cash Difference has been eliminated.

(e)           Curative Flip  Allocations.  If, for reasons other than inaccuracy of the Fixed Tax Assumptions (unless they are incorrect as a result of breach of a representation or covenant  by the Class A Member) or the calculation assumptions and conventions in Section 7.11(c), after filing the federal income tax return for the year in which the Company treated the Target Internal Rate of Return as having been achieved, there is a change in PTCs the Company reported for the period through the end of the month in which the Target Internal Rate of Return was assumed to have occurred, and the Company has not yet made liquidating distributions under Section 10.2, then there will be a “Curative Flip  Allocation.”  The Managing Member will determine the shortfall between the Target Internal Rate of Return and the Internal Rate of Return the Class B Members actually achieved through the last Distribution Date the Company distributed cash under Section 6.l(a).  The sharing percentages in Section 6.1 will be adjusted for subsequent distributions to the maximum extent necessary to restore the Class B Member to the Target Internal Rate of Return as of such date; provided that in no event shall such sharing percentages be adjusted to less than (i) five percent for the Class B Member or (ii) one percent for the Class A Member.  Such change in sharing percentages shall remain in effect until, and to the extent necessary so that, the difference between the Target Internal Rate of Return and the actual Internal Rate of Return shall have been eliminated.  The Internal Rate of Return the Class B Member actually achieved will be calculated using the Fixed Tax  Assumptions (unless they are incorrect as a result of breach of a representation or covenant by the Class A Member) and the calculation assumptions and conventions in Section 7.11(c).  If an event occurs (prior to the expiration of the applicable statutes of limitation for Taxable Years including or ending prior to the Flip Date with respect to the Class B Member) that would have triggered a Curative Flip Allocation but for the fact  that the Class A Member has already purchased the Class B Membership Interests pursuant to Section 9.6 of this Agreement, then the Class A Member will pay in cash, within 30 days of the occurrence of such event, the economic equivalent of the Curative Flip Allocation as additional consideration for the purchase of the Class B Membership Interests.

(f)           Disputes.  Any dispute by the Class B Member of any item or procedure or calculation of, or which affects, the Target Internal Rate of Return contained in any notice or report delivered to the Class B Member will be disputed in accordance with the dispute resolution mechanism set forth in Section 13.11.

ARTICLE VIII
MANAGEMENT

Section 8.1             Management.

(a)           Each of the Members acknowledges and agrees that the Manager shall have the authority, powers and responsibilities set forth in the Management Services Agreement and as provided herein.  The Company hereby ratifies and approves the Management Services Agreement.  Except (i) for duties and powers delegated to the Manager hereunder or under the Management Services Agreement, (ii) for Major Decisions or Fundamental Decisions and (iii) as otherwise required by applicable Legal Requirements, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of the Managing Member, who shall take all actions for and on behalf of the Company not otherwise provided for in this Agreement.  In addition, the Members may, with the consent of the Managing Member or Manager, as applicable, vest in the Managing Member or the Manager the authority to take actions for and on behalf of the Company not otherwise provided for in this Agreement or the Management Services Agreement; provided that any such action shall require the Super Majority Vote of Members.  The Class B Members holding 80 percent of the Class B Membership Interests (by voting power) may, at any time and from time to time, remove the then-acting Manager as the Manager and fill any vacancy as Manager caused by such removal with a replacement manager upon either (x) Cause for removal or (y) a Bankruptcy, foreclosure or involuntary transfer of the Class A Membership Interests held by the Class A Member.

(b)          If the Manager is removed or resigns and the replacement manager is an Affiliate of the Class A Member, then the Class A Member will guarantee the performance by such replacement manager of its obligations and liabilities under the Management Services Agreement.  If any replacement Manager is not an Affiliate of the Class A Member, then the guarantee described in this Section 8.1(b) shall not be provided.

Section 8.2            Managing Member.  The Managing Member shall be the Member designated to act as such hereunder from time to time in accordance with the provisions of this Section 8.2 (the “Managing Member”). The initial Managing Member shall be Ormat.  The Managing Member may, at any time, upon not less than 60 Business Days’ notice to the other Members resign as Managing Member and will in good faith assist the Members with finding a replacement Managing Member and providing them with reasonable assistance in transitioning to the new Managing Member.  The Members, by Super-Majority Vote prior to the Flip Date and by Majority Vote thereafter, may at any time (i) remove a Managing Member and (ii) fill any vacancy as Managing Member caused by removal, resignation or otherwise.  Notwithstanding the previous sentence, the Class B Members holding 80 percent of the Class B Membership Interests (by voting power) may, at any time and from time to time, remove the then-acting Managing Member as the Managing Member and fill any vacancy as Managing Member caused by such removal upon either (x) Cause for removal or (y) a Bankruptcy, foreclosure or involuntary transfer of the Class A Membership Interests held by the Managing Member.

Section 8.3             Major Decisions.

(a)           In addition to any other approval required by applicable Legal Requirements or this Agreement, Major Decisions are reserved to the Members, and subject to Section 3.2(f), none of the Company, the Managing Member, the Manager or any officer, employee or agent thereof shall do or take or make or approve any Major Decisions, prior to the later of (i) the Flip Date and (ii) the date upon which the Class B Member's restoration obligations pursuant to Section 10.2(g) have been reduced to $0, without a Super-Majority Vote of Members.

(b)           The decision of each Member as to whether or not to consent to any Major Decision shall be in the sole discretion of such Member.  A Member will be deemed to have consented if no written response manifesting an unambiguous approval or rejection is received from that Member within ten Business Days of delivery to that Member of a request for consent.  A request for consent shall be sent by the Manager to each Member as provided in Section 13.1.

Section 8.4             Fundamental Decisions.

(a)           In addition to any other approval required by applicable Legal Requirements or this Agreement, Fundamental Decisions are reserved to the Members, and none of the Company, the Managing Member, the Manager or any officer, employee or agent thereof shall do or take or make or approve any Fundamental Decision without a Supermajority Vote.

(b)           The decision of each Member as to whether or not to consent to any Fundamental Decision shall be in the sole discretion of such Member.  A Member will be deemed to have consented if no written response manifesting an unambiguous approval or rejection is received from that Member within ten Business Days of delivery to that Member of a request for consent.  A request for consent shall be sent by the Manager to each Member as provided in Section 13.1.

Section 8.5             Insurance.  The Managing Member shall cause the Company and its Subsidiaries to acquire and maintain (including making changes to coverage and carriers) the casualty, general liability (including product liability), property damage and/or other types of insurance set forth in Schedule 8.5; provided that, if any such insurance is not available on commercially reasonable terms (which shall be to the reasonable satisfaction of the Class B Member, provided that if the Class B Member does not provide a written response manifesting an unambiguous agreement or disagreement within ten Business Days of notification of such determination the Class B Member shall be deemed to be in agreement), the Managing Member shall cause the Company to establish reasonably satisfactory self insurance reserves and replacement third party insurance shall be procured as soon as commercially reasonable terms are available. The Members shall be added to such insurance as named insured and loss payee as their interests may appear (except for any workers’ compensation policy), with a waiver of subrogation permitted in their favor (where legally permitted or insurance market practice permits).  Unless the insurance required to be carried pursuant to this Schedule 8.5 requires the insurer to provide the Members with at least 30 days written notice of cancellation (ten days for non-payment of premium), the Managing Member hereby covenants and agrees to give the Class B Members at least 30 days written notice of cancellation (ten days for non-payment of premium) to the extent that it receives such notice from the insurer.

Section 8.6             Notice of Material Breach.  The Managing Member shall notify the Class B Members within five Business Days of obtaining actual knowledge of any (a) written notice of default delivered by a party to a Material Contract to a Project Company, the Manager or the Managing Member or (b) default by a party to a Material Contract (other than a Project Company, the Manager or any Affiliate thereof) under such Material Contract, in the case of either (a) or (b), which default, would be reasonably likely to result in a Material Adverse Effect; provided, however, that in the case of any notice of default in connection with the Senior Notes, the Managing Member shall be required to notify, and provide such notice to, the Class B Members immediately and in all cases not later than the following Business Day.

ARTICLE IX
TRANSFERS

Section 9.1            Prohibited Transfers.

Except for Permitted Transfers, no Member shall sell, transfer, assign, convey, pledge, mortgage, encumber, hypothecate or otherwise dispose of all or any part of its Membership Interests or any interest, rights or obligations with respect thereto, directly or indirectly (including through a change of control or merger of such Member) (any such action, a “Transfer”), except as provided in this Article IX.  Any attempted Transfer that does not comply with this Article IX shall be null and void and of no force or effect whatsoever.

Section 9.2            Conditions Applicable to All Transfers.

(a)           Except as otherwise provided in this Section 9.2, all Transfers of Membership Interests must satisfy the following conditions:

(i)           The transferring Member must give notice of the proposed Transfer to each of the other Members not less than ten days prior to the effective date of the proposed Transfer.

(ii)           The Transfer must be approved by a Super-Majority Vote of Members.

(iii)          The transferring Member and the prospective transferee each execute, acknowledge and deliver to the Company such instruments of transfer and assignment with respect to such Transfer and such other instruments as are reasonably satisfactory in form and substance to the other Members to effect such Transfer and to confirm the transferor’s intention that the transferee become a Member in its place, and the prospective transferee makes the representations and warranties set forth in Section 3.11 as of the date of such Transfer.

(iv)          The transferee executes, adopts and acknowledges this Agreement, and executes such other agreements as the Managing Member may reasonably deem necessary or appropriate to confirm the undertaking of the transferee to be bound by the terms of this Agreement and to assume the obligations of the transferor under this Agreement and the Contribution Agreement (to the extent the transferor is to be released from such obligations).

(v)           The Transfer will not violate (x) any securities laws or any other applicable federal or state laws or the order of any court having jurisdiction over the Company or any of its assets or (y) any material contract, lease, security, indenture or agreement binding on the Company or its assets.

(vi)           The Transfer will not result in a termination of the Company or any Project Company under Section 708(b)(1)(B) of the Code, unless the transferor has indemnified the other Members against any adverse tax effects in a manner acceptable to the other Members.

(vii)           The Transfer will not cause the Company to be classified as a publicly traded partnership  treated as a corporation for federal income tax purposes or result in any of the Projects becoming tax-exempt use property, in whole or in part, within the meaning of Section 168(h) of the Code during any applicable recovery period.

(viii)          All consents, approvals and filings required to be obtained or made in connection with the Transfer will have been obtained or made and will be in full force and effect.

(ix)             The Transferee is an Unrelated Person.

(x)              The Transferee is a “United States person” within the meaning of Section 7701(a)(30) of the Code.

Section 9.3            Conditions Applicable to All Transfers of Class B Membership Interests.  Except as otherwise provided in this Section 9.3, all Transfers of Class B Membership Interests must satisfy the following conditions (in addition to those in Section 9.2):

(i)            An agreement (or agreements), in form and substance satisfactory to the Class A Member, shall be in full force and effect with respect to the transferee in which the transferee agrees to be bound by all the provisions of (x) this Agreement, including Sections 9.5 and 9.6 of this Agreement, and (y) the Contribution Agreement insofar as it relates to the Class B Membership Interests transferred, including Article VI thereof.

(ii)           Such Transfer will not result in any Person that is not an Approved Transferee holding a Class B Membership Interest.

Section 9.4                      Certain Permitted Transfers.  (a) Notwithstanding the foregoing provisions of this Article IX, except as otherwise provided in this Section 9.4, the following Transfers (the “Permitted Transfers”) may be made at any time and from time to time, without restriction and without notice to, approval of, filing with, consent by, or other action of or by, any Member or other Person:

(i)           The issuance of Membership Interests pursuant to the Contribution Agreement.

(ii)           The grant of any security interest in any Membership Interest pursuant to any security agreement any Member may enter into with lenders.

(iii)          A Transfer to a Class A Approved Transferee in connection with any foreclosure or other exercise of remedies in respect of any Class A Membership Interest subject to a security interest referred to in Section 9.4(a)(ii).

(iv)          Any Transfer of all or a portion of the stock, membership interests or assets (including any change of control or merger) of Ormat or any upstream Affiliate of Ormat (other than the assets of any such Affiliate that are Membership Interests); provided, that, prior to the Flip Date, in connection with such transfer Ormat Technologies Inc. will retain direct or indirect control of over 50% of the voting interest in Ormat.

(v)           Any Transfer of Class B Membership Interests by any Class B Member or any Affiliate of such Class B Member to any other Class B Member or any Affiliate of such Class B Member.

(vi)           Any Transfer of all or a portion of the stock, membership interests or assets (including any change of control or merger) of the Class B Members or any Affiliates of the Class B Members (other than (x) the assets of any such Affiliate that are Membership Interests and (y) the stock or membership interests of any such Affiliate the assets of which consist primarily of Membership Interests, directly or indirectly, and such Transfer would result in either (1) any event referred to in Section 9.2(a)(vi), (vii) or (x) or (2) Membership Interests being held, directly or indirectly, by a Person that is a Competitor).

(vii)           Any Transfer made in accordance with Sections 9.5 or 9.6.

(b)           The conditions set forth in Section 9.2(a)(iii) through (viii) shall apply to the Permitted Transfers referred to in Section 9.4(a)(iii).

Section 9.5            Right of First Offer.

(a)           If at any time any Class B Member desires to Transfer any of its Class B Membership Interests to any third Person, other than an Affiliate of such Class B Member, prior to offering the Class B Membership Interests to any such third Person, such Class B Member shall first give notice to the Class A Member (the “Offer Notice”).

(b)           The Class A Member shall have the right, for a period of 30 calendar days after receipt of an Offer Notice, to inform the Class B Member in writing of its offer to purchase the subject Class B Membership Interests, including the price and other terms of such offer (such offer, the “ROFO Offer”).  Any ROFO Offer, if given, shall be irrevocable.

(c)           If the Class B Member chooses, in its sole discretion, to accept the ROFO Offer the closing of the Transfer of the Class B Membership Interests covered by any ROFO Offer shall occur no later than 45 days after the ROFO Offer is given or such later date as may be required to obtain any applicable governmental consents or approvals, or to satisfy any reporting or waiting period under any applicable Legal Requirements, or at such other time as the parties agree.

(d)           If the ROFO Offer is exercised, at the closing of the Transfer, (1) the Class A Member shall pay (by wire transfer of immediately available United States Dollars to such United States bank accounts as the Class B Member may designate in a written notice to the Company and Class A Member no later than five Business Days prior to the closing date for the Transfer pursuant to the ROFO Offer) an amount equal to the product of (i) the cash price of the Class B Membership Interests set forth in the Offer Notice, multiplied by (ii) the Class B Membership Interests subject to the ROFO Offer Notice and (2) the Class B Member shall take the following actions:  (i) the Class B Member shall Transfer to the Class A Member all right, title and interest in and to the Class B Membership Interests, free and clear of all Encumbrances other than Permitted Encumbrances; (ii) the Class B Member shall be deemed to have made the representations set forth on Schedule 9 attached hereto to the Class A Member and the Company; and (iii) the Class B Member shall take all such further actions and execute, acknowledge and deliver all such further documents that are necessary to effectuate the Transfer of the Class B Membership Interests contemplated by this Section.  Upon the closing of such Transfer, (1) all of the Class B Member’s obligations and liabilities associated with the Class B Membership Interests which are the subject of such Transfer will terminate except those obligations and liabilities accrued through the date of such closing, (2) the Class B Member shall have no further rights as a Member in respect of the Class B Membership Interests which are the subject of such Transfer, and (3) all the rights, obligations and liabilities associated with the Class B Membership Interests which are the subject of such Transfer shall become the rights, obligations and liabilities of the Class A Member.

(e)           If the Class B Member chooses not to accept the ROFO Offer the Class B Member may Transfer the Class B Membership Interests to any third Person, subject to the other restrictions contained herein.

(f)           A proposed Transfer between one Class B Member to another Class B Member, or between respective Affiliates of such Class B Members, shall not be subject to the right of first offer as set forth in this Section 9.5.

Section 9.6             Flip Purchase Option.

(a)           The Class A Member (or any Affiliate of the Class A Member designated by it) shall have the right, at any time during the twelve-month period after the end of the Fiscal Year in which the Flip Date occurs (but no earlier than the expiration of five years following the date listed on Schedule 3.9(f) to the Contribution Agreement on which the last of the Projects was placed in service for purposes of federal income taxes), to acquire all (but not less than all) of the Class B Membership Interests (the “Flip Purchase Option”), upon giving the Company and all other Members written notice of an election to exercise the Flip Purchase Option (the “Flip Exercise Notice”) during such period.  Any Flip Exercise Notice, if given, shall be irrevocable; provided that, if the Class A Member defaults on its obligation to purchase the Class B Membership Interest pursuant hereto, the Flip Purchase Option shall expire.

(b)           The consideration for the Transfer of the Class B Membership Interests to the Class A Member pursuant to the Flip Purchase Option shall be an amount (payable in United States dollars) equal to the greater of (i) the fair market value of the Class B Membership Interests as of the date of the purchase of the Class B Membership Interests pursuant to this Section 9.6, increased to account for any gain or minimum gain chargeback the Class B Member recognizes due to the exercise of the Flip Purchase Option assuming a tax rate equal to the then highest federal income tax rate applicable to corporations and (ii) $2 million (the “Flip Purchase Price”).  The fair market value of the Class B Membership Interests shall be determined by agreement the Class A Member and all Class B Members, or if they are unable to agree, by appraisal conducted by an appraiser selected jointly by the Class A Member and the Class B Members (and if they are unable to agree upon a single appraiser within a 15-day period, they shall use the Appraisal Method), using an appraisal methodology comparable in all material respects to the Closing Appraisal (unless otherwise agreed by the Class A Member and the Class B Members).  Such determination of the fair market value shall be final and binding on the Class B Members and the Class A Member.

(c)           If the Flip Purchase Option is exercised, the closing of such Transfer shall occur on the Business Day that is (i) 60 days after the applicable Flip Exercise Notice is given or (ii) such later date as may be required to obtain any applicable consents or approvals or satisfy any reporting or waiting period under any applicable Legal Requirements.

(d)           If the Flip Purchase Option is exercised, at the closing of the Transfer, (1) the Class A Member shall pay (by wire transfer of immediately available United States Dollars to such United States bank accounts as the Class B Members may designate in a written notice to the Company and the Class A Member no later than five Business Days prior to the closing date for the Transfer pursuant to the Flip Purchase Option) an amount equal to the Flip Purchase Price (determined in accordance with Section 9.6(b)) and (2) the Class B Members shall take the following actions:  (i) such Class B Member shall Transfer to the Class A Member, all right, title and interest in and to the Class B Membership Interests, free and clear of all Encumbrances other than Permitted Encumbrances; (ii) such Class B Member shall be deemed to have made the representations set forth on Schedule 9 attached hereto to each such Class A Member and the Company; and (iii) such Class B Member shall take all such further actions and execute, acknowledge and deliver all such further documents that are necessary to effectuate the Transfer of the Class B Membership Interests contemplated by this Section.  Upon the closing of such Transfer, (x) all of such Class B Member’s obligations and liabilities associated with the Class B Membership Interests which are the subject of such Transfer will terminate except those obligations and liabilities accrued through the date of such closing, (y) such Class B Member shall cease to be a Member, and (z) all the rights, obligations and liabilities associated with the Class B Membership Interests which are the subject of such Transfer shall become the rights, obligations and liabilities of each Person acquiring such Class B Membership Interests.

Section 9.7            Regulatory and Other Authorizations and Consents.  In connection with any Transfer pursuant to Sections 9.5 or 9.6 (a “Designated Transfer”), each Member involved shall use all commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of, give all notices to and make all filings with, all Governmental Bodies and third parties that may be or become necessary for the Designated Transfer, its execution and delivery of, and the performance of its obligations under, this Agreement or other Transaction Documents in connection with any such Designated Transfer and will cooperate fully with the other Members in promptly seeking to obtain all such authorizations, consents, orders and approvals, giving such notices and making such filings, including the provision to such third parties and Governmental Bodies of such financial statements and other publicly available financial information with respect to such Member, as such third parties or Governmental Bodies may reasonably request; provided, however, that no Member involved shall have any obligation to pay any consideration to obtain any such consents.  In addition, the Members involved shall keep each other reasonably apprised of their efforts to obtain necessary consents and waivers from third parties or Governmental Bodies and the responses of such third parties and Governmental Bodies to requests to provide such consents and waivers.

Section 9.8           Admission.  Any transferee of all or part of any Membership Interests pursuant to a Transfer made in accordance with this Agreement shall be admitted to the Company as a substitute Member upon its execution of a counterpart to this Agreement.

Section 9.9            Security Interest Consent.  If any Member grants a security interest in any Membership Interest to a Class A Approved Transferee, upon request by such Member, each other Member will execute and deliver to such Class A Approved Transferee holding such security interest (for itself and/or for the benefit of other lenders) such acknowledgments, consents or other instruments as such Class A Approved Transferee may reasonably request to confirm that such grant and any foreclosure or other exercise of remedies in respect of such Membership constitutes a Permitted Transfer under this Agreement.

ARTICLE X
DISSOLUTION AND WINDING-UP

Section 10.1           Events of Dissolution.  The Company shall be dissolved and its affairs shall be wound up upon the first to occur of any of the following:

(a)           the written consent of the Members representing a Super-Majority Vote to dissolve and terminate the Company;

(b)           the entry of a decree of judicial dissolution under Section 18-802 of the Act;

(c)           the occurrence of the Termination Date;

(d)           the disposition of all or substantially all of the Company’s business and assets;

(e)           the issuance of a final, nonappealable court order which makes it unlawful for the business of the Company to be carried on; or

(f)           at any time there are no Members of the Company unless the business of the Company is continued in accordance with the Act.

Section 10.2           Distribution of Assets.

(a)           The Members hereby appoint the Managing Member to act as the liquidator upon the occurrence of one of the events in Section 10.1.  Upon the occurrence of such an event, the liquidator will proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act.  The liquidator may sell, and will use commercially reasonable efforts to obtain the best possible price for the sale of any or all Company property, including to Members.  In no event, without the approval of Members by Super-Majority Vote of Members, will a sale to a Member be for an amount that is less than fair market value (determined by the Appraisal Method if the Members (by Super-Majority Vote) are unable to agree on the fair market value).

(b)           The liquidator will first pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including the Working Capital Loans and all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent, conditional or unmatured liabilities in such amount and for such term as the liquidator may reasonably determine) in the order of priority as provided by law.

(c)           Following the distribution in Section 10.2(b), all assets of the Company will be treated as if sold, and the gain or loss treated as realized on those assets will be allocated first to Members with deficits in their Adjusted Capital Accounts (in the ratio of the deficits if more than one Member’s Adjusted Capital Account is in deficit) in order to eliminate the deficits.

(d)           Remaining gain or loss will be allocated next among the Members in an effort to set the Capital Account of each Class B Member at a level that would allow it to reach the Target Internal Rate of Return out of the liquidating distributions if the Target Internal Rate of Return has not already been achieved, and thereafter among the Members in the ratio in Section 5.1(b).

(e)           After the allocations in clauses (c) and (d) have been made, then Distributable Cash and property will be distributed pro rata to the Members in the amount of the positive balances in their Capital Accounts by the end of the Tax Year during which the liquidation occurs (or, if later, within 90 days after the date of such liquidation).

(f)           The distribution of Distributable Cash and property to a Member in accordance with the provisions of this Section 10.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member on its Membership Interests in the Company of all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of Section 18-502(b) of the Act.  If the assets of the Company remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return Capital Contributions of each Member, such Member shall have no recourse against the Company or any other Member.

(g)           If  a Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all Tax Years including the Tax Year in which the liquidation and dissolution occurs) the Member shall be obligated to contribute cash to the Company in an amount equal to such deficit balance by the end of the Tax Year of the Company during which the liquidation of the Company occurs, or if later, within 90 days after the date of such liquidation; provided, however, that the restoration obligation of the Class B Member shall not exceed $4,000,000 and the restoration obligation of the Class A Member shall not exceed $0; provided, further, that once the deficit in the Class B Member’s Capital Account has reached $4,000,000 and thereafter is reduced in any amount in any Tax Year, then the restoration obligation of the Class B Member shall not exceed the remaining outstanding deficit in the Class B Member’s Capital Account.  Each Member shall have the right at its sole option to increase the amount of its restoration obligation in this Section 10.2(g).

Section 10.3           In-Kind Distributions.  There shall be no distribution of assets of the Company in kind without the prior Super-Majority Vote of the Members.

Section 10.4          Certificate of Cancellation.

(a)           When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, a certificate of cancellation of the Certificate of Formation (the “Certificate of Cancellation”) shall be executed and filed by the liquidator with the Secretary of State of the State of Delaware, which certificate shall set forth the information required by Section 18-203 of the Act.

(b)           Upon the filing of the Certificate of Cancellation, the existence of the Company shall cease.

(c)           All costs and expenses in fulfilling the obligations under this Section 10.4 shall be borne by the Company.

ARTICLE XI
INDEMNIFICATION

Section 11.1           Indemnifications.

(a)           The Class A Member agrees to indemnify, defend and hold harmless Class B Member Indemnified Parties from and against any and all Class B Member Indemnified Costs.

(b)           No claim for indemnification may be made with respect to any breach (other than failure to pay an amount due) unless and until the aggregate amount of claims for which indemnification is (or previously has been) sought exceeds $300,000; provided that, once such threshold amount of claims has been reached, the relevant Indemnified Party shall have the right to be indemnified for all such claims, including amounts that were not previously paid because such threshold amount had not been reached.

(c)           Notwithstanding anything to the contrary contained herein, the Class A Members’ indemnification obligations shall survive the Transfer of any Class A Membership Interests, to the extent that any claim for indemnification by a Class B Member Indemnified Party relates to the period of time prior to such Transfer.

Section 11.2          Direct Claims.  In any case in which an Indemnified Party seeks indemnification under Section 11.1 which is not subject to Section 11.3 because no Third Party Claim is involved (a “Direct Claim”), the Indemnified Party shall notify the Indemnifying Party in writing of any amounts which such Indemnified Party claims are subject to indemnification under the terms of this Article XI.  The failure of the Indemnified Party to exercise promptness in such notification shall not amount to a waiver of such claim, except to the extent the resulting delay materially prejudices the position of the Indemnifying Party with respect to such claim.

Section 11.3           Third Party Claims.

(a)           An Indemnified Party shall give written notice to any Indemnifying Party within 30 days after it has actual knowledge of commencement or assertion of any action, proceeding, demand, or claim by a third party (collectively, a “Third Party Claim”) in respect of which such Indemnified Party may seek indemnification under Section 11.1.  Such notice shall state the nature and basis of such Third Party Claim and the events and the amounts thereof to the extent known.  Any failure so to notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it, he, or she may have to such Indemnified Party under this Article XI, except to the extent the failure to give such notice materially and adversely prejudices such Indemnifying Party.  In case any such action, proceeding or claim is brought against an Indemnified Party, so long as it has acknowledged in writing to the Indemnified Party that it is liable to the Indemnified Party for such Third Party Claim pursuant to this Section, the Indemnifying Party shall be entitled to participate in and, unless in the reasonable judgment of the Indemnified Party a conflict of interests between it and the Indemnifying Party may exist in respect of such Third Party Claim or such Third Party Claim entails a material risk of criminal penalties or civil fines or non-monetary sanctions being imposed on the Indemnified Party (a “Third Party Penalty Claim”), to assume the defense thereof, with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party, and after notice from the Indemnifying Party to the Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than as expressly provided below in this Section 11.3; provided nothing contained herein shall permit any Indemnifying Party to control or participate in any Tax contest or dispute involving the Class B Member or any Affiliate of the Class B Member, or permit the Class B Member to control or participate in any Tax contest or dispute involving the Class A Member or any Affiliate of the Class A Member other than the Company; and, provided, further, the Parties agree that the handling of any tax contests involving the Company will be governed by Section 7.7.

(b)           In the event that (i) the Indemnifying Party advises an Indemnified Party that it will not contest a claim for indemnification hereunder, (ii) the Indemnifying Party fails, within 30 days of receipt of any indemnification notice to notify, in writing, such Indemnified Party of its election, to defend, settle or compromise, at its sole cost and expense, any such Third Party Claim (or discontinues its defense at any time after it commences such defense) or (iii) in the reasonable judgment of the Indemnified Party, a conflict of interests between it and the Indemnifying Party exists in respect of such Third Party Claim or the action or claim is a Third Party Penalty Claim, then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim or Third Party Claim.  In any event, unless and until the Indemnifying Party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnifying Party shall be liable for the Indemnified Party’s reasonable costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding.  The Indemnified Party shall cooperate fully with the Indemnifying Party in connection with any negotiation or defense of any such action or claim by the Indemnifying Party.  The Indemnifying Party shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  If the Indemnifying Party elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense; provided that any such participation of the Indemnified Party shall be at the Indemnifying Party’s sole cost and expense to the extent such participation relates to a Third Party Penalty Claim or if a conflict of interest between the Indemnified Party and the Indemnifying Party exists in respect of the Third Party Claim; and provided, further, that the Indemnifying Party shall not be responsible for the costs and expenses of more than one counsel for all Indemnified Parties.  If the Indemnifying Party does not assume such defense, the Indemnified Party shall keep the Indemnifying Party apprised at all times as to the status of the defense; provided, however, that the failure to keep the Indemnifying Party so informed shall not affect the obligations of the Indemnifying Party hereunder.

(c)           The Indemnifying Party shall not be liable for any settlement of any action, claim or proceeding effected without its written consent; provided, however, that the Indemnifying Party shall not unreasonably withhold, delay or condition its consent.

(d)           Notwithstanding anything in this Section 11.3 to the contrary, the Indemnifying Party shall not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of judgment in respect thereof which imposes any criminal liability or civil fine or sanction or equitable remedy on the Indemnified Party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party, a release from all liability in respect of such claim.

Section 11.4          Certain Obligation of the Class A Members.  Following the delivery of a notice of Claim pursuant to Section 11.2 or Section 11.3 hereof, as applicable, and providing there is a reasonable basis for such Claim, and the amount of the Claim is reasonable in light of the basis of the Claim, then commencing with the first cash distribution under Section 6.1 hereof made by the Company following the expiration of the 30-day period referred to in Section 11.3(b)(ii) hereof, and until all payments owed by the Class A Member to any Class B Member Indemnified Party pursuant to Section 11.2 or to any other Person pursuant to Section 11.3 hereof have been paid in full (or such lesser amount as shall have been agreed in writing by the Class B Member), any distributions as to which the Class A Member would otherwise be entitled pursuant to Section 6.1 hereof shall not be paid to the Class A Member until the Class B Member Indemnified Party or other Person, as the case may be, shall have received all amounts owed to such Class B Member Indemnified Party or other Person, as the case may be, to which the Class A Member shall have agreed or shall have been determined, as aforesaid, to be liable for, and all Distributable Cash otherwise payable to the Class A Member, shall (to the extent that such Claim is not subject to any good faith dispute) be paid to the Class B Member Indemnified Party or to such other Person.

Section 11.5           After-Tax Basis.  For tax reporting purposes, to the maximum extent permitted by the Code, each Party will treat all amounts paid under any of the provisions of this Article XI as an adjustment to the Capital Contribution for the Membership Interest (or otherwise as a non-taxable reimbursement, contribution or return of capital, as the case may be).  To the extent any such indemnification payment is includable as income of the Indemnified Party as determined by agreement of the Parties, or if there is no agreement, by an opinion of a nationally recognized tax counsel selected jointly by the Parties that such amount “should” be includable as income of the recipient, the amount of the payment shall be increased by the amount of any federal income tax required to be paid by the Indemnified Party or its Affiliates on the receipt or accrual of the indemnification payment, including, for this purpose, the amount of any such Tax required to be paid by the Indemnified Party on the receipt or accrual of the additional amount required to be added to such payment pursuant to this Section 11.5, assuming full taxability, using an assumed tax rate equal to the highest marginal income tax rate applicable to corporations generally (currently 35 percent).  Both Parties shall have the opportunity to comment on the opinion delivered in accordance with the foregoing sentence.  If an opinion is delivered in accordance with this Section 11.5, the Indemnified Party shall report the relevant indemnification payments as income consistent with such opinion and otherwise act in a manner consistent with such opinion.  Any payment made under this Article XI shall be reduced by the present value (as determined on the basis of a discount rate equal to the Target Internal Rate of Return and the same assumptions about taxability and tax rates) of any federal income tax benefit to be realized by the Indemnified Party or its Affiliates by reason of the facts and circumstances giving rise to such indemnification.

Section 11.6         No Duplication.  Any liability for indemnification under this Article XI shall be determined without duplication of recovery.  Without limiting the generality of the prior sentence, if a statement of facts, condition or event constitutes a breach of more than one representation, warranty, covenant or agreement which is subject to the indemnification obligation in Section 11.1, only one recovery of Class B Member Indemnified Costs shall be allowed.

Section 11.7         Survival.  All representations and warranties in this Agreement shall survive until the final date for any assertion of claims as forth in Section 11.8.

Section 11.8         Final Date for Assertion of Indemnity Claims.  All claims by a Class B Member Indemnified Party for indemnification pursuant to this Article XI resulting from breaches of representations or warranties shall be forever barred unless the Class A Member is notified on or prior to the second anniversary of the Closing Date, except that (i) (w) the representations and warranties made as a condition precedent to the Closing and set forth in Sections 3.1 (Organization, Good Standing, Etc.  of Seller), 3.2 (Organization, Good Standing, Etc.  of the Company and Project Companies), 3.3 (Authority) and 3.6 (Ownership) of the Contribution Agreement shall survive indefinitely, (x) the representations and warranties set forth in Section 3.9 (Tax Matters) of the Contribution Agreement shall survive for 60 days after the applicable statute of limitations, (y) the representations and warranties set forth in Section 3.30 (Background Material) of the Contribution Agreement shall survive for four years following the Closing Date, and (z) the representations and warranties set forth in Section 3.13 (Environmental Matters) of the Contribution Agreement shall survive for four years following the Closing Date; provided, that, if written notice of a claim for indemnification has been given by such Class B Member Indemnified Party on or prior to the applicable date described above, then the obligation of the Class A Member to indemnify such Class B Member Indemnified Party pursuant to this Article XI shall survive with respect to such claim until such claim is finally resolved.

Section 11.9          Mitigation and Limitations on Losses.  Notwithstanding anything to the contrary contained herein:

(a)           Reasonable Steps to Mitigate.  The Indemnified Party will take, at the Indemnifying Party’s cost and expense, all commercially reasonable steps identified by the Indemnifying Party to mitigate all Class B Member Indemnified Costs, which steps may include availing itself of any defenses, limitations, rights of contribution, claims against third Persons and other rights at law or equity.  The Indemnified Party will provide such evidence and documentation of the nature and extent of the Class B Member Indemnified Costs as may be reasonably requested by the Indemnifying Party.

(b)           Net of Insurance Benefits.  All Losses shall be limited to the amount of actual out-of-pocket damages sustained by the Indemnified Party by reason of any breach or nonperformance hereunder, net of insurance recoveries from insurance policies of the Project Companies (including under the existing title policies).

(c)           No Consequential Damages.  Except as otherwise provided in the definition of “Class B Member Indemnified Costs” relating to disallowed PTCs and other Tax deductions, Class B Member Indemnified Costs shall not include, and the Indemnifying Party shall have no obligation to indemnify any Indemnified Parties for or in respect of any punitive, consequential, special, incidental or exemplary damages of any nature (other than punitive, consequential, special, incidental or exemplary damages recovered against an Indemnified Party by a Person other than a Party and subject to indemnification hereunder).

Section 11.10        Sole Remedy.  The remedies under this Article XI are the sole and exclusive remedies under this Agreement and the LLC Agreement for the recovery of monetary damages with respect to any breach or failure to perform any covenant or agreement set forth in this Agreement or the LLC Agreement or any breach of any representation or warranty set forth in this Agreement or the LLC Agreement other than fraud or willful misconduct.

Section 11.11        Payment of Indemnification Claims.  Subject to Section 11.4, all claims for indemnification shall be paid by the Indemnifying Party in immediately available funds in U.S. Dollars.  Subject to Section 11.4, payments for indemnification claims shall be made promptly after any final determination of the amount of such claim is made by a court of competent jurisdiction (or by agreement of the Parties involved).

ARTICLE XII
COVENANTS

Section 12.1           Geothermal Matters.

(a)           The Members hereby agree that each Project currently utilizes specific geothermal resources set forth in the Independent Engineer’s report, located on such land set forth in the surveys, each a “Known Project Geothermal Resource Area.”

(b)            Except as otherwise provided in paragraph (c) of this Section 12.1, and only until the Flip Date, (i) the Class A Member shall not develop, construct, own or operate, and shall ensure that none of its Affiliates develop, construct, own or operate, a new geothermal power plant utilizing geothermal resources that form part of any Known Project Geothermal Resource Area, and (ii) the Class A Member shall not, and shall ensure that none of its Affiliates, direct, divert or provide to, or allow to be used by, another Person or for another geothermal power plant, geothermal fluid, brine or other geothermal elements from any Known Project Geothermal Resource Area.

(c)           The restrictions contained in paragraph (b) of this Section 12.1 shall not apply if the Class A Member delivers to the Class B Member a certificate from GeothermEx, Inc. (or other geothermal consultant acceptable to the Class B Member), in form and substance reasonably acceptable to the Class B Member, to the effect that the sustainable operation at the levels of production and PTCs produced assumed in the Base Case Model of the existing Projects owned by the Project Companies will not be adversely affected by the development, construction and operation of the planned new geothermal power plant (in the case of clause (i) of Section 12.1(b)) or such redirection, diversion or provision of geothermal elements (in the case of clause (ii) of Section 12.1(b)).

Section 12.2          Compliance with Senior Notes and Certain Other Material Contracts.  The Managing Member shall take such actions, acting in accordance with the Prudent Operator Standard, to (a) comply, or to cause the Company and/or the Project Companies, as applicable, to comply in all material respects with the terms and conditions of the Senior Notes, and (b) cause the Project Companies to perform and observe their respective covenants and obligations under the Material Contracts to which they are party except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided, that (i) it shall not be a breach of the Managing Member’s obligations under this Section 12.2 if any failure to comply with any obligation under the Senior Notes or the other Material Contracts, as the case may be, is not reasonably susceptible to cure within the requisite time period (if any) by the Managing Member, Company or relevant Project Company, as the case may be, or funds are not available from Distributable Cash as needed to effect such cure, (ii) the Managing Member shall have no obligation to cause Company funds to be applied towards any payments due and owing under the applicable Senior Notes or with respect to any Project Company's other obligations (in either such case only to the extent that adequate funds are not available at such Project Company) other than from Distributable Cash available in accordance with this Agreement, and (iii) for the avoidance of doubt, the Managing Member shall have no obligation to use its own funds to perform any obligation hereunder.

Section 12.3           Mammoth G1 Expansion

.  The Class A Member shall make Capital Contributions to the Company in substantial conformity with Schedule 2.4(v) of the Contribution Agreement in connection with those certain capital improvements to be made to the Mammoth G1 facility.

Section 12.4          Certain Tax Matters.

(a)           Each Member hereby covenants to the Company and the other Member that it will be a “United States person” as defined in Section 7701(a)(30) of the Code, and will not be subject to withholding under Section 1446 of the Code.

(b)           Each Member hereby covenants to the Company and the other Member that it will be an Unrelated Person.

(c)           Each Member hereby covenants to the Company and the other Member that it will not take any action that would cause the assets of the Company or any Project Company to constitute tax-exempt use property within the meaning of Section 168(h) of the Code.

(d)           The Managing Member hereby covenants that each Project shall be located in its entirety in the United States.

(e)           The Managing Member hereby covenants that, for purposes of Section 45(b)(3) of the Code, there shall be no (i) grant provided by the United States, any state or any political subdivision of a state for use in connection with any PTC Eligible Project, (ii) issue of state or local government obligations used to provide financing for any PTC Eligible Project the interest on which is exempt from federal income tax under Section 103 of the Code, (iii) subsidized energy financing provided (directly or indirectly) under a federal, state, or local program provided in connection with any PTC Eligible Project or (iv) other credit claimed with respect to any property that is part of a PTC Eligible Project, in each case unless agreed to by a Major Decision or otherwise consented to or claimed by the Class B Member.

(f)           The Managing Member hereby covenants that each PTC Eligible Project shall derive energy from a geothermal reservoir consisting of natural heat that is stored in rocks or in an aqueous liquid or vapor.

(g)           The Managing Member hereby covenants that it will not make capital improvements to any PTC Eligible Project prior to the Flip Date, without consent of the Class B Member, to the extent that the total cost of capital expenditures with respect to the PTC Eligible Project made after the relevant date set forth on Schedule 3.9(f) of the Contribution Agreement would exceed four times the value of the equipment that was part of the PTC Eligible Project on such date.

(h)           The Managing Member hereby covenants that it will sell to an Unrelated Person all electricity generated by any PTC Eligible Project that is capable of being sold and that no more of such electricity than is necessary will be used to satisfy the load requirements of any Project.

(i)           The Managing Member hereby covenants that in each Tax Year the Company shall continue to claim cost recovery deductions in accordance with Section 611 of the Code and the applicable Treasury Regulations for depletion of the Steam Resource.

(j)           The Managing Member hereby covenants that to the extent the Company pays or incurs any intangible drilling and development costs, the Managing Member will provide notice to the Class B Member within sixty (60) days of the Company incurring any such costs, which notice shall provide the amount of such intangible drilling and development costs and describe the Class B Member’s option to make an election with respect to such costs pursuant to Section 59(e) of the Code.

(k)           The Managing Member hereby covenants that it will not cause the Company or any Project Company to (x) apply for a grant with respect to any PTC Eligible Project from the U.S. Treasury Department under Section 1603 of the American Recovery and Reinvestment Tax Act of 2009 or (y) claim an investment tax credit under Section 48 of the Code with respect to any PTC Eligible Project or any portion thereof.

Section 12.5          Fluid Supply Agreements.  Ormat shall cause each of ORNI 10 and Western States Geothermal Company, as applicable, to perform their respective obligations under the Fluid Supply Agreements.

ARTICLE XIII
MISCELLANEOUS

Section 13.1         Notices.  Unless otherwise provided herein, any offer, acceptance, election, approval, consent, certification, request, waiver, notice or other communication required or permitted to be given hereunder (collectively referred to as a “Notice”), shall be in writing and deemed given if delivered personally, by a nationally recognized overnight courier, by facsimile, or mailed by registered or certified mail (return receipt requested) directed to the intended recipient at the address of such Member set forth on Schedule 4.2(d) attached hereto (as applicable) or at such other address as any Member hereafter may designate to the others in accordance with a Notice under this Section 13.1.  A Notice and other communications given in accordance herewith shall be deemed given (i) on the date of delivery, if hand delivered, (ii) on the date of receipt, if faxed (provided a hard copy of such transmission is dispatched by first class mail within 48 hours), (iii) three Business Days after the date of mailing, if mailed by registered or certified mail, return receipt requested, and (iv) one Business Day after the date of sending, if sent by a nationally recognized overnight courier; provided, that a notice given in accordance with this Section but received on any day other than a Business Day or after business hours in the place of receipt, will be deemed given on the next Business Day in that place.

Section 13.2          Amendment.  Except for an amendment of Schedule 4.2(d) hereto in accordance with the terms of this Agreement, and a Transfer of Membership Interests and the admission of a new Member in accordance with the terms of this Agreement, this Agreement may be changed, modified or amended only by an instrument in writing duly executed by all of the Members.

Section 13.3          Partition.  Each of the Members hereby irrevocably waives, to the extent it may lawfully do so, any right that such Member may have to maintain any action for partition with respect to the Company property.

Section 13.4          Waivers and Modifications.  Any waiver or consent, express, implied or deemed, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company or any action inconsistent with this Agreement is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company or any other such action.  Failure on the part of a Person to insist in any one or more instances upon strict performance of any provisions of this Agreement, to take advantage of any of its rights hereunder, or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that Person or its rights with respect to that default until the applicable statute of limitations period has lapsed.  All waivers and consents hereunder shall be in writing duly executed by Members representing a Super-Majority Vote of the Members affected by such waiver or consent and shall be delivered to the other Members in the manner set forth in Section 13.1.

Section 13.5          Severability.  Except as otherwise provided in the succeeding sentence, every term and provision of this Agreement is intended to be severable, and if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement.  The preceding sentence shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid terms or provision would be to cause any Party to lose the benefit of its economic bargain.

Section 13.6         Successors; No Third-Party Beneficiaries.  This Agreement is binding on and inures to the benefit of the Members and their respective heirs, legal representatives, successors and permitted assigns.  Nothing in this Agreement shall provide any benefit to any third party or entitle any third party to any claim, cause of action, remedy or right of any kind, it being the intent of the Members that this Agreement shall not be construed as a third-party beneficiary contract.  To the fullest extent permitted by law, no creditor or other third party having dealings with the Company shall have the right to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and permitted assigns.  None of the rights of the Members herein set forth to make Capital Contributions or loans to the Company shall be deemed an asset of the Company for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Company or pledged or encumbered by the Company to secure any debt or other obligation of the Company or of any of the Members.

Section 13.7         Entire Agreement.  This Agreement, including the Schedules, exhibits and annex attached hereto or incorporated herein by reference, constitutes the entire agreement of the Members with respect to the matters covered herein.  This Agreement supersedes all prior agreements and oral understandings among the parties hereto with respect to such matters.

Section 13.8         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict of laws rule or principle that might refer the governance or construction of this Agreement to the law of another jurisdiction.

Section 13.9          Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be reasonably required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

Section 13.10       Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together will constitute one instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart.

Section 13.11        Dispute Resolution.

(a)           Except as provided in Section 13.11(b), in the event a dispute, controversy or claim arises hereunder, the aggrieved party will promptly provide written notification of the dispute to the other party within ten days after such dispute arises.  A meeting will be held promptly between the parties, attended by representatives of the parties with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute.  If the dispute, controversy or claim involves approval of any Annual Budget, the Independent Engineer (or if the Independent Engineer is unable or unwilling to act for any reason, another recognized firm of independent engineers experienced with geothermal power projects comparable to the Projects selected by Super-Majority Vote) will be invited to participate in the meeting and advise the representatives of the parties involved concerning the Independent Engineer’s opinions concerning any such dispute, controversy or claim involving the Annual Budget.  If the parties are not successful in resolving a dispute within 21 days, the parties will thereafter be entitled to pursue all such remedies as may be available to them.

(b)           If the Class B Member disputes the Manager’s calculation of any items in any Target Internal Rate of Return calculation, the Class B Member shall notify the Manager and other Members not more than ten Business Days after the Class B Member has received the applicable Target Internal Rate of Return calculation notice from the Manager.

(i)           In such event, the Members and the Manager shall consider the issues raised or in dispute and discuss such issues with each other and attempt to reach a mutually satisfactory agreement.  If notice of dispute is not given by the Class B Member within such period, any calculation in the Target Internal Rate of Return will be final and binding on the Members.

(ii)           If the dispute as to the Manager’s calculations is not promptly resolved within ten Business Days of such notification of the dispute, the Class B Member and the Manager shall each promptly present their interpretations to an Independent Accounting Firm, and shall instruct the Independent Accounting Firm to determine the correct amount of the calculations in dispute and to resolve the dispute promptly, but in no event more than twenty Business Days after having the dispute submitted to it.  The Independent Accounting Firm will make a determination as to each of the items in dispute, which must be (A) in writing, (B) furnished to each Member and the Manager and (C) made in accordance with this Agreement, and which determination, absent manifest error, will be conclusive and binding on all Members.  Each Member shall use reasonable efforts to cause the Independent Accounting Firm to render its decision as soon as reasonably practicable, including by promptly complying with all reasonable requests by the Independent Accounting Firm for information, books, records and similar items.

(iii)           In the event the Independent Accounting Firm determines that any of the calculations in dispute was incorrect in any material respect, the fees and expenses of the Independent Accounting Firm shall be borne by the Class A Member.  In all other cases the fees and expenses of the Independent Accounting Firm shall be borne by the Class B Member disputing any of the calculations.

Section 13.12         Confidentiality.

The Members shall, and shall cause their Affiliates and their respective stockholders, members, Subsidiaries and Representatives to, hold confidential and not use in any manner detrimental to the Company or any Member all information they may have or obtain concerning Ormat, the Company and their respective assets, business, operations or prospects or this Agreement (the “Confidential Information”); provided, however, that Confidential Information shall not include information that (a) becomes generally available to the public other than as a result of a disclosure by a Member or any of its Representatives, (b) becomes available to a Member or any of its Representatives on a nonconfidential basis prior to its disclosure by the Company or its Representatives, (c) is required or requested to be disclosed by a Member or any of its Affiliates or their respective stockholders, members, Subsidiaries or Representatives as a result of any applicable Legal Requirement or rule or regulation of any stock exchange, or (d) is required or requested by the IRS in connection with the Projects or PTCs relating thereto, including in connection with a request for any private letter ruling, any determination letter or any audit.  Additionally, the Parties may disclose to any and all Persons, without limitations of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, that no party hereto shall be permitted to disclose such tax treatment in violation of federal or state securities laws.  The preceding sentence is intended to cause the transactions contemplated hereby to be treated as not having been offered under conditions of confidentiality for purposes of Treasury Regulations Section 1.6011-4(b)(3) (or any successor provision) promulgated under Section 6011 of the Code, and shall be construed in a manner consistent with such purpose.  If such party becomes compelled by legal or administrative process to disclose any Confidential Information, such party will provide the other Members with prompt Notice so that the other Members may seek a protective order or other appropriate remedy or waive compliance with the non-disclosure provisions of this Section 13.12 with respect to the information required to be disclosed.  If such protective order or other remedy is not obtained, or such other Members waive compliance with the non-disclosure provisions of this Section 13.12 with respect to the information required to be disclosed, the first party will furnish only that portion of such information that it is advised, by opinion of counsel, is legally required to be furnished and will exercise reasonable efforts, at the other Members’ expense, to obtain reliable assurance that confidential treatment will be accorded such information, including, in the case of disclosures to the IRS described in clause (d) above, to obtain reliable assurance that, to the maximum extent permitted by applicable Legal Requirements, such information will not be made available for public inspection pursuant to Section 6110 of the Code.  Nothing herein shall be construed as prohibiting a party hereunder from using such Confidential Information in connection with (i) any claim against another Member hereunder, (ii) any exercise by a party hereunder of any of its rights hereunder and (iii) a disposition by a Member of all or a portion of its Membership Interest or a disposition of an equity interest in such Member or its Affiliates, provided, that, such potential purchaser shall have entered into a confidentiality agreement with respect to Confidential Information on customary terms used in confidentiality agreements in connection with corporate acquisitions before any such information may be disclosed.  In addition, each Member hereby acknowledges that (i) the financial statements of the Company furnished to Members from time to time are confidential and may constitute material, non-public information concerning Affiliates of the Company or their securities under the United States federal securities laws; (ii) the United States federal securities laws, among other things, prohibit certain persons in possession of material, non-public information concerning companies or securities from buying or selling securities issued by those companies or disclosing that material, nonpublic information to others who buy or sell those securities while in possession of that information (or disclose that information to others who buy or sell); and (iii) each Member has a duty to comply with applicable United States federal securities laws.

(a)           The Members acknowledge that the Class B Member, together with its associated companies, is a global financial services firm (the “Global Financial Services Firm”) engaged in the securities, investment management and credit services businesses.  The Global Financial Services Firm’s securities business is engaged in securities underwriting, trading, brokerage activities, foreign exchange, commodities and derivatives trading, as well as providing investment banking, financing and financial advisory services.  In the ordinary course of its trading, brokerage and financing activities, the Global Financial Services Firm may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of Affiliates of the Company, in debt or equity securities or senior loans of Affiliates of the Company or in any related derivative instrument.  The Global Financial Services Firm, its respective directors and officers may also at any time invest on a principal basis or manage funds that invest on a principal basis, in debt or equity securities of any company that may be an Affiliate of the Company, or in any currency or commodity that may be involved in this transaction, or in any related derivative instrument.  Further, the Global Financial Services Firm may at any time carry out ordinary course brokering activities for any company that may be an Affiliate of the Company.

(b)           The Members also acknowledge that the Global Financial Services Firm, its respective directors and officers, may from time to time perform various investment banking, commercial banking and financial advisory services for clients and customers who may have conflicting interests with respect to the Company.  Each Member hereby acknowledges and agrees that, by reason of law or duties of confidentiality owed to other persons or the rules of any regulatory authority, the Global Financial Services Firm may be prohibited from disclosing information to Members (or such disclosure may be inappropriate), including information as to the Global Financial Services Firm’s possible interests as described in this paragraph and information received pursuant to client relationships.

Section 13.13        Joint Efforts.  To the fullest extent permitted by law, neither this Agreement nor any ambiguity or uncertainty herein will be construed against any of the parties hereto, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been prepared by the joint efforts of the respective attorneys for, and has been reviewed by, each of the parties hereto.

Section 13.14        Specific Performance.  The Members agree that irreparable damage may result if this Agreement is not performed in accordance with its terms, and the Members agree that any damages available at law for a breach of this Agreement may not be an adequate remedy.  Therefore, to the extent that damages available at law for a breach of this Agreement are an inadequate remedy, to the fullest extent permitted by law, the provisions hereof and the obligations of the Members hereunder may be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith.  Such remedies and all other remedies provided for in this Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies that a Member may have under this Agreement, at law or in equity.

Section 13.15         Survival.  All indemnities and reimbursement obligations made pursuant to this Agreement shall survive dissolution and liquidation of the Company until expiration of the longest applicable statute of limitations (including extensions and waivers) with respect to the matter for which a Person would be entitled to be indemnified or reimbursed, as the case may be.

Section 13.16         Letter of Credit Reimbursement Obligations.

(a)           In the event that Ormat or an Affiliate incurs reimbursement obligations or loans resulting from draws on any Credit Support provided on behalf of the Company or a Project Company, or otherwise advances cash reserves or posts other collateral, such reimbursement obligations, loans or cash advances shall be deemed an unsecured loan to the Company or Project Company, as applicable, by Ormat or such Affiliate, as applicable, to be repaid out of available cash flow of the Company or such Project Company, as applicable before any distributions to the members of such entity.  In any case where Ormat or an Affiliate incurs such loan, such loan shall bear interest and shall otherwise have terms and conditions applicable to Working Capital Loans, excluding any limitations on the aggregate principal amount outstanding on Working Capital Loans.  In any case where any Person other than Ormat or an Affiliate incurs such loan resulting from draws on any Credit Support provided on behalf of the Company or a Project Company, such loan shall bear interest and shall otherwise have terms and conditions applicable to the credit or other facility made available by such Person to Ormat or an Affiliate.

(b)           In the event that Ormat or an Affiliate provides on behalf of the Company or a Project Company any guaranty, letter of credit or surety bond, the entity providing such guaranty, letter of credit or surety bond, if not a Class B Member, shall provide to the Class B Members within ten Business Days an executed copy of such guaranty, letter of credit or surety bond and Ormat or such Affiliate will be entitled to (i) receive a fee (the “Guaranty Fee”) which fee shall be comparable to a fee chargeable for providing such guaranty, letter of credit or surety bond to a project company rated below investment grade (or not rated), on a non-recourse basis, that may be arranged in an arm’s length transaction by a guarantor which would be deemed to have a credit rating of at least BBB+ and taking into account the amount of the underlying obligation being guaranteed and the length of time the guarantee will be outstanding, and (ii) compensation for the costs and expenses (including reasonable legal fees) incurred in connection with effecting, maintaining and renewing such guaranty, letter of credit or surety bond.

(c)           Notwithstanding clauses (a) and (b) above, in the event that Ormat or an Affiliate has posted, or posts, any credit support described in clauses (a) and (b) above in connection with the Senior Notes and incurs reimbursement obligations or loans resulting from draws of such credit support, or otherwise advances cash reserves, provides a guaranty, letter of credit, surety or posts other collateral, such reimbursement obligations, loans, guaranties, letter of credits, sureties or cash advances shall be deemed an obligation of Ormat, individually, not in its capacity as a Member, and shall not be considered a Working Capital Loan or subject to any priority distribution or fee.

(d)           To the extent (i) such credit support in connection with the Senior Notes has been provided and is drawn upon, or (ii) any required reserves, including the Debt Service Reserve Requirement (as defined in the Senior Note Indentures), are below the minimum reserve levels specified within the Senior Notes Indentures, Ormat or an Affiliate shall have the option to, and if Ormat or an Affiliate chooses not to, the Company shall be required to, at least 60 days prior to any Scheduled Payment Date (as defined in the Senior Note Indentures), either (x) post additional acceptable credit support, pursuant to the terms of the Senior Notes or (y) provide cash (including from the reserve established pursuant to clause (b) of the definition of Distributable Cash) to the relevant Project Company, in the case of either (x) or (y) in an amount equal to the lesser of (1) the reserve established pursuant to clause (b) of the definition of Distributable Cash, and  (2) an amount such that, after taking into account the performance of the Projects from the last Scheduled Payment Date, the projected performance of the Projects until the next Scheduled Payment Date, and the debt service payments to made with respect to the applicable Senior Notes on the next Scheduled Payment Date, will result in the Debt Service Reserve Requirements being at the minimum levels specified within the Senior Note Indentures at the next Scheduled Payment Date.

Section 13.17        Recourse Only to Member.  The sole recourse of the Company for performance of the obligations of any Member hereunder shall be against such Member and its assets and not against any assets or property of any present or future stockholder, partner, member, officer, employee, servant, executive, director, agent, authorized representative or Affiliate of such Member.

IN WITNESS WHEREOF, the parties, each a Member, have caused this Limited Liability Company Agreement to be signed by their respective duly authorized officers as of the date first above written.

ORMAT NEVADA INC. By: Name: Title: JPM CAPITAL CORPORATION By: Name: Title:

[Signature Page to LLC Agreement of ORTP, LLC]

Annex I

Definitions

“Accounting Firm” means the Company’s primary independent accounting firm, which shall be any of Deloitte Touche Tohmatsu, Ernst & Young, KPMG International, Pricewaterhouse Coopers or any nationally-recognized Affiliate thereof, at the Managing Member’s election, or such other firm of certified public accountants approved by Members representing a Super-Majority Vote.

“Act” means the Delaware Limited Liability Company Act, Delaware Code Ann.  6, Sections 18-101, et seq. and any successor statute, as the same may be amended from time to time.

“Adjusted Capital Account” means the Capital Account of a Member (a) increased by the amount of potential deficit that the Member is deemed obligated to restore, calculated as described in the last sentence of Treasury Regulation Section 1.704-2(g)(1) and the last sentence of Treasury Regulation Section 1.704-2(i)(5), (b) increased by the amount of any deficit restoration obligation to which the Member has agreed under Section 10.2(g), and (c) decreased by the items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

“Affiliate” of a specified Person means any Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified Person.  As used in this definition of Affiliate, the term “control” of a specified Person including, with correlative meanings, the terms, “controlled by” and “under common control with,” means (a) the ownership, directly or indirectly, of 50 percent or more of the equity interest in a Person or (b) the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise; provided, however, that notwithstanding the foregoing, for purposes of this Agreement, the Company will be deemed not to be an Affiliate of any Member.

“Agreement” means this Limited Liability Company Agreement (and all schedules, annexes and exhibits hereto), as the same may be amended, supplemented or replaced from time to time.

“Annual Budget” has the meaning set forth in Section 7.1(b).

“Appraisal Method” shall mean one appraiser shall be appointed by the Class A Member and one appraiser shall be appointed by the Class B Members, in each case, within 15 days of a party invoking the procedure described in this definition, which appraisers shall attempt to agree upon the fair market value of the Class B Membership Interests.  If either the Class A Member or the Class B Members do not appoint their respective appraiser within five days after the end of the 15-day period referenced in the immediately preceding sentence, the determination of the appraiser appointed by the other Person (if so appointed within such period) shall be conclusive and binding on the Members.  If the appraisers appointed by the Class A Member and the Class B Members are unable to agree upon the fair market value of the Class B Membership Interests within 30 days after the appointment of the second of such appraisers, the two appraisers shall appoint a third appraiser.  In such case, the average of the determinations of the three appraisers shall be conclusive and binding on the Members, unless the determination of one independent appraiser is disparate from the middle determination by more than twice the amount by which the third determination is disparate from the middle determination, in which case the determination of the most disparate appraiser shall be excluded, and the average of the remaining two determinations shall be conclusive and binding on the Members.

“Appraiser” means Marshall & Stevens Incorporated, or any other appraiser selected by the Members which is independent and has experience in providing appraisals similar to the determination described in Sections 4.6(a) and (b).

“Approved Transferee” means any Person that (a) is an Affiliate of any Class B Member, or (b) (i) (x) satisfies the requirements hereunder applicable to all Transfers of Class B Membership Interests and (y) is not a Competitor, or (ii) is a Person approved by Ormat (such approval not to be unreasonably withheld or delayed), in each case so long as Ormat or an Affiliate is a Class A Member.

“Bankruptcy” of a Person means the occurrence of any of the following events:  (i) the filing by such Person of a voluntary case or the seeking of relief under any chapter of Title 11 of the United States Bankruptcy Code, as now constituted or hereafter amended (the “Bankruptcy Code”), (ii) the making by such Person of a general assignment for the benefit of its creditors, (iii) the admission in writing by such Person of its inability to pay its debts as they mature, (iv) the filing by such Person of an application for, or consent to, the appointment of any receiver or a permanent or interim trustee of such Person or of all or any portion of its property, including the appointment or authorization of a trustee, receiver or agent under applicable law or under a contract to take charge of its property for the purposes of enforcing a lien against such property or for the purpose of general administration of such property for the benefit of its creditors, (v) the filing by such Person of a petition seeking a reorganization of its financial affairs or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute, (vi) an involuntary case is commenced against such Person by the filing of a petition under any chapter of Title 11 of the Bankruptcy Code and within 60 days after the filing thereof either the petition is not dismissed or the order for relief is not stayed or dismissed, (vii) an order, judgment or decree is entered appointing a receiver or a permanent or interim trustee of such Person or of all or any portion of its property, including the entry of an order, judgment or decree appointing or authorizing a trustee, receiver or agent to take charge of the property of such Person for the purpose of enforcing a lien against such property or for the purpose of general administration of such property for the benefit of the creditors of such Person, and such order, judgment or decree shall continue unstayed and in effect for a period of 60 days, or (viii) an order, judgment or decree is entered, without the approval or consent of such Person, approving or authorizing the reorganization, insolvency, readjustment of debt, dissolution or liquidation of such Person under any such law or statute, and such order, judgment or decree shall continue unstayed and in effect for a period of 60 days.  The foregoing definition of “Bankruptcy” is intended to replace and shall supersede the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

A - 1 - 2

“Base Case Model” means a financial model agreed to by the Members and attached hereto as Exhibit A.

“Base Production Level of PTC Eligible Projects” shall mean the energy production level of the PTC Eligible Projects measured in megawatt hours as set forth in Schedule 4.3(b) for the applicable period.

“Business Day” means any day other than Saturday, Sunday and any day that is a legal holiday or a day on which banking institutions in New York, New York are authorized by law or governmental action to close.

“Capex Contribution” has the meaning given to such term in Section 4.4.

“Capital Account” has the meaning set forth in Section 4.2(a) and as the amounts are adjusted from time to time.

“Capital Contribution” means, with respect to any Member, any amount of money and the initial Gross Asset Value of any property contributed to the Company with respect to the Membership Interests in the Company held or purchased by such Member.

“Capital Interest” means, with respect to any Member, at any time, as the context may require, (i) the balance of such Member’s Capital Account, determined in accordance with Section 4.2 of this Agreement, at such time and (ii) the amount, expressed as a percentage, equal to the fraction the numerator of which is the balance referred to in clause (i) at such time and the denominator of which is the aggregate Capital Account balances of all Members at such time.

“Cause” means fraud, willful misappropriation of funds, gross negligence, willful misconduct or a willful violation of a material provision of this Agreement or the Management Services Agreement applicable to the Managing Member or Manager, respectively and solely in such capacity, which violation applicable to the Managing Member or Manager, respectively and solely in such capacity, (x) continues unremedied for 30 days after Notice of such violation is given to the Managing Member or Manager, as applicable, and (y) has a material adverse effect on (1) the business, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole or (2) the rights, remedies or economic benefits of the Class B Members under this Agreement, and (z) is not the result of mere negligence, oversight, misunderstanding or misinterpretation of this Agreement or the Management Services Agreement (or any applicable law referred to in this Agreement) on the part of the Managing Member or Manager, respectively and solely in such capacity.

 “Certificate of Formation” has the meaning set forth in the preliminary statements of this Agreement.

“Claim” means any Direct Claim, Third Party Claim or Third Party Penalty Claim.

“Class A Approved Transferee” means a Person (or a direct or indirect subsidiary of such Person) that (i) has a tangible net worth of at least $500,000,000 and (ii) either (x) owns and manages or (y) operates (in each case before giving effect to any Transfer hereunder) not less than 250 megawatts of geothermal projects in the United State, and such Person must have done so for a period of at least five years prior to any Transfer hereunder.

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“Class A Member” means a Member holding one or more Class A Membership Interests.

“Class A Membership Interests” has the meaning set forth in Section 3.1 of this Agreement.

“Class A Membership Interests Transfer” has the meaning set forth in Section 4.6(d).

“Class B Contribution Default” has the meaning set forth in Section 4.3(c).

“Class B Full Payment Option” has the meaning set forth in Section 4.6(c)(i).

“Class B Member” means a Member holding one or more Class B Membership Interests.

“Class B Member Indemnified Costs” means, subject to Article XI of this Agreement, any and all damages, losses, claims, liabilities, demands, charges, suits, Taxes, penalties, interest, costs, and reasonable expenses (including court costs and reasonable attorneys’ fees and expenses), incurred by any of the Class B Member Indemnified Parties resulting from or relating to (A) any breach or default by the Class A Member of any representation, warranty, covenant, indemnity or agreement under this Agreement or any other Transaction Document, including (i) in its capacity as the Managing Member under this Agreement, (ii) in its capacity as Tax Matters Partner under this Agreement and (iii) subject to Section 3.6(e), in its, or its Affiliate’s, capacity as Manager under the Management Services Agreement or (B) any claim for fraud, gross negligence, or willful misconduct relating to this Agreement or any Transaction Document.

“Class B Member Indemnified Parties” means the Class B Member and its respective Affiliates and each of their respective shareholders, members, officers, directors, employees, agents, and other representatives, and their respective successors and assigns.

“Class B Membership Interests” has the meaning set forth in Section 3.1 of this Agreement.

“Class B Partial Payment Option” has the meaning set forth in Section 4.6(c)(i).

“Closing Date Appraisal” has the meaning set forth in the Contribution Agreement.

“Closing Date” has the meaning set forth in the Contribution Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

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“Company” has the meaning set forth in the introductory paragraph hereof.

“Company Minimum Gain” means the amount of minimum gain there is in connection with nonrecourse liabilities of the Company, calculated in the manner described in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

“Competitor” means any Person which, directly or indirectly, through one or more Subsidiaries, Affiliates or joint ventures, operates, manages, or develops or manufactures equipment for use in geothermal power generating facilities or recovered energy (waste heat) based power generating facilities; provided, that any institution that has a passive interest in a geothermal power generating facility similar to that owned by the holders of Class B Membership Interests hereunder shall not be considered a Competitor solely as a result thereof.

“Confidential Information” has the meaning set forth in Section 13.12.

“Consultation” means to confer with, and reasonably consider and take into account the reasonable suggestions, comments or opinions of another Person.

“Contribution Agreement” has the meaning set forth in the preliminary statements of this Agreement.

 “Contribution Date” means January 31 for each year from 2014 through 2017 on which date the Class B Member will make a Capital Contribution to the Company for PTCs actually generated and allocated to the Class B Member pursuant to Section 4.3(a); provided, however, that if the Class B Member cannot make a determination of the amount of the Capital Contribution it is required to make on the Contribution Date because the PTC Report has not been delivered to the Class B Member pursuant to Section 7.1(f) or a good faith dispute pursuant to Section 7.1(g) or 13.11(b) is ongoing, then such Contribution Date shall be the date the Class B Member actually makes its Capital Contribution.

“Cure Loan” means a loan made by a Member (or any of its Affiliates) to the Company or any Project Company, to pay all or any portion of the outstanding indebtedness under the OrCal Senior Notes or the OFC Senior Notes following an OrCal Senior Notes Trigger Event or OFC Senior Notes Trigger Event, respectively, which loan shall be (i) unsecured, (ii) evidenced by a note substantially in form of Exhibit G hereto, and (iii) otherwise be on terms equivalent in all material respects to loans that would be available from a third party lender that is not an Affiliate of such curing Member.

“Depreciation” means for each Tax Year or part thereof, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for United States federal income tax purposes with respect to an asset for such Tax Year or part thereof, except that if the Gross Asset Value of an asset differs from its adjusted basis for United States federal income tax purposes at the beginning of such Tax Year, the depreciation, amortization, or other cost recovery deduction for such Tax Year or part thereof shall be an amount which bears the same ratio to such Gross Asset Value as the United States federal income tax depreciation, amortization, or other cost recovery deduction for such Tax Year or part thereof bears to such adjusted tax basis.  If such asset has a zero adjusted tax basis, the depreciation, amortization, or other cost recovery deduction for each Tax Year shall be determined under a method reasonably selected by the Managing Member and agreed to by Members representing a Super-Majority Vote.

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“Designated Transfer” has the meaning set forth in Section 9.7.

“Direct Claim” has the meaning set forth in Section 11.2.

“Distributable Cash” means, as of any date, all cash, cash equivalents and liquid investments held by the Company as of such date less all reserves that, in the reasonable judgment of the Managing Member, are necessary or appropriate for the operation of the Company, the Project Companies or the Projects consistently with the Prudent Operator Standard.  Reasonable reserves shall consist of (a) any combination of the following reserves as reasonably determined by the Managing Member: (i) necessary for payment of expenses included in the annual budget, (ii) necessary to prevent or mitigate an emergency situation, (iii) established with the prior written consent of the Members (by Super-Majority Vote), (iv) necessary to allow the Company and the Project Companies to meet expenses that are clearly identified and expected with reasonable certainty to become due, but that are not included in the budget, (v) necessary to ensure sufficient spare parts or the payment of operational and maintenance costs for each of the Projects, (vi) necessary to service any Existing Indebtedness or other indebtedness (the incurrence of which constituted a Major Decision) incurred by the Project Companies, (vii) necessary for well drillings or well maintenance or (viii) one or more additional reserves not referred to in the preceding clauses of this definition of “Distributable Cash” that do not in the aggregate exceed $500,000 and (b) unless the Class B Member is entitled to 100 percent of the Distributable Cash pursuant to clause (ii) of Section 6.1(a), in the event that any debt service reserve letter of credit has been drawn upon under a Depositary Agreement (as such term is defined under the OFC Indenture or the OrCal Indenture, as applicable) and, as a result, the Debt Service Reserve Requirement (as such term is defined under the OFC Indenture or the OrCal Indenture, as applicable) is not fully satisfied, an amount equal to the positive difference, if any, between (x) such Debt Service Reserve Requirement, and (y) the amounts on deposit, whether as cash or letters of credit, in the relevant Debt Service Reserve Account (as such term is defined under the OFC Indenture or the OrCal Indenture, as applicable); provided, however, notwithstanding the foregoing, with respect to any Contribution Date the amount of the Distributable Cash shall never exceed the amount of capital contributions made by JPM pursuant to Section 4.3(a), since the previous Contribution Date.

“Distribution Date” means, each Contribution Date and, so long as any indebtedness remains outstanding under the Senior Notes, semi-annually on the fifth Business Day following the latest distribution dates contained in the Senior Notes, thereafter the last Business Day of each month; provided that, with respect to the period in which the Target Internal Rate of Return is deemed to have been achieved, such later date following the determination that the Target Internal Rate of Return has in fact been achieved in accordance with this Agreement.

“Effective Date” has the meaning set forth in the introductory paragraph hereof.

“Encumbrance” means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, mortgage, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

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“Estimated Tax Payment Date” shall mean April 30th, June 30th, September 30th and December 31st of any applicable year, or the immediately preceding Business Day.

"Estimated Tax Payment Period" shall mean the periods, within a taxable year, between the Estimated Tax Payment Dates.

“Existing Indebtedness” means the aggregate existing indebtedness outstanding under the Senior Notes.

“Fiscal Year” has the meaning set forth in Section 7.9.

“Fixed Tax Assumptions” means the following assumptions:  (i) the applicable depreciation periods, methods and conventions are shown correctly in the Base Case Model (but not including, for this purpose, any assumption about the accuracy of the purchase price allocation among the Project Company assets); (ii) the Company is a partnership and each of the Project Companies is a disregarded entity; (iii) the Class B Member is a partner in the Company; (iv) Company is the owner for federal income tax purposes of the Projects; and (v) the allocations of tax items (i.e., income gain, loss and deduction, but for the avoidance of doubt, not including depletion) to the Members will be respected by the IRS either because they have “substantial economic effect” or are otherwise consistent with the Members’ interests in the Company within the meaning of Section 704(b) of the Code; provided, however, that a Fixed Tax Assumption described above shall not be a Fixed Tax Assumption to the extent that either (a) such Fixed Tax Assumption is not true as the result of either a breach by the Class A Member or any Affiliate thereof of any representations, warranties or covenants made by such Person, or other obligations of such Person (but, subject to clause (b) below, not including the filing obligation in the third sentence of Section 7.6), to the Class B Member set forth in the Contribution Agreement or this Agreement, unless the action that gives rise to the breach was agreed to by a Major Decision or otherwise consented to by the Class B Member, or (b) the Managing Member does not file a Tax Return which is consistent with that Fixed Tax Assumption, other than as the result of (w) a Major Decision or otherwise consented to by the Class B Member, (x) the breach of a representation, warranty or covenant of the Class B Member under this Agreement or the Contribution Agreement, (y) a change in law, or (z) any final determination under a federal income tax audit or administrative or judicial proceeding  involving such Tax Return or a Tax Return for a prior period making an adjustment to any item affected by that Fixed Tax Assumption; provided that such audit or administrative or judicial proceeding is prosecuted by the Company materially in the manner required by Article VII or (c) such Fixed Tax Assumption is not true as a result of any allocation of depletion.

“Flip Date” means the last day of the month in which the Class B Member has achieved an Internal Rate of Return equal to or greater than the Target Internal Rate of Return.

“Flip Exercise Notice,” “Flip Purchase Option” and “Flip Purchase Price” have the meanings set forth in Section 9.6.

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“Fluid Supply Agreement” means each or any, as applicable, of (i)  Fluid Supply Agreement, dated December 15, 2003, between Brady and Western States Geothermal Company and (ii) Fluid Supply Agreement, dated as of January [  ], 2013, by and between ORNI 10 and Mammoth Pacific.

“Fundamental Decisions” means the decisions pursuant to clauses (a), (b), (d), (f), (g), (h), (k), (l), (m), (n), (r), (t), (u) and (v) of the definition of Major Decisions.

“GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied throughout the specified period.

“Global Financial Services Firm” has the meaning set forth in Section 13.12.

“Governmental Body” means the federal government of the United States, any state of the United States or political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any other governmental entity, instrumentality, agency, authority, commission or self-regulatory organization.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted tax basis for federal income tax purposes, except as follows:

(a)           the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the Gross Fair Market Value of such asset as of the date of contribution; provided, that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 4.2(d) shall be as set forth in Schedule 4.2(d);

(b)           the Gross Asset Values of all Company assets shall be adjusted to equal their respective fair market values as of the following times:  (i) the acquisition of additional Membership Interests in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of money or Company property as consideration for Membership Interests in the Company; and (iii) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i) and (ii) shall be made only if the Managing Member reasonably determines, after Consultation with the Members, that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(c)           the Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the Gross Fair Market Value of such asset on the date of distribution;

(d)           the Gross Asset Values of all Company assets shall be adjusted to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are required to be taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the Managing Member determines that an adjustment pursuant to subsection (b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d); and

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(e)           if the Gross Asset Value of an asset has been determined or adjusted pursuant to subsection (a), (b) or (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset.

“Gross Fair Market Value” means, with respect to any asset, the fair market value of the asset as reasonably determined by the Managing Member and agreed to by Members representing a Super-Majority Vote.

“Grossed-up PTC Amount” means an amount equal to the PTC divided by 1 minus the then highest federal income tax rate applicable to corporations.

“Guaranty Fee” has the meaning set forth in Section 13.16(b).

“Independent Accounting Firm” means PricewaterhouseCoopers, or an accounting firm which is otherwise mutually acceptable to the Class A Member and the Class B Member.

“Independent Engineer” has the meaning set forth in the Contribution Agreement.

“Insurance Consultant” has the meaning set forth in the Contribution Agreement.

“Internal Rate of Return” means the annual effective discount rate computed by taking into account the Cash Flows set forth in Section 7.11(c)(ii) and calculated using the “XIRR” function on Microsoft Office Excel 2007 (or the same function in any subsequent version of Microsoft Office Excel).

“IRS” means the Internal Revenue Service or any successor agency thereto.

“JPM” has the meaning set forth in the introductory paragraph hereof.

“Known Project Geothermal Resource Area” has the meaning set forth in Section 12.1(a).

“Legal Requirement” means, as to any Person (as defined in the Contribution Agreement), any requirement under any law, statute, act, decree, ordinance, rule, directive, permit, order, treaty, code or regulation (including any of the foregoing relating to health or safety matters or any Environmental Law (as such term is defined in the Contribution Agreement)), as enacted, issued or promulgated by any Governmental Body, including all amendments, modifications, extensions, replacements or re-enactments thereof, to the extent that any of the foregoing has the force of law.

“Major Decisions” means any of the following:

(a)           Any sale, lease or other voluntary disposition of any limited liability company interest in the Company or any Project Company;

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(b)           Any sale, lease or other voluntary disposition of all or substantially all of the assets of any Project Company;

(c)           Any sale, lease or other voluntary disposition of any assets of any Project Company with an aggregate fair market value in excess of $5 million during any 12 month period, other than in the Ordinary Course of Business;

(d)           Any Encumbrance or grant of any Encumbrance on the assets or rights of the Company or the assets and rights of any Project Company other than Permitted Liens;

(e)           The Company, or any Project Company (1) cancel, suspend, renew or terminate any Material Contract (2) assign, release or relinquish the rights or obligations of any party to, or amend, any Material Contract if any of the foregoing items in this clause (2) would have a Material Adverse Effect on the Company or any such Project Company, or (3) renew any Material Contract except to the extent such renewal is on substantially the same terms as the original Material Contract, provided that none of such actions will be considered a Major Decision if the actions are required by or resulting from any requirement of any Governmental Body; provided, further, that any amendments, amendments and restatements, modifications, supplements or replacements of power purchase agreements, interconnection agreements, transmission agreements, and water agreements to which a Project Company is a party shall not be a Major Decision, unless such amendment, amendment and restatement, modification, supplement or replacement has a material adverse effect on the Class B Member, the Company or any Project Company.

(f)           The Company or any Project Company takes or files any action or institute any proceedings in Bankruptcy;

(g)           Any merger or consolidation of the Company or any Project Company, other than any merger of one Project Company with another Project Company;

(h)           Any incurrence or guarantee of indebtedness for borrowed money or capitalized lease obligations in excess of (x) $4 million, in the aggregate, for the Company, (y) $3 million, in the aggregate, for any individual Project Holdco and (z) $2 million, in the aggregate, for any individual Project Owner, in each case other than Working Capital Loans;

(i)           Any issuance or redemption by the Company of any Membership Interests or other equity interest of any kind in the Company;

(j)           Approval of any transactions (other than Working Capital Loans and other transactions contemplated by any of the Transaction Documents, including under clause (q) of this definition) between the Company or any Project Company, as the case may be, and any member thereof, the Manager, or any Affiliates thereof;

(k)           Any settlement of claims, litigation or arbitration if, as a result of such settlement, (x) the Company would be obligated to pay more than $4 million, in the aggregate, (y) any individual Project Holdco would be obligated to pay more than $3 million, in the aggregate or (z) any individual Project Owner would be obligated to pay more than $2 million, in the aggregate;

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(l)           Any action that would cause the Company or any Project Company to engage in any business or activity that is not within the purpose of such entity, as set forth in such entity’s Organizational Documents, or to change such purpose, or to the extent that there would be an elective change to any Project Company’s status as a Qualifying Facility or any action that would be inconsistent with the status of a Project Company’s status as a Qualifying Facility (other than as a result of a change in law providing for a successor status for similar projects) if, in each case, such action or change would result in the Class B Member no longer being eligible for an exemption under PUHCA.

(m)           Any amendment or cancellation of the certificate of formation of the Company or any Project Company or any Transaction Document if such amendment or cancellation would have a Material Adverse Effect on the Class B Member;

(n)           The admission of any additional member in the Company, other than pursuant to terms of this Agreement or in connection with the exercise of rights by any lenders to Ormat to which Ormat has pledged its Membership Interests to secure a borrowing by Ormat; provided such lenders are an Approved Transferee;

(o)           Any consent, approval or waiver that would allow the expenditure by any Project Company under an operation and maintenance agreement for a Project, which spending is either (x) not contemplated in an Annual Budget or (y) exceeds by more than the greater of (A) $1 million and (B) ten percent (10%) of the amounts contemplated in an Annual Budget; provided that none of such actions will be considered a Major Decision if the actions relate to expenditures in connection with any expansion capital expenditures for any Project, unless (1) the Class B Members elect to, and the Members agree on, the Class B Members’ funding contributions for such capital expenditure or (2) such expansion has a material adverse effect on the Class B Member, the Company or any Project Company;

(p)           Entering into any contract under which (x) the Company would be obligated to pay more than $4  million, in the aggregate, in any Fiscal Year, (y) any individual Project Holdco would be obligated to pay more than $3 million, in the aggregate, in any Fiscal Year or (z) any individual Project Owner would be obligated to pay more than $2 million, in the aggregate, in any Fiscal Year, in each case, other than (1) Working Capital Loans or (2) as contemplated in an Annual Budget;

(q)           Entering into any contract with any Affiliate of a Member that would require payments by the Company or any Project Company of more than $4 million, in the aggregate, in any Fiscal Year, other than (a) contracts providing for Working Capital Loans, (b) the Transaction Documents or (c) an extension or replacement of an agreement described in the foregoing (a) or (b) with the same or another Affiliate of such Member;

(r)           The Company or any Project Company hire any employees;

(s)           Approval of renegotiations of the operations and maintenance fee under the relevant O&M Agreement to the extent taking place every five years as provided under such O&M Agreement, unless the increase is solely to adjust for inflation;

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(t)           Electing that the Company be treated other than as a partnership for United States federal income tax purposes, or causing the Company to receive (or permit to be received) any grants, tax-exempt bonds, subsidized energy financing, or other federal tax credits, each within the meaning of Section 45(b)(3) of the Code;

(u)           Prior to the end of the applicable statute of limitations for the year in which the Flip Date occurs, (i) commencing of a judicial action (including filing a petition as contemplated in Section 6226(a) or Section 6228 of the Code) with respect to a federal income tax matter or appeal any adverse determination of a judicial tribunal; (ii) entering into a settlement agreement with the IRS which purports to bind the Members; (iii) intervening in any action as contemplated by Section 6226(b) of the Code; (iv) filing any request contemplated in Section 6227(b) of the Code; or (v) entering into an agreement extending the period of limitations as contemplated in Section 6229(b)(1)(B) of Code; and

(v)           Any amendment to modify the amortization schedule of the Senior Notes that either (i) does not reduce the principal payments during the period from the Effective Date to December 31, 2016 and correspondingly increase the principal payments during the period from January 1, 2017 through the maturity thereof or (ii) could reasonably be expected to have a material adverse effect on the Class B Member, the Company or any Project Company.

“Majority Vote” has the meaning set forth in Section 3.2(f).

“Management Services Agreement” means the Management Services Agreement, dated as of January [  ], 2013, by and between the Company and Manager, as such agreement may be amended, supplemented or replaced from time to time.

“Manager” means Ormat.  The Manager is a “manager” of the Company within the meaning of the Act.

“Managing Member” has the meaning set forth in Section 8.2.

“Material Adverse Effect” has the meaning set forth in the Contribution Agreement.

“Material Contract” means (1) a contract for the sale of electric energy or transmission services of a Project; (2) a contract, lease, indenture or security under which the Company or any Project Company (a) has created, incurred, assumed or guaranteed any indebtedness for borrowed money or obligations under any lease that, in accordance with GAAP, should be capitalized, (b) has created a mortgage, security interest or other consensual encumbrance on any property with a fair market value in excess of $5,000,000 (other than any Permitted Liens), or (c) has a reimbursement obligation in respect of any letter of credit, guaranty, bond, or other credit or collateral support arrangement required to be maintained by any Project Company under the terms of any contract referred to in clause (1) above; (3) a contract for management, operation or maintenance of a Project; (4) a product warranty or repair contract by or with a manufacturer or vendor of equipment owned or leased by a Project Company with a fair market value in excess of $5,000,000; and (5) any other contract that could require payments of more than $5,000,000, in the aggregate for any Project Company during any Fiscal Year.

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“Member” means any Person executing this Agreement as of the date of this Agreement as a member of the Company or any Person admitted to the Company as a member as provided in this Agreement (each in the capacity as a member of the Company), but does not include any Person who has ceased to be a member of the Company.

“Member Nonrecourse Debt” means “partner nonrecourse debt” as defined in Treasury Regulation Section 1.704-2(b)(4).  An example is where a Member or a person related to the Member makes a loan on a nonrecourse basis to the Company.

“Member Nonrecourse Deductions” has the meaning given to the term “partner nonrecourse deductions” in Treasury Regulation Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Membership Interest” means the limited liability company interest of a Member in the Company, including rights to distributions (liquidating or otherwise), allocations, and to vote, consent or approve, if any.

“Minimum Gain Attributable to Member Nonrecourse Debt” means the amount of minimum gain there is in connection with a Member Nonrecourse Debt, calculated in the manner described in Treasury Regulation Section 1.704(i)(3).

“Nonrecourse Deductions” has the meaning given to such term in Treasury Regulation Sections 1.704-2(b)(1) and 1.704-2(c).

“Nonrecourse Liability” has the meaning given to such term in Treasury Regulation Section 1.704-2(b)(3).

“Notice” has the meaning set forth in Section 13.1.

“O&M Agreements” mean, collectively, each of the operation and maintenance agreements between the Operator and a Project Company, as each such agreement may be amended, supplemented or replaced from time to time.

“OFC Indenture” means that certain Indenture, dated February 13, 2004 (as supplemented from time to time), among Ormat Funding, LLC, as issuer, Brady Power Partners, Steamboat Development, LLC, Steamboat Geothermal LLC, OrMammoth, LLC, ORNI 1 LLC, ORNI 2 LLC, ORNI 7 LLC, each as guarantor, Ormesa LLC, and Union Bank, N.A., as trustee.

“OFC Senior Notes” means the 8 1/4% senior secured notes, due December 30, 2020, issued under the OFC Indenture.

“OFC Senior Notes Event of Default” means an “Event of Default” as defined in the OFC Senior Notes.

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“OFC Senior Notes Trigger Event” means the earliest to occur of the following (i) through (iv) and which as of any date of determination shall be continuing:  (i) acceleration of the indebtedness under the OFC Senior Notes; (ii) failure of the Managing Member to proceed with diligence and good faith with respect to the cure of a OFC Senior Notes Event of Default, provided that such default is susceptible to cure by the Managing Member; (iii) 100 consecutive days have elapsed since the occurrence and continuance of a OFC Senior Notes Event of Default and such OFC Senior Notes Event of Default is continuing (and parties to the OFC Senior Notes have not accelerated the indebtedness thereunder) or (iv) Ormat Funding Corporation, or any of its Affiliates, has failed to pay when due any principal or interest under the OFC Senior Notes and any applicable grace or cure period has expired.

“Offer Notice” has the meaning set forth in Section 9.5(a) of this Agreement.

 “Operations Report” has the meaning set forth in Section 7.1 of this Agreement.

“Operator” means Ormat, or any successor thereto, each in its capacity as the operator pursuant to each O&M Agreement.

"OrCal Indenture” means that certain Indenture, dated December 8, 2005 (as supplemented from time to time), among OrCal Geothermal, LLC, as issuer, OrHeber 1, LLC, OrHeber 2, LLC, Second Imperial Geothermal Company, Heber Field Company, Heber Geothermal Company, each as guarantor, and Union Bank, N.A., as trustee.

“OrCal Senior Notes” means the 6.21% senior secured notes, due December 30, 2020, issued under the OrCal Indenture.

“OrCal Senior Notes Event of Default” means an “Event of Default” as defined in the OrCal Senior Notes.

“OrCal Senior Notes Trigger Event” means the earliest to occur of the following (i) through (iv) and which as of any date of determination shall be continuing:  (i) acceleration of the indebtedness under the OrCal Senior Notes; (ii) failure of the Managing Member to proceed with diligence and good faith with respect to the cure of a OrCal Senior Notes Event of Default, provided that such default is susceptible to cure by the Managing Member; (iii) 100 consecutive days have elapsed since the occurrence and continuance of a OrCal Senior Notes Event of Default and such OrCal Senior Notes Event of Default is continuing (and parties to the OrCal Senior Notes have not accelerated the indebtedness thereunder) or (iv) OrCal Geothermal, or any of its Affiliates, has failed to pay when due any principal or interest under the OrCal Senior Notes and any applicable grace or cure period has expired.

“Ordinary Course of Business” means the ordinary conduct of business consistent with past custom and practice (including with respect to quantity and frequency).

“Organizational Documents” means articles of incorporation, certificate of incorporation, charter, bylaws, articles of organization, formation or association, regulations, operating agreement, certificate of limited partnership, partnership agreement, and all other similar documents, instruments or certificates executed, adopted, or filed in connection with the creation, formation or organization of a Person, including any amendments thereto.

“Ormat” has the meaning set forth in the introductory paragraph hereof.

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“Permitted Encumbrance” means Encumbrances provided for under the Transaction Documents, liens for Taxes not yet due and payable and restrictions on transfer of the Membership Interests under any applicable federal, state or foreign securities law.

“Permitted Investments” means any of the following having a maturity of not greater than one year from the date of issuance thereof:  (a) readily marketable direct obligations of the government of the United States of America or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the government of the United States of America, (b) insured certificates of deposit of or time deposits with any commercial bank that is a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated at least “Prime 1” (or the then equivalent grade) by Moody’s Investors Service, Inc. or “A 1” (or the then equivalent grade) by Standard & Poor’s Corporation, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1,000,000,000 or (c) money market funds rated “AAA “ or “Aaa2” or better by Standard & Poor’s Corporation or Moody’s Investors Service, Inc.

“Permitted Liens” means (a) liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, employees’, contractors’, operators’ or other similar liens or charges securing the payment of expenses not yet due and payable that were incurred in the Ordinary Course of Business of each Project Company, (c) trade contracts or other obligations of a like nature incurred in the Ordinary Course of Business of each Project Company, (d) obligations or duties to any Governmental Body arising in the Ordinary Course of Business (including under licenses and permits held by the Project Companies and under all Applicable Legal Requirements), (e) obligations or duties under easements, leases or other property rights, (f) Existing Indebtedness and (g) all other encumbrances and exceptions that are incurred in the Ordinary Course of Business of each Project, are not incurred for borrowed money and do not have a material adverse effect on either the use of any assets of the Project Companies as currently used or the value of any such assets.

“Permitted Transfers” has the meaning set forth in Section 9.4.

“Person” has the meaning set forth in Section 18-101(12) of the Act.

“Placed in Service” has the meaning set forth in the Contribution Agreement.

“Portfolio Companies” has the meaning set forth in the preliminary statements of this Agreement.

“Portfolio Subsidiaries” has the meaning set forth in the preliminary statements of this Agreement.

“Pre-Flip Period” means the period commencing on the Effective Date and ending at the end of the month in which the Flip Date occurs.

“Projects” has the meaning set forth in the preliminary statements of this Agreement.

A - 1 - 15

“Project Companies” has the meaning set forth in the preliminary statements of this Agreement.

“Project Holdco” means each of OFC, OrCal, OrHeber 1, OrMammoth, ORNI 1, ORNI 2, ORNI 7, ORNI 44, and Heber Field, in each case, as defined in the Contribution Agreement.

“Project Owner” means each of Brady Power, Heber Geothermal, Mammoth Pacific, OrHeber 2, Ormesa, Second Imperial Geothermal, Steamboat Development and Steamboat Geothermal, in each case, as defined in the Contribution Agreement.

“Prudent Operator Standard” means that a Person will (a) perform its duties in good faith and as a reasonably prudent operator, (b) perform its duties in compliance with (or to cause the applicable Project Companies to comply in all materials respects with) the requirements of the Material Contracts, (c) exercise such care, skill and diligence as a reasonably prudent business company of established reputation engaged in the geothermal energy business would exercise in the conduct of its business and for the advancement or protection of its own interests, (d) perform the duties in accordance with applicable geothermal energy industry standards, taking into account, prior to the Flip Date, the requirements to maintain qualification for PTCs, (e) use sufficient and properly trained and skilled personnel, and (f) use parts and supplies that meet the specifications set forth in the Material Contracts, in all cases with respect to (a) through (f) herein, taking into account all of the costs, expenses and benefits of operation of each Project.

“PTCs” means the tax credits pursuant to Section 45 of the Code (or any successor to such Code section) for the sale of electricity produced from certain renewable resources.

“PTC Amount” means $0.90 per $1.00 of PTCs actually generated and allocated to the Class B Member, subject to adjustment as set forth in Section 4.3(b) and pursuant to Schedule 4.3(b).

“PTC Eligible Projects” has the meaning set forth in the Contribution Agreement.

“PTC Payment Rate” shall mean the payment rate for each dollar of PTCs for the applicable period based on the actual production levels of the PTC Eligible Projects expressed as a percentage of Base Production Level of PTC Eligible Projects, as set forth on Schedule 4.3(b).

“PTC Report” has the meaning set forth in Section 7.1(f).

“PTC Threshold Amount” shall mean the amount set forth under the same heading in Schedule 4.3(b) for the applicable period.

“Punch-out Option” has the meaning set forth in Section 4.6(c)(ii).

 “Quarter” means, with respect to the Fiscal Year of the Company, each of the three month periods from January 1 through March 31, from April 1 through June 30, from July 1 through September 30 and from October 1 through December 31 of any calendar year.

A - 1 - 16

“Recapture Gain” has the meaning set forth in Section 5.3(c).

“Representatives” means, with respect to any Person, the managing member(s), the officers, directors, employees, representatives or agents (including investment bankers, financial advisors, attorneys, accountants, brokers and other advisors) of such Person, to the extent that such officer, director, employee, representative or agent of such Person is acting in his or her capacity as an officer, director, employee, representative or agent of such Person.

“Revenue Procedures” means statements of procedure from the IRS designated as such and issued to the general public, affecting the rights or duties of taxpayers or other members of the public under the Code.

“ROFO Offer” has the meaning set forth in Section 9.5(b) of this Agreement.

“Safe Harbor Limitation” has the meaning set forth in Section 5.1(d).

“Senior Notes” means collectively the OFC Senior Notes and the OrCal Senior Notes.

“Senior Note Default” has the meaning set forth in Section 4.6(c).

“Senior Note Indentures” means collectively the OFC Indenture and the OrCal Indenture.

“Senior Notes Event of Default” means either an OFC Senior Notes Event of Default or an OrCal Senior Notes Event of Default.

“Side Letter” means that certain Side Letter between the Company, Ormat Technologies Inc. and Ormat dated January [  ], 2013 in connection with operations and maintenance fees.

“Steam Resource” has the meaning set forth in the Contribution Agreement.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other entity of which such Person (either alone or through or together with any other Person pursuant to any agreement, arrangement, contract or other commitment) owns, directly or indirectly, 50 percent or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

“Super-Majority Vote” has the meaning set forth in Section 3.2(f).

“Target Internal Rate of Return” means an Internal Rate of Return of 21.36%.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means:

(i)           any taxes, customs, duties, charges, fees, levies, penalties or other assessments imposed by any federal, state, local or foreign taxing authority, including, but not limited to, income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, net worth, employment, occupation, payroll, withholding, social security, alternative or add-on minimum, ad valorem, transfer, stamp, or environmental tax, or any other tax, custom, duty, fee, levy or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax, or additional amount attributable thereto; and

A - 1 - 17

(ii)           any liability for the payment of amounts with respect to payment of a type described in clause (i), including as a result of being a member of an affiliated, consolidated, combined or unitary group, as a result of succeeding to such liability as a result of merger, conversion or asset transfer or as a result of any obligation under any tax sharing arrangement or tax indemnity agreement.

“Tax Matters Partner” has the meaning set forth in Section 7.7(a).

“Tax Return” means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including any IRS Form K-1 issued to Members by the Company, information return, claim for refund, amended return or declaration of estimated Tax.

“Tax Year” has the meaning set forth in Section 7.10.

“Termination Date” has the meaning set forth in Section 2.4.

“Third Party Claim” has the meaning set forth in Section 11.3.

“Third Party Penalty Claim” has the meaning set forth in Section 11.3.

“Tracking Model” means the Base Case Model, as adjusted from time to time to account for actual performance except as provided in Section 7.11.

“Transaction Documents” means this Agreement, the Contribution Agreement, the Management Services Agreement, the O&M Agreements, the Side Letter and each of the other documents required to be delivered on the Closing Date, individually and collectively.

“Transfer” has the meaning set forth in Section 9.1.

“Treasury Regulations” means the regulations promulgated under the Code, as such regulations are in effect on the date hereof or as otherwise contemplated by Section 5.2.

“Trigger Event” means either of the OFC Senior Notes Trigger Event or the OrCal Senior Notes Trigger Event.

“UCC” means the Uniform Commercial Code of any applicable jurisdiction.

“Unrelated Persons” means a Person that is not “related”, within the meaning of Section 45(e)(4) of Code, to any Person to whom any of the Project Companies sells electricity during the period the Company is entitled to PTCs on such electricity.

“Working Capital Loan” has the meaning given to such term in Section 4.5.

A - 1 - 18

Schedule 1.A

Portfolio Companies

[                                   ]

Schedule 1.B

Portfolio Subsidiaries (Project Companies and Projects)

[                            ]

Schedule 4.2(d)

Capital Accounts

[                         ]

Schedule 4.3(b)

PTC Schedule

[                                  ]

Schedule 8.5

Insurance

[          ]

Schedule 9

Transfer Representations and Warranties

[                        ]

Exhibit A

Base Case Model

See attached.

Exhibit B

Form of Certificate for Class A Membership Interest

THE INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS.  ACCORDINGLY, SUCH INTERESTS MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT COMPLIANCE WITH SUCH ACT AND SUCH STATE SECURITIES LAWS, AND THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT THAT NO VIOLATION OF SUCH ACT AND SUCH STATE SECURITIES LAWS WILL RESULT FROM ANY PROPOSED SALE, TRANSFER OR OTHER DISPOSITION OF SUCH INTERESTS.

THIS CERTIFICATE EVIDENCES AN INTEREST IN ORTP, LLC  AND SHALL BE A SECURITY FOR THE PURPOSES OF ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF NEW YORK.

No. [ ]	Class A Membership Interests

ORTP, LLC
a Delaware Limited Liability Company
Certificate of Interest

This certifies that [          ] is the owner of [            ] Class A Membership Interests in ORTP, LLC  (the “Company”), which limited liability company interests are subject to the terms of the Limited Liability Company Agreement of ORTP, LLC, dated as of January [  ], 2013, as the same may be further amended from time to time in accordance with the terms thereof (the “Limited Liability Company Agreement”).

This Certificate of Interest may be transferred by the lawful holders hereof only in accordance with the provisions of the Limited Liability Company Agreement.

IN WITNESS WHEREOF, the said Company has caused this Certificate of Interest to be signed by its duly authorized representative this [_____] day of [__________], 20__.

ORTP, LLC By ORMAT NEVADA INC., its Manager By: Name: Title:

[Reverse]

INSTRUMENT OF TRANSFER OF
MEMBERSHIP INTEREST IN
ORTP, LLC

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto

___________________________________________

(print or type name of assignee)

the limited liability company interest evidenced by and within the Certificate of Interest herewith, and does hereby irrevocably constitute and appoint __________________ as attorney to transfer said interest on the books of ORTP, LLC, with full power of substitution in the premises.

Dated as of:

[__________________] By: Name: Title:

Exhibit C

Form of Certificate for Class B Membership Interest

THE INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS.  ACCORDINGLY, SUCH INTERESTS MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT COMPLIANCE WITH SUCH ACT AND SUCH STATE SECURITIES LAWS, AND THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT THAT NO VIOLATION OF SUCH ACT AND SUCH STATE SECURITIES LAWS WILL RESULT FROM ANY PROPOSED SALE, TRANSFER OR OTHER DISPOSITION OF SUCH INTERESTS.

THIS CERTIFICATE EVIDENCES AN INTEREST IN ORTP, LLC  AND SHALL BE A SECURITY FOR THE PURPOSES OF ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF NEW YORK.

No. [ ]	Class B Membership Interests

ORTP, LLC
a Delaware Limited Liability Company
Certificate of Interest

This certifies that [       ] is the owner of [       ] Class B Membership Interests in ORTP, LLC  (the “Company”), which limited liability company interests are subject to the terms of the Limited Liability Company Agreement of ORTP, LLC, dated as of January [  ], 2013, as the same may be further amended from time to time in accordance with the terms thereof (the “Limited Liability Company Agreement”).

This Certificate of Interest may be transferred by the lawful holders hereof only in accordance with the provisions of the Limited Liability Company Agreement.

IN WITNESS WHEREOF, the said Company has caused this Certificate of Interest to be signed by its duly authorized representative this [_____] day of [__________], 20__.

ORTP, LLC By ORMAT NEVADA INC., its Manager By: Name: Title:

[Reverse]

INSTRUMENT OF TRANSFER OF
MEMBERSHIP INTEREST IN
ORTP, LLC

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto

_________________________________________

(print or type name of assignee)

the limited liability company interest evidenced by and within the Certificate of Interest herewith, and does hereby irrevocably constitute and appoint __________________ as attorney to transfer said interest on the books of ORTP, LLC, with full power of substitution in the premises.

Dated as of:

[__________________] By: Name: Title:

Exhibit D

Form of Operations Report

A.1.           Monthly Consolidated Operational Information:

Statistic Observed	Actual/IE Predicted	Consolidated	Mammoth	Brady	Ormesa	Steamboat	Galena 1	Heber 1	Heber 2	Heber South
Total Generation (MWhrs) (Available Data Period)	Actual
IE Predicted
Current Year Budget
Deviation
Budget v. Actuals
Capacity Factor (Available Data Period)
IE Predicted

Average Generation (MWs) (Available Data Period)	Actual
IE Predicted
Current Year Budget
Deviation
Budget v. Actuals
Average Generation (MWs) (Trailing 12 Months)	Actual
IE Predicted
Current Year Budget
Deviation
Budget v. Actuals
Total PTC Generation (Available Data Period)	Actual
IE Predicted
Current Year Budget
Deviation
Budget v. Actuals

A.2.           Monthly Consolidated Operational Information by Classification:

Plant
Statistic Observed	Classification (price)	Consolidated	Mammoth	Brady	Ormesa	Steamboat	Galena 1	Heber 1	Heber 2	Heber South
Total Generation (MWhrs) (Available Data Period)	Tier 1 ( )
Tier 2 ( )
On-Peak ( )
Off-Peak ( )
Mid-Peak ( )
Curtailment ( )
Average Generation (MWs) (Available Data Period)	Tier 1 ( )
Tier 2 ( )
On-Peak ( )
Off-Peak ( )
Mid-Peak ( )
Curtailment ( )
Total Generation (MWhrs) (Trailing 12 Months)	Tier 1 ( )
Tier 2 ( )
On-Peak ( )
Off-Peak ( )
Mid-Peak ( )
Curtailment ( )
Average Generation (MWs) (Trailing 12 Months)	Tier 1 ( )
Tier 2 ( )
On-Peak ( )
Off-Peak ( )
Mid-Peak ( )
Curtailment ( )

A.3.           Actual PTC Volume by Month

PTC Rate: $.0.0xx/kw
Actual PTC Volume ($ 000s)		Plant
Month	Consolidated	Mammoth	Brady	Ormesa	Steamboat	Galena 1	Heber 1	Heber 2	Heber South
January
February
March
April
May
June
July
August
September
October
November
December
Total
PTC Exp. Date

B.1.           Year-to-Date Consolidated Operational Information:

Period Beginning:
Ending:

Plant
Statistic Observed	Actual/IE Predicted	Consolidated	Mammoth	Brady	Ormesa	Steamboat	Galena	Heber 1	Heber 2	Heber South
Total Generation (MWhrs) (Available Data Period)	Actual
IE Predicted
Current Year Budget
Deviation
Budget v. Actuals
Average Generation (MWs) (Available Data Period)	Actual
IE Predicted
Current Year Budget
Deviation
Budget v. Actuals
Total Generation (MWhrs) (Trailing 12 Months)	Actual
IE Predicted
Current Year Budget
Deviation
Budget v. Actuals
Average Generation (MWs) (Trailing 12 Months)	Actual
IE Predicted
Current Year Budget
Deviation
Budget v. Actuals
Total PTC Generation (MWhrs) (Available Data Period)	Actual
IE Predicted
Current Year Budget
Deviation
Budget v. Actuals
Total PTC Generation (MWhrs) (Trailing 12 Months)	Actual
IE Predicted
Current Year Budget
Deviation
Budget v. Actuals

2

B.2.           Year-to-Date Consolidated Operational Information by Classification:

Plant
Statistic Observed	Classification (price)	Consolidated	Mammoth	Brady	Ormesa	Steamboat	Galena	Heber 1	Heber 2	Heber South
Total Generation (MWhrs) (Available Data Period)	Tier 1 ( )
Tier 2 ( )
On-Peak ( )
Off-Peak ( )
Mid-Peak ( )
Shortfalls ( )
Replacement Costs ()
Average Generation (MWs) (Available Data Period)	Tier 1 ( )
Tier 2 ( )
On-Peak ( )
Off-Peak ( )
Mid-Peak ( )
Shortfalls ( )
Replacement Costs ()
Total Generation (MWhrs) (Trailing 12 Months)	Tier 1 ( )
Tier 2 ( )
On-Peak ( )
Off-Peak ( )
Mid-Peak ( )
Shortfalls ( )
Replacement Costs ()
Average Generation (MWs) (Trailing 12 Months)	Tier 1 ( )
Tier 2 ( )
On-Peak ( )
Off-Peak ( )
Mid-Peak ( )
Shortfalls ( )
Replacement Costs ()

C.           Explanations

[Short explanation of any variances and/or shortfalls in monthly production]

D.           Graphs

Trailing 12 Month Actual Generation vs Current Year Budget	Current Month Actual Generation vs Current Year Budget

3

Exhibit E

Form of Distributions Report

Period Beginning:
Ending:

All Amounts $ 000s

	Year to Date		Month
Revenues	Predicted	Actual	Predicted	Actual
Mammoth
Brady
Ormesa
Steamboat
Galena
Heber 1
Heber 2
Heber South
Total Revenues

Withholdings
ORTP O&M
Total ORTP Withholdings

Distributable Cash

Cash Distribution	Predicted	Actual
Class A	[100%]	[100%]
Class B	[0%]	[0%]
Total Cash Distribution

PTC Allocation	Predicted	Actual
Class A	[1.00%]	[1.00%]
Class B	[99.00%]	[99.00%]
Total

Expenses [to be broken down by specific expense classifications in tracking model]

[Expense 1]
[Expense 2]
[Expense 3]
Total

Expense History by Month [also broken down by specific classifications in tracking model]

	Consolidated	Mammoth	Brady	Ormesa	Steamboat	Galena	Heber 1	Heber 2	Heber South
January
[Expense 1]
[Expense 2]
[Expense 3]
Total
February
[Expense 1]
[Expense 2]
[Expense 3]
Total
March
[Expense 1]
[Expense 2]
[Expense 3]
Total
April
[Expense 1]
[Expense 2]
[Expense 3]
Total
May
[Expense 1]
[Expense 2]
[Expense 3]
Total
June
[Expense 1]
[Expense 2]
[Expense 3]
Total
July
[Expense 1]
[Expense 2]
[Expense 3]
Total
August
[Expense 1]
[Expense 2]
[Expense 3]
Total
September
[Expense 1]
[Expense 2]
[Expense 3]
Total
October
[Expense 1]
[Expense 2]
[Expense 3]
Total
November
[Expense 1]
[Expense 2]
[Expense 3]
Total
December
[Expense 1]
[Expense 2]
[Expense 3]
Total
Year to Date Total

2

Explanations
[Short explanations of adjustments of revenues, expenses, and/or distributions to their true value and explanations for any variances from the invoice]

Flip Point

	At Close of J.P. Morgan Transaction	At Current Month End
Estimated Flip Point Date
Increase (Decrease) in Flip Date
Flip Point Yield

3

Exhibit F

Form of Working Capital Loan Note

PROMISSORY NOTE
[Working Capital Loan]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

$[ ]	[Date]

FOR VALUE RECEIVED, ORTP, LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to the order of [      ], [           ](the “Lender”), the principal sum of [          ] dollars $[    ], on date 364 days after the date of this Note (the “Maturity Date”), unless sooner paid as provided herein.

The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding, from the date hereof until paid in full, at a rate of per annum equal to LIBOR (as defined below) plus [2.0] percent, calculated on the basis of a 360-day year, such interest to be payable monthly on the last business day of each month (each, a “Payment Date”), commencing [insert date].  In addition, all accrued and unpaid interest hereon will be due and payable upon the day that all principal is due and payable (whether on the Maturity Date, by acceleration or otherwise).  For purposes of this Note, “LIBOR” means the rate per annum quoted on the British Bankers’ Association Website “Historic Libor Rates” page, for 1 month Libor as of 10 London Business Days before the date hereof as the rate per annum for deposits in U.S. dollars, or if no rate appears on British Bankers’ Association Website, the one-month London Interbank Offered Rate as published in the Wall Street Journal two London Business Days prior to the date hereof.

Payment of both principal and interest on this Note shall be made by wire transfer to the Lender at such bank instructions provided to the Borrower in lawful money of the United States of America in immediately available funds.

The Borrower shall have the right to prepay this Note in whole or in part at any time, together with interest on the amount prepaid to the date of prepayment, without penalty or premium.

Upon the occurrence of any of the following events, this Note shall become immediately due and payable in full, together with interest accrued thereon:

(i)           the Borrower shall fail to make any payment hereunder when due and payable;

(ii)           the Borrower shall become insolvent, or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar federal, state or foreign law or seeking dissolution, liquidation or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business, or shall by any act or failure to act indicate its consent to or approval of any of the foregoing, or if any corporate action is taken by the Borrower for the purpose of effecting any of the foregoing; or

(iii)           involuntary proceedings or an involuntary petition shall be commenced or filed against the Borrower under any bankruptcy, insolvency or similar federal, state or foreign law or seeking the dissolution, liquidation or reorganization of it or the appointment of a receiver, trustee, custodian or liquidator for it or of a substantial part of its property, assets or business, and such proceedings or petition shall not be dismissed within sixty (60) days; or any writ, judgment, tax lien, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of its property, assets or business, and such writ, judgment, lien, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within sixty (60) days after commencement, filing or levy, as the case may be, or any order for relief shall be entered in any such proceeding; or any winding-up, dissolution, liquidation or reorganization of the Borrower.

The Borrower waives any and all right to assert any defense (except for the Borrower’s performance under the Note), set-off, counterclaim or cross claim of any nature whatsoever with respect to this Note or the obligations of the Borrower hereunder in any action or proceeding brought by the Lender to collect this Note, or any portion hereof.  The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

The Borrower promises to pay all costs and expenses of the Lender (including, without limitation, reasonable attorneys’ fees and disbursements) incurred in connection with (i) the enforcement of, or collection of any amounts due under, this Note or (ii) any waiver, extension, amendment or modification of this Note.

This Note shall be binding upon, and shall inure to the benefit of, the Borrower and the Lender and their respective successors and assigns; provided, however, that the Borrower shall not assign its rights or obligations hereunder without the prior written consent of the Lender.  This Note may be freely assigned by the Lender without the consent of the Borrower.

2

This Note may only be modified, amended, or terminated (other than by payment in full) by an agreement in writing signed by the Borrower and the Lender.  No waiver of any term, covenant or provision of this Note shall be effective unless given in writing by the Lender.

ALL LEGAL ACTIONS OR PROCEEDINGS BROUGHT AGAINST THE BORROWER WITH RESPECT TO THIS NOTE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS NOTE THE BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, THE JURISDICTION OF THE AFORESAID COURTS.  THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS.  THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY LEGAL ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL TO THE ADDRESS OF THE BORROWER SET FORTH BELOW.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF A HOLDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

IN WITNESS WHEREOF, the Borrower has executed this Note as of the day and year first above written.

ORTP, LLC By Name: Title: Address: c/of [ ] [ ] [ ]

3

Exhibit G

Form of Cure Loan Note

Exhibit H

Form of PTC Report

PTC Eligible Generation
(KWhrs)

Year 201x
			Heber		Steamboat &	Total
	Project	Heber 1	South	Ormesa	Galena	PTC Eligible Generation
Month
January	[ ] KWhrs	[ ] KWhrs	[ ] KWhrs	[ ] KWhrs	[ ] KWhrs
February	[ ]	[ ]	[ ]	[ ]	[ ]
March	[ ]	[ ]	[ ]	[ ]	[ ]
April	[ ]	[ ]	[ ]	[ ]	[ ]
May	[ ]	[ ]	[ ]	[ ]	[ ]
June	[ ]	[ ]	[ ]	[ ]	[ ]
July	[ ]	[ ]	[ ]	[ ]	[ ]
August	[ ]	[ ]	[ ]	[ ]	[ ]
September	[ ]	[ ]	[ ]	[ ]	[ ]
October	[ ]	[ ]	[ ]	[ ]	[ ]
November	[ ]	[ ]	[ ]	[ ]	[ ]
December	[ ]	[ ]	[ ]	[ ]	[ ]

Total	[ ] KWhrs	[ ] KWhrs	[ ] KWhrs	[ ] KWhrs	[ ] KWhrs

Actual Production Level of PTC Eligible Projects (Total PTC Eligible Generation / 1000)					[ ] MWhrs

PTCs

Total PTC Amount for Year 201x:					$[ ]
(equal the product of PTC Eligible Generation (KWhrs) * PTC Rate from Exhibit D for year 201x ($ 0.0x / KWhrs))

PTCs Allocated to Class B Member

A) Percetnage of PTCs allocated to Class B for Year 201x (see Section 5.1(a))					[ ]%

B) Total PTC Amount for Year 201x	$[ ]

C) Class B Member PTC Allocation for Year 201x (equals the product of A and B)	$[ ]

Section 4.3(a) Capital Contribution

W) Actual Production Level of PTC Eligible Projects as a Percentage of Base Production Level of PTC Eligible Projects:	[ ]%
(see Schedule 4.3(b) for applicable Base Production Levelof PTC Eligible Projects)

X) PTC Payment Rate	$[ ]
(see Schedule 4.3(b) for applicable PTC Payment Rate based on W)

Y) Class B Member PTC Allocation for Year 201x in excess of the PTC Threshold Amount for Year 201x, if any	$[ ]
(see Schedule 4.3(b) for applicable PTC Threshold Amount)

Z) Class B Capital Contribution Amount	$[ ]
(equals the product of X and Y)

2

Exhibit B

Form of Guaranty

See attached.

GUARANTY

GUARANTY (this "Guaranty"), dated as of January [__], 2013, of ORMAT TECHNOLOGIES, INC. ("Guarantor") in favor of JPM CAPITAL CORPORATION ("JPM").

WHEREAS, Ormat Nevada Inc. ("ONI"), is a wholly-owned subsidiary of Guarantor;

WHEREAS, ONI and JPM are parties to that certain Equity Contribution Agreement (the "Contribution Agreement"), dated as of the date hereof;

WHEREAS, ONI and JPM are parties to that certain Limited Liability Company Agreement of ORTP, LLC (the "LLC Agreement"), dated as of the date hereof;

WHEREAS, a subsidiary of Guarantor, Western States Geothermal Company ("Western States"), supplies geothermal fluid to Brady Power (as defined in the Contribution Agreement) in connection with the Brady Project (as defined in the Contribution Agreement) pursuant to that certain Fluid Supply Agreement (the "Brady Fluid Supply Agreement") dated as of December 15, 2003;

WHEREAS, a subsidiary of Guarantor, ORNI 10, LLC ("ORNI 10"), supplies geothermal fluid to Mammoth Pacific (as defined in the Contribution Agreement) in connection with the Mammoth Project (as defined in the Contribution Agreement) pursuant to that certain Fluid Supply Agreement (the "Mammoth Fluid Supply Agreement" and, together with the Brady Fluid Supply Agreement, the "Fluid Supply Agreements") dated as of January [__], 2013;

WHEREAS, under the Contribution Agreement, it is a condition precedent to the obligations of JPM in connection with the Closing (as defined in the Contribution Agreement) that this Guaranty has been duly executed by the Guarantor and delivered to JPM; and

WHEREAS, Guarantor is willing to provide this Guaranty on the terms set forth herein.

NOW, THEREFORE, Guarantor hereby agrees:

1.           Definitions.  Capitalized terms used herein but not otherwise defined herein shall have the same meanings as set forth in the LLC Agreement.

2.           Guaranty by Guarantor. (a) Guarantor hereby absolutely, irrevocably and unconditionally guarantees to JPM and its successors and permitted assigns the due and punctual payment and performance of all Guaranteed Obligations (as defined below) when the same shall become due and payable, in each case after any applicable grace periods or notice requirements, according to the terms of the LLC Agreement, or, if applicable, the relevant Fluid Supply Agreement, as the case may be.  This Guaranty constitutes a guarantee of payment when due and owing, and not merely of collection.  Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of the validity or enforceability of the LLC Agreement or any other Transaction Document (or, if applicable, the relevant Fluid Supply Agreement, as the case may be), any change therein or amendment thereto, the absence of any action to enforce the same, the recovery of any judgment against ONI (or, if applicable, in the case of the Fluid Supply Agreements, ORNI 10 or Western States, as the case may be) or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge or defense of a guarantor or a surety; provided, however, that (i) Guarantor's obligations under this Guaranty shall be subject to defenses available to ONI against enforcement of the Guaranteed Obligations (as defined below), other than bankruptcy or insolvency of ONI (or, if applicable, in the case of the Fluid Supply Agreements, ORNI 10 or Western States, as the case may be) or defenses relating to the legal existence of ONI (or, if applicable, in the case of the Fluid Supply Agreements, ORNI 10 or Western States, as the case may be) or the power and authority of ONI (or, if applicable, in the case of the Fluid Supply Agreements, ORNI 10 or Western States, as the case may be) to enter into and perform under the LLC Agreement or any other Transaction Document or, if applicable, the Fluid Supply Agreements, or the due authorization, execution, delivery and performance by ONI of the LLC Agreement or any other Transaction Document (or, if applicable, in the case of the Fluid Supply Agreements, ORNI 10 or Western States, as the case may be) or the legality, validity and enforceability of ONI's obligations under the LLC Agreement or any other Transaction Document (or, if applicable, in the case of the Fluid Supply Agreements, the obligations of ORNI 10 or Western States, as the case may be, thereunder).

As used herein, "Guaranteed Obligations" means all present and future obligations of (i) ONI to pay to JPM the Class B Member Indemnified Costs in accordance with Article XI of the LLC Agreement resulting from or relating to a breach or default by ONI of any of its representations and warranties in Sections 3.1, 3.2(a), 3.3, 3.6, 3.8, 3.9(o) and 3.31 of the Contribution Agreement or ONI's fraud, gross negligence, or willful misconduct relating to the LLC Agreement or any other Transaction Document, (ii) each of Western States and ORNI 10 to perform their respective obligations under the Fluid Supply Agreements, and (iii) ONI to perform its obligations under, and in accordance with, Sections 12.1, 12.3 and 12.5 of the LLC Agreement.

(b)           Guarantor hereby waives (i) acceptance of this Guaranty, (ii) presentment, demand concerning the liabilities of the Guarantor, protest and any notice not provided for herein and (iii) any right to require that any action or proceeding be brought against ONI (or, if applicable, in the case of the Fluid Supply Agreements, ORNI 10 or Western States, as the case may be) or any of its assets or properties, or against any other person, or to require that the JPM seek enforcement of any performance against ONI (or, if applicable, in the case of the Fluid Supply Agreements, ORNI 10 or Western States, as the case may be) or any other person, prior to any action against Guarantor under the terms hereof.  Guarantor agrees that JPM may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Guarantor, extend the time of payment or performance of, exchange or surrender any collateral for, or renew any of the Guaranteed Obligations, and may also make any agreement with ONI (or, if applicable, in the case of the Fluid Supply Agreements, ORNI 10 or Western States, as the case may be) for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification or waiver of the terms thereof or of any agreement between JPM and ONI (or, if applicable, in the case of the Fluid Supply Agreements, ORNI 10 or Western States, as the case may be) without in any way impairing or affecting this Guaranty.

2

(c)           Guarantor shall be subrogated to all rights of JPM in respect of any amounts paid by Guarantor pursuant to the provisions of this Guaranty; provided, however, that Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon such right of subrogation until all Guaranteed Obligations have been paid in full, and, if any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of JPM and shall forthwith be paid to JPM to be applied to the Guaranteed Obligations.

(d)           This Guaranty shall remain in full force and effect and be binding upon Guarantor, its successors and permitted assigns until all of the Guaranteed Obligations have been satisfied in full.  This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Guaranteed Obligations are annulled, set aside, invalidated, declared to be fraudulent or preferential, rescinded or must otherwise be returned, refunded, restored or repaid by JPM whether as a result of any proceedings related to the insolvency, bankruptcy, dissolution, liquidation or reorganization of ONI, ORNI 10, Western States, or Guarantor or otherwise, all as though such payment had not been made.  The terms of this paragraph (d) shall survive termination of the LLC Agreement and the other Transaction Documents.

(e)           This is a continuing guaranty and all obligations to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

3.            Representations and Warranties.  Guarantor represents and warrants to JPM that:

(a)           Guarantor is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power to execute, deliver and perform this Guaranty.

(b)           The execution, delivery and performance of this Guaranty have been and remain duly authorized by all necessary corporate action and do not contravene any provision of Guarantor's articles of incorporation or bylaws, as amended to date, or any law, regulation, rule, decree, order, judgment, or contractual restriction binding on Guarantor or its assets.  This Guaranty has been duly and validly executed and delivered by Guarantor.

(c)           No action by, notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Guaranty, except as have been made as required prior to the date hereof.

(d)           This Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, fraudulent conveyance, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

3

The representations and warranties set forth in this Section 3 shall survive execution and delivery of this Guarantee.

4.           Notices.  All notices to Guarantor under this Guaranty and copies of all notices to ONI under the LLC Agreement shall, until Guarantor furnishes written notice to the contrary, be in writing and mailed, faxed or delivered to Guarantor at:

Ormat Technologies, Inc.
6225 Neil Road
Reno, Nevada 89511
Attention: President
Telephone: (775) 356-9029
Facsimile: (775)356-9039

provided, however, that failure to furnish any copies of notices to ONI under the LLC Agreement shall not affect the obligations of Guarantor hereunder.

5.             Governing Law.  This Guaranty shall be construed and enforced in accordance with, and governed by, the laws of the State of New York, United States of America without regard to principles of conflicts of law thereof which may require the application of the law of another jurisdiction (other than Section 5-1401 of the New York General Obligations Law).

6.             Interpretation.  The headings of the sections and other subdivisions of this Guaranty are inserted for convenience only and shall not be deemed to constitute a part hereof.

7.             Attorney's Cost.  Guarantor agrees to pay all reasonable attorney's fees and disbursements and all other reasonable and actual costs and expenses which may be incurred by JPM in the enforcement of this Guaranty.

8.             Currency of Payment.  Any payment to be made by Guarantor shall be made in the same currency as designated for payment in the LLC Agreement and such designation of the currency of payment is of the essence.

9.             Successions or Assignments.  This Guaranty shall inure to the benefit of the successors and permitted assigns of JPM who shall have the rights of JPM hereunder.  This Guaranty is binding upon Guarantor and its successors and permitted assigns.

10.           Headings.  The headings in this Guaranty are for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

11.           No Waiver; Cumulative Rights.  No failure on the part of JPM to exercise, and no delay in exercising, any right, remedy or power provided for in this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise by JPM of any right, remedy or power hereunder preclude any other or future exercise of any such right, remedy or power.  Each and every right, remedy and power hereby granted to JPM or allowed to it by law shall be cumulative and not exclusive of any other, and may be exercised by JPM from time to time.

12.           Severability.  Any provision of this Guaranty that may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.           Amendments.  This Guaranty may be amended, waived or otherwise modified only with the written consent of Guarantor and JPM.

[The remainder of this page is intentionally blank]

4

IN WITNESS WHEREOF, Guarantor, by its officer duly authorized, intending to be legally bound, has caused this Guaranty to be duly executed and delivered as of the date first above written.

ORMAT TECHNOLOGIES, INC. By: Name: Title:

5

Schedule 1.B

Project Companies and Projects

Owner(s) of Portfolio Subsidiary	Ownership %	Name of Portfolio Subsidiary1	Project	Location of Project	Generating Capacity (MW)	PPA Offtaker	PPA End Date
Ormat Funding, LLC (“OFC”)	100%	ORNI 1 LLC	Brady	Churchill County, Nevada	8.1	Sierra Pacific Power Company	August 2022
OFC	100%	ORNI 2 LLC	Brady	Churchill County, Nevada	8.1	Sierra Pacific Power Company	August 2022
ORNI 1 ORNI 2	50% 50%	Brady Power Partners	Brady	Churchill County, Nevada	8.1	Sierra Pacific Power Company	August 2022
OFC	100%	ORNI 7 LLC	Steamboat 2/3	Steamboat Hills, NV	22.2	Sierra Pacific Power Company	2 PPAs: December 2022
ORNI 7	100%	Steamboat Development, LLC	Steamboat 2/3	Steamboat Hills, NV	22.2	Sierra Pacific Power Company	2 PPAs: December 2022
OFC	100%	ORNI 7 LLC	Galena 1	Steamboat Hills, NV	18.9	Sierra Pacific Power Company	January 2026
OFC	100%	Ormesa LLC	Ormesa	East Mesa, CA	50.7	Southern California Edison	November 2017
OFC	100%	OrMammoth, LLC	Mammoth	Mammoth Lakes, CA	26.3	Southern California Edison	3 PPAs: February 2015 (x1); December 2020 (x2)
OrMammoth, LLC ORNI 44 LLC	50% 50%	Mammoth Pacific, L.P.	Mammoth	Mammoth Lakes, CA	26.3	Southern California Edison	3 PPAs: February 2015 (x1); December 2020 (x2)
Mammoth Pacific, L.P.	100%	Mammoth One LLC Mammoth Two LLC Mammoth Three LLC	Mammoth	Mammoth Lakes, CA	26.3	Southern California Edison	3 PPAs: February 2015 (x1); December 2020 (x2)
OrCal Geothermal, LLC (“OrCal”)	100%	OrHeber 1, LLC	Heber 1	Imperial County, CA	38.0	Southern California Edison	December 15, 2015
OrCal OrHeber 1	50% 50%	Heber Geothermal Company G.P.	Heber 1	Imperial County, CA	38.0	Southern California Edison	December 15, 2015
OrCal OrHeber 1	50% 50%	Second Imperial Geothermal Company L.P.	Heber 2	Imperial County, CA	34.2	Southern California Edison	January 2023
OrCal	100%	OrHeber 2 LLC	Heber South	Imperial County, CA	10.0	Southern California Public Power Authority	January 2032

1Italics denote direct Project owners.

Schedule 2.4(b)

Post-Closing Consents of ONI

[None.]

Schedule 2.4(m)

Third Party Reports

Geothermal Resource Review for ORTP Projects: Mammoth, Ormesa, and Heber in California, Steamboat and Brady in Nevada, dated October 24, 2012, prepared by GeothermEx, Inc.

Geothermal Resource Review for ORTP Projects: Mammoth, Ormesa, and Heber in California, Steamboat and Brady in Nevada, dated October 30, 2012, and updated as of December 15, 2012 and December 17, 2012, prepared by Ammonite.

Independent Technical Review, Ormat ORTP Geothermal Power Projects, Mammoth, Brady, Galena 1, Steamboat 2, Steamboat 3, Ormesa, Heber 1, Heber 2, Heber South, Job Number 147511, prepared by Shaw Consultants International, Inc., dated January 24, 2013.

Insurance Report, ORTP, LLC, prepared by Moore-McNeil, LLC, dated January 24, 2013.

Valuation of Eight Geothermal Facilities in California and Nevada, dated January 24, 2013, prepared by Marshall & Stevens Incorporated.

Phase I Environmental Site Assessment, The Brady Geothermal Project, 10750 Interstate 80, East Exit 65, Fallon, NV 89406, Churchill County, Nevada, EMA Report No. 2233-01, prepared by Environmental Management Associates, Inc., dated October 2012.

Phase I Environmental Site Assessment, Lower Steamboat Geothermal Projects (Steamboat 1/1A, Steamboat 2&3, and Galena 1) 1010 Power Plant Road, Steamboat Springs, NV 89511, Washoe County, Nevada, EMA Report No. 2233-02, prepared by Environmental Management Associates, Inc., dated October, 2012.

Phase I Environmental Site Assessment, Mammoth Geothermal Projects (G-1 (MP-I), G-2 (MP-II), and G-3 (PLES-I)) 94 Casa Diablo Cutoff Road, Mammoth Lakes, CA 93546, Junction of Old Highway 395 and State Route 203, Mono County, California, EMA Report No. 2233-03, prepared by Environmental Management Associates, Inc., dated October, 2012.

Phase I Environmental Site Assessment, Ormesa Geothermal Projects (Ormesa I, IE, IH, and II; and Gem 2&3) 3300 East Evan Hewes Highway, Holtville, CA 92250, Imperial County, California, EMA Report No. 2233-04, prepared by Environmental Management Associates, Inc., dated October 2012.

Phase I Environmental Site Assessment, Heber Geothermal Projects (Heber 1 and 2, Heber South, and Gould 1 and 2) 855 Dogwood Road, Heber, CA 92249, Imperial County California, EMA Report No. 2233-05, prepared by Environmental Management Associates, Inc., dated October 2012.

Schedule 2.4(t)

Post-Closing Consents of JPM

[None.]

Schedule 2.4(v)

Mammoth Capital Expenditures

                The Mammoth G1 plant, which is comprised of units 100 and 200, was commissioned in 1985. Unit 100 was shut-down in late 2011 due to high failure rates on its air-cooled condenser. Unit 200 is planned to be shut-down in January 2013, at which time the entire G1 plant will be refurbished.

Ormat estimates that the capital investment in 2013 will cost approximately $12.25 million and will extend the operation of the project to 2033.

Ormat intends to replace the existing Rotoflow turbo-expanders with Ormat turbines, remove the gear boxes, replace the air-cooled condensers, and replace the brine heat exchangers, refurbish or replace electrical equipment and other auxiliary systems.

Schedule 3.2

Organizational Documents

Brady Power

•	First Amended and Restated Agreement of General Partnership, dated as of February 20, 1995, by and among Nevada Geothermal Power Partners and ESI BH Limited Partnership.

•	Amendment No. 1 to Brady Power Partners First Amended and Restated Agreement of General Partnership, dated as of March 20, 1995, by and between ESI BH Limited Partnership and TPC Brady, Inc.

•	Amendment No. 2 to Brady Power Partners First Amended and Restated Agreement of General Partnership, dated as of February 10, 2004, by and between ORNI 1 and ORNI 2.

Heber Field

•	Agreement of General Partnership of Heber Field Company, dated as of November 1, 1991, by and between Centennial Field, Inc. and Ogden Heber Field Energy Inc.

•	First Amendment to Agreement of General Partnership of Heber Field Company, dated as of December 2005, by and between OrCal and OrHeber 1.

Heber Geothermal

•	Partnership Agreement, dated as of August 12, 1983, by and between Dravo Energy, Inc. and Centennial Geothermal Co.

•	Addendum and Amendment No. 1 to Partnership Agreement, dated as of August 12, 1983, by and between Dravo Energy, Inc. and Centennial Geothermal, Inc.

•	Amendment No. 2 to the Heber Geothermal Company Partnership Agreement, dated as of October 9, 1984, by and between Dravo Energy, Inc. and Centennial Geothermal, Inc.

•	Amendment No. 3 to the Heber Geothermal Company Partnership Agreement, dated as of April 1, 1985, by and between Dravo Energy, Inc. and Centennial Geothermal, Inc.

•	Memorandum of Agreement, dated as of October 5, 1987, by and between Dravo Energy, Inc. and Centennial Geothermal, Inc.

•	Amendment No. 4 to the Heber Geothermal Company Partnership Agreement, dated as of February 9, 1988, by and between Dravo Energy, Inc. and Centennial Geothermal Co.

•	Amendment to Partnership Agreement of Heber Geothermal Company, dated as of March 27, 1989, by and between Dravo Energy, Inc. and Centennial Geothermal, Inc.

•	Amendment No. 6 to the Heber Geothermal Company Partnership Agreement, dated as of December, 2005, by and between OrCal and OrHeber 1.

Mammoth 1

•	Certificate of Formation of Mammoth One LLC, dated as of February 10, 2012.

•	Limited Liability Company Agreement of Mammoth One LLC, dated as of February 10, 2012.

Mammoth 2

•	Certificate of Formation of Mammoth Two LLC, dated as of May 18, 2012.

•	Limited Liability Company Agreement of Mammoth Two LLC, dated as of May 18, 2012.

Mammoth 3

•	Certificate of Formation of Mammoth Three LLC, dated as of May 18, 2012.

•	Limited Liability Company Agreement of Mammoth Three LLC, dated as of May 18, 2012.

Mammoth Pacific

•
Amended and Restated Agreement of Limited Partnership of Mammoth-Pacific, L.P., dated as of January 26, 1990, by and among CD Mammoth Lakes I, Inc., CD Mammoth Lakes II, Inc. and Pacific Geothermal Company.

•	Certificate of Limited Partnership, dated December 29, 1989.

OFC

•	Certificate of Formation of Ormat Funding, LLC, dated as of January 16, 2013.

•	Limited Liability Company Agreement of Ormat Funding, LLC, dated as of January 22, 2013.

OrCal

•	Certificate of Formation of OrCal Geothermal, LLC, dated as of January 16, 2013.

•	Limited Liability Company Agreement of OrCal Geothermal, LLC, dated as of January 22, 2013.

OrHeber 1

•	Certificate of Formation of OrHeber 1, LLC, dated as of January 16, 2013.

•	Limited Liability Company Agreement of OrHeber 1, LLC, dated as of January 22, 2013.

OrHeber 2

•	Certificate of Formation of OrHeber 2 LLC, dated as of April 29, 2008.

•	Limited Liability Company Agreement of OrHeber 2 LLC, dated as of April 29, 2008.

•	Amendment to Limited Liability Company Agreement of OrHeber 2 LLC, dated as of May 25, 2010.

OrMammoth

•	Certificate of Formation of OrMammoth, LLC, dated as of January 16, 2013.

•	Limited Liability Company Agreement of OrMammoth, LLC, dated as of January 22, 2013.

Ormesa

•	Certificate of Formation of East Mesa Geothermal LLC, dated as of December 30, 1998.

•	Certificate of Amendment to Certificate of Formation of East Mesa Geothermal LLC, dated as of April 25, 2002.

•	Certificate of Amendment to the Certificate of Formation of Ormesa LLC, dated as of May 21, 2002.

•	Amended and Restated Limited Liability Company Agreement of Ormesa LLC, dated as of May 23, 2002.

ORNI 1

•	Certificate of Formation of ORNI 1 LLC, dated as of December 14, 2000.

•	Limited Liability Company Agreement of ORNI 1 LLC, dated as of December 14, 2000.

ORNI 2

•	Certificate of Formation of ORNI 2 LLC, dated as of December 14, 2000.

•	Amended and Restated Limited Liability Company Agreement of ORNI 2 LLC, dated as of July 10, 2002.

ORNI 7

•	Certificate of Formation of ORNI 7 LLC, dated as of December 19, 2001.

•	Limited Liability Company Agreement of ORNI 7 LLC, dated as of December 19, 2001.

•	Amendment to Limited Liability Company Agreement of ORNI 7 LLC, dated as of May 25, 2010.

ORNI 44

•	Certificate of Formation of ORNI 44 LLC, dated as of December 29, 2009.

•	Limited Liability Company Agreement of ORNI 44 LLC, dated as of January 4, 2010.

SIGC

•	Certificate of Limited Partnership of Second Imperial Geothermal Company, dated as of November 23, 1992.

•	Limited Partnership Agreement of Second Imperial Company, dated as of November 24, 1992, by and among Second Imperial Continental, Inc., Amor 14 Corporation and Aircraft Services Corporation.

•	First Amendment to Limited Partnership Agreement of Second Imperial Geothermal Company, dated as of December, 2005, by and between OrCal and OrHeber 1.

Steamboat Development

•	Certificate of Formation of Steamboat Development, LLC, dated as of January 16, 2013.

•	Limited Liability Company Agreement of Steamboat Development, LLC, dated as of January 22, 2013.

Steamboat Geothermal

•	Certificate of Formation of Steamboat Envirosystems, L.L.C., dated as of November 25, 1996.

•	Certificate of Amendment to Certificate of Formation of Steamboat Envirosystems, L.L.C., dated as of August 30, 2001.

•	Certificate of Amendment to Certificate of Formation of U.S. Energy Geothermal LLC, dated as of July 29, 2003.

•	Amended and Restated Limited Liability Company Agreement of Steamboat Geothermal LLC, dated as of July 29, 2003.

Schedule 3.4

Governmental Consents and Approvals

[None.]

Schedule 3.5

Absence of Litigation

[None.]

Schedule 3.7

Sufficiency of Assets

[None.]

Schedule 3.9(c)

Rights to Acquire Ownership

[None.]

Schedule 3.9(f)

PTC Start and Placed in Service Dates

Project  (Production Unit)

Galena 1

(Galena 1)	November 1, 2005

Heber 1

(Gould 1)	June 1, 2006

Heber South

(Gould 2)	February 1, 2006

(Heber South)	April 15, 2008

Ormesa

(Ormesa GBU)	April 1, 2007

(Ormesa II)	April 1, 2007

Schedule 3.10

Interim Financials

[Attached.]

Schedule 3.11

Absence of Material Change

[None.]

Schedule 3.12

Compliance with Applicable Law

[None.]

Schedule 3.13

Environmental Matters

Ormesa (Ormesa LLC)

•
On February 20, 2009, ICAPCD issued Notice of Violation (NOV) #4272 stating that the facility was in exceedance of the daily emission limit for Isopentane. A proposed settlement letter issued the same day suggested a penalty of $15,500. In a Mutual Settlement Meeting on February 26, 2009, the facility proposed and the ICAPCD agreed to settle NOV 4272 if the facility purchased and then retired 6.18 tons of Agricultural Emission Reduction Credits (ERC). ERCs 4795P, 4675P, 4615P, and 4501AP were submitted and the NOV was closed on March 31, 2009.

•
On July 13, 2009, ICAPCD issued NOV #4300, alleging that the facility exceeded allowable daily PM10 emission limit. A proposed settlement letter issued the same day suggested a penalty of $38,750. In a Mutual Settlement Meeting on July 15, 2009, ICAPCD agreed to suspend $37,000 of the fine, and with payment of $1,750, resulting in closure of the NOV.

•
On July 13, 2009, ICAPCD issued NOV #4299, alleging that the facility exceeded the allowable daily benzene emission limit. A proposed settlement letter issued the same day suggested a penalty of $38,750. In a Mutual Settlement Meeting on July 15, 2009, ICAPCD agreed to suspend $37,000 of the fine, and with payment of $1,750, resulting in closure of the NOV.

•
On September 1, 2010, ICAPCD issued NOV #4496 alleging the facility failed to achieve 95% recovery efficiency on the Non-condensable Gas (NCG) purge unit. A settlement letter issued the same day proposed a penalty of $1,000. On September 13, 2010, the facility concurred with the settlement offer and paid the $1,000 fine. The ICAPCD accepted the payment on September 14, 2010.

•
On June 24, 2011, ICAPCD issued NOV #5064 alleging that the facility failed to achieve a 95% recovery efficiency on Vapor Recovery Units (VRUs). A settlement letter issued the same day proposed a penalty of $500. The facility concurred with the settlement offer and paid the $500 fine, resulting in closure of the NOV.

•
On December 14, 2011, ICAPCD issued NOVs #5232 and 5249, alleging that the facility failed to submit breakdown incident reports within 10 days of the occurrence of the breakdown. A settlement letter issued the same day proposed a penalty of $1,000 for NOV 5232, and $400 for NOV 5249. The facility concurred with the proposed settlement and submitted payment of $1,400, resulting in closure of the NOVs.

Heber (Heber Field Company, Heber Geothermal Company, SIGC, OrHeber 2)

•
On February 23, 2009, Imperial County Air Pollution Control District (ICAPCD) issued Notice of Violation (NOV) 4273 for excess isopentane emissions during a maintenance event. A penalty of $46,000 was assessed, later to be suspended and the NOV closed June 3, 2009.

•
On April 9, 2009, ICAPCD issued NOVs 4290, 4307, and 4309 for excess isopentane emissions during a maintenance event. A penalty of $2,500 was assessed; later reduced to $500 and NOV was closed on September 2, 2009.

•
On March 24, 2010, ICAPCD issued NOV 4487 for failure to maintain adequate maintenance logs for APCD viewing. A penalty of $500 was assessed, later to be suspended when the maintenance information was supplied. The NOV was closed on June 8, 2010.

Schedule 3.14

Permits

Part I

OrCal Geothermal Portfolio

Heber Complex

Permit	Agency	Date
Radio Station Authorization File No. 0003275519	Federal Communications Commission	1/30/2008
Air Compressor Portable Registration 116432	Air Resources Board	11/22/2011
Tire Program State of California ID No. 1602378-01	California Integrated Waste Management Board	11/20/2009
Injection Project Approval	State of CA Dept of Conservation Division of Oil, Gas & Geothermal Resources	7/24/2008
Permit to Operate Portable Air Compressor No.3981	Imperial County Air Pollution Control District	4/13/2010
Building Permit License	County of Imperial Treasurer	3/27/2012

Heber 1

Permit	Agency	Date
Production Well HGU-17; Permit to Conduct Well Operations No. PG212-13	Resource Agency of CA, Dept of Conservation, Division of Oil, Gas & Geothermal Resources	10/18/2012
Production Well HGU-18; Permit to Conduct Well Operations No. PG212-14	Resource Agency of CA, Dept of Conservation, Division of Oil, Gas & Geothermal Resources	11/27/2012
Waste Discharge Requirements Order No. 00-044 for Evaporation and Holding Basins	CA Regional Water Quality Control Board Colorado River Basin Region	5/10/2000
WDO R7-2005-0063	CA Regional Water Quality Control Board Colorado River Basin Region	6/27/2005
(Hazardous Materials Permit) DTSC Program Certificate Heber-1 Year 2012	Department of Toxic Substances Control	1/1/2012
H-1 Business Plan & Response Plan Year 2012	Department of Toxic Substances Control	2/22/2011
Spill Prevention, Control and Countermeasure Plan H-1	n/a	11/8/2011
SPCC Plan Approval	Registered Professional Engineering, State of California	11/4/2011
PTO Air Pressure TK Plant H-1 No A007018-86	State of California DOSH, Pressure Vessel Unit	3/15/2012
PTO Air Pressure TK Plant H-1 No A024040-07 Date	State of California DOSH, Pressure Vessel Unit	11/23/2010
PTO Air Pressure TK Plant H-1 No A043938-10 Date	State of California DOSH, Pressure Vessel Unit	11/23/2010
PTO Liquefied Petroleum Gas Tk Plant H-1 No L024044-07	State of California DOSH, Pressure Vessel Unit	3/15/2012
CUP#9-80 for 47 net MW geothermal plant	Imperial County Planning Dept.	6/3/2003
Conditional Use Permit #04-0024 Modification for expansion of Heber 1 power plant plus Gould 1	Imperial County Planning Dept.	1/12/2005
Building Permit for addition to cooling tower 06-2005	Imperial County Planning Dept.	6/6/2005
Air Permit ATC/PTO No. 1641B-3 (plant - OEC, cooling towers, etc.)	Imperial County Air Pollution Control District	9/23/2010

Heber 2

Permit	Agency	Date
WDO# R7-2007-0010 & R7-2007-0012	CA Regional Water Quality Control Board Colorado River Basin Region	3/26/2007
H-2 Business Plan & Response Plan Year 2012	Department of Toxic Substances Control	4/24/2006
DTSC Program Certificate Heber-2 Year 2012	Department of Toxic Substances Control	1/1/2012
Spill Prevention, Control and Countermeasure Plan H-2	Registered Professional Engineering State of California	11/8/2011
PTO Air Pressure TK Plant H-2 No A020974-03	State of California DOSH, Pressure Vessel Unit	5/16/2007
PTO Air Pressure TK Plant H-2 No A084001-93	State of California DOSH, Pressure Vessel Unit	10/15/2007
PTO Air Pressure TK Plant H-2 No A084002-93	State of California DOSH, Pressure Vessel Unit	11/23/2010
PTO Air Pressure TK Plant H-2 No A084003-93	State of California DOSH, Pressure Vessel Unit	5/16/2007
Authority to Construct/Permit to Operate #2231A-1 for wells	Imperial County Air Pollution Control District	5/17/2006
Air Permit Authority to Construct/Permit to Operate No. 2217A-3 for equipment addition (10MW OEC)	Imperial County Air Pollution Control District	7/21/2007
CUP #06-0028 Heber South Expansion Project	Imperial County Planning Department	10/16/2012
CUP #04-0025 Amends #9012-92 Expansion of binary power plant by adding an additional 7-10 MW OEC and related equipment and adding a new three cell cooling tower (Gould 2 addition)	Imperial County Planning Department	1/12/2005
CUP #06-0028 (Amends 04-0025) Time Extension approval	Imperial County Planning Department	2/11/2011
Building Permit for pipeline for production well	Imperial County Planning and Development	4/5/2005
Building Permit for addition of generation units and cooling tower	Imperial County Planning and Development	4/5/2005
Building Permit for substation 10-2007	Imperial County Planning and Development	10/2/2007
Air ATC/PTO for Emergency Standby Diesel Generator Permit No. 3771	Imperial County Air Pollution Control District	12/17/2007

Heber Field

Permit	Agency	Date
Well HGU-73, Permit # PG203-07	Resource Agency of CA, Dept of Conservation, Division of Oil, Gas & Geothermal Resources	3/14/2003
Well HGU-73, Permit # PG205-12	Resource Agency of CA, Dept of Conservation, Division of Oil, Gas & Geothermal Resources	5/9/2005
Well HGU-74, Permit # PG206-09	Resource Agency of CA, Dept of Conservation, Division of Oil, Gas & Geothermal Resources	1/25/2006
Well HGU-74, Permit # PG206-17	Resource Agency of CA, Dept of Conservation, Division of Oil, Gas & Geothermal Resources	4/28/2006
Well HGU-172, Permit# PG206-18	Resource Agency of CA, Dept of Conservation, Division of Oil, Gas & Geothermal Resources	6/1/2006
Well HGU-173, Permit# PG207-11	Resource Agency of CA, Dept of Conservation, Division of Oil, Gas & Geothermal Resources	4/24/2007
Well HGU-212, Permit# PG204-17	Resource Agency of CA, Dept of Conservation, Division of Oil, Gas & Geothermal Resources	7/19/2004
Well HGU-212, Permit# PG204-16	Resource Agency of CA, Dept of Conservation, Division of Oil, Gas & Geothermal Resources	7/14/2004
Well HGU-214, Permit# PG206-11	Resource Agency of CA, Dept of Conservation, Division of Oil, Gas & Geothermal Resources	2/24/2006
Well HGU-215, Permit# PG206-21	Resource Agency of CA, Dept of Conservation, Division of Oil, Gas & Geothermal Resources	7/20/2006
Well HGU-216, Permit# PG206-15	Resource Agency of CA, Dept of Conservation, Division of Oil, Gas & Geothermal Resources	4/12/2006

Permit	Agency	Date
Well HGU-217, Permit# PG206-27	Resource Agency of CA, Dept of Conservation, Division of Oil, Gas & Geothermal Resources	11/30/2006
Well HGU-217B, Permit# PG207-21	Resource Agency of CA, Dept of Conservation, Division of Oil, Gas & Geothermal Resources	5/29/2007
Well HGU-218, Permit# PG210-21	Resource Agency of CA, Dept of Conservation, Division of Oil, Gas & Geothermal Resources	7/9/2010
Well HGU-220, Permit# PG209-09	Resource Agency of CA, Dept of Conservation, Division of Oil, Gas & Geothermal Resources	3/12/2009
Well OB-6, Permit# PG206-37	Resource Agency of CA, Dept of Conservation, Division of Oil, Gas & Geothermal Resources	3/9/2007
Well Nowlin 2, Permit# PG211-02	Resource Agency of CA, Dept of Conservation, Division of Oil, Gas & Geothermal Resources	2/9/2011
Building Permit for 20-in injection pipeline	Imperial County Planning/Building Dept.	11/8/2004
CUP #04-0026 Amends #10-80 Heber injection pipeline project	Imperial County Planning Dept.	10/2004
CUP #06-0006 Amends #04-0026
Minor amendment to drill one additional geothermal injection well at the Heber 1 production island, drill a blowdown well, and construct below-ground pipeline to transfer brine from HGC power plant other SIGC area
	Imperial County Planning Dept.	4/12/2006
CUP#06-0006 Amends #04-0026 Time Extension	Imperial County Planning Dept.	2/11/2011
CUP #06-0006 (via letter) Minor amendment for new production well (Nowlin 1/HGU 17) and production well piping	Imperial County Planning Dept.	1/27/2011
CUP #12-0008 Amends #06-0006
To expand the existing wellfield by adding four (4) wells (2 new production wells and 2 new injection wells) and connect these wells to the existing H1 plant with a pipeline along existing field roads
	Imperial County Planning Dept.	6/25/2012
CUP #06-0013 Drilling and maintenance of up to six separate geothermal exploratory wells	Imperial County Planning Dept.	7/12/2006
Air Permit Authority to Construct/Permit to Operate No. 1500B-4 for 39 wells	Imperial County Air Pollution Control District	8/8/2012
Air Permit to Operate No. 1649, 1801, 1802, 2257, 2258 (for observation wells)	Imperial County Air Pollution Control District	Issued 1/1/12; Expires 12/31/12

Ormat Funding Portfolio

Brady

Permit	Agency	Date
Decision Record/FONSI NV-020-05-EA-07 (for 15-12, 55-14 and 82-14)	U.S. Department of Interior- Bureau of Land Management	12/16/2004
Decision Record/FONSI NV-020-08-EA-09 (for 16-12 and 17-12)	U.S. Department of Interior- Bureau of Land Management	7/24/2008
Production Well 15-12	U.S. Department of Interior- Bureau of Land Management	12/17/2004
Production Well 15-12	Nevada Division of Minerals	11/22/2004
Well 88-11	Nevada Division of Minerals	11/3/2003
RMP Filing	EPA	10/18/2010
CAPP Registration (CAPP implemented post-project)	Nevada Division of Environmental Protection ("NDEP") Bureau of Air Pollution Control ("BAPC")	6/14/2012
Class II AQ Permit to Operate No. AP4911-2379	NDEP BAPC	6/30/2011
Underground Injection Control Permit UNEV87050	NDEP BWPC	9/25/2012
Hazardous Materials Permit No. 182-354	Nevada State Fire Marshal	2/28/2013
Special License Permit for Sump	Nevada Division of Wildlife	9/12/2012
Certificate of Appropriation of Water #15530	Nevada Division of Water Resources	8/25/2000
Certificate of Appropriation of Water #15529	Nevada Division of Water Resources	8/25/2000
Certificate of Appropriation of Water #15528	Nevada Division of Water Resources	8/26/2000
Certificate of Appropriation of Water #15311	Nevada Division of Water Resources	9/17/1999
Certificate of Appropriation of Water #15310	Nevada Division of Water Resources	9/17/1999
Certificate of Appropriation of Water #15274	Nevada Division of Water Resources	8/27/1999
Certificate of Appropriation of Water #15174	Nevada Division of Water Resources	3/30/1999
Certificate of Appropriation of Water #15030	Nevada Division of Water Resources	10/8/1998
Certificate of Appropriation of Water #15029	Nevada Division of Water Resources	10/8/1998
Certificate of Appropriation of Water #15028	Nevada Division of Water Resources	10/8/1998
Certificate of Appropriation of Water #15027	Nevada Division of Water Resources	10/8/1998
Certificate of Appropriation of Water #15026	Nevada Division of Water Resources	10/8/1998
Certificate of Appropriation of Water #15025	Nevada Division of Water Resources	10/8/1998
Certificate of Appropriation of Water #15024	Nevada Division of Water Resources	10/8/1998
State Business License	Secretary of State	7/16/2012
Pressure Vessel Permit 02-0271	Nevada Division of Industrial Relations	exp. 5/9/2013
Pressure Vessel Permit 02-0272	Nevada Division of Industrial Relations	exp. 5/9/2013

Permit	Agency	Date
Pressure Vessel Permit 02-0273	Nevada Division of Industrial Relations	exp. 5/9/2013
Pressure Vessel Permit 02-0274	Nevada Division of Industrial Relations	exp. 5/9/2013
Pressure Vessel Permit 02-0275	Nevada Division of Industrial Relations	exp. 5/9/2013
Pressure Vessel Permit 02-0276	Nevada Division of Industrial Relations	exp. 5/9/2013
Pressure Vessel Permit 02-0276A	Nevada Division of Industrial Relations	exp. 5/9/2013
Pressure Vessel Permit 02-0277	Nevada Division of Industrial Relations	exp. 5/9/2013
Pressure Vessel Permit 02-0277A	Nevada Division of Industrial Relations	exp. 5/9/2013
Pressure Vessel Permit 92-7966	Nevada Division of Industrial Relations	exp. 5/9/2013
Pressure Vessel Permit 92-7965	Nevada Division of Industrial Relations	exp. 5/9/2013
Pressure Vessel Permit 92-7964	Nevada Division of Industrial Relations	exp. 5/9/2013
Pressure Vessel Permit 01-0655	Nevada Division of Industrial Relations	exp. 5/9/2013
Special Use Permit	Churchill County Planning Dept.	1/28/2011
Permit to Change Point of Diversion of Geothermal Fluid No. 57287	State of Nevada	7/6/1999

Mammoth

Permit	Agency	Date
Waste Discharge Order 6-84-89	CA Regional Water Quality Control Board Lahontan	7/1/2004
Permit to Operate Air Pressure Tank MP-1 #43403B; Fire House A&B Receiver	State of CA Dept. of Industrial Relations Div of Occupational Safety and Health	5/15/2012
Permit to Operate Air Pressure Tank MP-1 #73293; Main Shop	State of CA Dept. of Industrial Relations Div of Occupational Safety and Health	5/15/2012
Permit to Operate Air Pressure Tank MP-1 #51672;FIRE HSE C&D RECEIVER	State of CA Dept. of Industrial Relations Div of Occupational Safety and Health	5/15/2012
Permit to Operate Air Pressure Tank MP-1 #35627M; ATLAS AIR RECEIVER	State of CA Dept. of Industrial Relations Div of Occupational Safety and Health	5/15/2012
Air Permit PTO Power Plant 602	Great Basin Unified Air Pollution Control District	10/2/1990
Air Permit ATC/PTO Modification 602	Great Basin Unified Air Pollution Control District	6/8/2006
Air Permit PTO Power Plant 601	Great Basin Unified Air Pollution Control District	10/2/1990
Air Permit ATC/PTO Modification 601	Great Basin Unified Air Pollution Control District	6/8/2006
Air Permit PTO Above Ground Storage Permit #828	Great Basin Unified Air Pollution Control District	1/31/2000
Waste Discharge Order	CA Regional Water Quality Control Board Lahontan	7/28/1988
Permit to Operate Air Pressure Tank #91420 G-2 INST AIR RECEIVER	State of CA Dept. of Industrial Relations Div of Occupational Safety and Health	5/15/2012
Air Permit PTO Power Plants 583	Great Basin Unified Air Pollution Control District	11/15/1991
Waste Discharge Order	CA Regional Water Quality Control Board Lahontan Region	8/3/1988

Permit	Agency	Date
Pressure Vessel Permit# 83898 G3 INST AIR RECEIVER	State of CA Dept. of Industrial Relations Div of Occupational Safety and Health	5/15/2012
Air Permit PTO 577, Well 35A-32	Great Basin Unified Air Pollution Control District	6/28/1992
Air Permit PTO 573, Well 25A-32	Great Basin Unified Air Pollution Control District	6/28/1991
Air Permit PTO 572, Well 25-32	Great Basin Unified Air Pollution Control District	6/28/1991
Air Permit PTO 574, Well 35-32	Great Basin Unified Air Pollution Control District	4/1/1991
Above Ground Storage Tank Permits (2) No. 100	Long Valley Fire Protection District	10/16/1996
Decision Record (BC wells and pipeline)	BLM Bishop Field Office	10/14/2005
Production Well 66-25 Drilling Permit	BLM Bishop Field Office	8/31/2005
Production Well 57-25 Drilling Permit	BLM Bishop Field Office	6/28/2005
GDP 14-25 Drilling Permit	BLM Bishop Field Office	8/17/2010
GDP 12-25 Drilling Permit	BLM Bishop Field Office	9/9/2010
Air Permit PTO 1135 (Well 57-25)	Great Basin Unified Air Pollution Control District	5/15/2008

Permit	Agency	Date
Air Permit PTO 1205 (Well 66-25)	Great Basin Unified Air Pollution Control District	5/15/2008
Air Permit ATC No. 1563-00-10 (Well 12-25)	Great Basin Unified Air Pollution Control District	10/26/2010
Air Permit ATC No. 1562-00-10 (Well 14-25)	Great Basin Unified Air Pollution Control District	10/26/2010
Radio Station License	FCC	9/16/2005
Private Road Special Use Permit	USFS	8/14/1986
CA EPA ID Number	Department of Toxic Substance Control	3/27/2004
Injection Permit	State of CA Dept of Conservation Division of Oil, Gas & Geothermal Resources	1/22/1991
Certified Unified Program Agency Consolidated Permit No. 799	Mono County Dept. of Public Health	7/1/12 (exp 6/30/13)
Sewage Disposal System	Mono County	6/3/2005
Business License	Mono County	7/1/2012
Well # 12A-31, ATC #1073	Great Basin Unified Air Pollution Control District	1/16/2003
CUP 36-81-57	Mono County Planning Dept.	2/17/1982
Risk Management Plan	Mono County	6/24/2009
Record of Decision CA-017-P006-60	BLM	6/9/1989
Geothermal Utilization Permit CA-017-GUP8-37	BLM	11/15/1989
Well # IW-1; Permit # 5190039; PTO/ATC # 600	Great Basin Unified Air Pollution Control District	10/2/1990
Well # MPI 43-32; Permit # 5190138; PTO/ATC # 584	Great Basin Unified Air Pollution Control District	6/28/1991
Well # MPI 43A-32; Permit # 5190139; PTO/ATC # 586	Great Basin Unified Air Pollution Control District	6/28/1991

Permit	Agency	Date
Well # MPI 44B-32; Permit # 5190162; PTO/ATC # 704	Great Basin Unified Air Pollution Control District	10/9/1985
Well # SFI 44-32; Permit # 5190147; PTO/ATC # 578	Great Basin Unified Air Pollution Control District	6/28/1991
Well # SFI 44A-32; Permit # 5190154; PTO/ATC # 580	Great Basin Unified Air Pollution Control District	6/28/1991
Well # UM-1; Permit # 5190020; PTO/ATC # 594	Great Basin Unified Air Pollution Control District	10/2/1990
Well # MBP-3; Permit # 5190043; PTO/ATC # 597	Great Basin Unified Air Pollution Control District	10/2/1990
Well # MBP-4; Permit # 5190036; PTO/ATC # 598	Great Basin Unified Air Pollution Control District	10/2/1990
Well # MP 24-32; Permit # 5190135; PTO/ATC # 585	Great Basin Unified Air Pollution Control District	10/2/1990
Well # MP 24A-32; Permit # 5190136; PTO/ATC # 589	Great Basin Unified Air Pollution Control District	6/28/1991
Well # MP 24C-32; Permit # 5190150; PTO/ATC # 590	Great Basin Unified Air Pollution Control District	6/28/1991
Well # MP 24D-32; Permit # 5190151; PTO/ATC # 591	Great Basin Unified Air Pollution Control District	6/28/1991
Well # MP 24F-32; Permit # 5190161; PTO/ATC # 703	Great Basin Unified Air Pollution Control District	10/9/1995
Well # MP-6 (24B-32); Permit # 5190152; PTO/ATC # 567	Great Basin Unified Air Pollution Control District	6/28/1991
Well # SF 25-32; Permit # 5190143; PTO/ATC # 572	Great Basin Unified Air Pollution Control District	6/28/1991
Well # SF 25A-32; Permit # 5190153; PTO/ATC # 573	Great Basin Unified Air Pollution Control District	6/28/1991
Well # SF 35-32; Permit # 5190051; PTO/ATC # 574	Great Basin Unified Air Pollution Control District	6/28/1991
Well # SF 35A-32; Permit # 5190145; PTO/ATC # 577	Great Basin Unified Air Pollution Control District	6/28/1991
Well # BC 12-31; Permit # 5190166; Temporary PTO # 1052	Great Basin Unified Air Pollution Control District	10/20/2003
Well # SFI 54-32; Permit # 5190146; PTO # 579	Great Basin Unified Air Pollution Control District	6/28/1991
Well # MBP-5; Permit # 5190038; PTO/ATC # 599	Great Basin Unified Air Pollution Control District	10/2/1990
Well # MP 34-32; Permit # 5190144; PTO #576	Great Basin Unified Air Pollution Control District	6/28/1991
Well # BC 57-25; Permit # 5190167; PTO/ATC # 1135	Great Basin Unified Air Pollution Control District	5/15/2008
Well # BC 66-25; Permit # 5190168; PTO/ATC # 1205	Great Basin Unified Air Pollution Control District	5/15/2008

Permit	Agency	Date
Well # BC 12-25; PTO/ATC # 1563	Great Basin Unified Air Pollution Control District	10/26/2010
Well # BC 14-25; PTO/ATC # 1562	Great Basin Unified Air Pollution Control District	10/26/2010
Well MP6 #24B-32; Permit # 567	Great Basin Unified Air Pollution Control District	6/13/2012
PLES-1 Production Well SF 25-32; Permit # 572	Great Basin Unified Air Pollution Control District	6/13/2012
Well SF 25A-32; Permit # 573	Great Basin Unified Air Pollution Control District	6/13/2012
Well 35-32; Permit # 574	Great Basin Unified Air Pollution Control District	3/1/2012
PLES 1 Plant Permit; Permit # 575	Great Basin Unified Air Pollution Control District	6/13/2012
PLES-1 Production Well SF 35A-32; Permit # 577	Great Basin Unified Air Pollution Control District	6/13/2012
Well SFI 44-32; Permit # 578	Great Basin Unified Air Pollution Control District	6/13/2012
PLES-1 Injection Well SFI 44A-32; Permit # 580	Great Basin Unified Air Pollution Control District	6/13/2012
Well 65-32 Observation Well; Permit # 582	Great Basin Unified Air Pollution Control District	10/23/2011
MP-2 Plant Permit; Permit # 583	Great Basin Unified Air Pollution Control District	6/18/2012
Well 43-32; Permit # 584	Great Basin Unified Air Pollution Control District	6/28/1991
Well 24-32; Permit # 585	Great Basin Unified Air Pollution Control District	6/28/1991
Well MPI 43A-32; Permit # 586	Great Basin Unified Air Pollution Control District	6/28/1991
Well MP 24A-32; Permit # 589	Great Basin Unified Air Pollution Control District	6/28/1991
Well MP 24C-32; Permit # 590	Great Basin Unified Air Pollution Control District	6/28/1991
Well MP 24D-32; Permit # 591	Great Basin Unified Air Pollution Control District	6/28/1991
Injection Well 43-32; Permit # 593	Great Basin Unified Air Pollution Control District	10/2/1990
Well 33-32; Permit # 594	Great Basin Unified Air Pollution Control District	10/2/1990
PW24A-MBP3; Permit # 597	Great Basin Unified Air Pollution Control District	10/23/2011
Well 24-32; Permit # 598	Great Basin Unified Air Pollution Control District	10/23/2011

Permit	Agency	Date
Well 14-32 MGP Well No. 5; Permit # 599	Great Basin Unified Air Pollution Control District	10/5/2012
Well 53-32, IW No. 0; Permit # 600	Great Basin Unified Air Pollution Control District	10/5/2012
MP-1 100 West MP1 100 Unit ; Permit # 601	Great Basin Unified Air Pollution Control District	10/23/2011
MP-1 100 East Unit MP1 200 Unit; Permit # 602	Great Basin Unified Air Pollution Control District	10/23/2011
PW 24F-32 ; Permit # 703	Great Basin Unified Air Pollution Control District	10/23/2011
Well 44B-32; Permit # 704	Great Basin Unified Air Pollution Control District	10/5/2012
Well 57-25; Permit # 1135	Great Basin Unified Air Pollution Control District	5/15/2008
Well 66-25; Permit # 1205	Great Basin Unified Air Pollution Control District	5/15/2008
MP-2 Plant Permit; Permit # 1275	Great Basin Unified Air Pollution Control District	6/8/2006
ATC fee for Well 14-25; Permit # 1562	Great Basin Unified Air Pollution Control District	10/26/2010
ATC fee for Well 12-25; Permit # 1563	Great Basin Unified Air Pollution Control District	10/26/2010

Ormesa

Permit	Agency	Date
Sundry Notice for two new OECs and pipeline modification	BLM	2/11/2003
Unified Program Certificate (HazMat)	Department of Toxic Substances Control Certified Unified Program Agency	2/29/2012
Conditional Use Permit- CUP 711-85	Imperial County Planning & Development Services	6/27/2005
Air Permit PTO 1716	Imperial County Air Pollution Control District	1/1/2012
Sundry Notice for two new OECs	BLM	2/27/2006

Permit	Agency	Date
Decision Record/FONSI for CA-067-2006-12-EA	BLM	2/27/2006
Unified Program Certificate (HazMat)	Department of Toxic Substances Control Certified Unified Program Agency	2/29/2012
Conditional Use Permit 761-87	Imperial County Planning Dept.	6/27/2005
Air Permit PTO 1883	Imperial County Air Pollution Control District	1/1/2012
Unified Program Certificate (HazMat)	Department of Toxic Substances Control Certified Unified Program Agency	4/13/2012
Conditional Use Permit- CUP 711-85	Imperial County Planning & Development Services	6/27/2005
Air Permit PTO/ATC 1942	Imperial County Air Pollution Control District	1/1/2012
Unified Program Certificate (HazMat)	Department of Toxic Substances Control Certified Unified Program Agency	2/29/2012
Air Permit 2047 PTO	Imperial County Air Pollution Control District	1/1/2012
Well 78A-6 ATC #3896	Imperial County Air Pollution Control District	2/5/2009
Sundry Notice approving bottoming unit	BLM	2/27/2006
Waste Discharge Requirements - WDO 00-101	CA Regional Water Quality Control Board Colorado River Basin Region	9/13/2000
Unified Program Certificate (HazMat)	Department of Toxic Substances Control Certified Unified Program Agency	2/29/2012

Permit	Agency	Date
Air Permit 2002 PTO/ATC	Imperial County Air Pollution Control District	1/1/2012
Air Permit ATC 4185 (Construction of Production Well 72A-13)	Imperial County Air Pollution Control District	7/9/2012
FCC Radio Station License	FCC	6/16/2004
RMP 5-year Certification	EPA	7/19/2012
Business License	County of Imperial, Treasurer/Tax Collector	3/27/2012
Plan of Operation Approval P00-060-87-01	BLM California Desert District	5/8/1987
Well # 55-1; Lease Serial # CA-6218; Air Permit # 2047	Imperial County Air Pollution Control District	2/29/2012
Well # 57-1; Lease Serial # CA-6218; Air Permit # 2047	Imperial County Air Pollution Control District	2/29/2012
Well # 71-1; Lease Serial # CA-6218; Air Permit # 1883	Imperial County Air Pollution Control District	3/14/2011
Well # 76-1; Lease Serial # CA-6218; Air Permit # 2047	Imperial County Air Pollution Control District	2/29/2012
Well # 84-1; Lease Serial # CA-6218; Air Permit # 2047	Imperial County Air Pollution Control District	2/29/2012
Well # 11-4; Lease Serial # CA-6218; Air Permit # 1883	Imperial County Air Pollution Control District	3/14/2011
Well # 5-1; Lease Serial # CA-6218; Air Permit # 1883	Imperial County Air Pollution Control District	3/14/2011
Well # 14-5; Lease Serial # CA-6218; Air Permit # 1883	Imperial County Air Pollution Control District	3/14/2011
Well # 18-5; Lease Serial # CA-6218; Air Permit # 1883	Imperial County Air Pollution Control District	3/14/2011
Well # 32-5; Lease Serial # CA-6218; Air Permit # 1883	Imperial County Air Pollution Control District	3/14/2011
Well # 36-5; Lease Serial # CA-6218; Air Permit # 1883	Imperial County Air Pollution Control District	3/14/2011
Well # 6-1; Lease Serial # CA-6218; Air Permit # 2047	Imperial County Air Pollution Control District	2/29/2012
Well # 6-2; Lease Serial # CA-6218; Air Permit # 2047	Imperial County Air Pollution Control District	2/29/2012
Well # 21-6; Lease Serial # CA-6218; Air Permit # 1883	Imperial County Air Pollution Control District	3/14/2011
Well # 26-6; Lease Serial # CA-6218; Air Permit # 2047	Imperial County Air Pollution Control District	2/29/2012
Well # 26A-6; Lease Serial # CA-6218; Air Permit # 2047	Imperial County Air Pollution Control District	12/25/2006
Well # 36-6; Lease Serial # CA-6218; Air Permit # 1883	Imperial County Air Pollution Control District	3/14/2011
Well # 45-6; Lease Serial # CA-6218; Air Permit # 1883	Imperial County Air Pollution Control District	3/14/2011
Well # 57-6; Lease Serial # CA-6218; Air Permit # 2047	Imperial County Air Pollution Control District	1/1/2012
Well # 58-6; Lease Serial # CA-6218; Air Permit # 2047	Imperial County Air Pollution Control District	1/1/2012
Well # 58A-6; Lease Serial # CA-6218; Air Permit # 2047	Imperial County Air Pollution Control District	1/1/2012
Well # 62-6; Lease Serial # CA-6218; Air Permit # 1883	Imperial County Air Pollution Control District	3/14/2011

Permit	Agency	Date
Well # 66RD-6; Lease Serial # CA-6218; Air Permit # 2047	Imperial County Air Pollution Control District	1/1/2012
Well # 74-6; Lease Serial # CA-6218; Air Permit # 1883	Imperial County Air Pollution Control District	3/14/2011
Well # 78-6; Lease Serial # CA-6218; Air Permit # 2047	Imperial County Air Pollution Control District	1/1/2012
Well # 78A-6; Lease Serial # CA-6218; Air Permit # 3896	Imperial County Air Pollution Control District	12/17/2008
Well # 86-6; Lease Serial # CA-6218; Air Permit # 2047	Imperial County Air Pollution Control District	2/29/2012
Well # 13-7; Lease Serial # CA-964; Air Permit # 2002	Imperial County Air Pollution Control District	2/21/2012
Well # 16-7; Lease Serial # CA-964; Air Permit # 2002; GDP Permit # 060-89-22	Imperial County Air Pollution Control District	2/21/2012
Well # 21-7; Lease Serial # CA-964; Air Permit # 2002; GDP Permit # 060-88-50	Imperial County Air Pollution Control District	2/21/2012
Well # 25-7; Lease Serial # CA-964; Air Permit # 2002; GDP Permit # 060-88-68	Imperial County Air Pollution Control District	2/21/2012
Well # 25A-7; Lease Serial # CA-964; Air Permit # 2002	Imperial County Air Pollution Control District	2/21/2012
Well # 26-7; Lease Serial # CA-964; Air Permit # 2002	Imperial County Air Pollution Control District	2/21/2012
Well # 27-7; Lease Serial # CA-964; Air Permit # 2002	Imperial County Air Pollution Control District	2/21/2012
Well # 28-7; Lease Serial # CA-964; Air Permit # 2002; GDP Permit # 060-89-02	Imperial County Air Pollution Control District	2/21/2012

Permit	Agency	Date
Well # 33-7; Lease Serial # CA-964; Air Permit # 2002; GDP Permit # 060-88-49	Imperial County Air Pollution Control District	2/21/2012
Well # 41-7; Lease Serial # CA-964; Air Permit # 2002; GDP Permit # 060-88-48	Imperial County Air Pollution Control District	2/21/2012
Well # 42-16; Lease Serial # CA-964; Air Permit # 2002; GDP Permit # 060-90-02	Imperial County Air Pollution Control District	2/21/2002
Well # 44-7; Lease Serial # CA-964; Air Permit # 2002	Imperial County Air Pollution Control District	2/21/2012
Well # 44A-7; Lease Serial # CA-964; Air Permit # 2002	Imperial County Air Pollution Control District	2/21/2012
Well # 44B-7; Lease Serial # CA-964; Air Permit # 2002	Imperial County Air Pollution Control District	2/21/2012
Well # 49-7; Lease Serial # CA-964; Air Permit # 2002; GDP Permit # 067-93-005	Imperial County Air Pollution Control District	2/21/2012
Well # 54-7; Lease Serial # CA-964; Air Permit # 2002; GDP Permit # 060-88-69	Imperial County Air Pollution Control District	2/21/2012
Well # 56RD-7; Lease Serial # CA-964; Air Permit # 2002; GDP Permit # 010-604-649	Imperial County Air Pollution Control District	2/21/2012
Well # 61-7; Lease Serial # CA-964; Air Permit # 2002	Imperial County Air Pollution Control District	2/21/2012
Well # 61-18; Lease Serial # CA-964; Air Permit # 2002; GDP Permit # 060-88-82	Imperial County Air Pollution Control District	2/21/2012
Well # 63-7; Lease Serial # CA-964; Air Permit # 2002	Imperial County Air Pollution Control District	2/21/2012
Well # 65-7; Lease Serial # CA-964; Air Permit # 2002; GDP Permit # 060-88-70	Imperial County Air Pollution Control District	2/21/2012
Well # 71-7; Lease Serial # CA-964; Air Permit # 2002; GDP Permit # 060-89-11	Imperial County Air Pollution Control District	2/21/2012
Well # 71-13; Lease Serial # CA-964; Air Permit # 2002; GDP Permit # 060-88-81	Imperial County Air Pollution Control District	2/21/2012
Well # 72A-13; Lease Serial # CA-964; Air Permit # 4185; GDP Permit # 670-12-02	Imperial County Air Pollution Control District	2/23/2012

Permit	Agency	Date
Well # 74-12; Lease Serial # CA-964; Air Permit # 2002; GDP Permit # 060-88-59	Imperial County Air Pollution Control District	2/21/2012
Well # 81-7; Lease Serial # CA-964; Air Permit # 2002	Imperial County Air Pollution Control District	2/21/2012
Well # 82RD-7; Lease Serial # CA-964; Air Permit # 2002; GDP Permit # 060-88-73	Imperial County Air Pollution Control District	2/21/2012
Well # 83-7; Lease Serial # CA-964; Air Permit # 2002	Imperial County Air Pollution Control District	2/21/2012
Well # 84-7; Lease Serial # CA-964; Air Permit # 2002	Imperial County Air Pollution Control District	2/21/2012
Well # 85-12; Lease Serial # CA-964; Air Permit # 2002; GDP Permit # 060-89-13	Imperial County Air Pollution Control District	2/21/2012
Well # 88-7; Lease Serial # CA-964; Air Permit # 2002	Imperial County Air Pollution Control District	2/21/2012
Well # 8-1; Lease Serial # CA-6219; Air Permit # 2002	Imperial County Air Pollution Control District	2/21/2012
Well # 24-8; Lease Serial # CA-6219; Air Permit # 2002; GDP Permit # 060-88-9	Imperial County Air Pollution Control District	2/21/2012
Well # 27-8; Lease Serial # CA-6219; Air Permit # 2002; GDP Permit # 060-87-11	Imperial County Air Pollution Control District	2/21/2012
Well # 32-17; Lease Serial # CA-6219; Air Permit # 2002; GDP Permit # 067-95-02	Imperial County Air Pollution Control District	2/21/2012
Well # 53-12; Lease Serial # CA-964; Air Permit # 2002; GDP Permit # 060-89-06	Imperial County Air Pollution Control District	2/21/2012
Well # 54-12; Lease Serial # CA-964; Air Permit # 2002; GDP Permit # 060-89-07	Imperial County Air Pollution Control District	2/21/2012
Well # 61-12; Lease Serial # CA-964; Air Permit # 2002; GDP Permit # 060-89-08	Imperial County Air Pollution Control District	2/21/2012
Well # 78-12; Lease Serial # CA-964; Air Permit # 2002; GDP Permit # 060-89-05	Imperial County Air Pollution Control District	2/21/2012
Well # 81-12; Lease Serial # CA-964; Air Permit # 2002	Imperial County Air Pollution Control District	2/21/2012
Well # 53-17; Lease Serial # CA-6219; Air Permit # 2002; GDP Permit # 060-87-04	Imperial County Air Pollution Control District	2/21/2012

Permit	Agency	Date
Well # 56-19; Lease Serial # CA-966; Air Permit # 1716	Imperial County Air Pollution Control District	8/20/2009
Well # 78-19; Lease Serial # CA-966; Air Permit # 1716	Imperial County Air Pollution Control District	8/20/2009
Well # 16-29; Lease Serial # CA-966; Air Permit # 1716	Imperial County Air Pollution Control District	8/20/2009
Well # 52A-29; Lease Serial # CA-1903; Air Permit # 1716	Imperial County Air Pollution Control District	8/20/2009
Well # 56-29; Lease Serial # CA-1903; Air Permit # 1716	Imperial County Air Pollution Control District	8/20/2009
Well # 16-30; Lease Serial # CA-966; Air Permit # 1716	Imperial County Air Pollution Control District	8/20/2009
Well # 34-30; Lease Serial # CA-966; Air Permit # 1716	Imperial County Air Pollution Control District	8/20/2009
Well # 38A-30; Lease Serial # CA-966; Air Permit # 1716	Imperial County Air Pollution Control District	8/20/2009
Well # 58-31; Lease Serial # CA-17568; Air Permit # 1716	Imperial County Air Pollution Control District	8/20/2009
Well # 56-30; Lease Serial # CA-966; Air Permit # 1716	Imperial County Air Pollution Control District	8/20/2009
Well # 58-30; Lease Serial # CA-966; Air Permit # 1716	Imperial County Air Pollution Control District	8/20/2009
Well # 74-30; Lease Serial # CA-966; Air Permit # 1716	Imperial County Air Pollution Control District	8/20/2009
Well # 76-30; Lease Serial # CA-966; Air Permit # 1716	Imperial County Air Pollution Control District	8/20/2009
Well # 78-30; Lease Serial # CA-966; Air Permit # 1716	Imperial County Air Pollution Control District	8/20/2009
Well # 11-31; Lease Serial # CA-17568; Air Permit # 1716	Imperial County Air Pollution Control District	8/20/2009
Well # 36-31; Lease Serial # CA-17568; Air Permit # 1716	Imperial County Air Pollution Control District	8/20/2009
Well # 54-31; Lease Serial # CA-17568; Air Permit # 1716	Imperial County Air Pollution Control District	8/20/2009
Well # 54A-31; Lease Serial # CA-17568; Air Permit # 1716	Imperial County Air Pollution Control District	8/20/2009
Well # 72-31; Lease Serial # CA-17568; Air Permit # 1716	Imperial County Air Pollution Control District	8/20/2009
Well # 76-31; Lease Serial # CA-17568; Air Permit # 1716	Imperial County Air Pollution Control District	8/20/2009
Well # 88-31; Lease Serial # CA-17568; Air Permit # 1716	Imperial County Air Pollution Control District	8/20/2009

Permit	Agency	Date
Well # 14-32; Lease Serial # CA-6217; Air Permit # 1942	Imperial County Air Pollution Control District	10/14/2003
Well # 15-32; Lease Serial # CA-6217; Air Permit # 1942	Imperial County Air Pollution Control District	10/14/2003
Well # 26-32; Lease Serial # CA-6217; Air Permit # 1942	Imperial County Air Pollution Control District	10/14/2003
Well # 28-32; Lease Serial # CA-6217; Air Permit # 1942	Imperial County Air Pollution Control District	10/14/2003
Well # 32-32; Lease Serial # CA-6217; Air Permit # 1942	Imperial County Air Pollution Control District	10/14/2003
Well # 44-32; Lease Serial # CA-6217; Air Permit # 1942	Imperial County Air Pollution Control District	10/14/2003
Well # 51-32; Lease Serial # CA-6217; Air Permit # 1942	Imperial County Air Pollution Control District	10/14/2003
Well # SW-1; Lease Serial # CA-6218; CUP 761-87	Imperial County Planning Department	6/27/2005
Well # SW-3; Lease Serial # CA6218; CUP 761-87	Imperial County Planning Department	6/27/2005
Well # SW-4; Lease Serial # CA-966; CUP 711-85	Imperial County Planning Department	6/27/2005
Well # SW-1; Lease Serial # CA-966; CUP 711-85	Imperial County Planning Department	6/27/2005
Well # SW-3; Lease Serial # CA-966; CUP 711-85	Imperial County Planning Department	6/27/2005
Well # SW-2; Lease Serial # CA-6217; CUP 711-85	Imperial County Planning Department	6/27/2005
Well # SW-5; Lease Serial # CA-6217; CUP 711-85	Imperial County Planning Department	6/27/2005

Steamboat

Permit	Agency	Date
Permit to Operate an Air Pollution Emission Source No. A04-0055 (Power Plant/General Air - Misc)	Washoe County District Health Department Air Quality Management Division	12/31/2013 (expiration date)
Permit to Operate an Air Pollution Emission Source No. A04-0056 (Diesel Generators/Gen Air - Internal Combustion)	Washoe County District Health Department Air Quality Management Division	12/31/2013 (expiration date)
Pressure Vessel Permit 05-0721	Nevada Dept of Business and Industry Division of Industrial Relations Occupational Safety and Health Administration	11/1/2013
Pressure Vessel Permit 05-0722	Nevada Dept of Business and Industry Division of Industrial Relations Occupational Safety and Health Administration	11/1/2013
Pressure Vessel Permit 05-0723A	Nevada Dept of Business and Industry Division of Industrial Relations Occupational Safety and Health Administration	11/1/2013
Pressure Vessel Permit 05-0723B	Nevada Dept of Business and Industry Division of Industrial Relations Occupational Safety and Health Administration	11/1/2013
Pressure Vessel Permit 05-0725A	Nevada Dept of Business and Industry Division of Industrial Relations Occupational Safety and Health Administration	11/1/2013
Pressure Vessel Permit 05-0725B	Nevada Dept of Business and Industry Division of Industrial Relations Occupational Safety and Health Administration	11/1/2013
Pressure Vessel Permit 05-0727A	Nevada Dept of Business and Industry Division of Industrial Relations Occupational Safety and Health Administration	11/1/2013
Pressure Vessel Permit 5-0727B	Nevada Dept of Business and Industry Division of Industrial Relations Occupational Safety and Health Administration	11/1/2013
Pressure Vessel Permit 05-0729A	Nevada Dept of Business and Industry Division of Industrial Relations Occupational Safety and Health Administration	11/1/2013
Pressure Vessel Permit 05-0729B	Nevada Dept of Business and Industry Division of Industrial Relations Occupational Safety and Health Administration	11/1/2013
Pressure Vessel Permit 05-0731A	Nevada Dept of Business and Industry Division of Industrial Relations Occupational Safety and Health Administration	11/1/2013
Pressure Vessel Permit 05-0731B	Nevada Dept of Business and Industry Division of Industrial Relations Occupational Safety and Health Administration	11/1/2013
Pressure Vessel Permit 05-0731C	Nevada Dept of Business and Industry Division of Industrial Relations Occupational Safety and Health Administration	11/1/2013
Pressure Vessel Permit 05-0732A	Nevada Dept of Business and Industry Division of Industrial Relations Occupational Safety and Health Administration	11/1/2013

Permit	Agency	Date
Pressure Vessel Permit 05-0732B	Nevada Dept of Business and Industry Division of Industrial Relations Occupational Safety and Health Administration	11/1/2013
Pressure Vessel Permit 05-0732C	Nevada Dept of Business and Industry Division of Industrial Relations Occupational Safety and Health Administration	11/1/2013
Pressure Vessel Permit 05-0735A	Nevada Dept of Business and Industry Division of Industrial Relations Occupational Safety and Health Administration	11/1/2013
Pressure Vessel Permit 05-0735B	Nevada Dept of Business and Industry Division of Industrial Relations Occupational Safety and Health Administration	11/1/2013
Pressure Vessel Permit 05-0735C	Nevada Dept of Business and Industry Division of Industrial Relations Occupational Safety and Health Administration	11/1/2013
Pressure Vessel Permit 05-0736A	Nevada Dept of Business and Industry Division of Industrial Relations Occupational Safety and Health Administration	11/1/2013
Pressure Vessel Permit 05-0736B	Nevada Dept of Business and Industry Division of Industrial Relations Occupational Safety and Health Administration	11/1/2013
Pressure Vessel Permit 05-0736C	Nevada Dept of Business and Industry Division of Industrial Relations Occupational Safety and Health Administration	11/1/2013
Production Well 78-29	Nevada Division of Minerals	12/1/2004
State Business License	Secretary of State	exp. 12/31/2012
Liquid/Petroleum Gas Exemption Letter	State Board for Regulation of Liquefied Petroleum Gas	8/17/2012
State Business License	Secretary of State	8/31/2013 expiration date
Permit to Operate an Air Pollution Emission Source No. A90A (Power Plant/General Air - Misc)	Washoe County District Health Department Air Quality Management Division	12/31/2013 (expiration date)

Permit	Agency	Date
RMP Registration	Environmental Protection Agency	10/24/2016
Underground Injection Control Permit UNEV2007204	NDEP BWPC	exp. 11/30/2012
Hazardous Materials Permit # 19164	Nevada State Fire Marshal	exp. 2/28/2013
CAPP Registration (CAPP program implemented post-project)	Nevada Division of Environmental Protection ("NDEP") Bureau of Air Pollution Control ("BAPC")	exp. 6/18/2013
County Business License	Washoe County Planning	exp. 11/30/2012
Reno Fire Department Permit 02467	Reno Fire Department	7/13/2011
Permit to Operate an Air Pollution Emission Source No. I0216GS (gasoline dispensing facility)	Washoe County District Health Department Air Quality Management Division	exp. 8/31/2013
Special Use Permit No. SPW6-9-91	Washoe County Dept. of Development and Review	10/18/1991
Conditional Use Permit	Nevada Division of Forestry	5/24/2004
Permit to Appropriate Water Nos. 69206, 69207, 69208, 69209, 69210, 69211, 69212, 69213	State of Nevada	4/25/2012

Part II

Steamboat Development 2 & 3

Permit	Agency	Expected Date of Receipt
Pressure Vessel Permit	Nevada Dept of Business and Industry Division of Industrial Relations Occupational Safety and Health Administration	30 - 60 days from application

Schedule 3.15

Insurance

Steamboat 2 & 3 and Galena 1

•
First American Title Insurance Company’s Owner’s Policy No. 2089446-RB, dated February 13, 2004 inuring Steamboat Development Corporation, a Utah Corporation and ORNI 7, LLC a Delaware limited liability company, in the amount of $54,000,000.

•
Fidelity Title Insurance Company’s Owner’s Policy No. 72306-1-12-01204573, dated January 24, 2013, inuring Steamboat Development LLC, a Delaware limited liability company, in the amount of $22,074,074.07.

•	Fidelity Title Insurance Company’s Owner’s Policy No. 72306-1-12-01204573, dated January 24, 2013, inuring ORNI 7, LLC a Delaware limited liability company in the amount of $15,185,185.19.

•	Automobile Insurance, policy No. BAP6542375-03, effective June 1, 2011 through June 1, 2013.

•	Commercial General Liability Insurance, policy No. BOG9266054-02, effective May 30, 2012 through June 1, 2013.

•	Workers Compensation and Employers' Liability Insurance, policy No. WC6452377-03, effective June 1, 2012 through June 1, 2013.

•	All-Risk Insurance, policy No. EBCOT0412, effective May 30, 2012 through May 30, 2013.

•	Excess Umbrella Liability Insurance, policy No. UMB9266128-02, effective May 30, 2012 through June 1, 2013.

Brady

•	First American Title Insurance Company’s Owner’s Policy No. 157046.TO, dated July 19, 1991 inuring Brady Power Partners, a Nevada general partnership, in the amount of $46,500,000.

•	First American Title Insurance Company’s Loan Policy No. WN-19480-2001, dated February 13, 2004 inuring Union Bank of California N.A, in the amount of $51,400,000.

•	First American Title Insurance Company’s Owner’s Policy No. 09-34680-12, dated January 24, 2013, inuring Brady Power Partners, a Nevada general partnership, in the amount of $12,780,000.

•	Automobile Insurance, policy No. BAP6542375-03, effective June 1, 2011 through June 1, 2013.

•	Commercial General Liability Insurance, policy No. BOG9266054-02, effective May 30, 2012 through June 1, 2013.

•	Workers Compensation and Employers' Liability Insurance, policy No. WC6452377-03, effective June 1, 2012 through June 1, 2013.

•	All-Risk Insurance, policy No. EBCOT0412, effective May 30, 2012 through May 30, 2013.

•	Excess Umbrella Liability Insurance, policy No. UMB9266128-02, effective May 30, 2012 through June 1, 2013.

Mammoth

•
Fidelity National Title Insurance Company’s Owner’s Policy No. CAFNT0972-0972-0051-0725133896-FNTIC-2011-01-O, dated January 10, 2011 inuring Ormat Nevada Inc, a Delaware Corporation, in the amount of $5,750,000.

•
Fidelity National Title Company Owner’s Policy No. 997-23015349 dated January 24, 2013, inuring Mammoth Pacific limited Partnership, ORNI 10 LLC, a Delaware limited liability company, in the amount of $12,851,851.85.

•	Automobile Insurance, policy No. BAP6542375-03, effective June 1, 2011 through June 1, 2013.

•	Commercial General Liability Insurance, policy No. BOG9266054-02, effective May 30, 2012 through June 1, 2013.

•	Workers Compensation and Employers' Liability Insurance, policy No. WC6452377-03, effective June 1, 2012 through June 1, 2013.

•	All-Risk Insurance, policy No. EBCOT0412, effective May 30, 2012 through May 30, 2013.

•	Excess Umbrella Liability Insurance, policy No. UMB9266128-02, effective May 30, 2012 through June 1, 2013.

Ormesa

•	First American Title Insurance Company’s Lender’s Policy No. 13428-51, dated December 31, 2002 inuring United Capital, a division of Hudson United Bank, in the amount of $27,500.000.

•	First American Title Insurance Company’s Owner’s Extended Policy No. 13428-51, dated December 31, 2002 inuring ORMESA LLC, a Delaware limited liability company, in the amount of $54,000,000.

•	First American Title Insurance Company Owner’s Policy No. NCS-569317-NRG dated January 24, 2013, inuring ORMESA LLC, a Delaware limited liability company in the amount of $135,000,000.

•	Automobile Insurance, policy No. BAP6542375-03, effective June 1, 2011 through June 1, 2013.

•	Commercial General Liability Insurance, policy No. BOG9266054-02, effective May 30, 2012 through June 1, 2013.

•	Workers Compensation and Employers' Liability Insurance, policy No. WC6452377-03, effective June 1, 2012 through June 1, 2013.

•	All-Risk Insurance, policy No. EBCOT0412, effective May 30, 2012 through May 30, 2013.

•	Excess Umbrella Liability Insurance, policy No. UMB9266128-02, effective May 30, 2012 through June 1, 2013.

Heber

•
First American Title Insurance Company Owner’s Policy No. NCS-568112-NRG dated January 24, 2013, inuring Heber Field Company a California general partnership, Heber Geothermal Company, a California general partnership, Second Imperial Geothermal Company, a limited partnership, in the amount of $204,000,000.

•	Automobile Insurance, policy No. BAP6542375-03, effective June 1, 2011 through June 1, 2013.

•	Commercial General Liability Insurance, policy No. BOG9266054-02, effective May 30, 2012 through June 1, 2013.

•	Workers Compensation and Employers' Liability Insurance, policy No. WC6452377-03, effective June 1, 2012 through June 1, 2013.

•	All-Risk Insurance, policy No. EBCOT0412, effective May 30, 2012 through May 30, 2013.

•	Excess Umbrella Liability Insurance, policy No. UMB9266128-02, effective May 30, 2012 through June 1, 2013.

Schedule 3.16

Real Property

The real estate interests set forth in the attached excerpts from Schedule A to the relevant title insurance policies.

Schedule 3.17

Personal Property

Plant	Description	Make	Model	Serial No.
Heber 1	Steam Turbine - 52 MW	Mitsubishi	N-1143
	Generator - 61,176 kVA	Mitsubishi	MB - 4AA220101
	Injection Pump (P-151 A,B,C)	Bingham	14x16x26
	Condenser	DeLaval
	Cooling Tower

Gould 1	OEC-11 Turbine	Ormat	0.732.10.800.0
	OEC-11 Turbine	Ormat	0.732.10.801.0
	OEC-11 Generator	Kato	AA27636000
	OEC-11 Vaporizers	Ormat	0.732.55.701.0
	OEC-11 Preheaters	Ormat	0.732.57.700.0
	OEC-11 Condensers	Ormat
	OEC-12 Turbine	Ormat	0.732.10.804.0
	OEC-12 Generator	Kato	AA27637000
	OEC-12 Vaporizers	Ormat	0.732.55.701.0
	OEC-12 Preheaters	Ormat	0.732.57.700.0
	OEC-12 Condensers	Ormat
	OEC-13 Turbine	Ormat	0.732.10.805.0
	OEC-13 Injection Pump	Sulzer	16x18x27AX
	OEC-13 Vaporizers	Ormat	0.732.55.731.0
	OEC-13 Preheaters	Ormat	0.732.57.700.0
	OEC-13 Condensers	Ormat
	Cooling Tower

Heber 2	Turbines (Level 1 HP) 6 Units	Ormat	0.659.10.804.0
	Turbines (Level 1 LP) 6 Units	Ormat	0.659.10.803.0
	Turbines (Level 2 HP) 6 Units	Ormat	0.659.10.806.0
	Turbines (Level 2 LP) 6 Units	Ormat	0.659.10.805.0
	Level 1 Generators 6 Units	Kato	A258160000
	Level 2 Generators 6 Units	Kato	A248650002
	Cooling Tower
	Cooling Tower

Gould 2	Level 1 Turbine	Ormat	0.732.10.802.0
	Level 2 Turbine	Ormat	0.732.10.803.0
	Generator	Brush	D6165Z-04
	Vaporizers	Ormat	0.732.55.722.0
	Preheaters	Ormat	0.732.57.710.0
	Condensers	Ormat
	Cooling Tower

Heber South	Level 1 Turbine	Ormat	0.732.10.802.0
	Level 2 Turbine	Ormat	0.732.10.803.0
	Generator	Brush	DG165Z-04
	Vaporizers	Ormat	0.755.55.721.0
	Preheaters	Ormat	0.755.57.710.0
	Condensers	Ormat
	Cooling Tower

Steamboat 2	T201 Turbine	Ormat Systems LTD	0.729.10.806.0	747-3
	Generator 201	Ideal Electric	21520-38	911089-02
	Accumulator	Mark Steel Corp.	N/A	2477
	T202 Turbine	Ormat Systems LTD	0.729.10.806.0	747-4
	Generator 202	Hyundai Ideal	21520-38	R112895-01

Steamboat 3	T301 Turbine	Ormat Systems Ltd	0.729.10.806.0	747-1
	Generator 301	Ideal Electric	21520-38	911089-01
	T302 Turbine	Ormat Systems Ltd	0.729.10.806.0	747-2
	Generator 302	Ideal Electric	21520-38	911090-01
	Accumulator	Mark Steel Corp.	N/A	2478
	Main Transformer 4160/120000	ABB Power T&D Company	N/A	SNL5824

Galena 1	Main Transformer 13.8/120000	Enerco Enterprises LTD	13580	13589/T
	OEC2 Preheater L1	Oneals Welding	0.729.57.700.0	3055
	OEC2 Preheater L2	Oneals Welding	0.729.57.700.0	3056
	OEC2 Turbine L1	Ormat Industries LTD	0.729.10.802.0	662-1
	Generator OEC2	Ideal Electric	21720-46	072909-01
	OEC2 Turbine L2	Ormat Industries LTD	0.729.10.801.0	685
	OEC2 Vaporizer 2	Oneals Welding & Fab	0.729.55.701.0	3053A
	OEC2 Vaporizer 1	Oneals Welding & Fab	0.729.55.700.0	3052A
	OEC2 Preheater L2	Oneals Welding	0.729.57.700.0	3062
	OEC2 Preheater L1	Oneals Welding	0.729.57.700.0	3061
	OEC1 Vaporizer 1	Oneals Welding	0.729.55.701.0	3054A
	OEC1 Vaporizer 2	Oneals Welding	0.729.55.700.0	3051A
	OEC1 Turbine L1	Ormat Industries LTD	0.729.10.802.0	662-2
	OEC1 Turbine L2	Ormat Industries LTD	0.729.10.801.0	663
	Generator OEC1	Ideal Electric	21720-46	4107801
	Blackstart Generator	Baldor	IDLC2000-M	WA-536894-0805
	OEC2 Preheater	Oneals Welding	0.729.57.700.0	3060
	OEC2 Preheater	Oneals Welding	0.729.57.700.0	3059
	OEC2 Preheater	Oneals Welding	0.729.57.700.0	3058
	OEC2 Preheater	Oneals Welding	0.729.57.700.0	3057

Brady	Generator	Ideal Electric	Brushless A/C generator	911053-01
	Generator	Ideal Electric	Brushless A/C generator	911053-02
	Generator	Ideal Electric	Brushless A/C generator	911053-03
	Steam Turbine	General Electric	CL-55 low pressure 4 stage	9336
	Steam Turbine	General Electric	CL-55 low pressure 4 stage	9350
	Steam Turbine	General Electric	CL-55 low pressure 4 stage	8516
	Steam condenser	Graham Micromix	Biometric condenser	92377-2
	Steam condenser	Graham Micromix	Biometric condenser	92377-1
	Steam condenser	Graham Micromix	Biometric condenser	92376-1
	Steam Separator	Mark Steel Corporation	N/A	2453
	Steam Separator	Mark Steel Corporation	N/A	2454
	Steam Separator	Mark Steel Corporation	N/A	2455
	120kv Transformer	Delta Star, Inc.	D-10 E-7613	E-76130192
	Cooling tower	Eco Dyne	3CFF-909412H-3610-20	D00-15710-A
	Vaporizer	Ormat Industries Ltd.	0.679.55.700.0	1106-2
	Vaporizer	Ormat Industries Ltd.	0.679.55.700.0	1106-5
	Preheater	Ormat industries Ltd.	0.679.55.700.0	2083-1
	Preheater	Ormat industries Ltd.	0.690.57.700.0	2083-2
	Turbine	Ormat industries Ltd.	0.690.10.721.0	631-1
	Turbine	Ormat industries Ltd.	0.690.10.721.0	631-2
	Generator	Kato Engineering	A272530000	14665
	Air Cooled Condenser	Ormat industries Ltd.	N/A	Various

Steamboat 1A	OEC 31
	Generator	Kato Eng.	A271350000	14290
	Turbine	Ormat	0.729.10.804.0	687
	OEC 32
	Generator	Kato Eng.	A2412500000	94831-04
	Turbine	Ormat	0.642.10.800.0	630/131

Mammoth 1 G1

Turbine	Rotoflow	60-18E-1P	19985
Generator	Electric Machine	3118951	190304111
Generator	Electric Machine	3118951	182293111
Heat Exchanger (A)	Shell and Tube, Inc.	28-480	S-1224-1.2
Heat Exchanger (B)	Shell and Tube, Inc.	28-480	S-1224-1.1
Heat Exchanger (C)	Shell and Tube, Inc.	28-480	S-1224-1.4
Heat Exchanger (D)	Shell and Tube, Inc.	28-480	S-1224-1.3
Heat Exchanger (E)	Shell and Tube, Inc.	28-480	S-1224-1.6
Heat Exchanger (F)	Shell and Tube, Inc.	28-480	S-1224-1.5
Air Cooled Condenser	Smithco	10-I60-140-3	Various

Mammoth 2 G2

Turbine	Rotoflow	60-18E-1P	PT-103
Turbine	Rotoflow	60-18E-1P	19987
Turbine	Rotoflow	60-18E-1P	19989
Generator	Electric Machine	3118951	389297311
Generator	Electric Machine	3118951	289297311
Generator	Electric Machine	3118951	689297311
Heat Exchanger (A)	Hughes-Anderson	NEN 54”x40’	6546-1
Heat Exchanger (B)	Hughes-Anderson	NEN 54”x40’	6546-2
Heat Exchanger (C)	Hughes-Anderson	NEN 54”x40’	6546-3
Heat Exchanger (D)	Hughes-Anderson	NEN 54”x40’	6546-4
Heat Exchanger (E)	Hughes-Anderson	NEN 54”x40’	6546-5
Heat Exchanger (F)	Hughes-Anderson	NEN 54”x40’	6546-6
Air Cooled Condenser	Hudson Products	13.8-13-605	Various

Mammoth 3 G3

Turbine	Rotoflow	60-18E-1P	20593
Turbine	Rotoflow	60-18E-1P	20601
Turbine	Rotoflow	60-18E-1P	20603
Generator	Electric Machine	3118951	589297311
Generator	Electric Machine	3118951	489297311
Generator	Electric Machine	3118951	189297311
Heat Exchanger (A)	Hughes-Anderson	NEN 54”x40’	6546-7
Heat Exchanger (B)	Hughes-Anderson	NEN 54”x40’	6546-8
Heat Exchanger (C)	Hughes-Anderson	NEN 54”x40’	6546-9
Heat Exchanger (D)	Hughes-Anderson	NEN 54”x40’	6546-10
Heat Exchanger (E)	Hughes-Anderson	NEN 54”x40’	6546-11
Heat Exchanger (F)	Hughes-Anderson	NEN 54”x40’	6546-12
Air Cooled Condenser	Hudson Products	13.8-13-605	Various

Mammoth Pacific

	Turbine	Rotoflow	60-18E-1P	20605
	Turbine	Rotoflow	60-18E-1P	20599
	Turbine	Rotoflow	60-18E-1P	20595
	Generator	Electric Machine	3118951	182293112

Ormesa, LLC
GBU,G2
	Turbine	Ormat system Ltd	0.738.25.502.0
	Turbine Pump	FlowServe	P-2401	05RLCP0066901001
	Separator for vaporizer G2	Ormat system Ltd
	Vaporizer G2	Ormat system Ltd	0.738.55.701.0	SHI-P05-047

GBU,G1
	Condenser	Ormat system Ltd	0.738.60.702.0	SHI-P05-049
	Condenser	Ormat system Ltd	0.738.60.701.0	HI-P05-048
	Condenser	Ormat system Ltd	0.738.60.702.0	SHI-P05-051
	Condenser	Ormat system Ltd	0.738.60.701.0	SHI-P05-050
	Pre Heater	Ormat system Ltd	0.738.57.700.0	SHI-P05-042
	Pre Heater	Ormat system Ltd	0.738.57.700.0	SHI-P05-043
	Vaporizer	Ormat system Ltd	0.738.55.700.0	SHI-P05-046
	Vaporizer	Ormat system Ltd	0.738.55.700.0	SHI-P05-045
	Generator	Kato Engineering	AA27779000	17965
	Turbine	Ormat system Ltd	0.738.25.507.0
	Turbine	Ormat system Ltd	0.738.25.501.0
	Power Shelter	Ormat system Ltd	0.738.30.900.0	87

Ormesa 1
	Condenser Oec 2 IvI 1	Ormat system Ltd	0.694.60.700.0	1236
	Condenser	Ormat system Ltd	0.694.60.701.0	1235
	Condenser	Ormat system Ltd	0.694.50.701.0	1239
	Condenser	Ormat system Ltd	0.694.60.700.0	1242
	Condenser	Ormat system Ltd	0.694.55.700.0	1244
	Condenser	Ormat system Ltd	0.694.60.701.0	1241
	Vaporizer	Ormat system Ltd	0.694.55.700.0	1243
	Vaporizer IvI 2	Ormat system Ltd	0.694.55.710.0	1247
	Vaporizer	Ormat system Ltd	0.694.55.710.0	1248
	Preheaters lvl 1	Ormat system Ltd	0.694.57.700.0	1254
	Preheaters lvl 2	Ormat system Ltd	0.694.57.700.0	1253
	Preheaters	Ormat system Ltd	0.694.57.700.0	1252

	Preheaters	Ormat system Ltd	0.694.57.700.0	1253
	Condenser lvl 2	Ormat system Ltd	0.694.50.700.0	1238
	Turbine lvl 1	Ormat system Ltd	0.694.10.800.0	641.2
	Turbine lvl 2	Ormat system Ltd	0.694.10.801.0	632.2
	Generator	Brush	DG1652-04	410122-06
	Generator	Brush	DG150X-04	410162-06
	Turbine	Ormat system Ltd	0.694.10.800.0	641-1
	Turbine	Ormat system Ltd	0.694.10.801.0	632.2
	Power Shelter	Ormat system Ltd	0.694.30.901.0	71
	Generator (SPARE)	Brush		410063

GEM 2
	Steam Turbine	Mitsubishi heavy Industries		N-1253
	Jet Condenser	Mitsubishi heavy Industries		N-1022
	Gas Cooler	Mitsubishi heavy Industries	N-2030	N-2030
	Generator	Electric Machinery Co.		188181801
	Low Pressure Flash Tank	Mitsubishi heavy Industries	IMSS-TR4	002A-4
	Brine Return Surge Tank	Mitsubishi heavy Industries	IBIS-TK1	002A-5
	High Pressure Separator	Mitsubishi heavy Industries	IMSS-TR2	002A-2

GEM 2/3
	Motor Driven Injection Pump	Worthington		56-011885A
	Motor for MDIP HP-2500	Worthington	WP2	5115AA1
	Turbine Driven Injection Pump	Worthington	12HP334	56-011885
	Motor for TDIP HP-2500	General Electric	5k841163D	E58421792
	Flash Bessel	B&J Welding and Mfg. Co.	PF-5560-00-95-100-ETC-F	719

GEM 3
	Steam Turbine	Mitsubishi heavy Industries		N-1254
	Jet Condenser	Mitsubishi heavy Industries		N-1023
	Gas Cooler	Mitsubishi heavy Industries		N-2031
	Generator	Electric Machinery Co.		288181801
	High Pressure Separator	Mitsubishi heavy Industries	2MSS-TK2	002B-2
	Lower Pressure Flash Tank	Mitsubishi heavy Industries	2MSS-TK4	002B-4
	Brine Return Surge Tank	Mitsubishi heavy Industries	2BIS-TKI	002B-5

Ormesa 2
	Preheater lvl 3 OEC22	Ormat system Ltd	0.735.57.710.0	1727
	Preheater	Ormat system Ltd	0.735.57.710.0	1728

Preheater	Ormat system Ltd	0.735.57.700.0	1726
Preheater	Ormat system Ltd	0.735.57.700.0	1725
Vaporizer	Ormat system Ltd	0.735.55.700.0	SHI-P05-057
Vaporizer	Ormat system Ltd	0.735.55.722.0	1167-2
Vaporizer	Ormat system Ltd	0.735.55.721.0	1167-1
Vaporizer	Ormat system Ltd	0.735.55.711.0	SHI-P05-059
Vaporizer	Ormat system Ltd	0.735.55.712.0	SHI-P05-060
Vaporizer	Ormat system Ltd	0.735.55.700.0	SHI-P05-055
Generator	Brush	DG165Z-04	410041-01
Generator	Brush	DG1652-04	410041-02
Turbine oec22 lvl 2	Ormat system Ltd	0.735.10.802.0	697-1
Turbine oec22 lvl3	Ormat system Ltd	0.735.10.803.0	697-2
Turbine oec 21 lvl1	Ormat system Ltd	0.735.10.801.0	695-2
Turbine	Ormat system Ltd	0.735.10.800.0	695-1
Shelter O2	Ormat system Ltd	0.735.30.900.0	90

Schedule 3.18

Liens

[None.]

Schedule 3.19

Material Contracts

OrCal Geothermal, LLC Portfolio

A. Power Purchase Agreements

1.
Power Purchase and Sales Agreement, dated August 26, 1983, between Southern California Edison Company and Chevron U.S.A. Inc., as assigned by Chevron U.S.A. Inc. to Heber Geothermal Company under that certain Assignment and Assumption Agreement, dated August 26, 1983, as amended by that certain Amendment No. 1 to Power Purchase and Sales Agreement, dated December 11, 1984, and as further amended by that certain Settlement Agreement and Amendment No. 2 to Power Purchase Contract, dated August 7, 1995, and as further amended by that certain Amendment No. 3 to Power Purchase and Sales Agreement, dated May 1, 2008, and as further amended by that certain Amendment No. 4 to Power Purchase and Sales Agreement, dated June 1, 2012.

2.
Power Purchase Contract, dated April 16, 1985, between Southern California Edison Company and Second Imperial Geothermal Company, as amended by that certain Amendment No. 1 to Power Purchase Contract, dated October 23, 1987, as further amended by that certain Amendment No. 2 to Power Purchase Contract, dated July 27, 1990, and as further amended by that certain Amendment No. 3 to Power Purchase Contract, dated November 24, 1992, and as further amended by that certain Amendment No. 4 to Power Purchase Contract, dated June 1, 2012.

3.
Long-Term Power Purchase Agreement, dated December 8, 2005, by and between Southern California Public Power Authority and OrHeber 2, Inc., as amended January 25, 2007, as further amended by that certain Second Amendment to Power Purchase Agreement, dated May 1, 2008, by and between Southern California Public Power Authority and OrHeber 2 LLC.

B. Plant Connection Agreements

1.	Plant Connection Agreement, dated July 31, 1985, between Imperial Irrigation District and Heber Geothermal Company.

2.	Plant Connection Agreement, dated October 27, 1992, between Imperial Irrigation District and Second Imperial Geothermal Company.

3.	Interconnection and Operation Agreement, dated November 15, 2005, between Imperial Irrigation District and OrHeber 2, Inc.

4.	Standard Generator Interconnection Agreement, dated March 18, 2008, by and between Ormat Nevada Inc. and Imperial Irrigation District.

C. Operation and Maintenance Agreement

1.
Amended and Restated Operation and Maintenance Agreement, dated December 8, 2005, among Heber Field Company, Heber Geothermal Company, Second Imperial Geothermal Company, OrHeber 2 Inc. and Ormat Nevada Inc.

D. Transmission Service Agreement

1.	Transmission Service Agreement for Alternative Resources, dated October 27, 1992, between Imperial Irrigation District and Second Imperial Geothermal Company.

E. Fluid Supply Agreements and Water Supply Agreements

1.
Geothermal Sales Agreement, dated December 18, 1991, between U.S. Trust Company of California, N.A. and Heber Geothermal Company, as amended by that certain First Amendment to Geothermal Sales Agreement, dated January 20, 1993, as further amended by that certain Second Amendment to Geothermal Sales Agreement, dated September 4, 1996, and as assumed by Heber Field Company pursuant to the Ownership Interest Purchase Agreement, dated November 21, 2003, among OrHeber 1 Inc., OrHeber 2 Inc., OrHeber 3 Inc., OrMammoth Inc., Covanta Heber Field Energy, Inc., Heber Field Energy II, Inc., ERC Energy, Inc., ERC Energy II, Inc., Heber Loan Partners, Covanta Power Pacific, Inc., Pacific Geothermal Co., Mammoth Geothermal Co., Amor 14 Corporation, Covanta SIGC Energy II, Inc., Covanta Energy Americas, Inc., and Covanta Energy Corporation.

2.	Fluid Supply Agreement, dated January 30, 2004, between Heber Field Company and Second Imperial Geothermal Company.

3.	Water Supply Agreement, dated August 16, 1994, between Imperial Irrigation District and Heber Geothermal Company.

4.	Water Supply Agreement, dated October 27, 1992, between Imperial Irrigation District and Second Imperial Geothermal Company.

Ormat Funding, LLC Portfolio

A. Power Purchase Agreements

1.
Long Term Agreement for the Purchase and Sale of Electricity, dated October 5, 1990, between Brady Power Partners (as successors to Nevada Geothermal Power Partners) and Sierra Pacific Power Company, as amended by that certain Amendment to Long Term Agreement for the Purchase and Sale of Electricity, dated July 12, 1991, as modified by that certain Settlement Agreement, dated February 16, 2001, between Sierra Pacific Power Company and Brady, as further amended by that certain Amendment No. 2 to Long Term Agreement for the Purchase and Sale of Electricity, dated June 24, 2002, as further amended by that certain Amendment No. 3 to Long Term Agreement for the Purchase and Sale of Electricity, dated May 21, 2007, as further amended by that certain Amendment No. 4 to Long Term Agreement for the Purchase and Sale of Electricity, dated July 20, 2009, as further amended by that certain Amendment No. 5 to Long Term Agreement for the Purchase and Sale of Electricity, dated January 31, 2012.

2.
Long Term Firm Power Purchase Agreement, dated June 28, 2004, between Sierra Pacific Power Company and ORNI 7 LLC, as amended by that certain Amendment No. 1 to the Power Purchase Agreement, dated May 21, 2007.

3.
Amended and Restated Power Purchase and Sales Agreement, dated December 2, 1986, between Mammoth-Pacific, L.P. and Southern California Edison, as amended by that certain Amendment No. 1 to the Amended and Restated Power Purchase and Sales Agreement, dated May 18, 1990, and that certain Amendment No. 2, dated June 1, 2012.

4.
Power Purchase Contract, dated April 15, 1985, between Mammoth-Pacific, L.P. and Southern California Edison, as amended by that certain Amendment No. 1 — Power Purchase Contract, dated October 27, 1989, and as amended further by that certain Amendment No. 2 — Power Purchase Contract, dated December 20, 1989, and that certain Amendment No. 3, dated May 21, 2012.

5.
Power Purchase Contract, dated April 16, 1985, between Mammoth-Pacific, L.P. (as successor to Santa Fe Geothermal, Inc.), and Southern California Edison, as Amended by that certain Amendment No. 1 to the Power Purchase Contract, dated October 27, 1989, between Mammoth-Pacific, L.P. and Southern California Edison and as amended further by that certain Amendment No. 2 — Power Purchase Contract, dated December 20, 1989, and that certain Amendment No. 2, dated May 18, 2012.

6.
Power Purchase Contract, dated July 18, 1984, between Ormesa Geothermal (as successor to Republic Geothermal, Inc.) and Southern California Edison Company, as amended by that certain Amendment No. 1 to the Power Purchase Contract, dated December 23, 1988, between Ormesa (as successor to Ormesa) and Southern California Edison Company, as further amended by that certain Amendment No. 2, to the Purchase Power Contract dated April 23, 2007, by and among Southern California Edison Company, Ormesa LLC, and Ormat Technologies, Inc., and as further amended by that certain Amendment No. 3 to the Power Purchase Contract, dated June 1, 2012, by and between Southern California Edison Company, and Ormesa LLC.

7.	Power Purchase Contract, dated June 13, 1984, between Ormesa (as successor to Ormat Systems Inc.) and Southern California Edison Company.

8.
Long Term Agreement for the Purchase and Sale of Electricity, dated October 29, 1988, between Steamboat Geothermal LLC (as successor to Far West Capital, Inc.) and Sierra Pacific Power Company, as amended by that certain Amended and Restated Amendment No. 1 to the Long-Term Agreement for the Purchase and Sale of Electricity, dated January 23, 2008.

9.
Long-Term Agreement for the Purchase and Sale of Electricity, dated January 24, 1991, by and between Steamboat Development Corp. (as successor to Far West Capital, Inc.) and Sierra Pacific Power Company, as amended by that certain Amendment to Long-Term Agreement for the Purchase and Sale of Electricity, dated October 29, 1991, as further amended by that certain Amendment to Long-Term Agreement for the Purchase and Sale of Electricity, dated October 29, 1992, as further amended by the Letter Agreement: Renewable Energy Benefits, dated May 9, 2007, and as further amended that certain Amendment No. 3 to Long Term Agreement, dated July 20, 2009.

10.
Long-Term Agreement for the Purchase and Sale of Electricity, dated January 18, 1991, between Steamboat Geothermal Development (as successor to Far West Capital, Inc.) and Sierra Pacific Power Company, as amended by the Letter Agreement: Renewable Energy Benefits, dated May 9, 2007, and as further amended that certain Amendment No. 1 to Long-Term Agreement for the Purchase and Sale of Electricity, dated July 20, 2009.

11.	Power Purchase Agreement, dated February 23, 2012, between Pacific Gas and Electric Company, and Mammoth One LLC.

12.	Power Purchase Agreement, dated August 27, 2012, between Pacific Gas and Electric Company, and Mammoth Three LLC.

13.	Agreement for Standby Electric Service, dated August 25, 2008, between Sierra Pacific Power Company, and Steamboat Geothermal LLC.

14.	Station Usage Renewable Energy Credit Purchase Agreement, dated October 14, 2004, among Sierra Pacific Power Company, and Steamboat Development Corp. and Steamboat Geothermal LLC.

15.	Station Usage Renewable Energy Credit Purchase Agreement, dated October 14, 2004, between Sierra Pacific Power Company and Brady Power Partners.

16.	Agreement for Standby Electric Service, dated October 24, 2011, between Sierra Pacific Power Company, d/b/a NV Energy, and Brady Power Partners.

17.	Agreement for Small Standby Electric Service, dated January 31, 2006, between Sierra Pacific Power Company, and ORNI 7 LLC.

18.	Portfolio Energy Credits Agreement, dated May 21, 2007, between Steamboat Geothermal LLC and Nevada Power Company.

B. Plant Connection Agreements

1.
Plant Connection Agreement for the Ormesa Geothermal Plant, dated October 1, 1985, between Ormesa LLC (as successor to Ormesa Geothermal) and the Imperial Irrigation District, as amended by that certain Interconnection and Operating Agreement, dated March 20, 2007.

2.
Plant Connection Agreement for the Ormesa IE Geothermal Power Plant, dated October 21, 1988, between Ormesa LLC (as successor to Ormesa IE) and the Imperial Irrigation District, as amended by that certain Interconnection and Operating Agreement, dated March 20, 2007.

3.
Plant Connection Agreement for the Ormesa IH Geothermal Power Plant, dated October 3, 1989, between Ormesa LLC (as successor to Ormesa IH) and the Imperial Irrigation District, as amended by that certain Interconnection and Operating Agreement, dated March 20, 2007.

4.
Plant Connection Agreement for the Ormesa Geothermal Plant No. 2, dated May 26, 1987, between Ormesa (as successor to Ormesa Geothermal II) and the Imperial Irrigation District, as amended by that certain Interconnection and Operating Agreement, dated March 20, 2007.

5.	Interconnection Facilities Agreement, attached to that certain Amendment No. 1 — Power Purchase Contract as Appendix A, dated October 27, 1989, between Mammoth-Pacific and Southern California Edison.

6.	Interconnection Facilities Agreement, dated October 27, 1989, between Mammoth-Pacific and Southern California Edison. (Mammoth)

7.	Special Facilities Agreement, dated October 29, 1988, between Sierra Pacific Power Company and Steamboat Geothermal (as successor to Far West Capital, Inc.).

8.	Special Facilities Agreement, dated April 24, 1992, between Sierra Pacific Power Company and Steamboat Development (as successor to Far West Capital, Inc.).

9.
Standard Large Generator Interconnection Agreement, dated January 5, 2005, between ORNI 7 LLC and Sierra Pacific Power Company, as amended by that certain First Amendment to Large Generator Interconnection Agreement, dated August 16, 2005.

C. Operation and Maintenance Agreements

1.
Operation and Maintenance Agreement, dated January 1, 2002, among Brady Power Partners, Western States Geothermal Company, and Ormat Nevada Inc., as amended by that certain First Amendment to Operation and Maintenance Agreement, dated February 13, 2004.

2.	Plant Operating Services Agreement, dated January 1, 1995, between Ormat Nevada (as successor to Pacific Power Plant Operations) and Mammoth-Pacific, L.P.

3.	Operation and Maintenance Agreement, dated April 15, 2002, between Ormesa LLC and Ormat Nevada Inc.

4.	Amended and Restated Operation and Maintenance Agreement, dated December 8, 2003, among ORNI 7 LLC, Steamboat Geothermal LLC, Steamboat Development Corp., and Ormat Nevada Inc.

D. Transmission Service Agreements

1.
Transmission Service Agreement for the Ormesa I, Ormesa IE and Ormesa IH Geothermal Power Plants, dated October 3, 1989, between Ormesa LLC (as successor to Ormesa Geothermal) and the Imperial Irrigation District, superseded by Service Agreement for Firm Point-to-Point Transmission Service, dated March 20, 2007.

2.	Transmission Service Agreement for the Ormesa II Geothermal Power Plant, dated August 25, 1987, between Ormesa (as successor to Ormesa Geothermal II) and the Imperial Irrigation District.

E. Fluid Supply Agreements and Water Supply Agreements

1.	Fluid Supply Agreement, dated December 15, 2003, between Brady and Western States Geothermal Company.

2.	Amended and Restated Water Supply Agreement, dated March 6, 1990, between Ormesa (as successor to Trigor Geothermal Corporation) and the Imperial Irrigation District.

3.	Off-Season Fluid Sales Agreement, dated November 1, 2011, by and between Brady Power Partners, and Olam West Coast, Inc.

4.
Settlement Agreement, dated May 1, 2002, by and among ConAgra Foods, Inc., f/k/a ConAgra, Inc., a successor to Gilroy Foods, Inc., and Brady Power Partners, ORNI 1 LLC, ORNI 2 LLC, Ormat Nevada Inc., and Ormat Technologies, Inc.

5.	Fluid Supply Agreement, dated as of January 23, 2013, by and between ORNI 10 LLC and Mammoth-Pacific, L.P.

G. Other Agreements

1.	Settlement Agreement, dated May 1, 2002, among Brady Power Partners, ORNI 1 LLC, ORNI 2 LLC, Ormat Nevada, Ormat Technologies, and ConAgra Foods, Inc.

2.	Engineering, Procurement and Galena Re-powering Contract, between the Contractor and ORNI 7 LLC.

3.	Energy Services Agreement, dated February 11, 2003, between Imperial Irrigation District and Ormesa LLC.

4.	Geothermal Sales Agreement, dated December 18, 1991, by and between U.S. Trust Company of California, N.A. and Heber Geothermal Company.

5.	Location and Occupancy Agreement, dated December 31, 1985, between Sierra Pacific Power Company and Far West Hydroelectric Fund, Inc.

6.	Declaration and Notice of Unitization of Geothermal Properties, dated March 1, 2006, by and between Steamboat Development Corp., and Steamboat Geothermal LLC.

7.	Production Payment Deed, dated May 12, 2002, by and between Brady Power Partners and ConAgra Foods, Inc., d/b/a Gilroy Foods.

8.	Bill of Sale and Assignment, dated May 1, 2002, by Brady Power Partners in favor of ConAgra Foods, Inc.

9.
Settlement Agreement, dated July 20, 2009, between Sierra Pacific Power Company, Nevada Power Company, and Ormat Nevada, Inc., Steamboat Geothermal, LLC, Steamboat Development Corp., ORNI 3 LLC, ORNI 14 LLC, and Brady Power Partners.

10.
Indenture, dated December 8, 2005, between OrCal Geothermal Inc., OrHeber 1 Inc., OrHeber 2 Inc., Second Imperial Geothermal Company, Heber Field Company, Heber Geothermal Company, and Union Bank of California, N.A.

11.
First Series Supplemental Indenture, dated December 8, 2005, between OrCal Geothermal Inc., OrHeber 1 Inc., OrHeber 2 Inc., Second Imperial Geothermal Company, Heber Field Company, Heber Geothermal Company, and Union Bank of California, N.A.

12.
Second Supplemental Indenture, dated as of April 29, 2008, among OrCal Geothermal Inc., OrHeber 1 Inc., OrHeber 2 Inc., Second Imperial Geothermal Company, Heber Field Company, Heber Geothermal Company, and Union Bank of California, N.A.

13.
Indenture, dated February 13, 2004, between Ormat Funding Corp., Brady Power Partners, Steamboat Development Corp., Steamboat Geothermal LLC, OrMammoth Inc., ORNI 1 LLC, ORNI 2 LLC, ORNI 7 LLC, Ormesa LLC, and Union Bank of California, N.A.

14.
First Supplemental Indenture, dated May 14, 2004, between Ormat Funding Corp., Brady Power Partners, Steamboat Development Corp., Steamboat Geothermal LLC, OrMammoth Inc., ORNI 1 LLC, ORNI 2 LLC, ORNI 7 LLC, Ormesa LLC, and Union Bank of California, N.A.

15.
Second Supplemental Indenture, dated December 21, 2004, between Ormat Funding Corp., Brady Power Partners, Steamboat Development Corp., Steamboat Geothermal LLC, OrMammoth Inc., ORNI 1 LLC, ORNI 2 LLC, ORNI 7 LLC, Ormesa LLC, and Union Bank of California, N.A.

16.
Third Supplemental Indenture, dated December 31, 2004, between Ormat Funding Corp., Brady Power Partners, Steamboat Development Corp., Steamboat Geothermal LLC, OrMammoth Inc., ORNI 1 LLC, ORNI 2 LLC, ORNI 7 LLC, Ormesa LLC, and Union Bank of California, N.A.

17.
Fourth Supplemental Indenture, dated April 14, 2005, between Ormat Funding Corp., Brady Power Partners, Steamboat Development Corp., Steamboat Geothermal LLC, OrMammoth Inc., ORNI 1 LLC, ORNI 2 LLC, ORNI 7 LLC, Ormesa LLC, and Union Bank of California, N.A.

18.
Fifth Supplemental Indenture, dated April 26, 2006, between Ormat Funding Corp., Brady Power Partners, Steamboat Development Corp., Steamboat Geothermal LLC, OrMammoth Inc., ORNI 1 LLC, ORNI 2 LLC, ORNI 7 LLC, Ormesa LLC, and Union Bank of California, N.A.

19.
Sixth Supplemental Indenture, dated December 4, 2006, between Ormat Funding Corp., Brady Power Partners, Steamboat Development Corp., Steamboat Geothermal LLC, OrMammoth Inc., ORNI 1 LLC, ORNI 2 LLC, ORNI 7 LLC, Ormesa LLC, and Union Bank of California, N.A.

20.
Seventh Supplemental Indenture, dated July 25, 2007, between Ormat Funding Corp., Brady Power Partners, Steamboat Development Corp., Steamboat Geothermal LLC, OrMammoth Inc., ORNI 1 LLC, ORNI 2 LLC, ORNI 7 LLC, Ormesa LLC, and Union Bank of California, N.A.

Schedule 3.21

Affiliate Transactions

•
Amended and Restated Operation and Maintenance Agreement, dated December 8, 2005, among Heber Field Company, Heber Geothermal Company, Second Imperial Geothermal Company, OrHeber 2 Inc. and Ormat Nevada Inc.

•	Fluid Supply Agreement, dated January 30, 2004, between Heber Field Company and Second Imperial Geothermal Company.

•
Operation and Maintenance Agreement, dated January 1, 2002, among Brady Power Partners, Western States Geothermal Company, and Ormat Nevada Inc., as amended by that certain First Amendment to Operation and Maintenance Agreement, dated February 13, 2004.

•	Plant Operating Services Agreement, dated January 1, 1995, between Ormat Nevada Inc. (as successor to Pacific Power Plant Operations) and Mammoth-Pacific L.P.

•	Operation and Maintenance Agreement, dated April 15, 2002, between Ormesa LLC and Ormat Nevada Inc.

•	Amended and Restated Operation and Maintenance Agreement, dated December 8, 2003, among ORNI 7 LLC, Steamboat Geothermal LLC, Steamboat Development Corp., and Ormat Nevada Inc.

•	Fluid Supply Agreement, dated December 15, 2003, between Brady Power Partners and Western States Geothermal Company.

•	Engineering, Procurement and Galena Re-powering Contract, dated February 13, 2004, between the Ormat Nevada Inc. and ORNI 7 LLC.

•	Declaration and Notice of Unitization of Geothermal Properties, dated March 1, 2006, by and between Steamboat Development Corp., and Steamboat Geothermal LLC.

•	Sublease, dated January 14, 2004, by and between Western States Geothermal Company and Brady Power Partners.

•	Fluid Supply Agreement, dated as of January 23, 2013, by and between ORNI 10 LLC and Mammoth-Pacific, L.P.

Schedule 3.30

Background Materials

[Dataroom index attached.]

Schedule 3.31(b)

Real Estate Documents (Not Provided, Incomplete, or Other Issue)

Project/ Parcel	Document Description	Description of Incomplete Documentation or Other Issue
Heber	Lease and Agreement dated May 13, 1971 between Matthew J. LaBrucherie and Jane E. LaBrucherie and Robert T. O’Dell and Phyllis N. O’Dell (Lessor) and Union Oil Company of California (Lessee)1	Explanation not provided for why this Lease is not included as an insured parcel on the title report.
Heber	Geothermal Lease and Agreement dated July 18, 1979 between Charles K. Corfman (Lessor) and Union Oil Company of California (Lessee)2	Explanation not provided for why this Lease is not included as an insured parcel on the title report.
Heber (GLP3 36, Unit Tract 60)	Unrecorded document referenced in title report (presumed to be amendment) dated September 7, 1973 between Nowlin Partnership and Standard Oil	Document not provided.
Heber (GLP 36, Unit Tract 60)	Unrecorded document referenced in title report (presumed to be amendment) dated September 17, 1979 between Nowlin Partnership and Chevron U.S.A., Inc.	Document not provided.
Heber (GLP 80, Unit Tract 249)	Amendment of Lease Agreement dated December 1, 1978 between Margie E. Parks (Lessor) and Chevron U.S.A. Inc. (Lessee)	Document not provided; provided short form only.
Heber (GLP 80, Unit Tract 249)	Amendment to Geothermal Lease and Agreement dated October 6, 2003 between Heber Field Company (Lessee) and Margie E. Parks (Lessor)	Document not provided.
Heber (GLP 80, Unit Tract 249)	Third Amendment to Lease Agreement recorded March 2, 2005 as Instrument No. 2005-07657, in Bk. 2405, Pg. 815	Document not provided.
Heber (GLP 55, Unit Tract 80)	Amendment of Lease dated March 22, 1978 between Clarence J. Peavey and Sylvia M. Peavey (Lessor) and Chevron U.S.A. Inc. (Lessee)	Complete document not provided.

1 Despite being between the same parties, this lease is a completely different lease from the one shown on the title report as Geothermal Parcel 34, Unit Tract 58, as is evidenced by a comparison of the two legal descriptions.

2 Despite being between the same parties, this lease is a completely different lease from the one shown on the title report as Geothermal Parcel 27, Unit Tract 52-A, as is evidenced by a comparison of the two legal descriptions.

3 In this Schedule, “GLP” means Geothermal Leasehold Parcel, “SLP” means Surface Leasehold Parcel, and “EP” means Easement Parcel.

Project/ Parcel	Document Description	Description of Incomplete Documentation or Other Issue
Heber (GLP 55, Unit Tract 80)	Quitclaim Deed dated July 21, 1977 (recorded in Bk. 1288, Pg. 582)	Title report references the wrong quitclaim deed (1519/719); the correct quitclaim deed is 1288/582, is not reflected on the title report and was not provided.
Heber (GLP 92, Unit Tract 323)	Partial Surrender by Chevron Geothermal Company of California and Union Oil company of California, approved by the BLM on March 3, 1987	Document not provided.
Heber	Unit Operating Agreement, Heber Geothermal Unit	Document not provided.
Heber	Agreement dated April 14, 1982 between New Albion Resources Co. and Union Oil Company of California for Assignment of Geothermal Interests	Documentation not provided confirming that the right of first refusal granted to San Diego Gas and Electric Company pursuant to the Agreement has been waived or is no longer valid.
Heber	Assignment of Interest in Geothermal Leases dated April 14, 1982 between New Albion Resources Co. and Union Oil Company of California	Documentation not provided confirming the 2% royalty granted in the Assignment has been waived or is no longer valid.
Heber (GLP 59, Unit Tract 243)	Consent and Ratification to Unit Agreement	Document not provided.
Heber (GLP 41, Unit Tract 63)	Letter Agreement dated March 7, 1979 between Victor J. Thomson (Lessor) and Union Oil Company of California (Lessee)	Document not provided.
Heber (GLP 41, Unit Tract 63)	Amendment to Lease dated March 23, 2004 between Victor J. Thomson (Lessor) and Heber Field Company (Lessee)	Document not provided.
Heber (GLP 31, Unit Tract 55 AND GLP 83, Unit Tract 252)
Amendment of Lease Agreement dated October 14, 1979 between Chrisman B. Jackson (Lessor) and Chevron U.S.A. Inc. (Lessee)

Consent and Ratification to Unit Agreement dated October 6, 2003 between Suzanne LaBrucherie Enis and Heber Field Company
Documents not provided.
Heber (GLP 51, Unit Tract 77)	Amendment dated February 8, 1979 between Walter J. Thomson Co., Ltd. and Union Oil Company of California	Document not provided.

Project/ Parcel	Document Description	Description of Incomplete Documentation or Other Issue
Heber	Well Pad Easement Agreement dated January 27, 2011 between Nowlin Family LLC (Grantors) and Heber Field Company (Grantee)	Easement is not an insured parcel covered by the title policy and neither documentation nor a verbal explanation was provided to explain the exclusion of this agreement.
Heber (GLP 4, Unit Tract 12)	Amendment to Geothermal Lease and Agreement dated September 25, 2007 between Heber Field Company (Lessee) and Mary A. and Chrisman B. Jackson Trust (Lessor)	Document is not reflected as part of the insured parcel covered by the title policy and neither documentation nor a verbal explanation was provided to explain the exclusion of this agreement.
Heber (GLP 43, Unit Tract 65)
Amendment of Lease Agreement dated May 9, 1977 between Stanley A. Scaroni, Executor for the Estate of May Scaroni (Lessor) and Chevron U.S.A. Inc. (Lessee)

Letter Agreement dated February 13, 1979 from Chevron Resources Company
Documents are not reflected as part of the insured parcel covered by the title policy and neither documentation nor a verbal explanation was provided to explain the exclusion of this agreement.
Heber (GLP 85, Unit Tract 260)
Assignment and Assumption Agreement dated April 8, 1982 between Chevron U.S.A. Inc, as Assignor, and Chevron Geothermal Company of California, as Assignee (recorded in Bk. 1483, Pg. 1171)

Consent to Assignment dated March 8, 1982 recorded in Bk. 1483, Pg. 1292
Documents are not reflected as part of the insured parcel covered by the title policy and neither documentation nor a verbal explanation was provided to explain the exclusion of this agreement.
Heber (GLP 41, Unit Tract 63)	Surface Use Lease Agreement dated March 23, 2004 between Heber Field Company (Lessee) and Victor J. Thomson (Lessor)	Document is not reflected as part of the insured parcel covered by the title policy and neither documentation nor a verbal explanation was provided to explain the exclusion of this agreement.
Brady	Unit Agreement for the Development and Operation of the Brady Hot Springs Unit Area County of Churchill State of Nevada	No “Unit Operating Agreements” between “Unit Operator” and “Working Interest Owners” (as each is defined in the Unit Agreement) were provided.
Brady
Assignment of and Supplement to Santa Fe Geothermal Lease dated as of July 19, 1991 between Brady Power Partners, Westpac Banking Corporation and The Atchison, Topeka & Santa Fe Railway Company

Participation Agreement dated as of June 30, 1992 between Brady Power Partners, The Atchison, Topeka & Santa Fe Railway Company, AT&T Capital Holdings International, Inc., Westpac Banking Corporation and First Security Bank of Utah (along with First Amendment dated September 11, 1992)

Amended and Restated Site Sublease Agreement dated December 30, 1992 between Brady Power Partners and State Street Bank and Trust

Facility Lease Agreement dated [June 30, 1992] between Brady Power Partners and State Street Bank and Trust

Deed of Trust dated June 30, 1992 among Brady Power Partners (Trustor), First American Title Company of Nevada (Trustee) and State Street Bank and Trust (Beneficiary)

Conveyance Agreement dated June 30, 1992 between Brady Power Partners and State Street Bank and Trust

Trust Indenture, Deed of Trust, Assignment of Lease and Rents and Security Agreement dated June 30, 1992

Documents not provided.  No documentation was provided to confirm that the financing associated with these documents was paid in full and/or released or to confirm that these documents are no longer valid.

Project/ Parcel	Document Description	Description of Incomplete Documentation or Other Issue
Brady	Assignment of Resource Rights dated between Brady Power Partners (Lessee) and State Street Bank and Trust Company of Connecticut (Owner Trustee)	Documentation not provided indicating that this Assignment has been waived or is no longer valid.
Brady	Resource Assignment (referenced in the Assignment of Resource Rights dated between Brady Power Partners and State Street Bank and Trust Company of Connecticut)	Document not provided.
Brady	Settlement Agreement dated May 1, 2002 between ConAgra Foods, Inc., Brady Power Partners, ORNI 1, LLC, ORNI 2, LLC, Ormat Nevada, Inc. and Ormat Technologies, Inc.
Only received verbal confirmation from Ormat that there are no defaults under this Settlement Agreement, however, written documentation was not provided by Ormat and ConAgra Foods, Inc. confirming same.

Brady (Lease No. 40353)	Offer to Lease and Lease for Geothermal Resources between the United States of America (BLM) and Munson Geothermal Inc. , dated March 1986, with an effective date April 1, 1986	Documentation not provided reflecting extension of Lease past the February 28, 1992 expiration date.
Brady (Lease No. 40355)	Offer to Lease and Lease for Geothermal Resources between the United States of America (BLM) and Munson Geothermal Inc., dated June 10, 1986, with an effective date of July 1, 1986	Documentation not provided reflecting extension of Lease past the June 30, 1996 expiration date.
Mammoth (Lease No. 11667)	Offer to Lease and Lease for Geothermal Resources between the United States of America (BLM) and Mammoth-Pacific LP, dated May 7, 2004, with an effective date of March 1, 1982	Documentation not provided reflecting extension of Lease past the February 28, 1992 expiration date.

Project/ Parcel	Document Description	Description of Incomplete Documentation or Other Issue
Mammoth	Farmout Agreement dated March 28, 1986 between Pacific Lighting Energy Systems and Santa Fe Geothermal, Inc.	Complete document not provided (provided Exhibits only).
Mammoth
Unit Agreement for the Development and Operation of the West Moat Unit Area (County of Mono, State of California) executed by Mammoth Pacific, L.P. (as Unit Operator and Working Interest Owner), ORNI 10 LLC (as Working Interest Owner) and CE Long Valley Limited Partnership (as Working Interest Owner), with an effective date of February 1, 2004
No “Unit Operating Agreements” between “Unit Operator” and “Working Interest Owners” (as each is defined in the Unit Agreement) were provided.
Mammoth (Lease No. 14404)	Offer to Lease and Lease for Geothermal Resources between the United States of America (BLM) and Union Oil Company of California, dated January 18, 1985, with an effective date of February 1, 1985
Documentation not provided confirming that this Lease is not part of the Mammoth operation, notwithstanding that it was allowed to remain a part of the Bishop Tuff Participating Area of the West Moat Unit Area in order to keep the Lease in effect.

Complete document not provided (page two is missing).

Mammoth (Lease No. 14405)	Offer to Lease and Lease for Geothermal Resources between the United States of America (BLM) and Union Company of California, dated January 18, 1985, with an effective date of February 1, 1985
Documentation not provided confirming that this Lease is not part of the Mammoth operation, notwithstanding that it was allowed to remain a part of the Bishop Tuff Participating Area of the West Moat Unit Area in order to keep the Unit in effect.

Mammoth (Lease No. 14406)	Offer to Lease and Lease for Geothermal Resources between the United States of America (BLM) and Union Oil Company of California, dated January 18, 1985, with an effective date of February 1, 1985
Documentation not provided confirming that this Lease is not part of the Mammoth operation, notwithstanding that it was allowed to remain a part of the Bishop Tuff Participating Area of the West Moat Unit Area in order to keep the Lease in effect.

Mammoth (Lease No. 14407)	Offer to Lease and Lease for Geothermal Resources between the United States of America (BLM) and Union Oil Company of California, dated January 18, 1985, with an effective date February 1, 1985
Documentation not provided confirming that this Lease is not part of the Mammoth operation, notwithstanding that it was allowed to remain a part of the Bishop Tuff Participating Area of the West Moat Unit Area in order to keep the Lease in effect.

Mammoth (Lease No. 14408)
Offer to Lease and Lease for Geothermal Resources between the United States of America (BLM) (Lessee) and Gary L. McGavin, Stephen K. Dickey, LeMarr McGavin and James B. Murphy, an Association (Lessor)

Documentation not provided confirming that Evelyn E. McGavin, Trustee of the McGavin Family Living Trust dated July 1, 1998, represented LeMarr McGavin in the Quitclaim Deed and Assignment and Assumption dated February 26, 2005 between Evelyn E. McGavin, Trustee of the McGavin Family Living Trust (Grantor) and moth Pacific, L.P. (Grantee).

Documentation not provided that Well 12-31, referenced in each Quitclaim Deed and Assignment and Assumption Agreement executed February 26, 2005 by each Lessor was plugged and abandoned on December 20, 2010.

Mammoth	Geothermal Lease dated August 31, 1983 between Magma Energy, Inc. (Lessor) and Holt Geothermal Company (Lessee) (the “Holt Lease”)
Lessee’s interest was assigned from Holt Geothermal Company to Mammoth-Pacific, L.P.; documentation not provided evidencing Lessor’s consent to such assignment.

The Third Amendment dated  April 12, 1991 references assignments from Pacific Geothermal Company to Mammoth-Pacific, L.P., which assignments were not provided.

Project/ Parcel	Document Description	Description of Incomplete Documentation or Other Issue
Ormesa	East Mesa Unit Agreement (14-08-0001-20927) (CA 18092)	Documentation not provided to evidence that this Unit Agreement was terminated or no longer valid.
Ormesa	Right-of-Way Grant/Temporary Use Permit by USA (BLM) and (CACA – 22563)	Document not provided.
Heber
Geothermal Lease dated January 1, 1972, entered into by Walter J. Thompson Co. Ltd (as referenced in that certain Pipeline Easement and Well Pad Agreement between James A. Abatti and Deborah D. Owen (Grantor) and Heber Field Company (Grantee))
Document not provided.
Heber	Geothermal Lease dated March 7, 1964 (as referenced in that certain Surface Use Lease Agreement between Heber Field Company (Lessee) and James Abatti and Deborah D. Owen (Lessors))	Document not provided.
Heber (GLP 58/Unit Tract 85)	Settlement Agreement dated January 10, 2004 between James Gordon Ferrell (“Claimant”) and Heber Geothermal Company, Second Imperial Geothermal Company and Heber Field Company (collectively., “Lessee”)	Exhibits A and B not provided.
Heber (GLP 58/Unit Tract 85)	Amendment to Geothermal Lease between each “Lessor” and “Lessee” as defined in the adjacent column.
A corresponding “Amendment to Unit Agreement” was not provided between each of the following:

Heber Field Company (“Lessee”) James Gordon Ferrell (“Lessor”)

Heber Field Company (“Lessee”) and Alice A. Ferrell Compton (“Lessor”)

Heber (GLP 49/Unit Tract 73)
Settlement Agreement dated January 10, 2004 between James Gordon Ferrell (Claimant) and Heber Geothermal Company, Second Imperial Geothermal Company, and Heber Field Company (Lesseee)

Settlement Agreement executed March 3, 2004 between Alice A. Ferrell Compton (Claimant) and Heber Geothermal Company, Second Imperial Geothermal Company and Heber Field Company (Lessee)

Settlement Agreement executed March 3, 2004 between Luman Grover Ferrell, Jr. as Trustee for the Luman Grover Ferrell Trust (Claimant) and Heber Geothermal Company, Second Imperial Geothermal Company and Heber Field Company (Lessee)
Exhibits A and B not provided.
Heber (GLP 16/Unit Tract 27)	Geothermal Lease dated November 1, 1974 between Juan M. Topete and Maria Topete (Lessors) and Standard Oil Company of California (Lessee).	Only short form of lease agreement provided. Copy of lease not provided.

Project/ Parcel	Document Description	Description of Incomplete Documentation or Other Issue
Heber (GLP 33/Unit Tract 57)
Amendment to Geothermal Lease and Agreement – Severance Damages dated October 6, 2003 between Russell Love and Carol Love, as Trustees for the Beyschlag Real Property Trust (Lessor) and Heber Field Company (Lessee)
Document not provided.
Heber (GLP 40/Unit Tract 62)	Amendment to Geothermal Lease and Agreement dated December 23, 2003 between Donald J. Hebert (Lessor) and Heber Field Company (Lessee)	Document not provided.
Heber (GLP 40/Unit Tract 62)	Amendment to Geothermal Lease and Agreement dated January 15, 2004 between Louise Marie Green (Lessor) and Heber Field Company (Lessee)	Document not provided.
Heber (GLP 40/Unit Tract 62)	Amendment to Geothermal Lease and Agreement dated January 15, 2004 between Patricia Lea Walker (Lessor) and Heber Field Company (Lessee)	Document not provided.
Heber/GLP 42/Unit Tract 64	Amendment to Geothermal Lease and Agreement dated October 6, 2003 between Julia E. Boxley (Lessor) and Heber Field Company (Lessee)	Document not provided.
Heber (GLP 42/Unit Tract 64)	Amendment to Geothermal Lease and Agreement dated October 6, 2003 between Janet Patricia Davila (Lessor) and Heber Field Company (Lessee)	Document not provided.

Project/ Parcel	Document Description	Description of Incomplete Documentation or Other Issue
Heber/GLP 42/Unit Tract 64	Amendment to Geothermal Lease and Agreement dated October 6, 2003 between Joseph Anthony Holtz (Lessor) and Heber Field Company (Lessee)	Document not provided.
Heber (GLP 42/Unit Tract 64)	Amendment to Geothermal Lease and Agreement dated October 6, 2003 between Stephen Holtz (Lessor) and Heber Field Company (Lessee)	Document not provided.
Heber (GLP 42/Unit Tract 64)	Amendment to Geothermal Lease and Agreement dated October 6, 2003 between Mark Walter Hebert (Lessor) and Heber Field Company (Lessee)	Document not provided.
Heber (GLP 44/Unit Tract 65-1)	Amendment of Lease Agreement dated May 9, 1977 between Stanley A. Scaroni and Valerie Scaroni (Lessors) and Standard Oil Company of California (Lessee)	Only short form of amendment provided. Copy of lease not provided.
Heber (GLP 44/Unit Tract 65-1)	Amendment to Geothermal Lease and Agreement dated October 6, 2003 between Scaroni Properties, Inc. (Lessor) and Heber Field Company (Lessee)	Document not provided.
Heber (GLP 49/Unit Track 73)	Amendment to Lease (recorded May 11, 1984) between Luman Grover Ferrell, Jr. Alice Adrienne Ferrell Compton, and James Gordon Ferrell (Lessor) and Chevron U.S.A., Inc. (Lessee)	Document not provided.
Heber (GLP 50/Unit Tract 76)	Amendment to Geothermal Lease and Agreement dated December 23, 2003 between Donald J. Hebert (Lessor) and Heber Field Company (Lessee)	Document not provided.

Project/ Parcel	Document Description	Description of Incomplete Documentation or Other Issue
Heber/GLP 50/Unit Tract 76	Amendment to Geothermal Lease and Agreement dated January 15, 2004 between Louise Marie Green (Lessor) and Heber Field Company (Lessee)	Document not provided.
Heber (GLP 50/Unit Tract 76)	Amendment to Geothermal Lease and Agreement dated January 15, 2004 between Patricia Lea Walker (Lessor) and Heber Field Company (Lessee)	Document not provided.
Heber (GLP 60/Unit Tract 244)	Geothermal Lease and Agreement dated February 17, 1977 between Walter J. Holtz (Lessor) and Magma Energy, Inc. (Lessee)	Only short form of lease provided. Copy of lease not provided.
Heber (GLP 60/Unit Tract 244)	Letter Agreement dated November 24, 1992 executed by Walter J and Toni F. Holtz (Lessor) to Second Imperial Geothermal Company (Lessee)	Document not provided.
Heber (GLP 60/Unit Tract 244)	Letter Agreement dated November 4, 1993 executed by Walter J and Toni F. Holtz (Lessor) to Second Imperial Geothermal Company (Lessee)	Document not provided.
Heber (GLP 60/Unit Tract 244)	Amendment to Geothermal Lease and Agreement dated October 6, 2003 between Walker J. Holtz (Lessor) and Heber Field Company (Lessee)	Document not provided.
Heber (GLP 60/Unit Tract 244)	Amendment to Geothermal Lease and Agreement – Severance Damages dated October 6, 2003 between Walter J. and Toni F. Holtz (Lessor) and Heber Field Company (Lessee)	Document not provided.
Heber (GLP 84/Unit Tract 253)	Geothermal Lease and Agreement dated November 1, 1974 between Esther F. Quirarte (Lessor) and Standard Oil Company California (Lessee)	Only short form of lease provided. Copy of lease not provided.
Heber (GLP 90/Unit Tract 319)	Geothermal Lease and Agreement dated May 19, 1987 between the County of Imperial (Lessor) and Chevron Geothermal Company of California (Lessee)	Only short form of lease provided. Copy of lease not provided.
Heber (SLP 2/Unit Tract 66)	Lease Agreement dated December 31, 1980 between Mario Saikhon and Dora Saikhon (Lessor) and Chevron U.S.A. Inc. (Lessee)	Only short form of lease provided. Copy of lease not provided.
Heber (SLP 2/Unit Tract 66)	Drillsite Lease Agreement Amendment dated October 6, 2003 between The Saikhon Family Trust (Lessor) and Heber Field Company (Lessee)	Document not provided.

Project/ Parcel	Document Description	Description of Incomplete Documentation or Other Issue
Heber (EP 1/Unit Tract 10)	Easement dated July 1, 1984 between John D. Jackson, as Conservator of the Estate of Alphia Jackson Wallan (Grantor) and Chevron Geothermal Company of California (Grantee)	Only short form of easement provided. Copy of easement not provided.
Heber (EP 5 Unit Tract 11-A)	Easement dated August 8, 1985 between John D. Jackson, as Conservator of the Estate of Alphia Jackson Wallan (Grantor) and Chevron Geothermal Company of California (Grantee)	Only short form of easement provided. Copy of easement not provided.
Heber (EP 19/Unit Tract 244)	Easement dated March 20, 1986 between Walter J. Holtz (Grantor) and Chevron Geothermal Company of California (Grantee)	Only short form of easement provided. Copy of easement not provided.
Heber (EP 19/Unit Tract 244)	Unrecorded document dated March 20, 1986 between Walter J. Holtz and Chevron Geothermal Company of California	Document not provided.
Heber (EP 23/Unit Tract 45)	Pipeline Easement Agreement (recorded August 19, 2004) between Nowlin Partnership (Grantor) and Heber Field Company (Grantee)	Only short form of easement provided. Copy of easement not provided.
Heber (EP 24)	Pipeline Easement Agreement (recorded September 9, 2005) between Stephen J. Holtz and Ramona T. Holtz, Trustees of the Stephen J. Holtz Revocable Trust (Grantor) and Heber Field Company (Grantee)	Only short for of easement provided. Copy of easement not provided.
Heber (GLP 42/Unit Tract 64)	Amendment to Unit Agreement dated October 6, 2003 between Julia E. Boxley (Lessor) and Heber Field Company (Lessee)	Document not provided.
Heber (GLP 42/Unit Tract 64)	Amendment to Unit Agreement dated October 6, 2003 between Janet Patricia Davila (Lessor) and Heber Field Company (Lessee)	Document not provided.
Heber (GLP 42/Unit Tract 64)	Amendment to Unit Agreement dated October 6, 2003 between Joseph Anthony Holtz (Lessor) and Heber Field Company (Lessee)	Document not provided.
Heber- Multiple Parcels	Unit Agreement, Heber Geothermal Unit, Imperial County, California, by and between Chevron U.S.A. Inc. and New Albion Resources Company dated June 16, 1978	Document with current exhibit (of all participating areas) not provided.

Project/ Parcel	Document Description	Description of Incomplete Documentation or Other Issue
Heber – Uninsured agreement
Amended and Restated Letter Agreement – Dogwood 2 South Well Site and Pipeline between Toni and Walter Holtz as grantors and Heber Field Company as Grantee dated February 15, 2006

Amended by Letter Agreement – Additional Pipeline dated September 11, 2007 by grantor and grantee
No documentation provided to determine whether HFC’s construction obligations (identified in the agreement) were satisfied.
Heber uninsured agreements; (GLP 45, Unit Tract 66)	Drillsite Lease Agreement dated December 31, 1980 by Mario Saikhon and Dora Saikhon as Lessors and Chevron U.S.A., Inc. as Lessee and amended March 1, 2004 by Drillsite Lease Amendment.
Document is not reflected as part of the insured parcel covered by the title policy and neither documentation nor a verbal explanation was provided to (1) explain the exclusion of this agreement or (2) extend the term, which has expired.

Heber uninsured agreements; (GLP 30, Unit Tract 54)	Drillsite Lease Agreement; details unknown	Correspondence in file indicates that a separate drillsite lease for this parcel but document was not provided.
Heber uninsured agreements
Pipeline easement dated Sept 1, 1984 between Edward and Mary Johnson, Robert and Phyllis O’Dell, Matthew and Jane La Brucherie, Timothy La Brucherie, and Timothy and Peter LaBrucherie as trustees for Susanne LaBrucherie as Grantor and Chevron Geothermal Company of California as Grantee.

Lease Agreement dated May 13, 1971 between Matthew and Jane La Brucherie and Robert and Phyllis O’Dell as lessor and Union Oil Company of California as Lessee.

Geothermal Lease and Agreement between Charles Corfman as Lessor and Union Oil Company of California as Lessee, dated July 28, 1979.

Lease Agreement dated February 20, 1964 between John and Edith Straub as Lessors and Standard Oil Company of California as Lessee.

Lease Agreement dated March 1, 1985 by Timothy and Mary LaBrucheris as Lessor and Chevron Geothermal Company of California as Lessee.

Disclosed by Settlement Agreement (handmarked to be re Surface Use Claims) executed by Timothy LaBrucherie in connection with Unit Tract 58; Geothermal Lease Tract 34.
Documents are not reflected as part of the insured parcel covered by the title policy and neither documentation nor a verbal explanation was provided to explain the exclusion of this agreement.

Project/ Parcel	Document Description	Description of Incomplete Documentation or Other Issue
Heber (Unit Tracts 10, 11, 11A, 53)
Severance Damages Agreement with Chrisman B. Jackson  and Heber Field Company and other Heber entities dated Oct 6, 2003

Settlement Agreement (handmarked “Surface Use Claims”) between Chrisman B. Jackson, Heber Geothermal Company, Second Imperial Geothermal Company, and Heber Field Company dated October 6, 2003.
No response was provided to inquiry regarding whether John Jackson (apparent co-owner of said parcels) executed similar agreements.
Heber (GLP 47, Unit Tract 70)
Lease Agreement between John W. Bridenbaugh and Helen C. Bridenbaugh, husband and wife as Lessors and Standard Oil Company of California, a corporation as Lessee dated March 7, 1964; Amendment of Lease dated April 19, 1973.
Only short form provided. Copy of amendment not provided.
Heber (GLP 5, Unit Tract 13)	Lease and Agreement between Dorothy Gisler, a widow, Joan C. Hill and Jean C. Browning as Lessors and Union Oil Company of California as Lessee dated June 2, 1971.	Legible copy of document not provided; not all terms can be ascertained.
Heber (GLP 23, Unit Tract 34)	Lease between Bogart and Amelia Connor as Lessors and Standard Oil Company as Lessee dated May 5, 1969.	Only short form provided. Copy of amendment not provided.
Heber (GLP 80, Unit Tract 249)	Lease between Margie Parks as Lessor and Standard Oil Company as Lessee dated May 8, 1969	Legible copy of document not provided; not all terms can be ascertained.
Heber (GLP 88, Unit Tract 311)
Subsurface Geothermal Lease between Elvira Celaya  as Lessor and US Trust Company of California N.A. as trustee under the Trust Agreement dated December 18, 1992 between Aircraft Services Corporation and U.S. Trust Company of California N.A. as Lessee dated November 1, 1991.

Lease between Ernesto and Jeanette Lopez as Lessor and Chevron Geothermal Company of California as Lessee dated August 1, 1988.
Two leases were provided for the same parcel. Only the lease with Elvira Celaya is insured by the Title Policies. No documentation or explanation was provided to clarify the effect of the other lease.

Project/ Parcel	Document Description	Description of Incomplete Documentation or Other Issue
Heber (GLP 28, Unit Tract 52B)	Lease dated May 19, 1987 executed by County of Imperial as Lessor and Chevron Geothermal Company of California as Lessee.	Lease for Unit Tract 52B not provided; only short form provided.
Heber (GLP 34, Unit Tract 58)	Lease and Agreement by Mathew and Jane LaBrucherie and Robert and Phyllis O’Dell as Lessors and Union Oil Company of California as Lessee, as amended.
Legible copy of document not provided; not all terms can be ascertained.
Only Timothy LaBrucherie signed the settlement agreement dated October 6, 2003 related to surface use claims.  Amendments executed simultaneously by other lessor(s) indicate that he was not the only lessor.

Heber (GLP 61, Unit Tract 247)	Lease Agreement between Wertheimer Cattle Company, Inc. as Lessor and Standard Oil Company of California as Lessee dated October 1, 1972, as amended.
The Amendment of Lease Agreement dated August 31, 1977 between El Toro Land and Cattle Co. as Lessor and Chevron U.S.A. as Lessee has not been delivered, only the recorded short form was provided.

Amendment to Geothermal Lease and Agreement, and Amendment to Unit Agreement, each executed by Zachary William Oxman have not been provided.

Heber (GLP 3, Unit Tract 11-A)	Pipeline Easement between John D. Jackson, SR as conservator for the Estate of Alphia Jackson Wallan as Grantor and Chevron Geothermal Company of California as Grantee, dated September 1, 1984	Title references Quitclaim of Lease to Easement recorded in Book 1498 at page 261; title link does not work and document has been requested but not otherwise provided.
Heber (EP 3, Unit Tract 14)	Pipeline Easement between Tom and Eleanor Kurupas as Grantor and Chevron Geothermal Company of California as Grantee, dated September 1, 1984, as amended.	Unrecorded amendment dated September 16, 1985 is identified by title, but no copy of the agreement was provided.
Heber (EP 8, Unit Tract 55)	Pipeline Easement between Matthew and Jane La Brucherie as grantors and Chevron Geothermal Company of California as grantee, dated September 1, 1984, as amended.	Underlying easement was not provided; only short form provided. Unrecorded amendment dated September 20, 1985 is identified by title, but no copy of the agreement was provided.
Heber (EP 10, Unit Tract 62)	Pipeline Easement by Joseph L. Holtz as Grantor and Chevron Geothermal Company of California as Grantee, dated September 1, 1984, as amended.	Unrecorded amendment dated July 25, 1985 is identified by title, but no copy of the agreement was provided.
Heber (EP 20, Unit Tract 244)	Pipeline Easement (Short Form) by Walter J. Holtz and Toni F. Holtz as Grantor and Chevron Geothermal Company of California as Grantee, dated November 19, 1987	Underlying easement was not provided; only short form provided.

Project/ Parcel	Document Description	Description of Incomplete Documentation or Other Issue
Heber (EP 4, Unit Tract 11-A)	Pipeline Easement between John D. Jackson, SR as conservator for the Estate of Alphia Jackson Wallan as Grantor and Chevron Geothermal Company of California as Grantee.
Unrecorded amendments dated August 8, 1985 and August 8, 1986 are identified by title, but no copy of the agreements were provided.
Lease also references July 25, 1985 letter agreement which was not provided.
Title references Quitclaim of Lease to Easement recorded in Book 1498 at page 261; title link does not work and document has been requested but not otherwise provided.

Heber (EP 14, Unit Tract 59)
Easement Agreement between Heber Geothermal Company as Grantor and U.S. Trust Company of California, N.A. in its capacity as owner trustee under that certain trust agreement dated December 18, 1991 between Aircraft Services Corporation and U.S. Trust Company of California as Grantee, dated December 18, 1991
File delivered includes discussion of ground lease and sublease back arrangement; documents not provided. Effect and continued existence of structure remains unclear.
Heber (EP 25 and 26)	Pipeline Easement and Well Pad Agreement dated August 1, 2007 by Carol Beyschlag Love as Trustee for the Beyschlag Real Property Trust as Grantor and Heber Field Company as Grantee.	The underlying agreement not provided; only short form provided.
Heber (EP 29)
Pipeline Easement Agreement dated November 1, 2007 between Chester E. Horton Jr as trustee for the Chester E Horton and Patrice E Horton 1978 Trust dated 8-29-78 as to undivided ½ interest and Douglas W Horton and Kay M Horton Trustees of the Douglas W Horton and Kay M Horton 1997 Inter Vivos Trust dated 8-15-1997 as to undivided ½ interest as lessor and Heber Field Company as Lessee

The underlying agreement not provided; only short form provided.
Heber (EP 30)
Well Pad Easement dated July 19, 2010 between Chester E. Horton Jr as trustee for the Chester E Horton and Patrice E Horton 1978 Trust dated 8-29-78 as to undivided ½ interest and Douglas W Horton and Kay M Horton Trustees of the Douglas W Horton and Kay M Horton 1997 Inter Vivos Trust dated 8-15-1997 as to undivided ½ interest as lessor and Heber Field Company as Lessee.
The underlying agreement not provided; only short form provided.

Project/ Parcel	Document Description	Description of Incomplete Documentation or Other Issue
Heber (EP 31 and 32)
Pipeline Easement and Well Pad Agreement dated October 18, 2007 by James Gordon Ferrell, Trustee of the Ferrell Family Trust, under Declaration of Trust dated May 16, 1989 as Grantor and Heber Field Company as Grantee.
The underlying agreement not provided; only short form provided.
Heber (EP 33)
Pipeline Easement and Well Pad Agreement dated January 20, 2009 by James Gordon Ferrell, Trustee of the Ferrell Family Trust, under Declaration of Trust dated May 16, 1989    as Grantor and Heber Field Company as Grantee.
The underlying agreement not provided; only short form provided.
Heber (EP 34 and 35 (as to Pipeline Easement; Surface Use not insured but affects Unit tract 77))
Pipeline Easement and Well Pad Easement Agreement  between Heber Field Company as Grantee and Bank of America, N.A. and Walter Thomson as Co-Trustees of the Walter J and Holly D Thomson Trust under Agreement dated 1978 as Grantors, dated September 1, 2007.  Short form recorded 2008-13749

Surface Use Lease Agreement between Heber Field Company as Lessee and Bank of America, N.A. and Walter Thomson as Co-Trustees of the Walter J and Holly D Thomson Trust under Agreement dated 1978 as Lessors, dated 9/1/07.  Not recorded.

Well Pad 14 is identified in short form rather than Well Pad 15 as identified in underlying easement.
As to the Surface Use Lease Agreement it overlaps with the rights granted under Pipeline Easement but is inconsistent as to certain material terms.  No explanation or documentation was provided to clarify this discrepancy.

Heber (EP 36)	Well Pad Easement by and between Nowlin Family, LLC and Heber Field Company, dated January 27, 2011	The underlying agreement not provided; only short form provided.
Heber Fee Parcel 5 Unit Tract 80 (HFC)
Deed of Trust dated March 18, 2008, recorded March 24, 2008 as Instrument No. 2008-008051 naming Towncenter Plaza, LLC as trustor, Commonwealth Land Title, as trustee, and Liberty Bankers Life Insurance Company, as beneficiary, as modified by Modification Agreement recorded January 27, 2010 as Instrument No. 2010-002655.  A Notice of Trustee’s Sale was recorded November 28, 2012 as Instrument No. 2012027620
Partial Reconveyance of Deed of Trust was agreed to by the Beneficiary, but the release was not received. The title policy will contain an exception regarding same.

Schedule 3.31(c)

Real Estate Documents (Not Fully Executed)

Project/ Parcel	Document Description	Description
Heber Multiple Parcels
Settlement Agreement dated October 6, 2003 among various fee owners as lessors and Heber Geothermal Company, Second Imperial Geothermal Company, Heber Field Company, and Covanta Energy Corporation as lessees

Fully executed document not provided.
Heber Unit Tract 36, Lease Parcel 25	Lease and Agreement by El Toro Land & Cattle Company as Lessor and Union Oil Company of California as Lessee dated May 13, 1971, as amended.	Fully executed copy of lease and amendment not provided
Heber (GLP 39, Unit Tract 61-1)
Lease Agreement by Helen S. Fugate as Lessor and Standard Oil Company as Lessee dated March 17, 1964, as amended.

Settlement Agreement between Heber Geothermal Company, Second Imperial Geothermal Company, and Heber Field Company, and Rowan Solokowski re surface use, dated October 6, 2003.

Settlement Agreement between Paul Marsh Pitman Jr. as beneficiary of Helen Fugate Trust and Heber Geothermal Company, Second Imperial Geothermal Company, and Heber Field Company, re surface use, dated October 6, 2003

Fully executed copy of settlement agreements not provided (missing signatures for Second Imperial Geothermal Company)

 Schedule 4.3

Governmental Consents and Approvals

[None.]

Schedule 5.3

Fire Marshal Report

[Attached.]